                                                                    EXHIBIT 10.2

                                                                [EXECUTION COPY]


                               CREDIT AGREEMENT
                        PROVIDING FOR THE ISSUANCE OF
                  $300,000,000 SENIOR SECURED NOTES DUE 2008

                                 dated as of

                                April 20, 2001

                                     among

                            VENCOR OPERATING, INC.
              (to be renamed Kindred Healthcare Operating, Inc.)

                                 VENCOR, INC.,
                   (to be renamed Kindred Healthcare, Inc.)

                                      and

                           THE LENDERS PARTY HERETO,

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                 as Collateral Agent and Administrative Agent
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                               TABLE OF CONTENTS

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                                                    ARTICLE 1
                                                   Definitions
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Section 1.01.  Defined Terms.............................................................................     2
Section 1.02.  Accounting Terms and Determinations.......................................................    33
Section 1.03.  Definitions From Disclosure Statement.....................................................    33
Section 1.04.  Other Definitional Provisions.............................................................    33

                                                    ARTICLE 2
                                                    The Notes

Section 2.01.  Issuance of Notes.........................................................................    34
Section 2.02.  Interest Rate; Default Rate...............................................................    34
Section 2.03.  Method of Electing Interest Periods.......................................................    35
Section 2.04.  Administrative Agent and Collateral Agent Fee.............................................    36
Section 2.05.  Final Maturity of Notes...................................................................    36
Section 2.06.  Mandatory Prepayments of Notes............................................................    36
Section 2.07.  Optional Prepayments......................................................................    41
Section 2.08.  General Provision as to Payments..........................................................    41
Section 2.09.  Computation of Interest and Fees..........................................................    42
Section 2.10.  Release of Security Interest in Assets Being Sold.........................................    43
Section 2.11.  Forgiveness of Principal..................................................................    43

                                                    ARTICLE 3
                                                   Conditions

Section 3.01.  Effectiveness of this Agreement; Closing..................................................    44

                                                    ARTICLE 4
                                         Representations and Warranties

Section 4.01.  Corporate Existence and Power.............................................................    47
Section 4.02.  Corporate And Governmental Authorization; No Contravention................................    47
Section 4.03.  Binding Effect............................................................................    48
Section 4.04.  Security Interest.........................................................................    48
Section 4.05.  Financial Information.....................................................................    48
Section 4.06.  Litigation................................................................................    48
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Section 4.07.  Compliance with Erisa....................................................................        49
Section 4.08.  Taxes....................................................................................        49
Section 4.09.  Compliance with Laws.....................................................................        49
Section 4.10.  No Regulatory Restrictions on Borrowing..................................................        49
Section 4.11.  Environmental Matters....................................................................        49
Section 4.12.  Full Disclosure..........................................................................        50
Section 4.13.  Information as to Equity Interest and Instruments........................................        50
Section 4.14.  Representations in Other Financing Documents.............................................        51
Section 4.15.  Margin Stock.............................................................................        51
Section 4.16.  Properties...............................................................................        51
Section 4.17.  Existing Indebtedness....................................................................        51

                                                    ARTICLE 5
                                              Affirmative Covenants

Section 5.01.  Information..............................................................................        52
Section 5.02.  Maintenance Of Property..................................................................        56
Section 5.03.  Insurance................................................................................        56
Section 5.04.  Compliance with Law, Etc.................................................................        56
Section 5.05.  Maintenance of Existence, Rights, Etc....................................................        57
Section 5.06.  Environmental Matters....................................................................        57
Section 5.07.  Designation of Unrestricted Subsidiaries.................................................        57
Section 5.08.  Guarantees by Future Restricted Subsidiaries.............................................        59
Section 5.09.  Future Assets to Be Added to Collateral..................................................        60
Section 5.10   Casualty Events..........................................................................        61
Section 5.11   Ranking..................................................................................        61
Section 5.12   Post-closing.............................................................................        61

                                                    ARTICLE 6
                                               Financial Covenants

Section 6.01.  Fixed Charge Coverage Ratio (EBITDAR)....................................................        63
Section 6.02.  Total Leverage Ratio.....................................................................        63
Section 6.03.  Minimum Consolidated Net Worth...........................................................        64
Section 6.04.  Capital Expenditures.....................................................................        64

                                                    ARTICLE 7
                                                Negative Covenants

Section 7.01.  Limitation on Debt.......................................................................        64
Section 7.02.  Negative Pledge..........................................................................        66
Section 7.03.  Consolidations, Mergers and Asset Sales..................................................        68
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Section 7.04.   Limitations on Transactions with Affiliates....................................................   69
Section 7.05.   Limitation on Restrictions Affecting Subsidiaries..............................................   71
Section 7.06.   Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries..................   72
Section 7.07.   Restricted Payments............................................................................   72
Section 7.08.   Limitations on Acquisitions and Investments....................................................   74
Section 7.09.   No Change of Fiscal Periods....................................................................   75
Section 7.10.   Limitation on Business.........................................................................   75
Section 7.11.   Limitation on Sale and Leaseback Transactions..................................................   76
Section 7.12.   No Modification of Certain Documents Without Consent...........................................   76
Section 7.13.   Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts...................   77
Section 7.14.   Anti-layering..................................................................................   77
Section 7.15.   Payments for Consents..........................................................................   77

                                                       ARTICLE 8
                                                        Defaults

Section 8.01.   Events of Default..............................................................................   77
Section 8.02.   Notice of Default..............................................................................   81
Section 8.03.   Enforcement Notice.............................................................................   81

                                                       ARTICLE 9
                                                       The Agent

Section 9.01.   Appointment and  Authorization.................................................................   82
Section 9.02.   Agents and Affiliates..........................................................................   82
Section 9.03.   Actions by Agents..............................................................................   82
Section 9.04.   Consultation with Experts......................................................................   83
Section 9.05.   Liability of Agents............................................................................   83
Section 9.06.   Indemnification................................................................................   83
Section 9.07.   Credit Decision................................................................................   83
Section 9.08.   Successor Agents...............................................................................   84
Section 9.09.   Collateral Agent...............................................................................   84

                                                       ARTICLE 10
                                                Changes in Circumstances

Section 10.01.  Increased Cost and Reduced Return..............................................................   85
Section 10.02.  Taxes..........................................................................................   86
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                                      iii
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                                                            ARTICLE 11
                                                           Subordination
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Section 11.01.  Agreement to Subordinate...................................................................................     88
Section 11.02.  Liquidation, Dissolution, Bankruptcy.......................................................................     88
Section 11.03.  Default on Senior Obligations..............................................................................     89
Section 11.04.  When Distribution Must Be Paid Over........................................................................     90
Section 11.05.  Subrogation................................................................................................     90
Section 11.06.  Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate...............     90
Section 11.07.  Subordination May Not Be Impaired By Issuer................................................................     90
Section 11.08.  Rights of Administrative Agent.............................................................................     90
Section 11.09.  Distributions and Notices to, and Notices and Consents By,representatives of Holders of Senior Obligations.     91
Section 11.l0.  Administrative Agent Entitled to Rely......................................................................     91
Section 11.11.  Administrative Agent to Effectuate Subordination...........................................................     91
Section 11.12.  Administrative Agent Not Fiduciary for Holders of Senior Obligations.......................................     91
Section 11.13.  Legend on Notes............................................................................................     9l
Section 11.14.  Reliance by Holders of Senior Obligations on Subordination Provisions; No Waiver...........................     92

                                                            ARTICLE 12
                                                          Miscellaneous

Section 12.01.  Notices.................................................................................................        93
Section 12.02.  No Waiver...............................................................................................        93
Section 12.03.  Expenses; Indemnification...............................................................................        93
Section 12.04.  Sharing of Set-offs.....................................................................................        95
Section 12.05.  Amendments and Waivers..................................................................................        96
Section 12.06.  Successors and Assigns..................................................................................        97
Section 12.07.  Margin Stock............................................................................................       100
Section 12.08.  Governing Law; Submission to Jurisdiction...............................................................       100
Section 12.09.  Counterparts; Integration...............................................................................       100
Section 12.10.  Waiver of Jury Trial....................................................................................       101
Section 12.11.  Confidentiality.........................................................................................       101
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                                      iv

                                   SCHEDULES

Initial Lender Schedule

Schedule  1  - Restricted Subsidiaries, Insurance Subsidiaries, Excluded
               Partnerships (as of the Closing Date)

Schedule  2  - Existing Affiliate Agreements

Schedule  3  - Owned Property

Schedule  4  - Initial Master Lease Properties; Other Leased Property; Third
               Party Leases

Schedule  5  - Management Contracts

Schedule  6  - Permitted Investments

Schedule  7  - Local Real Estate Counsel

Schedule  8  - Litigation

Schedule  9  - Existing Debt (as of the Closing Date)

Schedule 10  - Debt not held in Concentration Accounts or Pledged

Schedule 11  - Post-Closing Deliveries

                                   EXHIBITS

Exhibit A   -  Form of Senior Secured Note

Exhibit B   -  Form of Security Agreement

Exhibit C   -  Form of Subsidiary Guaranty Agreement

Exhibit D   -  Form of Vencor Guaranty Agreement

Exhibit E   -  Form of Intercreditor Agreement

Exhibit F-l -  Form of Opinion of the General Counsel of Vencor and the Issuer

Exhibit F-2 -  Form of Opinion of the Vice President of Corporate Legal Affairs
               of Vencor and the Issuer

Exhibit G   -  Form of Opinion of Cleary, Gottlieb, Steen & Hamilton, Special
               Counsel for Vencor and the Issuer

Exhibit H   -  Form of Opinion of Morris, Nichols, Arsht & Tunnell, Special
               Counsel for Vencor and the Issuer

Exhibit I   -  Form of Opinion of Local Real Estate Counsel

Exhibit J   -  Form of Subordination Provisions

Exhibit K   -  Form of Assignment Agreement

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT is dated as of April 20, 200l and entered into by and among VENCOR OPERATING, INC. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Issuer"), and VENCOR, INC. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor"); THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"); and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as collateral agent and administrative agent for the Lenders.

                                   RECITALS

     WHEREAS, Vencor and the Issuer previously entered into a $1,000,000,000 Credit Agreement dated as of April 29, 1998 (as amended, the "Pre-Petition Senior Credit Agreement") with a group of banks and other financial institutions, in connection with which Bank of America N.A. (previously named Nationsbank N.A.) acts as administrative agent and Morgan Guaranty Trust Company of New York acts as documentation agent and collateral agent, such Agreement providing for the making of loans to and the issuance of letters of credit for the account of the Issuer and the guarantee of the Issuer's obligations by Vencor and certain of Vencor's other subsidiaries;

     WHEREAS, on September 13, 1999, Vencor, the Issuer and certain of Vencor's other subsidiaries (collectively, the "Debtors") filed with the Court (such term and other capitalized terms used in these recitals without definition having the meanings set forth in Sections 1.01 through 1.04 of this Agreement) voluntary petitions for relief under the Bankruptcy Code, such proceedings being jointly administered under Case Nos. 99-03199 (MFW) through 99-03327 (MFW) (the "Chapter 11 Cases");

     WHEREAS, the Debtors have proposed a Plan of Reorganization that provides, inter alia, for the holders of the Senior Debt Claims (i.e., claims arising under the Pre-Petition Senior Credit Agreement) to receive in the aggregate, in partial satisfaction of the Senior Debt Claims, senior secured notes of the Issuer with a stated principal amount of $300,000,000, all as set forth in the Plan of Reorganization; and

     WHEREAS, the Plan of Reorganization contemplates that such indebtedness will be issued pursuant to and governed by a credit agreement and related documentation:

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                  Definitions

     Section 1.01. Defined Terms. The following terms, as used herein, have the following meanings:

     "Acquisition" means (i) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person whereby such Person becomes a Restricted Subsidiary of the Issuer or whereby such Person is merged with and into the Issuer or a Restricted Subsidiary or (ii) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person that constitutes substantially all of the assets of such Person, or any division, line of business, Healthcare Facility or other business unit of such Person; when used in relation to Vencor, "Acquisition" has a comparable meaning except that references to the Issuer shall be read as Vencor and Vencor may, unless otherwise prohibited hereunder, make Acquisitions involving any Vencor Unrestricted Subsidiary.

     "Account Control Agreement" has the meaning set forth in Section 1 of the Security Agreement.

     "Actual Purchase Price" has the meaning set forth in Section 2.06(b)(iii).

     "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, adjusted to exclude therefrom, without duplication, (i) gains or losses from Asset Sales net of related tax effects and (ii) any net income (or loss) of any Person (other than a Restricted Subsidiary) in which the Issuer or any Restricted Subsidiary has an ownership interest, except that such Person's net income shall not be excluded if (and to the extent that) such Person pays dividends or distributions in cash to the Issuer or any of its Restricted Subsidiaries during such period.

     "Administrative Agent" means Morgan, in its capacity as administrative agent for the Lenders under the Financing Documents, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Lender and submitted to the Administrative Agent (with a copy to the Issuer).

     "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with the Issuer. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that Ventas and Vencor may have many stockholders in common will not be deemed to constitute "common control" for purposes of this definition unless stockholders possessing, directly or indirectly, the power to vote more than 10% of Vencor's outstanding common stock and more than 10% of Ventas' outstanding common stock attempt to influence Vencor's management or policies in a manner which is, or could reasonably be expected to be, favorable to any Ventas Company. Notwithstanding anything to the contrary in this definition, no individual shall be deemed an Affiliate of any Person solely by reason of his or her being an employee, officer or director of such Person.

     "Agents" means the Collateral Agent and the Administrative Agent.

     "Agreement" means this Credit Agreement dated as of April 20, 2001, as it may hereafter be amended, supplemented or otherwise modified from time to time.

     "Annualized Basis" means that, when a provision hereof provides that Consolidated EBITDAR, Consolidated Interest Expense, Consolidated Rental Expense or Consolidated EBITDA is to be calculated as of a date (the "relevant date") prior to the end of the fourth full Fiscal Quarter following the Closing Date for a period of four consecutive Fiscal Quarters ending on the relevant date,
(i) Consolidated EBITDAR, Consolidated Interest Expense, Consolidated Rental Expense or Consolidated EBITDA, as the case may be, shall be calculated for the period from the end of the month in which the Closing Date occurs to the relevant date (a "short period") and (ii) the amount so calculated shall be multiplied by a fraction of which the numerator is 12 and the denominator is the number of whole calendar months in such short period.

     "Applicable Laws" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of courts and arbitrators.

     "Asset Sale" means any sale, lease or other transfer (including any such transaction effected by way of merger or consolidation) of any asset by the Issuer or any Restricted Subsidiary, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding
(i) any sale of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) any transfer of assets by the Issuer to any Restricted Subsidiary or by any Restricted Subsidiary to the Issuer or another Restricted Subsidiary, (iii) any transfer of assets or related series of transfers of assets involving cash proceeds of less than $350,000 and (iv) with respect to a lease of any property (including any Master Lease Property), surrender to or repossession by the lessor of such property, or the termination of the lease relating to such property by the lessor; provided that, in the case of any event referred to in clause (iv), any cash proceeds received by the Issuer and its Restricted Subsidiaries in excess of $350,000 in connection with such event shall be deposited in a Collateral Account and applied as set forth in Section 2.06(a).

     "Assignee" has the meaning set forth in Section 12.06(c).

     "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit K annexed hereto.

     "Atria" means Atria Communities, Inc., a Delaware corporation, and its successors.

     "Atria Shares" means all shares of common stock of Atria owned directly or indirectly by the Issuer or any Restricted Subsidiary.

     "Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "BHC Shares" means all shares of common and preferred stock of Behavioral Healthcare Corporation, a Delaware Corporation, owned directly or indirectly by the Issuer or any Restricted Subsidiary.

     "Board of Directors" of a Person means the board or directors or comparable governing body of such Person, or any committee thereof duly authorized to act on its behalf.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

     "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP. "Capital Lease Obligation" means the rental obligation under any Capital Lease.

     "Casualty Event" means (i) any Condemnation Event with respect to any property owned by or leased to the Issuer or any Restricted Subsidiary or (ii) any damage to, or destruction of, any property owned by or leased to the Issuer or any Restricted Subsidiary.

     "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by the Issuer, any Restricted Subsidiary or the Collateral Agent by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event and (ii) with respect to any other Casualty Event, all insurance proceeds or payments (excluding payments with respect to business interruption) which the Issuer, any Restricted Subsidiary or the Collateral Agent receives by reason of such other Casualty Event, less, in either case, unreimbursed expenses or losses related to the Casualty Event, including any payment with respect to taxes actually paid or to become payable by the Issuer and its Restricted Subsidiaries (as reasonably estimated by a Financial Officer) in respect of such Casualty Event.

     "Chapter 11 Cases" has the meaning set forth in the Whereas clauses.

     "Closing" means the closing hereunder on the Closing Date.

     "Closing Date" means the date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied or waived.

     "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or purportedly created pursuant to the Collateral Documents.

     "Collateral Accounts" has the meaning set forth in Section 1 of the Security Agreement.

     "Collateral Agent" means Morgan, in its capacity as collateral agent for the holders of the Secured Obligations under the Financing Documents, and its successors in such capacity.

     "Collateral Documents" means the Security Agreement, the Security Agreement Supplements, the Mortgages, any Account Control Agreement and all other supplemental or additional security agreements, mortgages or similar instruments (other than any UCC financing statements) delivered pursuant hereto or thereto.

     "Concentration Accounts" has the meaning set forth in Section 6(a) of the Security Agreement.

     "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

     "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of the Issuer and its Restricted Subsidiaries for such period, as the same are or would be reflected in a consolidated statement of cash flows of the Issuer and its Restricted Subsidiaries for such period; provided that the amount paid by the Issuer or any Restricted Subsidiary for any Acquisition and any amount of Reinvestable Proceeds applied pursuant to clauses (A)(3) or (A)(4) of Section 2.06(a) shall not be included in the calculation of the amount of Consolidated Capital Expenditures.

     "Consolidated Debt for Borrowed Money" means at any date the sum, without duplication, of (x) the aggregate amount of Debt of the types described in clauses (i), (ii) and (iv) of the definition of "Debt" which is Debt of the Issuer and its Restricted Subsidiaries, (y) the aggregate amount of Debt of the type described in clause (vi) of the definition of "Debt" which is non-contingent Debt of the Issuer and its Restricted Subsidiaries and (z) the aggregate amount of Guarantees by the Issuer and its Restricted Subsidiaries with respect to Debt of others of the types described in clauses (i), (ii) and
(iv) of the definition of Debt and non-contingent Debt of others of the type described in clause (vi) of the definition of Debt, all determined on a consolidated basis as of such date after excluding accrued interest for the then current period not yet due and payable.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent deducted in determining Adjusted Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, the sum of (i) Consolidated Rental Expense and (ii) non-cash compensation expense and minus (iii) any cash paid during such period in respect of non-cash compensation expense accrued during any prior period; provided that
(x) Consolidated EBITDAR shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item, (C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP, and (y) if any Restricted Subsidiary of the Issuer is subject to a limitation (other than pursuant to the terms of the Financing Documents or the Exit Facility Financing Documents) in any period binding on such Restricted Subsidiary which limits such Restricted Subsidiary's ability to pay dividends or make other distributions or pay any Debt owed to the Issuer or any other Restricted Subsidiary, or to make loans or advances to the Issuer or any other Restricted Subsidiary or to create incur, assume or suffer to exist any Lien upon any of its property, assets or revenues to secure the obligations of the Issuer or any other Restricted Subsidiary under any Financing Document, Consolidated EBITDAR for such period shall be adjusted to exclude any portion thereof that is attributable to such Restricted Subsidiary and that, as a result of such limitation, it would be prohibited from paying, directly or indirectly, to the Issuer or any other Restricted Subsidiary at the end of such period.

     "Consolidated Interest Expense" means, for any period, the interest expense of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Interest Expense shall not (i) include interest capitalized in accordance with GAAP or (ii) be reduced by any interest income.

     "Consolidated Net Income" means, for any period, the net income of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Issuer and its Restricted Subsidiaries determined as of such date.

     "Consolidated Rental Expense" means, for any period, the total rental expense for operating leases of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Rental Expense shall not be reduced by any rental income.

     "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Issuer.

     "Cornerstone" means Cornerstone Insurance Company, a Cayman Islands corporation.

     "Court" means the United States Bankruptcy Court for the District of Delaware.

     "Credit Parties" means the Issuer and the Guarantors, collectively.

     "Custodian" means Wells Fargo Bank Minnesota, N.A., which shall hold any
Note issued to in on the Effective Date as custodian on behalf of holders of Senior Debt Claims in accordance with and subject to the terms of the Plan of Reorganization until such holders become Lenders pursuant to Section 12.06.

     "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or non-contingent) to reimburse any Lender or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all obligations secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Guarantees by such Person of obligations of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's obligations Guaranteed thereby); provided that neither (a) trade accounts payable nor (b) amounts owed to patients or residents arising in the ordinary course of business nor (c) obligations arising in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) nor (d) guarantees of any obligation of the Issuer or a Restricted Subsidiary pursuant to an operating lease shall constitute Debt.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means on any day the rate of interest that would be payable on the Loans on such day pursuant to Section 2.02(b).

     "Designated Equity Proceeds" has the meaning specified in Section 2.06(b).

     "DIP Facility" means the Debtor-In-Possession Credit Agreement dated as of September 13, 1999, as amended through the Closing Date, among certain of the Credit Parties and the lenders and agents named therein.

     "Disclosure Statement" means the Vencor Companies' Fourth Amended Disclosure Statement dated December 14, 2000 filed with the Court.

     "Disclosure Statement Hearing" means the hearing held by the Court on December 14, 2000 at which the Disclosure Statement was approved.

     "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are (a) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity Date for consideration other than Qualified Equity Interests or (b) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt.

     "dollars" or "$" means United States dollars or such other coin or currency as shall be legal tender for the payment of public or private debt in the United States.

     "Eastern Time" means local time in the Eastern time zone of the United States.

     "EBITDA" means, when used with respect to any Healthcare Facility for any period, the net income attributable to the operations of such Healthcare Facility during such period, plus, to the extent deducted in determining such net income, the sum of (i) interest expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "EBITDAR" means, when used with respect to any Healthcare Facility for any period, the net income attributable to the operations of such Healthcare Facility during such period, plus, to the extent deducted in determining such net income, the sum of (i) interest expense, (ii) income tax expense, (iii) rental expense and (iv) depreciation, amortization and other similar non-cash charges; provided that EBITDAR shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item, (C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP, as such amounts relate to such Healthcare Facility for such period.

     "Eligible Assignee" means any Person which is either (i) (a) a commercial bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof having unimpaired capital and surplus of not less than $500,000,000; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; or (d) an "accredited investor" (as defined in

Regulation D under the Securities Act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies and having unimpaired capital and surplus of not less than $100,000,000; or (ii) a Lender or an Affiliate of a Lender; provided that no Vencor Company, no Ventas Company and no Affiliate of any of them shall be an Eligible Assignee; and provided further that Eligible Assignee shall mean and include any other Person designated as such pursuant to the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

     "Encumbrance Letter" means Vencor's letter dated the date hereof addressed to Morgan, as Collateral Agent and Exit Facility Collateral Agent, and First American Title Insurance Company.

     "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

    "Enforcement Notice" means a notice delivered by the Administrative Agent to the Collateral Agent pursuant to Section 8.03 directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

    "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

    "Environmental Liabilities" means any and all liabilities of or relating to the Issuer or any of the Guarantors (including any entity which is, in whole or in part, a predecessor of the Issuer or any of the Guarantors), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

     "Equity Issuance" means any issuance or sale by Vencor of any Equity Interest in Vencor other than (i) Equity Interests issued to or otherwise acquired by directors, officers and employees of Vencor or any of its Subsidiaries pursuant to stock option, restricted stock and similar compensation plans approved by the Board of Directors of Vencor or (ii) Equity Interests issued as contemplated by the Plan of Reorganization (including without limitation common stock of Vencor issued upon the exercise of New Warrants).

     "Equity Receipt Date" has the meaning set forth in Section 2.06(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Vencor Companies and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Vencor Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Escrow Agreement" means the Escrow Agreement dated as of the date hereof among the Issuer, Vencor, the Collateral Agent and First American Title Insurance Company, as escrow agent, as in effect on the date hereof.

     "Euro-Dollar Business Day" means any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Margin" means a per annum rate equal to 4.50%.

     "Event of Default" means any event defined as an "Event of Default" in
Section 8.01.

     "Excluded Partnership" means each of the general and limited partnerships and each of the limited liability companies identified on Schedule 1 hereto as an Excluded Partnership; provided that any such partnership or limited liability company shall cease to be an Excluded Partnership at such time as (i) the grant of a security interest in the partnership interests or limited liability company interests thereof and a guaranty of the Obligations by such entity shall no longer constitute a material violation of a valid and enforceable restriction in favor of a third party or
(ii) the required consents to such grant and such guaranty shall have been obtained.

     "Excluded PIP Repayments" means any optional repayment of the principal of the PIP Claim that are (a) directly funded with the Net Cash Proceeds of an Asset Sale or Equity Issuance or a payment out of the original amount deposited and held in escrow under the Tax Refund Escrow Agreement or (b) made at a time when the aggregate cash balances of the Issuer and its Restricted Subsidiaries as of the last Business Day of the most recently ended month exceed $100,000,000 (as reflected in the Issuer's consolidated balance sheet as at the end of such month and consistent with the Issuer's historical cash management practices).

     "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act) of the Issuer.

     "Existing Affiliate Agreements" means the agreements listed in Schedule 2 hereto.

     "Exit Facility" means the $120,000,000 Credit Agreement dated as of the date hereof among Vencor, the Issuer and the financial institutions party thereto, under which Morgan (or its successors or assigns in such capacity) acts as administrative agent and collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, together with all replacements, refinancings, refundings and renewals thereof from time to time; provided that (i) the principal amount of the Exit Facility shall not at any time exceed $120,000,000 less any amounts up to an aggregate of $45,000,000 by which the commitments under the Exit Facility have been permanently reduced; provided further that the principal amount of the Exit Facility as refinanced, refunded or renewed may be increased to the aggregate amount of the commitments under the Exit Facility immediately prior to such refinancing, refunding or renewal, regardless of the amount outstanding under the Exit Facility at such time and (ii) there shall at any time be only a single credit facility to which the Issuer is a party which constitutes the "Exit Facility".

     "Exit Facility Agent" means at any time the Person acting as the administrative agent under the Exit Facility then in effect.

     "Exit Facility Collateral Account" means a collateral account maintained by the Exit Facility Collateral Agent pursuant to the Exit Facility.

     "Exit Facility Collateral Agent" means at any time the Person acting as the collateral agent under the Exit Facility then in effect.

     "Exit Facility Financing Documents" means, collectively, the "Financing Documents" as such term is defined in the Exit Facility, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time, together with all replacements thereof.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest l/l00th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Mortgages" means fee mortgages substantially in the form of Exhibit G to the Security Agreement relating to (i) the Owned Properties and (ii) any other real property owned in fee by the Issuer or any Guarantor which is required to be so encumbered to secure the Obligations pursuant to Section 5.09.

     "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to the Issuer or one or more of the Guarantors, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding (i) trade accounts payable arising in the ordinary course of business and (ii) Debt under this Agreement.

     "Financial Officer" means the principal financial officer, principal accounting officer or treasurer of the Issuer.

     "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Guaranty Agreements and the Collateral Documents.

     "Fiscal Quarter" means a fiscal quarter of the Issuer or of Vencor, as the context may require.

    "Fiscal Year" means a fiscal year of the Issuer or of Vencor, as the context may require.

    "Fixed Charge Coverage Ratio (EBITDA)" means, on any date (the "transaction date"), the ratio of (x) Consolidated EBlTDA for the four consecutive Fiscal Quarters ended immediately prior to the transaction date (the "reference period") to (y) Consolidated Interest Expense for the reference period; provided that, at any transaction date prior to the end of the fourth full Fiscal Quarter following the Closing Date, the foregoing amounts shall be determined as of the end of the then most recently ended Fiscal Quarter on an Annualized Basis. In making the foregoing calculation,

          (a) pro forma effect will be given to any Debt incurred during or after the reference period to the extent the Debt is outstanding or is to be incurred on the transaction date as if the Debt had been incurred on the first day of the reference period;

          (b) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Interest Rate Agreement applicable to the Debt if the Interest Rate Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

          (c) Consolidated Interest Expense related to any Debt no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under the Exit Facility to the extent of the commitment thereunder in effect on the transaction date, will be excluded;

          (d) pro forma effect will be given to

               (i) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

               (ii) the acquisition or disposition of companies, divisions or lines of businesses by the Issuer and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

               (iii) the discontinuation of any discontinued operations, that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

         "Forgiveness Amount", as of any date prior to the Interest Commencement Date then in effect upon which:

               (a) the principal amount of the Loans is being repaid in full (the "Final Prepayment Date"), whether at the option of the Issuer, mandatorily or upon acceleration, means a portion of the then outstanding principal amount of the Loans determined as follows: (i) determine the aggregate amount of interest that would have accrued on the principal amount of the Loans outstanding from time to time during the period beginning on the Closing Date and ending on the Final Prepayment Date, at the rate of interest determined pursuant to clause
         (a) of the definition of Number of Deferral Days; and (ii) subtract from $15,900,000 the sum of (A) the amount determined pursuant to clause (i) and (B) the aggregate Forgiveness Amounts, if any, determined for any preceding Partial Prepayment Dates, which resulting amount shall be the Forgiveness Amount; and

               (b) the principal amount of the Loans is being repaid in part (a "Partial Prepayment Date"), whether at the option of the Issuer, mandatorily or upon acceleration, means a portion of the then outstanding principal amount of the Loans determined as follows: (i) determine the aggregate amount of interest that would have accrued to such Partial Prepayment Date and would accrue from such Partial Payment Date to the Interest Commencement Date (as re-set pursuant to the proviso in the definition of Number of Deferral Days on account of such partial prepayment) on the principal amount of the Loans outstanding from time to time during the period beginning on the Closing Date through the Interest Commencement Date (taking into account the principal amount of the Loans proposed be repaid on such Partial Prepayment Date (the "Proposed Prepayment") and the aggregate Forgiveness Amounts, if any, determined for any preceding Partial Prepayment Dates, but otherwise assuming for this purpose no further prepayments or forgiveness of principal prior to such Interest Commencement
Date), at the rate of interest determined pursuant to clause (a) of the definition of Number of Deferral Days; (ii) add (A) the amount determined pursuant to clause (i) and (B) the aggregate Forgiveness Amounts, if any, determined for any preceding Partial Prepayment Dates; (iii) if the amount determined pursuant to clause (ii) is equal to or greater than $15,900,000, the applicable Forgiveness Amount shall be zero; and (iv) if the amount determined pursuant to clause (ii) is less than $15,900,000, then the applicable Forgiveness Amount shall be such amount which, when subtracted from the principal amount of the Loans that would be outstanding after giving effect to the Proposed Prepayment, would result in a pro forma calculation pursuant to clauses (i) and (ii) in which the pro forma Forgiveness Amount is zero pursuant to clause (iii).

     "Free Cash Flow" means, for any period, the sum (without duplication) of
(i) Consolidated EBITDA for such period minus (ii) Consolidated Capital Expenditures for such period minus (iii) the cash consideration paid to make any Acquisition during such period (excluding cash paid by the application of Reinvestable Proceeds pursuant to clause (A)(4) of Section 2.06(a) or by the application of amounts transferred to the Issuer pursuant to Section 2.06(b)) minus (iv) cash interest payable by the Issuer and its Restricted Subsidiaries with respect to such period minus (v) the amount of cash income taxes payable by the Issuer and its Restricted Subsidiaries with respect to such period and minus
(vi) the aggregate principal amount of Debt repaid by the Issuer and its Restricted Subsidiaries during such period, excluding (1) repayments of loans under the Exit Facility to the extent the commitments thereunder would permit the amount repaid to be reborrowed and (2) Excluded PIP Repayments; provided that the deduction for Consolidated Capital Expenditures for the first, second and third Fiscal Quarters of a Fiscal Year will be the greater of (x) one-quarter, one-half and three-quarters, as the case may be, of the actual budgeted amount of Consolidated Capital Expenditure for such Fiscal Year (such budgeted amount not to exceed the amount set forth in Section 6.04 opposite such Fiscal
Year) and (x) the actual Consolidated Capital Expenditures for such Fiscal Quarter.

     "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes concurred in by the Issuer's independent public accountants) with the Most Recent Audited Financial Statements.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

     "Guarantors" means Vencor and the Subsidiary Guarantors.

     "Guaranty Agreements" means the Vencor Guaranty Agreement and the Subsidiary Guaranty Agreements.

     "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

     "Healthcare Facility" means (i) a hospital, outpatient clinic, nursing center, assisted or independent living community, long-term care facility or any other facility that is used or useful in the provision of healthcare or custodial care services, (ii) any healthcare business affiliated or associated with a Healthcare Facility (as defined in clause (i)) or (iii) any business related or ancillary to the provision of healthcare services or the operation of a Healthcare Facility (as defined in clause (i)) including, but not limited to, contract therapy services, as well as hospice and home care services.

     "Indemnitee" has the meaning set forth in Section 12.03(b).

     "Initial Lender Schedule" means the Initial Lender Schedule attached hereto.

     "Initial Master Lease Properties" means the Healthcare Facilities identified as the "Initial Master Lease Properties" on Schedule 4 hereto.

     "Insurance Subsidiary" means any insurance company that becomes a Subsidiary of the Issuer on or after the Closing Date.

     "Intercreditor Agreement" means a Subordination and Intercreditor Agreement among the Issuer, Vencor, the Collateral Agent and the Exit Facility Collateral Agent, substantially in the form of Exhibit E hereto.

     "Interest Commencement Date" means the earlier of (a) the date that is the Number of Deferral Days after the Closing Date and (b) the date, if ever, upon which an Event of Default described in Section 8.01(n) involving the Issuer or Vencor occurs.

     "Interest Period" means with respect to each Loan, a period commencing on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Issuer may elect in the applicable notice; provided that:

          (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this proviso, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period that would otherwise end after the Stated Maturity Date shall end on the Stated Maturity Date.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Issuer or any of its Restricted Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

    "Issuer" has the meaning set forth in the introduction to this Agreement.

    "Kingfish Transaction" means the proposed sale by Vencor and certain of its Subsidiaries of the Kingfish Properties (as defined in the motion for entry of an order filed by Vencor and certain of its Subsidiaries with the Court on November 10, 1999 (the "Kingfish Motion"), as the same may be amended from time to time so long as the motion as so amended shall not reflect any change from the Kingfish Motion that, in the reasonable judgment of the Required Lenders, is adverse in any material respect to the Issuer or any Guarantor or to the Lenders) (i) in accordance with the order of the Court approving such sale or
(ii) at any time on or after the Effective Date, substantially in accordance with the memorandum describing such sale delivered to the Administrative Agent on or prior to the date hereof.

    "Leasehold Mortgages" means leasehold mortgages, substantially in the form of Exhibit F to the Security Agreement, relating to (i) the Initial Master Lease Properties and the Other Leased Properties and (ii) leases of any other real properties leased by the Issuer or any Guarantor which are required to be so encumbered to secure the Obligations pursuant to Section 5.09.

    "Lender" means initially the Custodian and, thereafter, each holder of Senior Debt Claims and each Assignee which becomes a "Lender" for purposes hereof pursuant to Section 12.06, and their respective successors.

    "Lender Parties" means the Lenders and the Agents.

    "Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Issuer and the Administrative Agent.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement (other than a right of set-off, recoupment, counterclaim or similar right) the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For purposes of this Agreement, the Issuer and any Guarantor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

    "Lien Grantor" means the Issuer or a Guarantor that grants a Lien on any of its property pursuant to the Collateral Documents.

    "Loans" means the aggregate principal amount of the indebtedness of the Issuer evidenced by the Notes.

    "Management Contracts" means the management contracts pursuant to which the Issuer and the Guarantors manage Healthcare Facilities as set forth in Schedule 5 hereto.

    "Margin Stock" has the meaning set forth in Regulation U.

    "Master Lease Agreements" means the Amended Ventas Leases and any lease agreements pursuant to which one or more Master Lease Leased Properties (as defined in the Amended Ventas Leases) are leased, whether under an Amended Ventas Lease or other leases pursuant to the terms of such Amended Ventas Leases, in each case, as amended from time to time after the Closing Date in accordance with the terms thereof.

    "Master Lease Property" means (i) the Initial Master Lease Properties and
(ii) any properties added after the Closing Date to the properties leased under a Master Lease Agreement.

    "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, performance or properties of (A) prior to the Closing Date, Vencor and its Subsidiaries and
(B) on and after the Closing Date, the Issuer and its Restricted Subsidiaries, in each case, taken as a whole, since September 30, 2000, (ii) the validity, binding effect or enforceability of any Financing Document, (iii) the validity, perfection or priority of the Liens on any material part of the Collateral created or purportedly created under the Collateral Documents or (iv) the ability of the Issuer or Vencor, or the ability of the Restricted Subsidiaries taken as a whole, to perform their respective obligations under any Financing Document; provided that a Material Adverse Effect shall not be deemed to have occurred solely on account of (a) any events, occurrences and circumstances set forth in the Disclosure Statement, (b) the commencement or continuation of the Chapter 11 Cases and (c) the termination of the lease of one or more Healthcare Facilities under a Master Lease Agreement, or the surrender or repossession of one or more Healthcare Facilities leased thereunder, prior to the scheduled termination thereof (the Fiscal Quarter in which such termination, surrender or repossession occurs, the "Current Fiscal Quarter"), unless the EBITDAR attributable to all Healthcare Facilities then being terminated, surrendered or repossessed (other than in respect of any voluntary termination of a lease of a Healthcare Facility at a time when no Event of Default (as defined in the Master Lease Agreement) exists thereunder or is reasonably likely to occur or any termination of a lease of a Healthcare Facility pursuant to a purchase option exercised in accordance with the terms thereof), and the EBITDAR attributable to all Healthcare

Facilities with respect to which such a termination, surrender or repossession occurred during the Current Fiscal Quarter and the most recently ended period of four consecutive Fiscal Quarters exceed, in the aggregate, 5% of Consolidated EBITDAR during such period of four consecutive Fiscal Quarters (the foregoing amounts to be calculated in accordance with Section 8.01(h)).

     "Material Debt" means Debt (other than Debt arising under this Agreement) of the Issuer or one or more of the Guarantors, arising in one or more related or unrelated transactions, in an aggregate outstanding amount (excluding accrued interest) of $5,000,000 or more.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Material Real Property" means (i) any real property with a fair market value exceeding, in the case of real property relating to a Healthcare Facility that is a hospital, $6,000,000, or in the case of any other real property, $3,000,000, in either case, which is acquired by the Issuer or a Guarantor after the Closing Date and not sold to a Person (other than the Issuer or a Guarantor) within 90 days after such acquisition or (ii) any real property leased to the Issuer or a Guarantor for the first time after the Closing Date if the projected EBITDA (as reasonably estimated by a Financial Officer) for the Healthcare Facility to which such lease relates for the twelve months following the date on which a leasehold report is delivered to the Administrative Agent pursuant to
Section 5.09(c) is equal to or exceeds $l,000,000 with respect to any leased Healthcare Facility that is a hospital and $500,000 with respect to any other leased Healthcare Facility.

     "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396 et seq.) and any statutes succeeding thereto.

     "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid, (ii) all applicable provisions of all federal rules, regulations, manuals and orders all of Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above, (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above, and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended or supplemented.

     "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1995 et seq.) and any statutes succeeding thereto.

     "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), Health Care Finance Administration, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended or supplemented.

     "Minority-Owned Affiliate" means any Person (other than a Restricted Subsidiary) in which (i) the Issuer and its Restricted Subsidiaries own 10% or more of any class of capital stock or other Equity Interests or (ii) the Issuer or any Restricted Subsidiary is a general partner.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan" means Morgan Guaranty Trust Company of New York and its successors and assigns.

     "Mortgages" means the Leasehold Mortgages and Fee Mortgages, collectively.

     "Most Recent Audited Financial Statements" means (i) at any time before audited consolidated financial statements of the Issuer and its Restricted Subsidiaries have been delivered pursuant to Section 5.01(a), the audited consolidated financial statements of Vencor and its Consolidated Subsidiaries as of December 31, 2000 and (ii) at any time after audited consolidated financial statements of the Issuer and its Restricted Subsidiaries have been delivered pursuant to Section 5.01 (a), the most recent audited consolidated financial statements of the Issuer and its Restricted Subsidiaries so delivered.

     "Most Recent Financial Statements" means (i) at any time before consolidated financial statements of the Issuer and its Restricted Subsidiaries (whether audited or unaudited) have been delivered pursuant to Section 5.01(a) or

Section 5.01(b), the audited consolidated financial statements of Vencor and its Consolidated Subsidiaries as of December 31, 2000, and upon delivery pursuant to
Section 5.01(a), the consolidated financial statements of Vencor and its Consolidated Subsidiaries as of March 31, 2001 and (ii) at any time after consolidated financial statements of the Issuer and its Restricted Subsidiaries have been delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent consolidated financial statements of the Issuer and its Restricted Subsidiaries so delivered.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Cash Proceeds" means, with respect to any Asset Sale (other than the Kingfish Transaction) or Equity Issuance, an amount equal to the cash proceeds received by the Issuer and its Restricted Subsidiaries in respect of such Asset Sale or by Vencor in respect of such Equity Issuance (including any cash proceeds received as income or other cash proceeds of any noncash proceeds of such Asset Sale), less:

     (i) any expenses reasonably incurred by the Issuer and its Restricted Subsidiaries in respect of such Asset Sale or by Vencor in respect of such Equity Issuance (including reasonable attorneys' fees and expenses); and

     (ii) in the case of any Asset Sale, (x) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (y) any payment with respect to taxes actually paid or to become payable by the Issuer and its Restricted Subsidiaries (as reasonably estimated by a Financial Officer) in respect of such Asset Sale.

     "Non-Recourse Debt" means Debt as to which (i) neither the Issuer nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Issuer or any Restricted Subsidiary.

     "Note" means a senior secured promissory note of the Issuer payable to a Lender pursuant to the terms of this Agreement and substantially in the form of Exhibit A hereto. "Notes" means any or all of such promissory notes, as the context may require.

     "Notice of Interest Rate Election" has the meaning set forth in Section
2.03.

     "Number of Deferral Days" means a number of days determined as follows: (a) determine the rate of interest that would be applicable to the Loans in accordance with Section 2.02(a) (but for the proviso in the first paragraph of such Section) for an initial Interest Period of six months beginning on the Closing Date; (b) calculate the amount of interest that would accrue per day on the initial principal amount of the Loans beginning with the Closing Date at the rate of interest determined pursuant to clause (a); and (c) divide $15,900,000 by the amount of interest per day determined pursuant to clause (b), rounding the quotient to the next highest whole number, which number shall be the Number of Deferral Days, provided that if the principal amount of the Loans is repaid in part (other than after an Event of Default described in Section 8.01(n) involving the Issuer or Vencor has occurred), whether at the option of the Issuer, mandatorily or upon acceleration, on a date prior to the Interest Commencement Date then in effect (it being understood that successive repayments of the principal of the Loans will result in successive re-determinations of the Number of Deferral Days and re-settings of the Interest Commencement Date), whether at the option of the Issuer, mandatorily or upon acceleration, the Number of Deferral Days shall be re-determined using the amount of interest that would accrue after such date on the reduced principal amount of the Loans so that the Number of Deferral Days reflects an aggregate amount of interest that would have accrued after the Closing Date equal to $15,900,000, provided further that no re-set Interest Commencement Date may be later than the Stated Maturity Date.

     "Obligations" means all obligations of every nature of the Issuer or any Guarantor under the Financing Documents, including, without limitation, any liability of the Issuer on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Issuer and a Guarantor under the Financing Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Issuer or such Guarantor under any Financing Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of the Issuer or such Guarantor in accordance with the terms of any Financing Document.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement.

     "Other Leased Properties" means the Healthcare Facilities identified as the "Other Leased Properties" on Schedule 4 hereto.

     "Owned Properties" means each of the Healthcare Facilities identified as the "Owned Properties" on Schedule 3 hereto.

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 12.06(b).

     "Payment Blockage Period" has the meaning set forth in Section 11.03(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means, with respect to any property (including any leasehold interest) owned by the Issuer or any Restricted Subsidiary:

     (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary in accordance with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmens, repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary in accordance with GAAP;

     (c) Liens arising in the ordinary course of business and consistent with past practice in connection with deposits with trade creditors, landlords, bonding companies and other similar deposits;

     (d) Liens arising in the ordinary course of business in connection with the Issuer's cash management system; provided that the aggregate principal amount of Debt secured by this clause (d) shall not at any time exceed $10,000,000;

     (e) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under Section 8.01(k);

     (f) other Liens or title defects in respect of real property (including matters which an accurate survey might disclose and exceptions to title set forth in title insurance with respect to the Mortgages) which (A) do not secure Debt and (B) do not materially detract from the value of such property or materially impair the use thereof by the Issuer or such Restricted Subsidiary in the operation of its business; and

     (g) other Liens and other title defects listed on the schedule to the Encumbrance Letter; provided that such Liens and title defects are paid, discharged, removed or reserved against in accordance with the provisions of, and within the time periods (if any) specified in, the Encumbrance Letter.

     "Permitted Intercompany Debt" means Debt of the Issuer or any Restricted Subsidiary owed to the Issuer or any Wholly Owned Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or any Wholly Owned Restricted Subsidiary; provided that such Debt is either evidenced by a promissory note (which note shall be subordinated to the Obligations in a manner reasonably satisfactory to the Collateral Agent) or maintained in the form of open account balances in which, in either case, the Collateral Agent has a perfected security interest under the Security Agreement at all times until such security interest is released pursuant to Section 18 thereof.

     "Permitted Investment" means:

     (a) Investments existing on the Closing Date and set forth in Schedule 6 hereto;

     (b) Temporary Cash Investments;

     (c) any Investment in a then-existing Restricted Subsidiary;

     (d) payroll, travel and other advances to directors, officers and employees, in each case in the ordinary course of business, not in excess of $1,000,000 outstanding at any time; provided that taxes payable in connection with the issuance of Equity Interests of Vencor in the ordinary course of business to such directors, officers and employees shall be excluded from the calculation of the amount of Investments outstanding under this clause (d) so long as such taxes are not owing for more than 30 days;

     (e) working capital loans to, and other Investments in, Minority-Owned Affiliates and any other Investment in any Person engaged in any business related to or ancillary to the provision of healthcare services or the operation of a Healthcare Facility (as defined in clause (i) of the definition of "Healthcare Facility"), so long as the aggregate amount of all Investments made after the Closing Date pursuant to this clause (e) outstanding at any time during each of the periods referred to below shall not exceed the amount set forth opposite such period:

--------------------------------------------------------------------------------
                      Period                                         Amount
--------------------------------------------------------------------------------
Closing Date to but excluding first anniversary thereof:         $1,000,000
--------------------------------------------------------------------------------
First anniversary of Closing Date to but excluding second        $2,000,000
anniversary thereof:
--------------------------------------------------------------------------------
Second anniversary of Closing Date to but excluding third        $3,000,000
anniversary thereof:
--------------------------------------------------------------------------------
Third anniversary of Closing Date to but excluding fourth        $4,000,000
anniversary thereof:
--------------------------------------------------------------------------------
Thereafter:                                                      $5,000,000
--------------------------------------------------------------------------------

     (f) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 7.03(d).

     "Permitted Liens" means Liens permitted to exist under Section 7.02.

     "Permitted Taxes" means all taxes, however denominated, including any interest, additions to tax or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security, severance, sales and use taxes, excise taxes, customs, environmental, license, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, capital taxes, stamp taxes, transfer taxes, ad valorem taxes, withholding taxes, workers' compensation, estimated, alternative or add-on minimum taxes, and other obligations of the same or of a similar nature, whenever arising.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    "Plan of Reorganization" means the Fourth Amended Joint Plan of Reorganization attached as Exhibit A to the Disclosure Statement (together with the Plan Supplement), as amended through and including the Confirmation Date.

    "Plan Supplement" means the Fourth Amended Plan Supplement relating to the Plan of Reorganization filed with the Court on December 29, 2000.

    "Proposed Purchase Price" has the meaning set forth in Section 2.06(b)(i).

    "Qualification" means, with respect to any report of independent public accountants covering financial statements, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Person whose financial statements are being examined to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets); provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

    "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

    "Quarterly Measurement Date" means the last day of a Fiscal Quarter.

    "Register" has the meaning set forth in Section 12.06(e).

    "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reinvestable Proceeds" has the meaning set forth in Section 2.06(a).

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     "Required Lenders" means at any time Lenders holding in excess of 50% in aggregate principal amount of the Loans then outstanding.

     "Restricted Investment" means any Investment or Acquisition other than an Investment or Acquisition made pursuant to Section 7.08(a).

     "Restricted Payment" means (i) any dividend or other distribution on any Equity Interests of the Issuer or any Restricted Subsidiary (except dividends payable solely in Equity Interests of the same class) and (ii) any payment on account of the purchase, redemption, retirement or acquisition of any Equity Interests of the Issuer or any Restricted Subsidiary.

     "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary; the initial Restricted Subsidiaries as of the Closing Date are identified on Schedule 1 hereto.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

     "Satisfactory Plan of Reorganization" means the Plan of Reorganization as approved in connection with the Disclosure Statement Hearing, without giving effect to any subsequent amendments thereof.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

    "Securities Act" means the Securities Act of 1933, as amended from time to time.

    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Security Agreement" means a Second Priority Security Agreement among the Issuer, Vencor, the Restricted Subsidiaries and the Collateral Agent, substantially in the form of Exhibit B hereto, as amended from time to time.

    "Security Agreement Supplement" means a Second Priority Security Agreement Supplement, substantially in the form of Exhibit A to the Security Agreement, whereby the Issuer or a Guarantor grants (or confirms its grant of) a security interest in additional Collateral to the Collateral Agent and, if the grantor of such security interest is a Subsidiary that is not already a party to the Security Agreement, such Subsidiary becomes a party thereto.

     "Security Interests" has the meaning set forth in Section 1 of the Security Agreement.

     "Senior Agents" means, collectively, the "Agents" as such term is defined in the Exit Facility.

     "Senior Lenders" means the "Lenders", the "Swingline Bank", the "LC Issuing Banks" and the "Interest Hedge Counterparties" as such terms are defined in the Exit Facility.

    "Senior Obligations" means all obligations (whether in existence on the Closing Date or arising afterwards, absolute or contingent, direct or indirect) of the Issuer and each Guarantor for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities under the Exit Facility, the other Exit Facility Financing Documents and the "Designated Interest Rate Agreements" (as defined in the Exit Facility), including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

     "Shell Subsidiary" means Stamford Health Associates, L.P., a Connecticut limited partnership.

    "Stated Maturity Date" means the seventh anniversary of the Closing Date or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

    "Subordinated Debt" means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the Notes, the Subsidiary Guaranty or the Vencor Guaranty, as applicable, pursuant to a written agreement to that effect.

    "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any limited liability company or partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Issuer.

    "Subsidiary Guarantor" means a current or future Restricted Subsidiary that
(i) guarantees the obligations of the Issuer under the Financing Documents pursuant to the Subsidiary Guaranty Agreement and (ii) grants a security interest in its assets to the Collateral Agent under the Security Agreement to secure its Subsidiary Guaranty.

    "Subsidiary Guaranty" means a guaranty by a Subsidiary Guarantor that the Issuer will perform its obligations under the Financing Documents, such guaranty to be set forth in the Subsidiary Guaranty Agreement.

    "Subsidiary Guaranty Agreement" means an instrument, substantially in the form of Exhibit C hereto, setting forth the Subsidiary Guaranties of one or more Subsidiary Guarantors.

    "Tax Allocation Agreement" means the Tax Allocation Agreement between Vencor and Ventas entered into in connection with the reorganization of such entities in 1998, as amended pursuant to the terms of the Tax Refund Escrow Agreement.

    "Tax Refund Escrow Agreement" means the Tax Refund Escrow Agreement among certain Vencor Companies and certain Ventas Companies substantially in the form of Exhibit 5 to the Plan Supplement that provides for the escrow and use of certain tax refunds.

    "Temporary Cash Investment" means any investment in (i) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof, (ii) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by any office located in the United States of a bank or trust company which is organized or licensed under the laws of the United States or any State thereof and which bank or trust company has capital, surplus and undivided profits aggregating more than $1,000,000,000 and has outstanding debt which is rated "P-l" (or higher) by Moody's or "A-l" (or higher) by S&P or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an office located in the United States of a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than any Ventas Company, any Vencor Company or any Affiliate) organized under the laws of the United States or any State thereof with a rating, at the date of acquisition, of "P-l" (or higher) by Moody's or "A-l" (or higher) by S&P, (v) securities with maturities of 6 months or less from the date of acquisition issued or fully and unconditionally guaranteed by any State, commonwealth or territory of the United States, or by a political subdivision or taxing authority thereof, and rated at least "P-l" (or higher) by Moody's or "A-l" (or higher) by S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

     "Third Party Leases" means the leases by the Issuer or a Guarantor listed and identified as "Third Party Leases" in Schedule 4 hereto.

     "UCC" has the meaning set forth in Section 1 of the Security Agreement.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unrestricted Subsidiary" means any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 5.07.

     "Vencor" has the meaning set forth in the introduction to this Agreement.

     "Vencor Company" means Vencor or any Subsidiary of Vencor.

     "Vencor Guaranty" means the guaranty by Vencor that the Issuer will perform its obligations under the Financing Documents, such guaranty to be set forth in the Vencor Guaranty Agreement.

     "Vencor Guaranty Agreement" means an instrument, substantially in the form of Exhibit D hereto, setting forth the Vencor Guaranty.

     "Vencor Unrestricted Subsidiary" means any Subsidiary of Vencor other than the Issuer and any of the Issuer's Subsidiaries.

     "Ventas" means Ventas, Inc., a Delaware corporation.

     "Ventas Company" means Ventas or any Subsidiary of Ventas.

     "Wholly Owned" means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding capital stock of which (other than any director's qualifying shares) is owned by the Issuer and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Issuer notifies the Administrative Agent that the Issuer wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Issuer that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Issuer and the Required Lenders.

     Section 1.03. Definitions from Disclosure Statement. Capitalized terms used herein that are not defined herein but are defined in the Disclosure Statement (including the Plan of Reorganization) have the meanings given in the Disclosure Statement.

     Section 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Closing Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof' refer to this Agreement as amended from time to time.

                                   ARTICLE 2
                                   The Notes

     Section 2.01. Issuance of Notes. As contemplated by the Plan of Reorganization, on the Effective Date and subject to the occurrence of the Closing, the Issuer will issue $300,000,000 aggregate principal amount of the Notes, and each Lender will receive a single Note payable for the account of its Lending Office in a principal amount equal to the amount set forth opposite its name on the Initial Lender Schedule; provided that any Note issued to the Custodian on the Effective Date shall be held by the Custodian on behalf of holders of Senior Debt Claims in accordance with and subject to the terms of the Plan of Reorganization until such holders become Lenders pursuant to Section
12.06. Upon receipt of each Lender's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date and amount of each payment of principal made by the Issuer with respect thereto, and may, in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding principal amount of the Loans evidenced by such Note; provided that neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Issuer or the Guarantors under any Financing Document. Each Lender is hereby irrevocably authorized by the Issuer and the Guarantors so to endorse its Note and to attach to and make a part of such Note a continuation of any such schedule as and when required. Each Note shall evidence indebtedness of the Issuer owed to the relevant Lender on the terms and conditions set forth herein and therein.

     Section 2.02. Interest Rate; Default Rate.

     (a) Each Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Interest Period; provided that no such interest shall accrue on the Notes until, and the initial Interest Period applicable thereto shall commence on, the Interest Commencement Date. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

    The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded upwards, if necessary, to the nearest l/l00 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided that, if more than one rate is specified on such Telerate Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason no such rate is available on such Telerate Page, the applicable London Interbank Offered Rate shall be determined in accordance with the preceding sentence on the basis of the comparable rate or rates appearing on Reuters Screen LIBO Page.

    (b) (i) Upon the occurrence of an Event of Default of the type referred to in Section 8.01(a), 8.01(b) or 8.01(n) or (ii) after the continuance for seven consecutive days of any other Event of Default, then for so long as such Event of Default shall be continuing and not waived, each Loan shall bear interest on the outstanding principal amount thereof, payable on demand, for each day until such Event of Default has been cured, at a rate per annum equal to the sum of 2.5% plus the Euro-Dollar Margin plus (A) for the remainder of the Interest Period in which the Event of Default occurred, the higher of the London Interbank Offered Rate applicable to such Interest Period and the London Interbank Offered Rate that would be applicable for an Interest Period of one month beginning on such day and (B) thereafter, the London Interbank Offered Rate that would be applicable for an Interest Period of one month.

    Section 2.03. Method of Electing Interest Periods. (a) The Issuer shall elect the initial Interest Period to be applicable to all the Loans commencing on the Interest Commencement Date and thereafter shall elect additional Interest Periods effective on the last day of the then current Interest Period; provided that if the Interest Commencement Date is the date described in clause (b) of the definition thereof, the Issuer shall be deemed to have delivered a Notice of Interest Rate Election electing an initial Interest Period of one month for the Interest Period commencing on the Interest Commencement Date. Each such election shall be made by delivering a notice (a) "Notice of Interest Rate Election") to the Administrative Agent not later than Noon (Eastern Time) on the third Euro-Dollar Business Day before the election selected in such notice is to be effective.

    (b) Each Notice of Interest Rate Election shall specify:

          (i)  the date upon which such election is to be effective; and

          (ii) the duration of such initial or additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Issuer pursuant to Section 2.03(a), the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Issuer. If the Issuer fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent or if any Notice of Interest Rate Election does not specify an Interest Period, then the Issuer shall be deemed to have selected an Interest Period of one month.

     Section 2.04. Administrative Agent and Collateral Agent Fee. The Issuer shall pay to the Administrative Agent a monthly fee as set forth in the fee letter dated February 28, 200l among the Issuer, Vencor, the Administrative Agent and J.P. Morgan Securities Inc., payable in advance on the Closing Date (for the remainder of the month in which such date falls) and on the last Business Day of each month thereafter (for the next succeeding month).

     Section 2.05. Final Maturity of Notes. The outstanding principal amount of the Loans shall be due and payable (together with interest accrued thereon) on the Stated Maturity Date.

     Section 2.06. Mandatory Prepayments of Notes.

     (a) Asset Sales; Casualty Proceeds. If on or after the Closing Date the Issuer or any Restricted Subsidiary receives any Net Cash Proceeds of any Asset Sale (other than the Kingfish Transaction) or any Casualty Proceeds (collectively, "Reinvestable Proceeds"), the Issuer shall (i) promptly provide notice thereof to the Administrative Agent, which notice shall specify the amount of Reinvestable Proceeds received and the date on, and the asset or event in respect of, which such Reinvestable Proceeds were received and (ii) within two Business Days of the receipt thereof deposit or cause to be deposited such Revinvestable Proceeds in a Collateral Account, where they shall be held until such Reinvestable Proceeds are applied as provided herein, provided that if and to the extent that such Reinvestable Proceeds are required to be deposited with the Exit Facility Collateral Agent, the Issuer shall not be required to deposit such Reinvestable Proceeds with the Collateral Agent but they shall remain otherwise subject to this Section 2.06(a). Reinvestable Proceeds (and any income from investment thereof) shall be subject to the following provisions.

          (A) During the one-year period beginning with the date on which the Issuer received such Reinvestable Proceeds, such Reinvestable Proceeds will be released by the Collateral Agent (or may be released by the Exit Facility Collateral Agent) from time to time, at the Issuer's request, (1) to repay principal of the PIP Claim and any interest accrued with respect thereto through the date of repayment, (2) if such Reinvestable Proceeds have been or concurrently are being made the basis of a permanent reduction in the amount of the commitments under the Exit Facility, (3) to restore, repair, replace or rebuild the asset in respect of which Casualty Proceeds were received (or to reimburse the Issuer or any Restricted Subsidiary for any such amounts paid by it), (4) to fund the Issuer's or a Restricted Subsidiary's payment of the purchase price of an Acquisition of a Healthcare Facility or real property, equipment or other assets used or to be used in, or in connection with, the operation of a Healthcare Facility owned or operated, or proposed to be developed for operation, by the Issuer or a Restricted Subsidiary (including any Healthcare Facility already owned by the Issuer or a Restricted Subsidiary) or (5) subject to Section 11.03, to prepay Loans, provided that the Issuer may not request the release of any Reinvestable Proceeds if an Event of Default shall have occurred and be continuing.

          (B) If on the first anniversary of the date any Reinvestable Proceeds were deposited in a Collateral Account (or deposited in a collateral account pursuant to the Exit Facility) any portion of such Reinvestable Proceeds have not been released for application pursuant to subclause (A), subject to Section 11.03, such remaining amount shall (subject to subsection (d) below) be applied within two Business Days thereafter to prepay Loans; provided that the amount required to be so prepaid may be reduced by amounts that the Issuer certifies are concurrently being made the basis for a permanent reduction in the amount of commitments under the Exit Facility. In determining how long any particular Reinvestable Proceeds have been held in a Collateral Account, deposits and releases shall be accounted for on a first-in, first-out basis.

          (C) Any Reinvestable Proceeds held by the Collateral Agent or the Exit Facility Collateral Agent may also be released from time to time, at the Issuer's request (such request to certify that no Default then exists), for concurrent application to repay loans then outstanding under the Exit Facility (each such release, a "Temporary Withdrawal"); provided that (1) immediately after giving effect to such repayment, the amount available to be drawn under the Exit Facility (taking into account the borrowing base then in effect) is at least equal to the aggregate amount of such Temporary Withdrawal and any other Temporary Withdrawals then outstanding and (2) at the end of the one-year period applicable to such Reinvestable Proceeds (or, if earlier, any date upon which an Event of Default occurs), the Issuer shall be unconditionally obligated to re-deposit with the Collateral Agent or the Exit Facility Agent, as the case may be (for immediate application as provided in subclause (B)), an amount equal to (i) the amount of such Temporary Withdrawal less (ii) any amounts deemed applied against such re-deposit obligation pursuant to the following provisions of this subclause
     (C). During such one-year period, the Issuer may by notice to the Collateral Agent and the Exit Facility Agent (which notice shall certify that no Default then exists) identify any purpose for which it would otherwise have been entitled to request a release of such Reinvestable Proceeds and designate the amount that it would otherwise have been able to withdraw to be deemed applied against such re-deposit obligation. During such one-year period, the Issuer will not make any borrowing of loans or swingline loans, or request the issuance of any letter of credit, under the Exit Facility, unless, after giving effect thereto, the amount available to be drawn under the Exit Facility (taking into account the borrowing base then in effect) would be at least equal to the aggregate amount, determined as of such day, of all re-deposit obligations that the Issuer has with respect to Reinvestable Proceeds withdrawn pursuant to this subclause (C).

     (b) Equity Issuances. If on any date (an "Equity Receipt Date") on or after the Closing Date Vencor receives any Net Cash Proceeds from any Equity Issuance, Vencor shall promptly provide notice thereof to the Administrative Agent, which notice shall specify the amount of the Net Cash Proceeds received with respect thereto, the amount equal to 75% of such Net Cash Proceeds (the "Designated Equity Proceeds") and the date on which such Designated Equity Proceeds were received. Such Designated Equity Proceeds shall be applied as follows:

          (i) Vencor may during the six-month period following any Equity Receipt Date deliver to the Administrative Agent one or more definitive executed agreements for an Acquisition by Vencor or any of its Subsidiaries of one or more Healthcare Facilities, together in each instance with a certificate describing in reasonable detail the purchase price of such Acquisition (a "Proposed Purchase Price") and identifying the related pool of Designated Equity Proceeds proposed to be used to fund such Proposed Purchase Price.

          (ii) Within three Business Days after the end of such six-month period, an amount equal to the lesser of (A) 66 2/3% of the original amount of such Designated Equity Proceeds and (B) the original amount of such Designated Equity Proceeds less the aggregate Proposed Purchase Prices certified with respect thereto pursuant to clause (i) less any amount of such Designated Equity Proceeds that have been or concurrently are being
     (1) used to repay principal of the PIP Claim and any interest accrued with respect thereto through the date of repayment or (2) made the basis for a permanent reduction in the amount of the commitments under the Exit Facility, shall be transferred from Vencor to the Issuer as an equity contribution and, subject to Section 11.03, the Issuer shall (subject to subsection (d) below) prepay an aggregate principal amount of Loans equal to such amount.

          (iii) No later than the first anniversary of such Equity Receipt Date Vencor shall deliver a certificate to the Administrative Agent specifying the actual amounts paid during such one-year period as the purchase price of any such Acquisition certified with respect thereto pursuant to clause
     (i) (an "Actual Purchase Price"), and within three Business Days thereafter an amount equal to (A) 66 2/3% of the original amount of such Designated Equity Proceeds less (B) the sum of (1) the aggregate Actual Purchase Prices, (2) without double counting, any amount of such Designated Equity Proceeds that have been or concurrently are being (x) used to repay principal of the PIP Claim and any interest accrued with respect thereto through the date of repayment or (y) made the basis for a permanent reduction in the amount of the commitments under the Exit Facility and (3) any amount applied to repayment of the Loans pursuant to clause (ii), shall be transferred from Vencor to the Issuer as an equity contribution and, subject to Section 11.03, the Issuer shall (subject to subsection (d) below) prepay an aggregate principal amount of Loans equal to such amount.

          (iv) In addition, Vencor may during the one-year period following such Equity Receipt Date deliver to the Administrative Agent one or more definitive executed agreements, in addition to any agreements delivered pursuant to clause (i), for an Acquisition by Vencor or any of its Subsidiaries of one or more Healthcare Facilities, together in each instance with a certificate describing in reasonable detail the Proposed Purchase Price and identifying the related pool of Designated Equity Proceeds proposed to be used to fund such Proposed Purchase Price.

          (v) Within three Business Days after the end of such one-year period, an amount equal to (A) the original amount of such Designated Equity Proceeds less (B) the sum of (1) the aggregate Proposed Purchase Prices certified with respect thereto pursuant to clause (i) (to the extent the Actual Purchase Price has not been determined with respect thereto) or clause (iv), (2) the aggregate related Actual Purchase Prices determined pursuant to clause (iii), (3) without double counting, any amount of such Designated Equity Proceeds that have been or concurrently are being (x) used to repay principal of the PIP Claim and any interest accrued with respect thereto through the date of repayment or (y) made the basis for a permanent reduction in the amount of the commitments under the Exit Facility and (4) any amount applied to repayment of the Loans pursuant to clause (ii) or (iii), shall be transferred from Vencor to the Issuer as an equity contribution and, subject to Section 11.03, the Issuer shall (subject to subsection (d) below) prepay an aggregate principal amount of Loans equal to such amount.

          (vi) No later than the date eighteen months after such Equity Receipt Date Vencor shall deliver a certificate to the Administrative Agent specifying the Actual Purchase Price paid during such eighteen-month period of any Acquisition described pursuant to clause (iv), and within three Business Days thereafter an amount equal to (A) the original amount of such Designated Equity Proceeds less (B) the sum of (1) the aggregate related Actual Purchase Prices determined pursuant to this clause (vi) and clause
     (iii), (2) without double counting, any amount of such Designated Equity Proceeds that have been or concurrently are being (x) used to repay principal of the PIP Claim and any interest accrued with respect thereto through the date of repayment or (y) made the basis for a permanent reduction in the amount of the commitments under the Exit Facility and (3) any amount applied to repayment of the Loans pursuant to clause (ii), (iii) or (v), shall be transferred from Vencor to the Issuer as an equity contribution and, subject to Section 11.03, the Issuer shall (subject to subsection (d) below) prepay an aggregate principal amount of Loans equal to such amount.

     (c) Tax Refunds. If on or after the Closing Date Vencor receives a cash payment out of the original amount deposited and held in escrow under the Tax Refund Escrow Agreement, Vencor shall promptly provide notice thereof to the Administrative Agent, which notice shall specify the amount of the payment received and the date (the "Tax Receipt Date") on which such payment was received and the intended application thereof. Such cash payments shall be applied as follows:

            (i) During the two Business Day period after the Tax Receipt Date, Vencor may apply such payment (or a portion thereof) to pay a tax liability of the nature intended to be paid from funds held in escrow under the Tax Refund Escrow Account.

            (ii) If on the third Business Day after the Tax Receipt Date, any portion of such payment shall not have been applied pursuant to clause (i), such remaining amount shall be transferred from Vencor to the Issuer as an equity contribution and, subject to Section 11.03, shall be applied by the Issuer (subject to clause (d) below) to prepay an aggregate principal amount of Loans equal to such remaining amount; provided that the amount required to be so prepaid may be reduced by amounts that are concurrently being made the basis for a permanent reduction in the amount of commitments under the Exit Facility or will be used promptly to repay principal of the PIP Claim and any interest accrued with respect thereto through the day of repayment.

     (d) Timing of Prepayment. Notwithstanding the foregoing, if the aggregate principal amount of the Loans required to be prepaid on any date pursuant to this Section 2.06 is less than $l,000,000, such prepayment shall be deferred without penalty until the aggregate principal amount of the Loans required to be prepaid pursuant to this Section 2.06 (including such deferred amounts) is not less than $1,000,000.

     (e) Notice of Prepayments. The Issuer shall give the Administrative Agent notice of any prepayment being made pursuant to this Section 2.06 no later than Noon (Eastern Time) on the date of prepayment, specifying the date and amount of such prepayment and describing in reasonable detail the event or events which require such prepayment and calculation of the amount thereof. Promptly upon receipt of any such notice, the Administrative Agent shall notify each Lender of the contents thereof and such Lender's share of such prepayment.

     (f)  Interest. Each prepayment of principal of the Loans under this Section
2.06 shall be made together with interest accrued on the amount prepaid to the date of payment.

     Section 2.07. Optional Prepayments.

     (a) Notice to Administrative Agent. The Issuer may, upon giving a prepayment notice to the Administrative Agent at least three Euro-Dollar Business Days before the date of prepayment, prepay the Loans on the Business Day specified therein in whole or in part in the amount specified therein (which if in part must be $l,000,000 or any larger multiple of $100,000).

     (b) Notice to Lenders. Upon receiving a notice pursuant to this Section 2.07, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such prepayment and such notice shall not thereafter be revocable by the Issuer.

     (c) Payment of Accrued Interest. Each prepayment of principal of the Loans under this Section 2.07 shall be made together with interest accrued on the amount prepaid to the date of payment.

     Section 2.08. General Provision as to Payments.

     (a) The Issuer shall make each payment of principal of, and interest on, the Loans and each payment of fees hereunder not later than 1:00 P.M. (Eastern
Time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address for payments specified in or pursuant to Section 12.01. Upon receiving a payment for the account of the Lenders, the Administrative Agent will promptly distribute to each such Lender its ratable share of such payment. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Issuer before the date on which any payment is due to any of the Lenders hereunder that the Issuer will not make such payment in full, the Administrative Agent may assume that the Issuer has made such payment in full to the Administrative Agent on such date and, in reliance upon such assumption, the Administrative Agent may (but shall not be obligated to) cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Issuer shall not have so made such payment, each such Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (c) If the Issuer makes any payment of principal with respect to any Loan on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.02(b), or if the Issuer fails to prepay any Loan after notice has been given to any Lender in accordance with the provisions of Section 2.06(e) or 2.07(b), the Issuer shall reimburse each Lender for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, subject to and in accordance with the following procedure. Each Lender wishing to demand compensation pursuant to this Section 2.08(c) shall, within seven Business Days after the relevant payment or failure to prepay, notify the Administrative Agent that it demands such compensation and deliver to the Administrative Agent a certificate as to the amount of compensation which such Lender is entitled to receive pursuant to the first sentence of this Section, showing the calculation thereof in reasonable detail. Such certificate shall be conclusive in the absence of manifest error. Promptly after the end of such period of seven Business Days, the Administrative Agent shall notify the Issuer of all demands for such compensation received by it during such period and deliver to the Issuer copies of the supporting certificates received by it from Lenders. Within 15 days thereafter, the Issuer shall pay to the Administrative Agent the aggregate amount properly demanded by Lenders pursuant to this Section and upon receipt thereof, the Administrative Agent shall distribute such amount to the Lenders entitled thereto.

     Section 2.09. Computation of Interest and Fees.

     (a) Interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Administrative Agent shall determine each interest rate applicable hereunder. The Administrative Agent shall give prompt notice to the Issuer and the Lenders of each interest rate so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     Section 2.10. Release of Security Interest in Assets Being Sold. The Administrative Agent shall from time to time instruct the Collateral Agent to release specific assets (but not all or substantially all the Collateral) from the Security Interests pursuant to Section 18 of the Security Agreement if:

          (i) the Administrative Agent shall have received a written request for such release signed by any Executive Officer or a Financial Officer stating that (x) the assets to be released are being sold or otherwise transferred and (y) the sale or transfer thereof does not violate Section 7.03(d) hereof;

          (ii) arrangements satisfactory to the Administrative Agent have been made so that such release will become effective no earlier than the closing of such sale or transfer;

          (iii) in the case of an Asset Sale, arrangements satisfactory to the Administrative Agent have been made to deposit an amount equal to the Net Cash Proceeds payable at the closing of such Asset Sale, if any, in a Collateral Account and apply it in accordance with Section 2.06(a); and

          (iv) no Default or Enforcement Notice is in effect when such instructions are given.

     Section 2.11. Forgiveness of Principal. (a) In the event that the principal amount of the Loans are being repaid in full on a date prior to the Interest Commencement Date then in effect (other than after an Event of Default described in Section 8.01(n) involving the Issuer or Vencor has occurred), whether at the option of the Issuer, mandatorily or upon acceleration, a portion of such outstanding principal amount equal to the applicable Forgiveness Amount shall not be repaid in cash by the Issuer and instead, effective automatically with the repayment of the remaining portion of the outstanding principal amount of the Loans, such principal amount of the Loans shall be forgiven by the Lenders.

     (b) In the event that the principal amount of the Loans are being repaid in part on a date prior to the Interest Commencement Date then in effect (other than after an Event of Default described in Section 8.01(n) involving the Issuer or Vencor has occurred), whether at the option of the Issuer, mandatorily or upon acceleration, a portion of the remaining principal amount of the Loans equal to the applicable Forgiveness Amount, if any, shall, effective automatically with the making of the related Proposed Prepayment (as defined under "Forgiveness Amount"), be forgiven by the Lenders.

                                   ARTICLE 3

                                  Conditions

     Section 3.01. Effectiveness of this Agreement; Closing. This Agreement will become effective, and the Closing will occur, when (i) the Administrative Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied:

     (a) with respect to each party listed on the signature pages hereof, either a counterpart of this Agreement signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent that such party has signed a counterpart hereof;

     (b) a duly executed Note complying with the provisions of Section 2.01 payable to each Lender;

     (c) a counterpart of the Subsidiary Guaranty Agreement signed by each Restricted Subsidiary;

     (d)  a counterpart of the Vencor Guaranty Agreement signed by Vencor;

     (e) a counterpart of the Security Agreement, signed by Vencor, the Issuer and each Restricted Subsidiary, together with (to the extent not already held by Morgan in its capacity as collateral agent under the Pre-Petition Senior Credit Agreement and DIP Facility) certificates evidencing all the certificated Equity Interests listed in Schedule 1 hereto (other than Equity Interests held in Vencor, Cornerstone or any Excluded Partnership) and signed stock powers or other appropriate instruments of transfer relating thereto;

     (f) a counterpart of the Intercreditor Agreement signed by each of the parties thereto;

     (g) a signed counterpart of a Fee Mortgage with respect to each Owned Property in proper form for recording in the relevant jurisdictions, together with evidence reasonably satisfactory to the Collateral Agent that such Fee Mortgages will be recorded on or promptly after the Closing Date, and any related intangibles, mortgage recording (if any) or similar taxes will be paid in connection with such recording;

     (h) a signed counterpart of a Leasehold Mortgage with respect to the lease of each of the Initial Master Lease Properties and each of the Other Leased Properties, together with evidence satisfactory to the Collateral Agent that such Leasehold Mortgages will be recorded on or promptly after the Closing Date or as otherwise agreed by the Collateral Agent pursuant to the Escrow Agreement, and any related intangibles, mortgage recording (if any) or similar taxes will be paid in connection with such recording;

     (i) receipt by the Collateral Agent of lender's title insurance policies in an aggregate amount equal to $120 million with respect to the Mortgages, such policies to be in form and substance reasonably satisfactory to the Collateral Agent;

     (j) all signed UCC financing statements reasonably requested by the Collateral Agent to perfect its security interests in the Collateral and evidence satisfactory to the Collateral Agent that such UCC financing statements will be filed on or promptly after the Closing Date or as otherwise agreed by the Collateral Agent pursuant to the Escrow Agreement, and any related filing fees or similar charges or taxes will be paid in connection with such filing;

     (k) a counterpart of each Master Lease Agreement signed by each of the parties thereto, together with evidence satisfactory to the Collateral Agent that appropriate memoranda of lease will be recorded on or promptly after the Closing Date with respect to each of the Initial Master Lease Properties, as required to protect the rights of the Issuer as lessee thereof against third parties; the Master Lease Agreements as so executed shall be consistent in all material respects with the form thereof marked as an exhibit in connection with the confirmation hearing before the Court on March 1, 200l;

     (l) the Confirmation Order, as entered on the Court's docket on March 19, 2001, shall not have been amended or modified in any way that, in the reasonable judgment of the Required Lenders, materially adversely affects their interests or rights or the business or financial prospects of the Issuer and its Restricted Subsidiaries and no appeal of the Confirmation Order shall have been taken or, if any appeal has been taken, no stay of the Confirmation Order pending appeal shall be in effect; the Confirmation Order shall not provide that the Court's retention of jurisdiction thereunder governs the enforcement of the Financing Documents or any of the rights or remedies of the Lenders or the Agents related thereto, other than in any respect consented to by the Required Lenders;

     (m) the Effective Date of the Plan of Reorganization shall have occurred, and all conditions precedent thereto (including termination of the commitments under the

DIP Facility and payment in full of all amounts owing by Vencor or any of its Subsidiaries thereunder) shall have been satisfied as set forth in the Plan of Reorganization (or, with the prior consent of the Required Lenders, waived);

     (n) all fees and expenses (including but not limited to reasonable fees and expenses of counsel) required to be paid to the Administrative Agent on or before the Closing Date shall have been paid;

     (o) opinions of (i)(A) the General Counsel of Vencor and the Issuer, substantially in the form of Exhibit F-l hereto and (B) the Vice President of Corporate Legal Affairs of Vencor and the Issuer, substantially in the form of Exhibit F-2 hereto, (ii) Cleary, Gottlieb, Steen & Hamilton, special counsel for Vencor and the Issuer, substantially in the form of Exhibit G hereto, (iii) Morris, Nichols, Arsht & Tunnell, special Delaware counsel for Vencor and the Issuer, substantially in the form of Exhibit H hereto and (iv) each local real estate counsel listed on Schedule 7 hereto, substantially in the form of Exhibit I hereto;

     (p) all necessary governmental and third party consents and approvals necessary in connection with the effectiveness of the Plan of Reorganization and the transactions contemplated by the Financing Documents shall have been obtained (without the imposition of any conditions that would reasonably be expected to have a Material Adverse Effect) and shall remain in effect, and all requisite governmental filings necessary in connection therewith have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority, except in any case or in all cases in the aggregate such that the failure to have been obtained or made would not reasonably be expected to have a Material Adverse Effect;

     (q) no event or condition which has had or is reasonably likely to have a Material Adverse Effect shall have occurred;

     (r) there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect:

     (s) copies of personal property Lien and tax and judgment Lien searches received by the Issuer prior to the Closing Date with respect to personal, real and mixed properties of the Issuer and the Guarantors, which shall not reveal the existence of any Liens on such properties other than (i) Permitted Liens or
(ii) Liens as to which the Administrative Agent has received evidence satisfactory that the obligations secured by such Liens have been fully and finally discharged on or prior to the Closing Date;

     (t) all other documents that the Administrative Agent may reasonably request relating to the existence of the Credit Parties, the corporate or other authority for and the validity of the Financing Documents, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Closing occurs, the Administrative Agent shall notify the Issuer and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.


                                   ARTICLE 4
                        Representations and Warranties

     Each of the Issuer and Vencor represents and warrants to the Lender Parties that:

     Section 4.01. Corporate Existence and Power. The Issuer and each Guarantor
(a) is a corporation, limited liability company or partnership duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, (b) is in good standing under the laws of its jurisdiction of incorporation or organization and (c) has all corporate or other powers and all material Governmental Approvals (including without limitation those required by Medicaid Regulations and Medicare Regulations) required to carry on its business as now conducted and as proposed to be conducted, except for such Governmental Approvals the failure of which to have in the aggregate could not be reasonably expected to have a Material Adverse Effect; provided that clause (b) shall not apply to either Recovery Inns of America, Inc. or J.B. Thomas Hospital, Inc. prior to July 31, 2001. The Issuer and each Guarantor is in compliance with its Organizational Documents.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by the Issuer and each Guarantor of the Financing Documents to which it is a party, its performance of its obligations thereunder and, with respect to the Issuer, the issuance of the Notes are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the Confirmation Order and except such as shall have been made at or before the time required by the Financing Documents and shall be in full force and effect on and after the date when made to the extent required by the Financing Documents) and do not contravene, or constitute a default under, any Applicable Laws or any provision of its Organizational Documents, or of any agreement or other instrument binding upon it or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents and Liens securing amounts owing under the Exit Facility) on any of its assets.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Issuer and Vencor, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Credit Party that is a party thereto, in each case enforceable in accordance with its terms, except as limited by general principles of equity and by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditor's rights generally.

     Section 4.04. Security Interests. On the Closing Date, the Collateral Documents will create valid Security Interests in the Collateral to the extent set forth therein. At all times after the Closing, the Collateral Documents will create valid and, when financing statements are filed in the offices specified in the Perfection Certificates delivered pursuant to the Security Agreement, perfected Security Interests in the Collateral from time to time covered or purportedly covered thereby to the extent that a security interest in such Collateral may be perfected by filing under the UCC. Such Security Interests will be prior to all other Liens (except Permitted Liens) on such Collateral until the applicable Security Interest is released pursuant to Section 18 of the Security Agreement.

     Section 4.05. Financial Information.

     (a) The consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) Since December 31, 2000, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

     Section 4.06. Litigation. Except as disclosed in Schedule 8 hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Issuer or Vencor threatened against or affecting, the Issuer or any Guarantor before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision that could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner questions the validity of any Financing Document.

     Section 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.08. Taxes. The Issuer and the Guarantors have filed all United States Federal income tax returns that are required to be filed by them (or have filed appropriate extensions for filing such tax returns) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided. The charges, accruals and reserves on the books of the Issuer and the Guarantors in respect of taxes or other similar governmental charges are in the aggregate, in the opinion of Vencor, adequate.

     Section 4.09. Compliance with Laws. The Issuer and the Guarantors are in compliance in all material respects with all Applicable Laws (including without limitation Medicaid Regulations and Medicare Regulations), other than such laws, rules or regulations (i) the validity or applicability of which the Issuer or the relevant Guarantor is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.10. No Regulatory Restrictions on Borrowing. Neither the Issuer nor any Guarantor is (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur Debt hereunder.

     Section 4.11. Environmental Matters.

     (a) From time to time before the Closing, Vencor has reviewed the effect of Environmental Laws on the business, operations and properties of the Issuer and the Guarantors, in the course of which reviews it identified and evaluated associated liabilities and costs. On the basis of such reviews, Vencor has reasonably concluded that the foregoing associated liabilities and costs are unlikely to have a Material Adverse Effect.

     (b) Except to the extent that the Environmental Liabilities of the Issuer and the Guarantors that relate to or could result from the matters referred to in this Section 4.1l(b) would not exceed $l,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of Environmental Laws is in existence or, to the knowledge of Vencor, proposed, threatened or anticipated with respect to or in connection with the operation of any properties to be owned, leased or operated after the Closing Date by the Issuer or any Guarantor.

     Section 4.12. Full Disclosure. The information (other than projections) heretofore furnished in writing by the Issuer or any Guarantor to any Agent or any Lender, taken as a whole, for purposes of or in connection with this Agreement or any transaction contemplated hereby did not at the time furnished, and all such information hereafter furnished in writing by the Issuer or any Guarantor to any Agent or Lender, taken as a whole, will not at the time furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Although any projections (and the underlying assumptions) by necessity involve uncertainties and approximations, Vencor believes that the projections set forth in its presentation dated January 10, 2001 are reasonable (and the significant assumptions upon which they are based are stated in summary form therein), and such projections provide reasonable estimations of the future performance of the Issuer and its Restricted Subsidiaries, subject, as stated above, to the uncertainties and approximations inherent in any projections. Vencor has disclosed to the Lenders in writing (including by way of filings with the Court) any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

     Section 4.13. Information as to Equity Interest and Instruments. Schedule 1 hereto sets forth a correct and complete list, as of the close of business on the Closing Date, of each Subsidiary of Vencor, its outstanding Equity Interests, the owner thereof and the percentage thereof owned by such owner. As of the close of business on the Closing Date, neither Vencor nor any of its Subsidiaries owns any interest in any Subsidiary which is neither the Issuer nor a Restricted Subsidiary (other than Cornerstone, the Excluded Partnerships and the Shell Subsidiary). Except as set forth on Schedule 10 hereto, no Debt (including Permitted Intercompany Debt) owed to any Lien Grantor is evidenced by an instrument (as such term is defined in the UCC) that is not held in a Concentration Account or pledged to the Collateral Agent as part of the Collateral.

     Section 4.14. Representations in Other Financing Documents. The representations of each Guarantor in Section 2 of its Guaranty Agreement and the representations of each Lien Grantor in Section 2 of the Security Agreement and
Section 5 of each Security Agreement Supplement (if any) signed by it are true.

     Section 4.15. Margin Stock. (a) The Issuer does not, as of the date hereof, expect that the Issuer or any Guarantor will acquire any Margin Stock in the future. Even if they do, Margin Stock will not at any time represent more than 25% of the value (as determined by any reasonable method) of the assets subject to any provision of the Financing Documents that restricts the right or ability of the Issuer or any Guarantor to sell, pledge or otherwise dispose of Margin Stock owned by them or requires a prepayment of Notes upon the exercise of any such right.

     (b) No Notes constitute "buying" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of any regulation of the Board of Governors of the Federal Reserve System.

     Section 4.16. Properties. (a) The Issuer and each Guarantor has good title to, or valid leasehold interests in, all real and personal property material to its business (including all its property subject to the Mortgages), except for Permitted Liens and minor defects that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (b) The Issuer and each Guarantor owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Issuer and the Guarantors does not infringe upon the rights of any other Person, except for infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (c) As of the Closing Date, neither the Issuer nor any Guarantor has received notice of, of has knowledge of, any pending or contemplated condemnation proceeding affecting any property subject to a Mortgage or any sale or disposition thereof in lieu of condemnation. No property subject to a Fee Mortgage nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such property or interest therein, other than Permitted Liens.

     Section 4.17. Existing Indebtedness. As of the Closing Date, the Issuer and the Guarantors will have no Debt outstanding other than (i) this Agreement, (ii) the Exit Facility, (iii) the PIP Claim in an aggregate principal amount not exceeding $58,457,242 as of March 31, 2001, (iv) the Government Settlement, (v) other Debt arising under the Plan of Reorganization, (vi) Debt set forth on
Schedule 9 hereto and (vii) other Debt in an aggregate principal amount not exceeding $1,000,000.

                                   ARTICLE 5
                             Affirmative Covenants

     Each of the Issuer and Vencor agrees that, so long as any amounts remain outstanding under the Notes or any Obligation remains unpaid:

     Section 5.01. Information. The Issuer will deliver the following information to the Administrative Agent (with copies thereof for each Lender if requested by the Administrative Agent) and, promptly upon receipt thereof, the Administrative Agent will deliver a copy thereof to each Lender:

     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year in the case of Vencor and its Consolidated Subsidiaries and within 105 days after the end of each Fiscal Year (beginning with Fiscal Year
2001) in the case of the Issuer and the Restricted Subsidiaries, an audited consolidated and an unaudited consolidating balance sheet of (i) the Issuer and its Restricted Subsidiaries and (ii) Vencor and its Consolidated Subsidiaries, in each case, as of the end of such Fiscal Year, and the related audited consolidated and unaudited consolidating statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (to the extent available), all such consolidated financial statements reported on in a manner acceptable to the SEC by independent public accountants of nationally recognized standing, which report (x) shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Issuer and its Restricted Subsidiaries or Vencor and its Consolidated Subsidiaries, as the case may be, as of the date of such financial statements and their consolidated results of operations and cash flows for the period covered by such financial statements in conformity with GAAP and (y) shall not contain any Qualification;

     (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year in the case of Vencor and its Consolidated Subsidiaries and within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year in the case of the Issuer and its Restricted Subsidiaries, (i) an unaudited condensed consolidated and an unaudited condensed consolidating balance sheet of (A) the Issuer and its Restricted Subsidiaries and (B) Vencor and its Consolidated Subsidiaries, in each case together with the related condensed consolidated and consolidating statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the unaudited consolidated and consolidating statements of operations and cash flows (to the extent available) for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all prepared in accordance with Rule 10-01 of Regulation S-X of the General

Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and (ii) a certificate (subject to normal year-end adjustments) of a Financial Officer and of a principal financial officer of Vencor, as applicable, as to the fairness of presentation and consistency of such financial statements; provided that Vencor and the Issuer may mark any financial statements delivered during the 120-day period following the Closing Date as "Subject to Change" and, if Vencor or the Issuer elects to do so, Vencor or the Issuer, as the case may be, shall deliver final versions of such financial statements to the Administrative Agent as soon as they are available;

     (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and 5.01(b), a certificate of a Financial Officer (i) setting forth in reasonable detail such calculations as are required to establish whether the Issuer was in compliance with the requirements of
Article 6 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that the Issuer is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the Most Recent Audited Financial Statements, an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the Most Recent Audited Financial Statements, there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the Most Recent Audited Financial Statements which is material to the financial statements then being delivered;

     (d) simultaneously with the delivery of each set of annual financial statements referred to in Section 5.01(a), a letter from the firm of independent public accountants that reported on such statements stating (i) whether anything has come to their attention in the course of their normal audit procedures to cause them to believe that any Default existed on the date of such financial statements and (ii) whether in their opinion the calculations of compliance with the requirements of Article 6 set forth in the Financial Officer's certificate delivered simultaneously therewith pursuant to Section 5.01(c), to the extent derived from data contained in the accounting records of the Issuer and its Restricted Subsidiaries, have been determined in accordance with the relevant provisions of this Agreement;

     (e) within five Business Days after any Executive Officer or Financial Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action that the Issuer or Vencor is taking or proposes to take with respect thereto;

     (f) within five Business Days after any Executive Officer or Financial Officer obtains knowledge that a notice of default has been delivered under any

Master Lease Agreement, Third Party Lease or Management Contract and such default could reasonably be expected to result in an Event of Default or Material Adverse Effect and if such default is then continuing, a certificate of an Executive Officer or Financial Officer setting forth the details thereof and the action that the Issuer or Guarantor is taking or proposes to take with respect thereto;

     (g) within five Business Days after any Executive Officer or Financial Officer obtains knowledge that (i) a Facility Default (as defined in the applicable Master Lease Agreement) has occurred or (ii) notice of termination has been delivered, or has grounds to believe that a notice of termination is reasonably likely to be delivered, to the Issuer or any Restricted Subsidiary by any counterparty to any lease or management contract to which the Issuer or a Restricted Subsidiary is a party, a certificate of an Executive Officer or Financial Officer setting forth the details thereof and the action that the Issuer or Guarantor is taking or proposes to take with respect thereto;

     (h) promptly after the mailing thereof to Vencor's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

     (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports that Vencor shall have filed with the SEC;

     (j) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer setting forth details as to such occurrence and the action, if any, which the Issuer or the applicable member of the ERISA Group is required or proposes to take;

     (k) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against the Issuer or any Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of a Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Lender through the Administrative Agent;

     (l) promptly upon Vencor's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of the Issuer or any Guarantor, a description of such material weakness and any action being taken with respect thereto;

     (m) promptly upon their becoming available, copies of all press releases and other statements made available generally by the Issuer or any Guarantor to the public concerning material developments in its business;

     (n) within 15 days after the commencement of each Fiscal Year, (i) cash flow, balance sheet and income statement forecasts in reasonable detail for the Issuer and its Restricted Subsidiaries prepared on a monthly basis for each Fiscal Year through the Stated Maturity Date and, promptly when available, any material revisions of such forecast and (ii) the Issuer's business and financial plans for such Fiscal Year, setting forth the assumptions used in preparing such plans and, promptly when available, any material revisions of such plans;

     (o) promptly upon any Person becoming or ceasing to be a Restricted Subsidiary or Insurance Subsidiary of the Issuer, an update to Schedule 1 hereto setting forth the information described in Section 4.13 with respect to each Restricted Subsidiary and Insurance Subsidiary of the Issuer (it being understood that nothing in this Section 5.01(o) shall be deemed to permit or authorize the creation, dissolution, liquidation or acquisition of a Restricted Subsidiary or Insurance Subsidiary of the Issuer not otherwise permitted under this Agreement);

     (p) promptly upon request of the Administrative Agent (which request may be made on no more than one occasion in any calendar month), a report in reasonable detail showing the amount of Temporary Cash Investments of the Issuer and its Restricted Subsidiaries, the banks or financial institutions at which such Temporary Cash Investments are maintained, the then yield on such Temporary Cash Investments and such other information relating to Temporary Cash Investments of the Issuer and its Restricted Subsidiaries as the Administrative Agent may reasonably request; and

     (q) from time to time such additional information regarding the financial position, results of operations or business of the Issuer or any Guarantor as any Lender may reasonably request in writing through the Administrative Agent.

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(h), 5.01(i) and 5.01(m) shall be deemed to have been delivered on the date on which the Issuer provides notice to the Lenders that such information has been posted on Vencor's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to
Section 5.01(c) and (ii) Vencor shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b), 5.01(h), 5.01(i) and 5.01(m) to any Lender that requests such delivery.

     Section 5.02. Maintenance of Property. The Issuer and each Guarantor will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted.

     Section 5.03. Insurance.

     (a) The Issuer and each Guarantor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates.

     (b) If the Issuer or any Guarantor fails to maintain any insurance policy required to be maintained under this Section 5.03, the Collateral Agent shall have the right to maintain such policy or obtain a comparable policy, and in either case pay the premiums therefor. If the Collateral Agent maintains or obtains any such policy and pays the premiums therefor, the Issuer will reimburse the Collateral Agent upon demand for its expenses in connection therewith, including interest thereon for each day at a rate per annum equal to the Default Rate.

     Section 5.04. Compliance with Law, Etc. The Issuer and each Guarantor will comply in all material respects with all Applicable Laws (including Medicare Regulations, Medicaid Regulations, Environmental Laws and ERISA and the rules and regulations thereunder and with the Corporate Integrity Agreement), except where (i) the necessity of compliance therewith is contested in good faith by appropriate measures or proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP and notice of each such contest (other than contests in the ordinary course of business) shall be given to the Administrative Agent, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.05. Maintenance of Existence, Rights, Etc. The Issuer and each Guarantor will preserve, renew and keep in full force and effect its existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (a) any merger or consolidation permitted by Section 7.03, (b) the termination of the existence of any Subsidiary if (i) the Issuer determines that such termination is in its best interest and (ii) such termination is not adverse in any material respect to the Lenders, (c) the loss of any rights, privileges, licenses and franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (d) the Issuer or any Guarantor from changing its name to the name set forth below the name of the Issuer or such Guarantor on the Perfection Certificate delivered pursuant to the Security Agreement, so long as the Issuer and such Guarantor comply with the requirements of Section 5 of the Security Agreement in connection with such name change.

     Section 5.06. Environmental Matters. (a) From time to time after the Closing, Vencor will review the effect of Environmental Laws on the business, operations and properties of the Issuer and the Guarantors, in the course of which reviews it will identify and evaluate associated liabilities and costs. If, on the basis of such reviews, Vencor reasonably concludes that the foregoing associated liabilities and costs are likely to have a Material Adverse Effect, Vencor shall promptly deliver a certificate to the Administrative Agent setting forth its conclusion and the action that Vencor proposes to take with respect thereto.

     (b) Unless the Environmental Liabilities of the Issuer and the Guarantors that relate to or could result from the matters referred to in this Section 5.06(b) would not exceed $1,000,000 for any one occurrence, Vencor shall promptly notify the Administrative Agent of any material notice, notification, demand, request for information, citation, summons, complaint or order (any such communication, an "Environmental Notice") with respect to Hazardous Substances or any violation of Environmental Laws that is then in existence or, to the knowledge of Vencor, proposed, threatened or anticipated with respect to or in connection with the operation of any properties to be owned, leased or operated after the Closing Date by the Issuer or any Guarantor, which notice shall set forth a copy of such Environmental Notice, if applicable, and such additional information as may be reasonably requested by the Administrative Agent with respect thereto.

     Section 5.07. Designation of Unrestricted Subsidiaries. (a) The Board of Directors of the Issuer may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if the sum of the total assets of such Subsidiary (or, if any such Subsidiary itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries) and every other Unrestricted Subsidiary, in each case determined as of the date of the Most Recent Financial Statements, does not exceed 5% of the consolidated total assets of the Issuer and its Consolidated Subsidiaries and the designation would not cause a Default; provided that:

          (i) Such Subsidiary does not own any capital stock of the Issuer or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Issuer or any Restricted Subsidiary.

          (ii) At the time of designation, the designation would be permitted under Section 7.08.

          (iii) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Issuer or any Restricted Subsidiary is permitted under Sections 7.01 and 7.08.

          (iv) The Subsidiary is not party to any transaction or arrangement with the Issuer or any Restricted Subsidiary that would not be permitted under Section 7.04.

          (v) Neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Sections 7.01 and 7.08.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).

     (b) (i) If as of the date of the Most Recent Financial Statements, the conditions specified in paragraph (a) are not satisfied, the Board of Directors of the Issuer shall immediately designate one or more Unrestricted Subsidiaries as Restricted Subsidiaries to the extent required to ensure that the conditions specified in paragraph (a) would have been satisfied as of the date of the Most Recent Financial Statements, subject to the consequences set forth in paragraph
(d).

               (ii) The Board of Directors of the Issuer may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

     (c)  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

               (i) all existing Investments of the Issuer and the Restricted Subsidiaries therein (valued at the Issuer's proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

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

          (ii) all existing capital stock or Debt of the Issuer or a Restricted Subsidiary held by it will be deemed incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it will be deemed incurred at that time;

          (iii) all existing transactions between it and the Issuer or any Restricted Subsidiary will be deemed entered into at that time;

          (iv) it is released at that time from the Subsidiary Guaranty Agreement, if it is a party thereto; and

          (v) it will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.

     (d) Upon an Unrestricted Subsidiary becoming a Restricted Subsidiary,

          (i) all of its Debt will be deemed incurred at that time for purposes of Section 7.01, but will not be considered the sale or issuance of Equity Interests for purposes of Sections 7.03(d) or 7.06;

          (ii) Investments therein previously charged under Section 7.08 will be credited thereunder;

          (iii) it must issue a Guarantee of the Notes pursuant to Section 5.08 and execute a Security Agreement Supplement pursuant to Section 5.09; and

          (iv) it will thenceforward be subject to the provisions of this Agreement as a Restricted Subsidiary.

     (e) Any designation by the Board of Directors of the Issuer of a Subsidiary of the Issuer as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the board resolution giving effect to the designation and a certificate of an Executive Officer certifying that the designation complied with the foregoing provisions.

     Section 5.08. Guarantees by Future Restricted Subsidiaries. Within five Business Days after any Person becomes a Restricted Subsidiary, the Issuer shall
(i) cause such Restricted Subsidiary to guarantee the Issuer's obligations hereunder pursuant to a Subsidiary Guaranty Agreement and (ii) deliver to the Agents such legal opinions and other documents as the Agents may reasonably request relating to the existence of such Restricted Subsidiary, the corporate or other authority for and validity of its Subsidiary Guaranty Agreement and any other matters relevant thereto, all in form and substance satisfactory to the Agents.

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

     SECTION 5.09. Future Assets to Be Added to Collateral.

     (a) Within 5 Business Days after any Person becomes or is deemed to have become a Restricted Subsidiary, an Insurance Subsidiary or an insurance subsidiary of Vencor or ceases to be an Excluded Partnership after the date hereof, the Issuer or Vencor shall cause all Equity Interests in such Person owned by the Issuer or the Guarantors to be pledged under the Security Agreement; provided that, if regulatory consent is required to permit any such pledge of Equity Interests in an insurance subsidiary, (i) such pledge shall not be required unless such regulatory consent is reasonably obtainable and (ii) if such regulatory consent is reasonably obtainable, the Issuer or Vencor shall exercise all reasonable efforts to obtain it and shall not be required to pledge such Equity Interests until it is obtained.

     (b) If at any time after the Closing Date the Issuer or a Guarantor acquires a Material Real Property that is not included in the Collateral, the Issuer shall, within two Business Days after it or such Guarantor acquires such Material Real Property, provide notice thereof to the Administrative Agent and, within 30 days after it or such Guarantor acquires such Material Real Property, cause such Material Real Property to be added to the Collateral by delivering to the Collateral Agent a Fee Mortgage with respect thereto and the appropriate UCC form for the related fixture filing, all in form and substance reasonably satisfactory to the Administrative Agent.

     (c) Within 30 days after the commencement of each Fiscal Year, the Issuer shall deliver a leasehold report to the Administrative Agent setting forth a list of each Material Real Property leased by it or any Guarantor under a lease with respect to which its or such Guarantor's leasehold interest is not included in the Collateral. The Administrative Agent may (and if it is requested to do so by the Required Lenders shall) request the Issuer to cause any such leasehold interest not subject to a negative pledge to be added to the Collateral by delivering to the Collateral Agent a Leasehold Mortgage with respect thereto and the appropriate UCC form for the related fixture filing, all in form and substance reasonably satisfactory to the Administrative Agent. The Issuer shall, and shall cause each Guarantor to, attempt in good faith to cause any such lease of a Material Real Property to (i) not contain a negative pledge (subject to prevailing market conditions) and (ii) contain provisions for the benefit of a leasehold mortgagee comparable to those contained in the Master Lease Agreements and to obtain a non-disturbance agreement with respect to such lease on customary terms.

     (d) Within 5 Business Days after any Person becomes a Restricted Subsidiary or ceases to be an Excluded Partnership (provided that such Person remains a Subsidiary), the Issuer will (i) cause such Person to sign and deliver a Subsidiary Guaranty Agreement and Security Agreement Supplement granting a Lien or Liens on substantially all the personal property included in its assets (with the exceptions set forth in the first proviso at the end of Section 3 of the Security Agreement and such other exceptions as the Agents shall have approved in writing) to the Collateral Agent to secure its Secured Obligations and (ii) cause such Person to comply with the provisions thereof and of the Security Agreement and Subsidiary Guaranty Agreement.

     (e) Whenever any asset is added to the Collateral pursuant to this Section 5.09, the Issuer shall deliver to the Administrative Agent and Collateral Agent such legal opinions and other documents as the Administrative Agent or Collateral Agent may reasonably request relating to the existence of the relevant Lien Grantor, the corporate or other authority for and validity of the Collateral Documents applicable thereto, the creation and perfection (or due recordation) of the Lien purportedly created thereby and any other matters relevant thereto (including the insurance), all in form and substance satisfactory to the Administrative Agent and Collateral Agent.

     Section 5.10. Casualty Events.

     (a) All Casualty Proceeds received by the Collateral Agent, the Issuer or any of its Restricted Subsidiaries shall be applied as set forth in Section 2.06(a).

     (b) If any Condemnation Event occurs with respect to property owned or leased by the Issuer or any of its Restricted Subsidiaries, or if any negotiation or proceeding is commenced which might result in such a Condemnation Event, or if any such Condemnation Event is proposed or threatened, the Issuer or such Restricted Subsidiary (i) will, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by it to preserve its interest in such property and promptly make claim for awards payable with respect thereto and diligently pursue to conclusion such claim and any suit, action or other proceeding necessary or appropriate to obtain payment thereof and (ii) will not settle any such claim, negotiation or proceeding without the consent of the Collateral Agent if an Enforcement Notice is in effect.

     Section 5.11. Ranking. The Issuer and Vencor shall, and shall procure that each other Guarantor shall, procure that its respective payment obligations under the Notes or the Guaranty Agreements (as applicable) do and will at all times rank at least pari passi in right and priority of payment with all of its other present and future Debt, other than the Senior Obligations.

     Section 5.12. Post-Closing. (a) No later than 15 days after the Closing Date, the Issuer shall deliver a schedule to the Administrative Agent setting forth the correct address of each real property that was owned by the Issuer or any Guarantor as of the Closing Date.

     (b) (i) The Issuer agrees to deliver to the Collateral Agent as soon as practicable but in no event later than 45 days after the Closing Date, replacement stock certificates evidencing Equity Interests in each entity referred to in paragraph 1 of Schedule 11, together with stock powers executed in blank or other appropriate instruments of pledge relating thereto.

          (ii) The Issuer agrees to deliver to the Collateral Agent as soon as practicable but in no event later than 60 days after the Closing Date, stock certificates evidencing Equity Interests in each entity referred to in paragraph 2 of Schedule 11, together with stock powers executed in blank or other appropriate instruments of pledge relating thereto.

          (iii) Notwithstanding the foregoing provisions of this clause (b), if despite the Issuer's best efforts, the Issuer fails to deliver any of the foregoing items to the Collateral Agent within the time periods specified above, the Collateral Agent may (but shall not be obligated to) consent to additional time periods for such delivery.

     (c) If at any time the granting of a pledge or other security interest over the Equity Interests in Cornerstone is not prohibited by Cayman Islands law, Vencor shall ensure that a pledge or such other security interest over such Equity Interests is granted to the Collateral Agent for the benefit of the Lenders and that stock certificates evidencing such Equity Interests are promptly delivered to the Collateral Agent together with signed stock powers or other appropriate instruments of transfer relating thereto. Prior to such time, Vencor shall ensure that no Lien over such Equity Interests is granted to any Person.

     (d) Vencor shall (i) ensure that the Liens and title defects listed on the schedule to the Encumbrance Letter are paid, discharged or removed in accordance with the provisions of, and within the time periods (if any) specified in, the Encumbrance Letter and (ii) comply with the other provisions of the Encumbrance Letter.

     (e) As soon as practicable but in no event later than 60 days after the Closing Date, the Issuer shall cause the Shell Subsidiary to be liquidated or dissolved and shall, in connection with the foregoing, cause all personal, real and mixed property, if any, of such Shell Subsidiary to be transferred to a Restricted Subsidiary.


                                   ARTICLE 6
                              FINANCIAL COVENANTS

    The Issuer agrees that, so long as any amounts remain outstanding under the Notes or any Obligation remains unpaid:

     SECTION 6.01. Fixed Charge Coverage Ratio (EBITDAR). (a) At each Quarterly Measurement Date on or after June 30, 2001, the ratio of (i) Consolidated EBITDAR for the four consecutive Fiscal Quarters then ended to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense plus the aggregate principal amount of Debt of the Issuer and its Restricted Subsidiaries scheduled to be amortized, in each case for the same four Fiscal Quarters, will not be less than 1.0l:1; provided that (x) at any Quarterly Measurement Date prior to the end of the fourth full Fiscal Quarter after the Closing Date, the foregoing amounts shall be calculated as of the end of the then most recently ended Fiscal Quarter on an Annualized Basis, (y) any amounts payable by the Issuer and its Restricted Subsidiaries pursuant to Section 6.12(a)(l)(i) and
(ii) of the Plan of Reorganization in respect of the Government Settlement during any relevant calculation period shall be excluded from the calculation of the foregoing amounts for such period and (z) the principal amount of loans payable under the Exit Facility on the date of final maturity thereof shall be excluded from the calculation of the foregoing amounts for the period during which such date occurs.

     (b) For purposes of calculating the foregoing ratio, if any corporation or other entity shall have been acquired by the Issuer or any Restricted Subsidiary during the period for which Consolidated EBITDAR is to be calculated and if such corporation or other entity becomes a Restricted Subsidiary during such period, Consolidated EBITDAR shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

     SECTION 6.02. Total Leverage Ratio. (a) On or after June 30, 2001, the ratio of (x) Consolidated Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then most recently ended will not exceed 3.95:l; provided that for dates prior to the end of the fourth full Fiscal Quarter after the Closing Date, Consolidated EBITDA shall be determined as of the end of the then most recently ended Fiscal Quarter on an Annualized Basis; provided further that any amounts payable by the Issuer and its Restricted Subsidiaries pursuant to Section 6.12(a)(l)(i) and (ii) of the Plan of Reorganization in respect of the Government Settlement during any relevant calculation period shall be excluded from the calculation of the foregoing amounts for such period.

     (b) For purposes of calculating the foregoing ratio, if any corporation or other entity shall have been acquired by the Issuer or any Restricted Subsidiary during the period for which Consolidated EBITDA is to be calculated and if such corporation or other entity becomes a Restricted Subsidiary during such period, Consolidated EBITDA shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

     SECTION 6.03. Minimum Consolidated Net Worth. Consolidated Net Worth will not be less than the Minimum Compliance Level. The "Minimum Compliance Level" means, at each Quarterly Measurement Date (the "date of determination"), an amount equal to the sum of (i) 100% of the Consolidated Net Worth as of the Closing Date minus (ii) $50,000,000 plus (iii) for each full Fiscal Quarter ending after the Closing Date and on or prior to the date of determination for which Consolidated Net Income is a positive number, an amount equal to 50% of such positive number.

     SECTION 6.04. Capital Expenditures. Consolidated Capital Expenditures will not, for any Fiscal Year listed below, exceed the amount indicated for such Fiscal Year:

     Fiscal Year                          Amount
     -----------                          ------
        2001                           $75,000,000
        2002                           $75,000,000
        2003                           $80,000,000
        2004                           $80,000,000
        2005                           $85,000,000
        2006                           $85,000,000
        2007                           $90,000,000
        2008                           $90,000,000




                                   ARTICLE 7
                              Negative Covenants

     Each of the Issuer and Vencor agrees that, so long as any amounts remain outstanding under the Notes or any Obligation remains unpaid:

     SECTION 7.01. Limitation on Debt. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt described in clause (i) above; provided that the Issuer and its Restricted Subsidiaries may incur such Debt if, on the date of the incurrence, after giving effect to the incurrence and the receipt and application of the proceeds thereof, the Fixed Charge Coverage Ratio (EBITDA) is not less than 3.5:1.

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

     (b) Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may incur and be liable for each and all of the following:

          (i)    Debt outstanding under the Financing Documents;

          (ii) Debt under or in respect of the Exit Facility in an aggregate principal amount not to exceed $120,000,000 less any amounts up to an aggregate not to exceed $45,000,000 by which the commitments under the Exit Facility have been permanently reduced;

          (iii) Debt outstanding on the Closing Date, including the Government Settlement and any other obligations arising under the Plan of Reorganization;

          (iv) Capital Lease Obligations; provided that the aggregate outstanding principal amount of Debt permitted by this clause (iv) and by clause (v) shall not at any time exceed $25,000,000;

          (v) Debt incurred or assumed after the Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of the Issuer or a Restricted Subsidiary; provided that (A) such Debt is secured by a Lien on such asset that is permitted by Section 7.02(g) and
    (B) the aggregate outstanding principal amount of all Debt permitted by clause (iv) and this clause (v) shall not at any time exceed $25,000,000;

          (vi) Debt of any Person that becomes a Restricted Subsidiary after the Closing Date in connection with an Acquisition; provided that such Debt was outstanding before such Person became a Restricted Subsidiary and was not incurred in contemplation thereof;

          (vii) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that (A) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any outstanding Debt of the Issuer or any Restricted Subsidiary otherwise permitted by this Section and (B) the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced; provided that in connection with any refinancing of the Exit Facility, the principal amount of the Debt incurred or to be incurred pursuant to such refinancing may be in an amount equal to the aggregate amount of the commitments under the Exit Facility immediately prior to such refinancing;

          (viii) Permitted Intercompany Debt;

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

          (ix) Debt consisting of trade obligations arising in the ordinary course of business after the Closing Date;

          (x) Debt under Interest Rate Agreements of the Issuer or any Restricted Subsidiary relating to Debt permitted to be incurred and outstanding under this Section and entered into in the ordinary course of business for the purpose of limiting interest rate risks and not for speculation; and

          (xi) Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds.

     (c) Vencor may:

          (i)    Guarantee the obligations of the Issuer under the Exit
     Facility;

          (ii) Guarantee the obligations of the Issuer under this Agreement as set forth in the Vencor Guaranty;

          (iii) Guarantee the obligations of the Issuer or any Restricted Subsidiary under any real property lease to which the Issuer or such Restricted Subsidiary is a party;

          (iv)   Guarantee Debt incurred by any Vencor Unrestricted Subsidiary;
     and

          (v)    incur or be liable with respect to any other Debt;

provided that in the case of any Guarantee or Debt described in clauses (iv) and
(v), Vencor may not give such Guarantee or incur such Debt unless its obligations thereunder are expressly subordinated to the Vencor Guaranty pursuant to subordination provisions in substantially the form of Exhibit J. The ability of any Vencor Unrestricted Subsidiary to incur Debt is not limited by this Agreement.

     Section 7.02. Negative Pledge. The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien securing any Debt on any asset now owned or hereafter acquired by it (or any income therefrom or any right to receive income therefrom), except:

     (a)  Liens created pursuant to the Collateral Documents;

     (b)  Liens securing Senior Obligations;

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

     (c)  Liens existing on the Closing Date securing Debt described in clause
(iii) of Section 7.01(b);

     (d) any Lien existing on any asset prior to the acquisition thereof by the Issuer or a Restricted Subsidiary; provided that such Lien was not created in contemplation of such event and does not extend to any other property of the Issuer or any Restricted Subsidiary;

     (e) any Lien existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary or merges into the Issuer or any of its Restricted Subsidiaries in connection with an Acquisition; provided that such Lien was not created in contemplation of such event and does not extend to any other property of the Issuer or any Restricted Subsidiary;

     (f) Liens upon the assets of the Issuer and its Restricted Subsidiaries subject to Capital Lease Obligations to the extent permitted by Section 7.0l(b)(iv); provided that (i) such Liens only serve to secure the payment of Debt arising under such Capital Lease Obligation, (ii) the Lien encumbering the asset giving rise to the Capital Lease Obligation does not encumber any other asset of the Issuer or any Restricted Subsidiary and (iii) the aggregate outstanding principal amount of all Debt secured pursuant to this clause (f) and clause (g) shall not exceed $25,000,000;

     (g) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no asset other than such asset so financed and (ii) the aggregate outstanding principal amount of all Debt secured pursuant to clause
(f) and this clause (g) shall not exceed $25,000,000;

     (h) Liens securing Debt of the Issuer or a Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary;

     (i) any Lien arising out of the refinancing (as defined in Section 7.0l(b)(vii)) of any Debt secured by any Lien permitted by this Section, provided that the principal amount of such Debt is not increased (except as set forth in the second proviso to Section 7.0l(b)(vii)) and such refinanced Debt is not secured by any additional assets;

     (j)  Permitted Encumbrances;

     (k) Liens on deposit account balances and Temporary Cash Investments in an amount not exceeding $2,000,000 securing Interest Rate Agreements; and

     (l) Liens created in favor of the Collateral Agent (for the benefit of Lenders) pursuant to the Collateral Documents or in favor of the Exit Facility Collateral Agent (for the benefit of holders of Senior Obligations).

     Section 7.03. Consolidations, Mergers and Asset Sales.

     (a) The Issuer shall not, Vencor shall not, and the Issuer shall not permit any Restricted Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to any other Person, except that:

          (i) Vencor may merge with any Person (other than the Issuer or a Restricted Subsidiary) if Vencor is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing;

          (ii) the Issuer may merge with any Person (other than Vencor) if the Issuer is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing; and

         (iii) any Restricted Subsidiary may merge or consolidate with or into, and the Issuer or any Restricted Subsidiary may transfer all or substantially all of its assets to, any Person if, immediately after such transaction (and giving effect thereto), no Default shall have occurred and be continuing and (A) the surviving corporation or transferee is the Issuer or a Restricted Subsidiary, (B) in the case of a Restricted Subsidiary, such merger, consolidation or transfer of all or substantially all assets is in conjunction with a disposition by the Issuer and its Restricted Subsidiaries of their entire investment in such Subsidiary and such disposition is not prohibited by any provision of the Financing Documents (other than this subsection (a)); provided that the foregoing shall not prohibit any transaction permitted by Section 7.03(d), (C) the Required Lenders shall have consented to such transaction or (D) immediately after such transaction is consummated, the aggregate book value of all assets disposed of in transactions permitted by this clause (D) during the period of 365 days then ended (whether disposed of directly or by means of a merger, consolidation or transfer of Equity Interests) would not exceed 5% of Consolidated Net Worth as shown on the Most Recent Financial Statements.

For purposes of Section 7.03(a)(iii)(D), the book value of the assets disposed of in each transaction shall be the book value of such assets on the books of the relevant Subsidiary immediately before such disposition.

     (b) If the Issuer and its Restricted Subsidiaries dispose of their entire investment in any Restricted Subsidiary as permitted by subsection (a) above, the Administrative Agent shall at the Issuer's request instruct the Collateral Agent, concurrently with or at any time after such disposition, to release all security interests in Equity Interests in such Subsidiary granted by the Issuer and its Restricted Subsidiaries to the Collateral Agent. In addition, (i) such Restricted Subsidiary's Subsidiary Guaranty shall be automatically released and it shall cease to be a party to the Security Agreement, in each case concurrently with such disposition, and (ii) the Administrative Agent shall at the Issuer's request instruct the Collateral Agent, concurrently with or at any time after such disposition, to release all security interests granted by such Subsidiary to secure its Subsidiary Guaranty and return to such Subsidiary any of its assets held by the Collateral Agent under the Collateral Documents.

     (c) Notwithstanding the foregoing, clause (a) of this Section 7.03 shall not apply to any sale or other disposition of Atria Shares or BHC Shares, and any such transaction shall be excluded from calculations under Section 7.03(a)(iii)(D).

     (d) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale, unless:

          (i) the consideration received from such Asset Sale shall be in an amount at least equal to the fair market value thereof (as determined in good faith by the Issuer (which determination, if the sale price exceeds $5,000,000, shall be evidenced by a resolution of the Issuer's Board of Directors) as at the time of such Asset Sale); and

          (ii) at least 80% of the consideration received shall be in the form of cash received at closing (for purposes of this clause only, the assumption by the purchaser of Debt or other obligations of the Issuer or a Restricted Subsidiary relating to the assets subject to such Asset Sale pursuant to a customary novation agreement and the release of the Issuer or the Restricted Subsidiary (as the case may be) of its obligations relating to such Debt or other obligations, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by the Issuer to cash, to the extent of the cash actually so received, shall be considered cash received at closing); and

         (iii) the Net Cash Proceeds received at such closing shall be deposited in a Collateral Account and applied as set forth in Section 2.06(a);

provided that the Kingfish Transaction shall not be subject to the foregoing provisions.

    Section 7.04. Limitations on Transactions with Affiliates. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or

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otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing shall not prohibit:

          (i) the Issuer or any Restricted Subsidiary from performing its obligations under the Existing Affiliate Agreements;

          (ii) the Issuer or any Restricted Subsidiary from making any Investment in Minority-Owned Affiliates permitted by Section 7.08;

          (iii) the Issuer or any Restricted Subsidiary from making sales or leases to or purchases or leases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales, leases or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Issuer or such Restricted Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate;

          (iv) the Issuer or any Restricted Subsidiary from making payments to Vencor in amounts as shall be necessary to permit Vencor to pay costs and expenses incurred by it in the ordinary course in connection with maintaining its status as a public company (including, without limitation, transfer agent fees, registration fees, stock exchange fees, costs for shareholder communications and other similar costs and expenses) or on account of intercompany allocation matters; provided that (w) Vencor shall have received an invoice requiring payment of such cost or expense and shall have forwarded a copy thereof to the Issuer, (x) Vencor shall pay such cost or expense within 15 days of receipt of amounts from the Issuer or any Restricted Subsidiary pursuant to this clause, (y) in the case of any payment on account of intercompany allocation matters, such payment is allocated between the Issuer and its Restricted Subsidiaries and the other Vencor Companies on a basis that reflects the actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use and (z) the aggregate amount of payments made pursuant to this clause (iv) during each of the periods referred to below shall not exceed the amount set forth opposite such period:

-----------------------------------------------------------------------
               Period                             Amount
-----------------------------------------------------------------------
    Closing Date to but excluding              $ 2,000,000
    first anniversary thereof:
-----------------------------------------------------------------------
    Each 12-month period thereafter:           $   750,000
-----------------------------------------------------------------------

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

          (v) the Issuer or any Restricted Subsidiary from making payments of principal, interest and premium on any of its Debt held by an Affiliate if the terms of such Debt are substantially as favorable to the Issuer or such Restricted Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate;

          (vi) to the extent permitted by Section 7.08, the Issuer or any Restricted Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Issuer or such Restricted Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

          (vii) the Issuer or any Restricted Subsidiary from maintaining, entering into or adopting any executive or employee incentive or compensation plan, contract or other arrangement (including any loans or extensions of credit in connection therewith to the extent permitted by
     Section 7.08), or any arrangement to terminate any of the foregoing, if such plan, contract, or arrangement has been or is approved either (x) at any time by the shareholders of Vencor in accordance with such voting requirements as may be applicable or (y) at any time by the board of directors of Vencor (or a duly constituted committee of such board) at a meeting at which a quorum of disinterested directors is present;

          (viii) to the extent permitted by Section 7.08, the Issuer or any Restricted Subsidiary from making any loan, guarantee or other accommodation in accordance with Vencor's policies and practices concerning employee relocation in the ordinary course of its business; or

          (ix)   any Restricted Payments permitted by Section 7.07.

     Section 7.05. Limitation on Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into, or suffer to exist, any agreement (other than the Financing Documents and the Exit Facility Financing Documents and, in the case of clause (c), the Master Lease Agreements) which prohibits or limits the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions or pay any Debt owed to the Issuer or any other Restricted Subsidiary; (b) make loans or advances to the Issuer or any other Restricted Subsidiary or (c) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of the Issuer and the Guarantors under the Financing Documents and the Exit Facility Financing Documents; provided that the foregoing shall not prohibit any such prohibition or limitation contained in:

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

          (i)    any document relating to Debt secured by a Lien permitted by
     Section 7.02, insofar as the provisions thereof limit grants of junior liens on the assets securing such Debt;

          (ii) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person; and

          (iii) if a Person becomes a Restricted Subsidiary after the date hereof, any agreement that is binding on such Person and was not entered into in contemplation of its becoming a Restricted Subsidiary, insofar as such agreement limits such Person's ability to take any action described in clause (a), (b) or (c) of this Section, provided that either:

                 (A) such limitation is terminated within 60 days after such Person becomes a Restricted Subsidiary; or

                 (B) not more than 5% of Consolidated EBITDAR for any period of four consecutive Fiscal Quarters is attributable, in the aggregate, to Persons that become Restricted Subsidiaries after the date hereof and remain subject to such limitations more than 60 days after becoming Restricted Subsidiaries.

     Section 7.06. Limitation on Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of a Restricted Subsidiary unless:

     (a) the sale or issuance is to the Issuer or a Wholly Owned Restricted Subsidiary; or

     (b) (i) if, after giving effect to the sale or issuance, the Restricted Subsidiary would no longer be a Restricted Subsidiary, all remaining Investments of the Issuer and the Restricted Subsidiaries in such former Restricted Subsidiary (valued at an amount equal to the Issuer's remaining proportional share of the fair market value of such former Restricted Subsidiary's assets less liabilities), if deemed made at that time, would be permitted under Section
7.08 and (ii) the Issuer complies with Section 7.03(d) with respect to the sale or issuance.

     Section 7.07. Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, declare or make any Restricted Payment on or after the Closing Date, except that:

          (i) any Restricted Subsidiary may declare and make Restricted Payments to the Issuer or any Wholly Owned Restricted Subsidiary;

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

          (ii) the Issuer may declare or make Restricted Payments to Vencor for the purchase, redemption or other acquisition or retirement for value of Equity Interests of Vencor held by (A) officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or (B) Ventas, to the extent required to satisfy the requirements of
Article XII of Vencor's Amended and Restated Certificate of Incorporation; provided that the aggregate amount paid to Vencor pursuant to this clause (ii) does not exceed an aggregate amount of $500,000;

          (iii) the Issuer may declare or make Restricted Payments to Vencor of required amounts notified to Vencor in writing from time to time by the insurance regulatory authorities in the Cayman Islands; provided that Vencor shall (x) promptly upon receipt of any such notice, forward a copy thereof to the Administrative Agent and (y) invest all Restricted Payments received pursuant to this clause in Cornerstone promptly upon receipt;

          (iv) the Issuer may declare or make Restricted Payments to Vencor of amounts necessary for any payment of Permitted Taxes related to the business or assets of the Issuer and its Restricted Subsidiaries including, without limitation, (A) any income Permitted Tax liability allocated to the Issuer and Restricted Subsidiaries under Internal Revenue Code Sections 1502 and 1552 and Treasury Regulations promulgated thereunder, and any equivalent provisions allocating tax liability to them as members of a consolidated or combined tax group for state or local tax purposes, (B) any joint and several liability for taxes asserted against the Issuer and Restricted Subsidiaries by a Permitted Taxing authority under Treasury Regulations Section 1.1502-6 or any equivalent provisions of state or local tax law or (C) any liability for Permitted Taxes or other amounts under the provisions of the Tax Refund Escrow Agreement or the Tax Allocation Agreement; and

          (v) the Issuer may declare or make Restricted Payments in cash to Vencor if at the time of, and after giving effect to, the Restricted Payment:

                    (A) the Issuer could incur at least $1.00 of additional Debt pursuant to Section 7.01(a); and

                    (B) the aggregate amount expended for all Restricted Payments made pursuant to clause (ii) and this clause (v) on or after the Closing Date would not exceed 25% of the aggregate Free Cash Flow calculated on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the first full Fiscal Quarter following the Closing Date and ending on the last day of the

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

          Issuer's most recently completed Fiscal Quarter for which financial statements have been provided pursuant to this Agreement;

    provided that Restricted Payments may be declared and made pursuant to clauses (ii), (iii), (iv) or (v) only if at the time of, and after giving effect to, the Restricted Payment, no Default shall have occurred and be continuing.

          (b) Vencor shall not, directly or indirectly, use the proceeds of any Restricted Payment to (i) declare or pay any dividend or other distribution on any Equity Securities of Vencor (except dividends payable solely in Equity Securities of the same class) or (ii) purchase, redeem, retire or otherwise acquire any Equity Securities of Vencor except as permitted by Section 7.07(a)(ii).

          Section 7.08. Limitations on Acquisitions and Investments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Acquisitions or make, acquire or hold any other Investments, except:

               (i)   Permitted Investments;

               (ii) Acquisitions involving Healthcare Facilities the sole consideration for which consists of Qualified Equity Interests of Vencor;

               (iii) up to $7.7 million in connection with the Kingfish Transaction; and

               (iv) Investments or Acquisitions funded with any Net Cash Proceeds of an Asset Sale or an Equity Issuance or any Casualty Proceeds pursuant to Section 2.06; provided that in the case of an Equity Issuance, such amounts have been transferred by Vencor to the Issuer as an equity contribution.

          (b) Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may make Restricted Investments involving Healthcare Facilities and assets incidental thereto if, at the time of, and after giving effect to, each such Restricted Investment:

               (i)   no Default shall have occurred and be continuing; and

               (ii) the aggregate amount of such Restricted Investment and all other Restricted Investments made in reliance on this clause (net of, with respect to a Restricted Investment in any particular Person made pursuant to this clause, the after-tax cash return thereon received after the Closing Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), but not to exceed the amount of such Restricted Investment in such Person made after the Closing Date in reliance on this clause) plus the aggregate principal amount of related Debt incurred pursuant to Section 7.01(b)(vi) and still outstanding (including

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

          any refinance thereof pursuant to Section 7.0l(b)(vii)) (such Debt, "Investment Related Debt") does not exceed $30,000,000;

             provided that if the aggregate amount of Restricted Investments made by the Issuer and its Restricted Subsidiaries in reliance on this clause plus the aggregate principal amount of Investment Related Debt at any time is equal to $30,000,000 or if such threshold would be exceeded by the making of any proposed Restricted Investment, then the Issuer and its Restricted Subsidiaries may make additional Restricted Investments involving Healthcare Facilities and assets incidental thereto if (x) the Issuer or the Restricted Subsidiary, as the case may be, notifies the Administrative Agent that it proposes to make a Restricted Investment pursuant to this proviso, which notice shall specify the amount of such Restricted Investment and the date on which such Restricted Investment is proposed to be made and (y) at the time of, and after giving effect to, each such additional Restricted Investment:

                    (1)  no Default shall have occurred and be continuing; and

                    (2) the aggregate amount of such additional Restricted Investment and all other Restricted Investments made in reliance on this proviso plus the aggregate principal amount of Investment Related Debt does not exceed the lesser of (x) the amount of additional Debt that the Issuer could then incur pursuant to
               Section 7.01(a) and (y) $20,000,000.

     Section 7.09. No Change of Fiscal Periods. Neither the Issuer nor Vencor shall change the date on which any of its Fiscal Years or Fiscal Quarters ends, unless the Required Lenders shall have consented to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

     Section 7.10. Limitation on Business.

     (a) Vencor will at all times own 100% of the outstanding Equity Interests of the Issuer and will not engage in any activities other than owning such Equity Interests and Equity Interests in Cornerstone and other Subsidiaries that own, operate or manage Healthcare Facilities, and financing activities and other activities reasonably related to such ownership.

     (b) Vencor shall not permit any of its Subsidiaries (other than the Excluded Partnerships and Cornerstone) to engage in any business, other than the business of owning, operating or managing Healthcare Facilities and any business reasonably incidental thereto.

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

     (c) The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than the business of owning, operating or managing Healthcare Facilities, any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Closing Date and any business reasonably incidental thereto.

     Section 7.11. Limitation on Sale and Leaseback Transactions. The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:

          (1) the Issuer or the Restricted Subsidiary would be entitled to

               (A) incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 7.01(a), and

               (B) create a Lien on such property or asset securing such Attributable Debt pursuant to Section 7.02,

       in which case, the corresponding Debt and Lien will be deemed incurred pursuant to those provisions, and

          (2) the Issuer complies with Section 7.03(d) in respect of such transaction.

     Section 7.12. No Modification of Certain Documents Without Consent. (a) The Issuer shall not, Vencor shall not, and the Issuer shall not permit any Restricted Subsidiary to, consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Existing Affiliate Agreement if the effect thereof would be to materially increase the amount, or materially accelerate the date of payment, of any obligation of the Issuer or any Guarantor thereunder.

     (b) The Issuer shall not, Vencor shall not, and the Issuer shall not permit any Restricted Subsidiary to, consent to or solicit any amendment or supplement to, or any waiver or other modification of any Third Party Lease or Management Contract, the Tax Refund Escrow Agreement or the Tax Allocation Agreement, if the effect thereof could reasonably be expected to be adverse in any material respect to the Issuer and the Guarantors, taken as a whole, or to the Lenders.

     (c) The Issuer shall not, Vencor shall not, and the Issuer shall not permit any Restricted Subsidiary to, consent to or solicit any amendment or supplement to, or any waiver or other modification of any Master Lease Agreement if the effect thereof could adversely affect the ability of the Issuer and the Guarantors to repay the Obligations as and when due.

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

     Section 7.13. Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts. The Issuer will not permit the aggregate amount of all collected funds and Temporary Cash Investments held by the Issuer and its Restricted Subsidiaries in accounts, other than the Collateral Accounts, the Exit Facility Collateral Account and the Concentration Accounts, to exceed $2,000,000 at the close of business on any two consecutive Business Days. On the Closing Date, all cash and Temporary Cash Investments of Vencor and its Subsidiaries held on the Closing Date will be held in the Issuer or a Restricted Subsidiary, other than (a) amounts held in Unrestricted Subsidiaries that, consistent with Vencor's historical cash management practices, have been held in Unrestricted Subsidiaries, (b) up to $l,000,000 held in Vencor and (iii) deposits with trade creditors, landlords, bonding companies and similar deposits in the ordinary course of business consistent with past practice.

     Section 7.14. Anti-Layering. The Issuer and Vencor shall not, and shall not permit any Subsidiary Guarantor to, incur any Debt that is subordinate in right of payment to Senior Obligations of the Issuer, Vencor or the Subsidiary Guarantors, unless such Debt is pari passu with, or subordinated in right of payment to, the Notes or the Guarantee under the relevant Guaranty Agreement. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

     Section 7.15. Payments for Consents. The Issuer and Vencor shall not, and shall not permit any of their Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the other Financing Documents unless such consideration is offered to be paid or agreed to be paid to all Lenders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

                                   ARTICLE 8
                                   Defaults

     Section 8.01. Events of Default. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

     (a) (i) any principal of any Note shall not be paid within three Business Days after the due date thereof, or (ii) any interest thereon shall not be paid within five Business Days after the due date thereof, or (iii) any fee or other amount payable hereunder to or for the account of any Agent or any Lender shall not be paid on the due date thereof and any such fee or other amount shall remain unpaid for 5 Business

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

Days after written notice thereof has been given to the Issuer by the Administrative Agent, in each case, whether or not the payment is prohibited under Section 11; or

     (b) the Issuer shall fail to observe or perform any covenant contained in
Article 6; or

     (c) the Issuer or Vencor shall fail to observe or perform any covenant contained in Section 5.01(e), Section 5.01(f) or Article 7; or

     (d) the Issuer or any Guarantor shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Issuer by the Administrative Agent at the request of any Lender; provided that: (i) if such failure relates primarily to the operation of, or to the use, maintenance, protection, preservation or status of property used directly in the operation of, a particular Healthcare Facility that is a Master Lease Property and there is a representation, covenant or agreement dealing with substantially the same subject matter in the applicable Master Lease Agreement, such failure shall not constitute an Event of Default pursuant to this clause (d) and instead shall be governed solely by Sections 8.01(h) and 8.01(l) below; and (ii) if such failure relates primarily to the operation of, or to the use, maintenance, protection, preservation or status of property used directly in the operation of, one or more Healthcare Facilities that are subject to one or more Third Party Leases and it would not be an Event of Default under Section 8.01(i) if at such time all such Third Party Leases were terminated (or the surrender or repossession of the property leased thereunder were required), such failure shall not constitute an Event of Default pursuant to this Section 8.01(d); or

     (e) any representation, warranty, certification or statement made by the Issuer or any Guarantor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

     (f) the Issuer or any Guarantor shall fail to make one or more payments in respect of Material Debt when due or within any period of grace applicable to such payments; or

     (g) any event or condition shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation or (ii) enables the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, and such event or condition has not been waived or cured and the aggregate amount that would be payable by the Issuer and the Guarantors upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $5,000,000; provided that it shall not be an Event of Default under this clause
(g) if such event or condition is an event of default under the instrument evidencing such Financial Accommodation and arises

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

with respect to an Event of Default (as defined in the applicable Master Lease Agreement) and no other event of default shall have then occurred and be continuing under such instrument; or

     (h) the termination of the lease of one or more Healthcare Facilities under a Master Lease Agreement, or the surrender or repossession of one or more Healthcare Facilities leased thereunder, prior to the scheduled termination thereof; provided that (i) this subsection (h) shall not apply to (A) any voluntary termination of a lease of a Healthcare Facility at a time when no Event of Default (as defined in the Master Lease Agreement) exists thereunder or is reasonably likely to occur or (B) any termination of a lease of a Healthcare Facility pursuant to a purchase option exercised in accordance with the terms thereof and (ii) no Event of Default shall exist under this subsection (h) at any time, unless the EBITDAR attributable to all Healthcare Facilities covered by this subsection (h) then being terminated, surrendered or repossessed (the Fiscal Quarter in which such termination, surrender or repossession occurs, the "Current Fiscal Quarter"), and the EBITDAR attributable to all Healthcare Facilities with respect to which such a termination, surrender or repossession covered by this subsection (h) occurred during the Current Fiscal Quarter and the most recently ended period of four consecutive Fiscal Quarters exceed, in the aggregate, 5% of Consolidated EBITDAR during such four consecutive Fiscal Quarter period (the EBITDAR attributable to each such Healthcare Facility and the Consolidated EBITDAR to be calculated, in each case, for the most recently ended period of four consecutive Fiscal Quarters for which the necessary information is available, in each case annualized if such fiscal information is not available for a full four Fiscal Quarters following the Closing Date); or

     (i) one or more events or conditions shall occur that result in, or enable the counter-party thereunder to require, (i) the termination of one or more Third Party Leases, or the surrender or repossession of the property leased thereunder, prior to the scheduled termination thereof or (ii) the termination of one or more Management Contracts prior to the scheduled termination thereof; provided that (x) this subsection (i) shall not apply to any voluntary termination of a Third Party Lease or Management Contract by the Issuer or a Guarantor at a time when no default by it thereunder exists or is reasonably likely to occur and (y) no Event of Default shall exist under this subsection
(i) at any time, unless the EBITDA attributable to all Healthcare Facilities then subject to a termination, surrender or repossession covered by this subsection (i) and the EBITDA attributable to all Healthcare Facilities with respect to which such a termination, surrender or repossession occurred during the preceding 12 months exceed, in the aggregate, 12% of Consolidated EBITDA (the EBITDA attributable to each such Healthcare Facility to be calculated for the most recent 12 months of full operation thereof for which the necessary financial information is available and Consolidated EBITDA to be calculated for the most recently ended period of four consecutive Fiscal Quarters for which the necessary financial information is available, in each case annualized if such financial information is not available for a full 12 months or a full four Fiscal Quarters, as the case may be); or

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


     (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $l,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

     (k) one or more Enforceable Judgments for the payment of money aggregating in excess of $20,000,000 shall be rendered against the Issuer or one or more of the Guarantors and shall not have been satisfied; or

     (l) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien (other than Liens securing amounts owing under the Exit Facility and other Permitted Liens), or the Issuer or any Guarantor shall so assert in writing; provided that it shall not be an Event of Default under this clause (l) if the Liens in question are not valid or not perfected, or are subject to such other Liens, only in respect of Collateral used directly in the operation of one or more particular Healthcare Facilities (i) that are Master Lease Properties and the number of such Facilities does not exceed 15 or (ii) that are subject to one or more Third Party Leases and it would not be an Event of Default under 8.01(i) if at such time all such Third Party Leases were terminated (or the surrender or repossession of the property leased thereunder were required); or

     (m) any provision of any Guaranty Agreement shall cease to be in full force and effect (except as permitted by Section 7.03(b)) or any Guarantor, or any Person acting on behalf of any Guarantor, shall so assert in writing; or

     (n) other than the Chapter 11 Cases:

           (i) the Issuer or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other

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     proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (ii) an involuntary case or other proceeding shall be commenced against the Issuer or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against it under the Federal bankruptcy laws as now or hereafter in effect; or

     (o) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) (other than any Person which acquires shares of common stock of Vencor on the Closing Date pursuant the Plan of Reorganization (an "Excluded Person") or any group of Persons of which Excluded Persons have majority interest) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of more than 50% of the outstanding shares of common stock of Vencor, then, and in every such event the Administrative Agent or the Required Lenders may by notice to the Issuer declare the principal of the Notes and all other amounts in respect of the Obligations (in each case together with accrued interest thereon) to be, and they shall become due and payable upon the earlier to occur of (x) the 5/th/ day after notice thereof has been given to the Exit Facility Agent and (y) the date on which all Senior Obligations have been accelerated, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. If any event specified above in
Section 8.01(n) occurs, then without notice to the Issuer or any other act by any Agent or any Lender, the principal of the Notes and all other amounts in respect of the Obligations (in each case together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Issuer. The Administrative Agent will promptly notify the Exit Facility Agent of any declaration of acceleration of the Notes.

     Section 8.02. Notice of Default. The Administrative Agent shall give notice to the Issuer under Section 8.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

     Section 8.03. Enforcement Notice. Subject to the Intercreditor Agreement, if the Administrative Agent is (i) instructed to do so by the Required Lenders at any time after the Notes become immediately due and payable pursuant to
Section 8.01(n), or (ii) instructed to do so by the Required Lenders at any time after the

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principal and other amounts outstanding under the Notes have been declared due and payable pursuant to Section 8.01, the Administrative Agent shall deliver to the Collateral Agent an Enforcement Notice directing the Collateral Agent to exercise one or more specific remedies under the Collateral Documents or any other right or remedy available at law or in equity. Concurrently with the delivery of any such Enforcement Notice to the Collateral Agent, the principal of the Notes and other amounts in respect of the Obligations not theretofore declared due and payable shall automatically become immediately due and payable.

                                   ARTICLE 9
                                   The Agent

     Section 9.01. Appointment and Authorization.

     (a) Each Lender irrevocably appoints the Administrative Agent to act as its agent in connection herewith and authorizes the Administrative Agent to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     (b) Each of the Lenders and the Administrative Agent (i) authorizes the Collateral Agent to execute the Collateral Documents and the Intercreditor Agreement as agent on their behalf, (ii) irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents and the Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto and (iii) agrees to be bound by the terms and provisions of the Collateral Documents and the Intercreditor Agreement relating to the Administrative Agent and such Lender.

     Section 9.02. Agents and Affiliates. Morgan shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not one of the Agents. Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Issuer or any of the Guarantors or their Affiliates as if it were not one of the Agents.

     Section 9.03. Actions by Agents. The obligations of each of the Agents under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article 8 hereof and in the Collateral Documents.

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     Section 9.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for the Issuer or any Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.05. Liability of Agents. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document; (ii) the performance or observance of any of the covenants or agreements of the Issuer or any Guarantor under any Financing Document; (iii) the satisfaction of any condition specified in Section
3.01 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, recordation, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 9.06. Indemnification. The Lenders shall, ratably in accordance with the aggregate outstanding principal amount of their Loans, indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Issuer and the Guarantors) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

     Section 9.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

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     Section 9.08. Successor Agents. (a) Any Agent may resign at any time (a
"Retiring Agent") by giving notice thereof to the Lenders, the other Agents and the Issuer. Upon any such resignation, the Required Lenders shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Lenders, appoint a Successor Agent, which shall be a Lender or any other commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000; provided that for so long as Morgan is the Exit Facility Agent, Morgan shall have the absolute right to resign as Administrative Agent upon 30 days notice, and such resignation shall become effective, regardless of whether a Successor Agent has been appointed and shall have no obligation to appoint a Successor Agent. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder; provided that if Morgan resigns as Administrative Agent pursuant to the proviso in the previous sentence, then Morgan shall be discharged from its duties and obligations hereunder immediately upon the expiry of the 30 day period referred to in such proviso. After any Retiring Agent resigns as an Agent hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

     (b) Without prejudice to its rights under paragraph (a), Morgan may resign as an Agent at any time and may appoint any other subsidiary of J.P. Morgan Chase & Co. to such role by giving written notice thereof to each of the Lenders and the Issuer. Upon such appointment, such subsidiary shall thereupon succeed to and become vested with all the rights and duties of Morgan in such capacity and Morgan shall be discharged from its duties and obligations in such capacity hereunder. After Morgan resigns as Agent under this paragraph (b), the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

     Section 9.09. Collateral Agent.

     (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the Collateral), the Collateral Agent shall, subject to the Intercreditor Agreement, act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

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     (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reasons of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by the Issuer or any of the Guarantors.

                                  ARTICLE 10
                           Changes in Circumstances

     SectioN 10.01. Increased Cost and Reduced Return.

     (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (other than the Agents) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender Party (other than the Agents) or shall impose on any Lender Party (other than the Agents) or the London interbank market any other condition affecting its Loans, and the result of any of the foregoing is to increase the cost to such Lender Party of making or maintaining its Loans or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement or under its Loans with respect thereto, by an amount deemed by such Lender Party to be material, then, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Issuer shall pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased cost or reduction; provided that the Issuer shall not be liable to any Lender Party in respect of any such increased cost or reduction with respect to any period of time more than three months before the Issuer receives the notice required by the first sentence of
Section 10.01(c) or more than six months before the Issuer receives the relevant certificate referred to in the second sentence of Section 10.01(c).

     (b) If any Lender Party (other than the Agents) shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central

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bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender Party (or its Parent) as a consequence of such Lender Party's obligations hereunder to a level below that which such Lender Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender Party to be material, then from time to time, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Issuer shall pay to such Lender Party such additional amount or amounts as will compensate it for such reduction; provided that the Issuer shall not be liable to any Lender Party in respect of any such reduction with respect to any period of time more than three months prior to the date of the notice required by the first sentence of Section 10.01(c).

     (c) Each Lender Party (other than the Agents) will promptly notify the Issuer and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. A certificate of any such Lender Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

     Section 10.02. Taxes.

     (a) Any and all payments by the Issuer and the Guarantors to or for the account of any Lender Party under any Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by (i) the jurisdiction under the laws of which it is organized or any political subdivision thereof and
(ii) in the case of each Lender, the jurisdiction of its Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Issuer or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any Financing Document to any Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.02) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer or the relevant Guarantor shall make such

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deductions, (iii) the Issuer or the relevant Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Issuer or the relevant Guarantor shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 12.01, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Issuer agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, any Financing Document (hereinafter referred to as "Other Taxes").

     (c) The Issuer agrees to indemnify each Lender Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 10.02) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender Party makes demand therefor.

     (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Issuer (but only so long as such Lender Party remains lawfully able to do so), shall provide the Issuer and the Administrative Agent with (i) Internal Revenue Service form W-8BEN, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest under the Financing Documents or (ii) an Internal Revenue Service form W-8ECI, or any successor form prescribed by the Internal Revenue Service, certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be excluded from "Taxes" as defined in
Section 10.02(a).

     (e) For any period with respect to which a Lender Party has failed to provide the Issuer and the Administrative Agent with the appropriate form pursuant to Section 10.02(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 10.02(a) with respect to Taxes imposed by the United States; provided that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder,

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the Issuer or the relevant Guarantor shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     (f) If the Issuer or any Guarantor is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section 10.02, then such Lender Party will change the jurisdiction of its Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party.

     (g) Without prejudice to the survival of any other agreement of the Issuer or Vencor hereunder, the agreements and obligations of the Issuer and the Guarantors contained in this Section 10.02 (as set forth herein and incorporated by reference in the Guaranty Agreements) shall survive the payment in full of the principal of and interest on the Notes.

                                  ARTICLE 11

                                 Subordination

     Section 11.01. Agreement to Subordinate. The Debt evidenced by the Notes, together with all interest, fees, indemnities, rescission claims and other Obligations hereunder and under the Financing Documents, is subordinated in right of payment, to the extent and in the manner provided in this Agreement, to the prior payment of all Senior Obligations. The subordination provisions are for the benefit of and enforceable by the holders of Senior Obligations from time to time.

     Section 11.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

     (a) holders of Senior Obligations are entitled to receive payment in full in cash of all Senior Obligations, including all interest accrued or accruing on Senior Obligations after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Obligations before the Lenders will be entitled to receive any payment of principal of or interest on the Notes. As used herein, "payment in full" or "paid in full" shall mean, with respect to the Senior Obligations, the indefeasible payment in full in cash or cash equivalents of 100% of the principal, interest, fees, expenses and other amounts due or to become due to the Senior Agents and the Senior Lenders under the Exit Facility and the other Exit Facility Financing Documents in the manner provided under the terms of such

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documents or in such other manner which the Exit Facility Agent, at the direction of the Senior Lenders, shall have consented in writing; and

     (b) until the Senior Obligations are paid in full, any payment or distribution to which Lenders would be entitled but for these subordination provisions shall instead be made to holders of Senior Obligations as their interests may appear.

     Section 11.03. Default on Senior Obligations. (a) The Issuer shall not pay the principal of or interest on the Notes, or any other Obligation hereunder and under the Financing Documents, and shall not repay, repurchase, redeem or otherwise retire any Notes (collectively hereinafter referred to as "pay the Notes") if at the time any Senior Obligations have not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

     (b) During the continuance of any default (other than a default of the type specified in clause (a)) with respect to any Senior Obligations pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Issuer may not pay the Notes for a period (a "Payment Blockage Period"):

          (i) commencing upon the receipt by the Issuer and the Administrative Agent (if it is not the same person as the Exit Facility Agent) of written notice of default from the Exit Facility Agent specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and

          (ii) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (A) by written notice to the Administrative Agent (if it is not the same person as the Exit Facility Agent) and the Issuer from the Exit Facility Agent, (B) by repayment in full of such Senior Obligations or (C) because the default giving rise to the Blockage Notice has been cured or waived pursuant to a writing satisfactory to the Exit Facility Agent).

     Subject to clause (a) and the preceding paragraph, unless the holders of such Senior Obligations have accelerated the maturity of such Senior Obligations, the Issuer may resume payments on the Notes after the Payment Blockage Period.

     (c) Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Obligations during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Obligations whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Senior Obligations, whether or not within a period of 360

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consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

     Section 11.04. When Distribution Must Be Paid Over. If a payment or other distribution is made to Lenders that because of these subordination provisions should not have been made to them, the Lenders that receive the distribution shall hold it in trust for holders of Senior Obligations and pay it over to them as their interests may appear.

     Section 11.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Obligations which otherwise would have been made to Lenders is not, as between the Issuer and Lenders, a payment by the Issuer on Senior Obligations. After all Senior Obligations are paid in full and until the Notes are paid in full, Lenders will be subrogated to the rights of holders of Senior Obligations to receive payments in respect of Senior Obligations, which, to the extent received by Lenders, do not constitute, as between the Issuer and the Lenders, payments by the Issuer on the Notes.

     Section 11.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. Subject to the Intercreditor Agreement, these subordination provisions define the relative rights of Lenders and holders of Senior Obligations and do not impair, as between the Issuer and Lenders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms. The failure to make a payment pursuant to the Notes by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Lenders or the Administrative Agent to accelerate the maturity of the Notes upon an Event of Default or prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default, subject to the Intercreditor Agreement and the rights of holders of Senior Obligations to receive distributions otherwise payable to Lenders.

     Section 11.07. Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Obligations to enforce the subordination of the Notes will be impaired by any act or failure to act by the Issuer or by its failure to comply with this Agreement.

     Section 11.08. Rights Of Administrative Agent. (a) The Administrative Agent may continue to make payments on the Notes and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Administrative Agent receives notice satisfactory to it from the Issuer or the Exit Facility Agent that payments may not be made under this Article; provided that a Blockage Notice shall be deemed to be effective as against the Lenders immediately upon the Administrative Agent receiving such notice under Section 11.03(b).

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     (b)  The Administrative Agent in its individual or any other capacity may hold Senior Obligations with the same rights, including rights under this Article, it would have if it were not Administrative Agent. Nothing in this Article applies to claims of, or payments to, the Administrative Agent under or pursuant to Section 12.03.

     Section 11.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Obligations. Whenever a distribution is to be made or a notice given to holders of Senior Obligations, the distribution may be made and the notice given to the Exit Facility Agent. Notices or consents under this Agreement from holders of the Senior Obligations may be given only by the Exit Facility Agent.

     Section 11.10. Administrative Agent Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Obligations, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Obligations pursuant to this Article, the Administrative Agent and the Lenders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 11.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Administrative Agent or to the Lenders, or information provided by the Exit Facility Agent. The Administrative Agent may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

     Section 11.11. Administrative Agent to Effectuate Subordination. Each Lender by accepting a Note authorizes and directs the Administrative Agent on behalf of the Lender to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Lenders and the holders of Senior Obligations as provided in this Article and appoints the Administrative Agent as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 11.02.

     Section 11.12. Administrative Agent Not Fiduciary for Holders of Senior Obligations. The Administrative Agent will not be deemed to owe any fiduciary duty to the holders of Senior Obligations and will not be liable to any such holders if it mistakenly pays over or distribute to Lenders, or to the Issuer or any other Person, any money or assets to which holders of Senior Obligations are entitled by virtue of this Article.

     Section 11.13. Legend on Notes. Until such time as all outstanding Senior Obligations are indefeasibly paid in full in cash, each of the Notes and any other promissory note or similar document evidencing the Loans, shall bear upon its face a legend as follows:

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         "THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE
         MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN CREDIT AGREEMENT REFERRED TO BELOW IN ACCORDANCE WITH THE TERMS THEREOF, AND THE RIGHTS AND REMEDIES OF THE HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 20,200l BY AND AMONG THE ISSUER, VENCOR, THE COLLATERAL AGENT AND THE EXIT FACILITY COLLATERAL AGENT, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT")."

     Section 11.14. Reliance by Holders of Senior Obligations on Subordination Provisions; No Waiver. (a) Each Lender by accepting a Note acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Obligations, whether created or acquired before or after the issuance of the Notes, to acquire or to hold such Senior Obligations, and each holder of Senior Obligations will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Obligations.

     (b) The holders of Senior Obligations may, at any time and from time to time, without the consent of or notice to the Administrative Agent or the Lenders, without incurring any liability or responsibility to the Lenders, and without impairing the rights of holders of Senior Obligations under these subordination provisions, do any of the following:

          (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Obligations or any instrument evidencing the same or any agreement under which Senior Obligations is outstanding or secured;

          (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations;

          (iii) release any Person liable in any manner for the payment of Senior Obligations; or

          (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

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                                  ARTICLE 12

                                 Miscellaneous

     Section 12.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party under any Financing Document shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Lender, in its Administrative Questionnaire) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and the Issuer; provided that if the Issuer or the Administrative Agent gives any notice changing its address or facsimilie number, a copy of such notice shall be given by the Issuer or the Administrative Agent, as the case may be, to the Exit Facility Agent. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section 12.01 and confirmation of receipt is received, (ii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 12.01, provided that notices and requests to the Administrative Agent under Articles 2, 8, 10 or 11 shall not be effective until received.

     Section 12.02. No Waiver. No failure or delay by the Lender Parties, or any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12.03.  Expenses; Indemnification.

     (a) The Issuer shall pay on demand all the actual and reasonable costs, fees and expenses of(i) the Agents in connection with the negotiation, preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto, or any Default or alleged Default hereunder; (ii) furnishing all opinions by counsel for the Issuer and the Guarantors (including any opinions reasonably requested by the Administrative Agent or Required Lenders as to any legal matters arising hereunder) and of the Issuer's and the Guarantors' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Financing Documents, including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) counsel to the Agents (including the reasonable fees and expenses of O'Melveny & Myers LLP and Davis Polk & Wardwell, special counsel to the Agents) in connection with the negotiation,

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preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Issuer or any Guarantor, provided that it is acknowledged that the Agents have retained O'Melveny & Myers LLP principally in respect of Bankruptcy Code matters and that after the Closing Date, in the absence of an Event of Default, there will be only one principal counsel (as opposed to any local counsel or similar specialized retention) retained by the Agents, (iv) creating and perfecting Liens in favor of the Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel providing any opinions that any Agent or Required Lenders may reasonably request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) Policano & Manzo in connection with the negotiation, preparation and execution of the Financing Documents and for a period of six months after the Closing Date in connection with the administration thereof; (vi) the Agents in connection with the custody or preservation of any of the Collateral; and
(vii) if any Event of Default occurs, any Lender Party, including actual and reasonable costs, fees and expenses of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, including the negotiation of any restructuring or "workout" of the Issuer's obligations under the Financing Documents.

     (b) In addition to the payment of expenses pursuant to Section 12.03(a), whether or not the transactions contemplated hereby shall be consummated, the Issuer agrees to defend (subject to Indemnitee's selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of the Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided, that the Issuer shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

     As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, clean-up, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statues, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of(i) this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby, including any enforcement of any of the Financing Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty Agreements), or (ii) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Issuer and the Guarantors.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 12.03(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Issuer shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Without prejudice to the survival of any other agreement of the Issuer or the Guarantors hereunder, the agreements and obligations of the Issuer and the Guarantors contained in this Section 12.03 (as set forth herein and incorporated by reference in the Guaranty Agreements) shall survive the payment in full of the principal of and interest on the Notes.

     Section 12.04.  Sharing of Set-offs.

     (a) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due (or overdue) with respect to the Notes held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due (or overdue) with respect to the Notes held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata.

     (b) Nothing in this Section 12.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Issuer or the relevant Guarantor other than its indebtedness in respect of the Notes.

     (c) The Issuer agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Issuer in the amount of such participation.

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

     Section 12.05.  Amendments and Waivers.

     (a) Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.05.

     (b) Except as set forth in the succeeding subsections of this Section, the Required Lenders (or the Administrative Agent with their written consent) may from time to time (i) enter into written amendments, supplements or modifications of any Financing Document (which shall not be effective unless signed by the Issuer if a party thereto and each Guarantor party thereto) for the purpose of adding any provisions to such Financing Document or changing in any manner the rights of the parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders (or the Administrative Agent with their written consent) may specify in such instrument, any of the requirements of any Financing Document (including any waiver of any of the conditions precedent set forth in Section 3.01 (except that the acceptance of a Note by any Lender on the Closing Date shall be deemed to constitute a waiver of such conditions precedent by such Lender)) or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided that

          (1) without the written consent of the then Agents, no Specified Change shall amend, modify or waive any provision of Article 9 or any other provision of this Agreement governing the rights or obligations of the Agents; and

          (2) without the written consent of all the Lenders, no Specified Change shall reduce the percentage specified in the definition of "Required Lenders".

     (c) Without the written consent of the all Lenders, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral, releasing Vencor from its obligations under the Vencor Guaranty Agreement or releasing all or substantially all of the Restricted Subsidiaries from their obligations under the Subsidiary Guaranty Agreement, except in each case as expressly provided in this Agreement or any Collateral Document.

     (d) Without the written consent of all the Lenders, no Specified Change shall (i) consent to the assignment or transfer by Vencor or the Issuer of any of its rights and obligations under the Financing Documents, (ii) include, as indebtedness under this Agreement, any indebtedness of the Issuer or the Guarantors other than the Issuer's indebtedness under the Loans or (iii) change the priority claim status of the Obligations.

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

     (e) Without the written consent of each Lender directly affected thereby, no Specified Change shall reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or amend, modify or waive any provision of this subsection (f).

     (f) Without the consent of the Exit Facility Agent, no Specified Change may effect any change that adversely affects the rights of any holder of Senior Obligations then outstanding under Section 11.

     (g) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agents, all future holders of the Notes, the Issuer and the Guarantors.

     Section 12.06.  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Issuer nor Vencor may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders. Any attempted assignment or transfer in contravention of the foregoing shall be null and void.

     (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans. If any Lender grants a participating interest to a Participant, whether or not upon notice to the Issuer and the Agents, such Lender shall remain responsible for the performance of its obligations hereunder, and the Issuer and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Issuer and the Guarantors or any other party under the Financing Documents, including the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that
(i) such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 10.02(f) without the consent of the Participant and (ii) such Lender will agree to vote the Participant's participating interest with respect to any matter requiring a vote of all Lenders under the Security Agreement as the Participant may direct. The Issuer and Vencor each agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 10 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 12.06(c) or 12.06(d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

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     (c)  Any Lender may at any time on or after the Closing Date assign to one or more (x) Eligible Assignees or (y) affiliates or Related Funds of such transferor Lender (each such Eligible Assignee, affiliate or Related Fund being an "Assignee") all, or a ratable portion of all, of its rights and obligations under the Financing Documents and the Loans, and such Assignee shall assume such rights and obligations, with notice to the Issuer and the Administrative Agent; provided that:

             (i) any assignment of only a ratable portion of the transferor Lender's rights and obligations shall not be less than $5,000,000;

             (ii) such assignment may be made to an Assignee that is already a Lender, or made by a Lender to one of its Related Funds, without regard to the foregoing minimum assignment amount;

             (iii)  except in the case of an assignment made pursuant to clause
     (ii), the Administrative Agent shall give its prior written consent to such assignment (which consent shall not be unreasonably withheld);

             (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment Agreement for its acceptance and recording in the Register at least two Business Days prior to the proposed effective date of such assignment; and

             (v) the Assignee under each such assignment (unless it is already a Lender) shall deliver to the Administrative Agent a completed Administrative Questionnaire.

     When (A) such an Assignment Agreement (together with an Administrative Questionnaire, if required) has been delivered to the Administrative Agent, (B) such assignment has been recorded in the Register, and (C) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with outstanding Notes as set forth in such instrument of assignment, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), (x) the Administrative Agent shall notify the Collateral Agent thereof and (y) the transferor Lender, the Administrative Agent and the Issuer shall make appropriate arrangements so that, if required, a new Note complying with the provisions of Section 2.01 is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is organized under the laws of a jurisdiction outside the United States, it shall deliver to the Issuer and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 10.02.

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Anything contained herein to the contrary notwithstanding, the Administrative
Agent shall not be required to accept and record assignments hereunder on more than one day during each week, and each assigning Lender shall coordinate each assignment with the Administrative Agent so that the proposed effective date of such assignment shall be the same date as the effective date of each other assignment during the relevant week by each other assigning Lender.

     Notwithstanding the foregoing provisions of this clause (c), if at any time on or after the Closing Date, any holder of a Senior Debt Claim properly completes and returns to the Custodian in accordance with Section 6.04 of the Plan of Reorganization a Letter of Transmittal, together with debt instruments (to the extent such exist) representing their Old Debt Securities and an executed counterpart to this Agreement, the Custodian shall promptly (i) provide notice to the Issuer and the Administrative Agent, which notice shall specify the name of such holder and the principal amount of the Note to be issued to such holder and (ii) forward the executed counterpart to the Administrative Agent. Such holder shall, upon making the deliveries referred to in the previous sentence, become a Lender party to this Agreement and shall have all the rights and obligations of a Lender with outstanding Notes in a principal amount set forth in the notice referred to in the previous sentence. The Administrative Agent shall notify the Collateral Agent of any holder becoming a Lender pursuant to this paragraph and the Administrative Agent, the Issuer and the Custodian shall make arrangements so that, if required, a new Note complying with the provisions of Section 2.01 is issued to such holder. Upon the issuance of a Note to a holder of Senior Debt Claims pursuant to this paragraph, the principal amount of the Note held by the Custodian shall be reduced by an amount equal to the principal amount of the Note issued to such holder. If any such holder of Senior Debt Claims is organized under the laws of a jurisdiction outside the United States, it shall deliver to the Issuer and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 10.02. Promptly upon any holder of Senior Debt Claims becoming a Lender, such holder shall deliver to the Administrative Agent a completed Administrative Questionnaire.

     (d) Any Lender may at any time assign all or any portion of its Notes as security to a Federal Reserve Bank. No such assignment or pledge shall release the transferor Lender from its obligations hereunder.

     (e) The Administrative Agent (acting, for this purpose only, as agent for the Issuer) shall maintain at its address at which notices are to be given to it pursuant hereto a copy of each Assignment Agreement delivered to it pursuant to subsection (c) of this Section 12.06 and a register for the recordation of the names and addresses of the Lenders and the principal amounts of their respective Notes outstanding from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Issuer, the Guarantors, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Issuer or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

     (f) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 10.01 or 10.02 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Issuer's prior written consent or by reason of the provisions of Section 10.01 or 10.02 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 12.07. Margin Stock. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 12.08. Governing Law; Submission to Jurisdiction. THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE JURISDICTION OF THE COURT, THE ISSUER AND VENCOR EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO ANY OF THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE ISSUER AND VENCOR EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 12.09. Counterparts; Integration. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing Documents) constitutes the entire agreement and understanding among the parties hereto and

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

supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 12.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.10.

     Section 12.11. Confidentiality. Each Lender Party agrees to keep any non-public information delivered or made available by Ventas, the Issuer or any Guarantor to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Notes; provided that nothing herein shall prevent any Lender Party from disclosing such information
(i) to Persons employed or retained by such Lender Party who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Notes, (ii) to any other Person if reasonably incidental to the administration of the Notes, (iii) to any other Lender Party, (iv) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law, (v) upon the request or demand of any authorized bank regulatory agency, bank examiner or comparable authority, (vi) which has theretofore been publicly disclosed or is otherwise available to such Lender Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with Ventas, the Issuer or any Guarantor, (vii) in connection with any litigation to which any Lender Party or its subsidiaries or Parent may be a party, (viii) to the extent necessary in connection with the exercise of any remedy hereunder, (ix) to such Lender Party's affiliates, legal counsel and independent auditors; (x) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 12.11 or (xi) any other Person approved by the Issuer in writing. Any Lender Party that discloses confidential information to other Persons as contemplated by clause (i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Lender Party discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Lender Party shall, to the extent permitted by law, use its best efforts to advise the Issuer, Vencor or Ventas of such proposed disclosure so that the Issuer, Vencor or Ventas may, in its discretion, seek

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an appropriate protective order. If and to the extent requested to do so by the
Issuer, the Administrative Agent may deliver copies of information supplied to it pursuant to Section 5.01 to any Person referred to in clause (x) or (xi) of the foregoing proviso. Anything herein to the contrary notwithstanding, no Lender Party shall have any liability with respect to disclosure of confidential information by electronic transmission, including, without limitation, facsimile, e-mail and internet communication, as long as such Lender Party exercises reasonable care in effecting such transmission.

                 [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                     BY:  Vencor Operating, Inc.
                          (to be renamed Kindred Healthcare Operating,
                          Inc.)


                          By:  /s/ Richard A. Lechleiter
                               --------------------------------------
                          Name:    Richard A. Lechleiter
                          Title:   Vice President-Finance,
                                   Corporate Controller & Treasurer


                     BY:  Vencor, Inc.
                          (to be renamed Kindred Healthcare, Inc.)


                          By:  /s/ Richard A. Lechleiter
                               --------------------------------------
                          Name:    Richard A. Lechleiter
                          Title:   Vice President-Finance,
                                   Corporate Controller & Treasurer

                     Notice Address for the Issuer and Vencor:

                                Vencor, Inc.
                                (to be renamed Kindred Healthcare, Inc.)
                                680 South Fourth Street
                                Louisville, KY 40202
                     Attention: General Counsel
                     Facsimile: 502-596-4075
                     Internet:  www.vencor.com, and after Vencor, Inc.'s
                                name change to Kindred Healthcare, Inc., www.kindredhealthcare.com with a copy to:
                     Address:   Vencor, Inc.
                                (to be renamed Kindred Healthcare, Inc.)
                                680 South Fourth Street
                                Louisville, KY 40202
                     Attention: Assistant Treasurer
                     Facsimile: 502-596-4170
                     with a copy to:
                     Address:     Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, NY 10006-1470
                     Attention:   Thomas J. Moloney
                     Facsimile:   212-225-3999

AGENTS AND LENDERS:

                     MORGAN GUARANTY TRUST COMPANY OF
                     NEW YORK, as Collateral Agent and Administrative
                     Agent


                     By:  /s/ Renee Toft
                          --------------------------------------
                     Name:    Renee Toft
                     Title:   Vice President

                     For Wire Transfers:
                     ABA: 021000238
                     For credit to Loan Unit 8
                     Account No.: 99999090
                     Ref.: Vencor, Inc.

                     Notices Relating to
                     Operations, etc.:
                          J.P. Morgan Services
                          500 Stanton Christiana Road
                          Newark, Delaware 19713
                          Attention: Kira Hindsley
                          Telephone: (302) 634-4264
                          Facsimile: (302) 634-4300

                     All Other Communications:
                          Morgan Guaranty Trust Company of New York
                          60 Wall Street
                          New York, New York 10260
                          Attention: Houston Stebbins
                          Telephone: (212) 648-7875
                          Facsimile: (212) 648-5005

                          and

                          J.P. Morgan Services
                          500 Stanton Christiana Road
                          Newark, Delaware 19713
                          Attention: Sandra Doherty and Linda Palmer
                          Telephone: (302) 634-3316
                          Facsimile: (302) 634-4300

                          WELLS FARGO BANK MINNESOTA, N.A., as
                          Custodian



                           By:  /s/ Cory Branden
                               -----------------------------
                           Name:    Cory Branden
                           Title:   Corporate Trust Officer

                            INITIAL LENDER SCHEDULE

        ------------------------------------------------------------------------
                         Lender                                    Amount
        ------------------------------------------------------------------------
          Wells Fargo Bank Minnesota, N.A., as Custodian        $300,000,000
        ------------------------------------------------------------------------

                                                                      SCHEDULE 1

                VENCOR, INC. AND ALL CONSOLIDATED SUBSIDIARIES
                ----------------------------------------------
                             (alphabetical order)

      I.  CORPORATIONS AND L.L.C.S
      ----------------------------

------------------------------------------------------------------------------------------------------------------------------------

No.   Name                              State of        Holder of Stock/Ownership          Outstanding       Percentage  Status/(1)/
                                        Organization    Interest                           Equity Interest   Interest
------------------------------------------------------------------------------------------------------------------------------------
1.    Advanced Infusion Systems, Inc.   CA              Medisave Pharmacies, Inc.          1,000 shares      100              RS
                                                                                           of common
                                                                                           stock, no par
                                                                                           value per share


2.    American X-Rays, Inc.             LA              Medisave Pharmacies, Inc.          2,000 shares      100              RS
                                                                                           of common
                                                                                           stock, no par
                                                                                           value per share


3.    Caribbean Behavioral Health       NV              Interamericana Health Care Group   1,000 shares      100              RS
      Systems, Inc.                                                                        of common
                                                                                           stock, par
                                                                                           value $1.00
                                                                                           per share


4.    C.P.C. of Louisiana, Inc.         LA              Transitional Hospitals            100 shares of      100              RS
                                                        Corporation (NV)                  common stock,
                                                                                          no par value
                                                                                          per share
------------------------------------------------------------------------------------------------------------------------------------

[New York #878492 v8]

(1): EP = Excluded Partnership
     RS = Restricted Subsidiary
     SS = Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------

No.   Name                         State of        Holder of Stock/Ownership                Outstanding      Percentage  Status/(1)/
                                   Organization    Interest                                 Equity Interest  Interest
------------------------------------------------------------------------------------------------------------------------------------
5.    Community Behavioral
      Health System, Inc.          LA              CPC Managed Care Health Services, Inc.   1,000 shares     100                RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

6.    Community Psychiatric
      Centers of Arkansas, Inc.    AR              Transitional Hospitals Corporation (NV)  1,000 shares     100                RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share
7.    Community Psychiatric
      Centers of California        CA              Transitional Hospitals Corporation (NV)  1,518 shares     100                RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $10.00
                                                                                            per share

8.    Community Psychiatric
      Centers of Florida, Inc.     FL              Transitional Hospitals Corporation (NV)  7,500 shares     100                RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

9.    Community Psychiatric
      Centers of Idaho, Inc.       ID              Transitional Hospitals Corporation (NV)  5,000 shares     100                RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $10.00
                                                                                            per share
------------------------------------------------------------------------------------------------------------------------------------

[New York #878492 v8]

(1): EP = Excluded Partnership
     RS = Restricted Subsidiary
     SS = Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
No.   Name                           State of       Holder of Stock/Ownership                Outstanding      Percentage  Status/1/
                                     Organization   Interest                                 Equity Interest  Interest
------------------------------------------------------------------------------------------------------------------------------------
10.  Community Psychiatric
     Centers of Indiana, Inc.        IN             Transitional Hospitals Corporation (NV)  1,000 shares     100             RS
                                                                                             stock, par
                                                                                             value $1.00
                                                                                             per share
11.  Community Psychiatric
     Centers of Kansas, Inc.         KS             Transitional Hospitals Corporation (NV)  1,000 shares     100             RS
                                                                                             of common
                                                                                             stock, par
                                                                                             value $1.00
                                                                                             per share
12.  Community Psychiatric
     Centers of Mississippi, Inc.    MS             Transitional Hospitals Corporation (NV)  1,000 shares     100             RS
                                                                                             of common
                                                                                             stock, par
                                                                                             value $1.00
                                                                                             per share

13.  Community Psychiatric
     Centers of Missouri, Inc.       MO             Transitional Hospitals Corporation (NV)  5,000 shares     100             RS
                                                                                             of common
                                                                                             stock, par
                                                                                             value $10.00
                                                                                             per share

14.  Community Psychiatric
     Centers of North Carolina, Inc. NC             Transitional Hospitals Corporation (NV)  1,000 shares     100             RS
                                                                                             of common
                                                                                             stock, par
                                                                                             value $1.00
                                                                                             per share
------------------------------------------------------------------------------------------------------------------------------------

[New York #878492 v8]

(1): EP = Excluded Partnership
     RS = Restricted Subsidiary
     SS = Shell Subsidiary

====================================================================================================================================
                                                                                               Outstanding
No.   Name                                State of       Holder of Stock/Ownership Interest    Equity         Percentage Status/(1)/
                                          Organization                                         Interest        Interest
------------------------------------------------------------------------------------------------------------------------------------
15.   Community Psychiatric Centers of    OK             Transitional Hospitals Corporation    1,000 shares   100               RS
        Oklahoma, Inc.                                     (NV)                                of common
                                                                                               stock, par
                                                                                               value $1.00
                                                                                               per share

16.   Community Psychiatric Centers of    UT             Transitional Hospitals Corporation    1,000 shares   100               RS
        Utah, Inc.                                         (NV)                                of common
                                                                                               stock, par
                                                                                               value $1.00
                                                                                               per share

17.   Community Psychiatric Centers       CA             Community Psychiatric Centers of      2,500 shares   100               RS
        Properties Incorporated                            California                          of common
                                                                                               stock, par
                                                                                               value $10.00
                                                                                               per share

18.   Community Psychiatric Centers       OK             Transitional Hospitals Corporation    1,000 shares   100               RS
        Properties of Oklahoma, Inc.                       (NV)                                of common
                                                                                               stock, par
                                                                                               value $1.00
                                                                                               per share

19.   Community Psychiatric Centers       TX             Transitional Hospitals Corporation    1,000 shares   100               RS
        Properties of Texas, Inc.                          (NV)                                of common
                                                                                               stock, par
                                                                                               value $1.00
                                                                                               per share
====================================================================================================================================

  [New York #878492 v8]

  (1):  EP=Excluded Partnership
        RS=Restricted Subsidiary
        SS=Shell Subsidiary

====================================================================================================================================
                                                                                            Outstanding
No.   Name                               State of       Holder of Stock/Ownership Interest  Equity           Percentage  Status/(1)/
                                         Organization                                       Interest         Interest
------------------------------------------------------------------------------------------------------------------------------------
20.   Community Psychiatric Centers      UT             Transitional Hospitals Corporation  1,000 shares     100             RS
        Properties of Utah, Inc.                          (NV)                              of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

21.   Cornerstone Insurance Company      CI             Vencor, Inc.                        1,000,000        100         Cornerstone
                                                                                            shares of
                                                                                            common stock,
                                                                                            par value
                                                                                            $1.00 per
                                                                                            share

22.   Courtland Gardens Health Center,   CT             PersonaCare of Connecticut, Inc.    1,000 shares     100             RS
        Inc.                                                                                of common
                                                                                            stock, no
                                                                                            par value
                                                                                            per share

23.   CPC Investment Corp.               CA             Community Psychiatric Centers       5,000 shares     100             RS
                                                          Properties Incorporated           of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

24.   CPC Managed Care Health Services,  DE             Transitional Hospitals Corporation  1,000 shares     100            RS
        Inc.                                              (NV)                              of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share
====================================================================================================================================

  [New York #878492 v8]

  (1):  EP=Excluded Partnership
        RS=Restricted Subsidiary
        SS=Shell Subsidiary

====================================================================================================================================
                                                                                            Outstanding
No.   Name                               State of       Holder of Stock/Ownership Interest  Equity           Percentage  Status/(1)/
                                         Organization                                       Interest         Interest
------------------------------------------------------------------------------------------------------------------------------------
25.   CPC of Georgia, Inc.               GA             Transitional Hospitals              500 shares of    100             RS
                                                          Corporation (NV)                  common stock,
                                                                                            par value
                                                                                            $1.00 per share

26.     CPC Properties of Arkansas,      AR             Transitional Hospitals              1,000 shares     100             RS
          Inc.                                            Corporation (NV)                  of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

27.     CPC Properties of Illinois,      IL             Community Psychiatric Centers       1,000 shares     100             RS
          Inc.                                            Properties Incorporated           of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

28.     CPC Properties of Indiana,       IN             Transitional Hospitals              1,000 shares     100             RS
          Inc.                                            Corporation (NV)                  of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

29.     CPC Properties of Kansas,        KS             Transitional Hospitals              1,000 shares     100             RS
          Inc.                                            Corporation (NV)                  of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share
====================================================================================================================================

  [New York #878492 v8]

  (1):  EP=Excluded Partnership
        RS=Restricted Subsidiary
        SS=Shell Subsidiary

====================================================================================================================================
                                                                                               Outstanding
No.  Name                                 State of     Holder of Stock/Ownership Interest      Equity       Percentage   Status/(1)/
                                          Organization                                         Interest     Interest
------------------------------------------------------------------------------------------------------------------------------------
30.  CPC Properties of Louisiana, Inc.      LA           Transitional Hospitals Corporation (NV)  1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share


31.  CPC Properties of Mississippi, Inc.    MS           Transitional Hospitals Corporation (NV)  1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share

32.  CPC Properties of Missouri, Inc.       MO           Community Psychiatric Centers Properties 1,500 shares  100             RS
                                                               Incorporated                       of common
                                                                                                  stock, par
                                                                                                  value $10.00
                                                                                                  per share

33.  CPC Properties of North Carolina, Inc. NC           Transitional Hospitals Corporation (NV)  1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share

34.  First Rehab, Inc.                      DE           Medisave Pharmacies, Inc.                1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share
====================================================================================================================================

[New York #878492 v8]

(1): EP=Excluded Partnership
     RS=Restricted Subsidiary
     SS=Shell Subsidiary

====================================================================================================================================
                                                                                                  Outstanding
No.  Name                                   State of     Holder of Stock/Ownership Interest       Equity      Percentage Status/(1)/
                                            Organization                                          Interest    Interest
------------------------------------------------------------------------------------------------------------------------------------
35.  Florida Hospital Properties, Inc.      FL           Transitional Hospitals Corporation (NV)  7,500 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share

36.  Health Care Holdings, Inc.             DE           Vencare Rehab Services, Inc.             1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $.001
                                                                                                  per share

37.  Health Care Technology, Inc.           DE           Health Care Holdings, Inc.               1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $.001
                                                                                                  per share

38.  Helian ASC of Northridge, Inc.         CA           Helian Health Group, Inc.                100,000 shares100             RS
                                                                                                  of common
                                                                                                  stock, no par
                                                                                                  value per share

39.  Helian Health Group, Inc.              DE           Vencare Rehab Services, Inc.             1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $.01 per
                                                                                                  share
====================================================================================================================================

[New York #878492 v8]

(1): EP=Excluded Partnership
     RS=Restricted Subsidiary
     SS=Shell Subsidiary

====================================================================================================================================
                                                                                                 Outstanding
No.  Name                                   State of     Holder of Stock/Ownership Interest      Equity       Percentage Status/(1)/
                                            Organization                                         Interest     Interest
------------------------------------------------------------------------------------------------------------------------------------
40.  Helian Recovery Corporation            CA           Helian Health Group, Inc.                100 shares of 100             RS
                                                                                                  common stock,
                                                                                                  no par value
                                                                                                  per share

41.  Homestead Health Center, Inc.          CT           PersonaCare of Connecticut, Inc.         1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, no par
                                                                                                  value per share

42.  Horizon Healthcare Services, Inc.      GA           Vencare Rehab Services, Inc.             1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $10.00
                                                                                                  per share


43.  Interamericana Health Care Group       NV           Transitional Hospitals Corporation (NV)  1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share


44.  J. B. Thomas Hospital, Inc.            MA           Transitional Hospitals Corporation (DE)  1,000 shares  100             RS
                                                                                                  of common
                                                                                                  stock, par
                                                                                                  value $1.00
                                                                                                  per share
====================================================================================================================================

[New York #878492 v8]

(1): EP=Excluded Partnership
     RS=Restricted Subsidiary
     SS=Shell Subsidiary

====================================================================================================================================
                                                                                          Outstanding
No.  Name                                   State of                                      Equity             Percentage
                                            Oragnization  Holder of Stock/Ownership       Interest           Interest    Status/(1)/
------------------------------------------------------------------------------------------------------------------------------------
45.   Lafayette Health Care Center, Inc.     GA           PersonaCare, Inc.               1,000 shares       100                  RS
                                                                                          of common
                                                                                          stock, no par
                                                                                          value per share

46.   MedAssure, L.L.C.                      KY           Vencare, Inc.                   N/A                50                   EP

47.   MedEquities, Inc.                      CA           Helian ASC of Northridge, Inc.  10,000 shares      100                  RS
                                                                                          of common
                                                                                          stock, no par
                                                                                          value per share

48.   Medisave of Tennessee, Inc.            DE           Medisave Pharmacies, Inc.       1,000 shares       100                  RS
                                                                                          of common
                                                                                          stock, no par
                                                                                          value per share

49.   Medisave Pharmacies, Inc.              DE           Vencor Operating, Inc.          10 shares of       100                  RS
                                                                                          common stock,
                                                                                          par value
                                                                                          $100.00 per
                                                                                          share
====================================================================================================================================

[New York#878492v8]

(1):  EP=Excluded Partnership
      RS=Restricted Subsidiary
      SS=Shell Subsidiary

====================================================================================================================================
                                                                                          Outstanding
No.  Name                                   State of                                      Equity           Percentage
                                            Oragnization  Holder of Stock/Ownership       Interest         Interest      Status/(1)/
------------------------------------------------------------------------------------------------------------------------------------


50.   Old Orchard Hospital, Inc.            IL            Transitional Hospitals          100 shares of    100                  RS
                                                           Corporation  (NV)              common stock,
                                                                                          par value
                                                                                          $10.00 per
                                                                                          share

51.   Palo Alto Surgecenter Corporation     CA            Helian Health Group, Inc.       100 shares of    100                  RS
                                                                                          common stock,
                                                                                          no par value
                                                                                          per share

52.   Peachtree-Parkwood Hospital, Inc.     GA            CPC of Georgia, Inc.            200 shares of    100                  RS
                                                                                          common stock,
                                                                                          par value
                                                                                          $1.00 per share

53.   PersonaCare, Inc.                     DE            Vencare Rehab Services, Inc.    995 shares of    100                  RS
                                                                                          common stock,
                                                                                          par value $.01
                                                                                          per share

54.   PersonaCare Living Center of          DE            PersonaCare, Inc.               1,000 shares     100                  RS
       Clearwater, Inc.                                                                   of common
                                                                                          stock, par
                                                                                          value $.001
                                                                                          per share
====================================================================================================================================

[New York#878492v8]

(1):  EP=Excluded Partnership
      RS=Restricted Subsidiary
      SS=Shell Subsidiary

====================================================================================================================================
                                                                                          Outstanding
No.  Name                                   State of                                      Equity             Percentage
                                            Oragnization  Holder of Stock/Ownership       Interest           Interest    Status/(1)/
------------------------------------------------------------------------------------------------------------------------------------
55.   PersonaCare of Bradenton, Inc.        DE            PersonaCare, Inc.               1,000 shares       100                RS
                                                                                          of common
                                                                                          stock, par
                                                                                          value $.001
                                                                                          per share

56.   PersonaCare of Clearwater, Inc.       DE            PersonaCare, Inc.               1,000 shares       100                RS
                                                                                          of common
                                                                                          stock, par
                                                                                          value $.001
                                                                                          per share

57.   PersonaCare of Connecticut, Inc.      CT            PersonaCare, Inc.               1,000 shares       100                RS
                                                                                          of common
                                                                                          stock, no par
                                                                                          value per share

58.   PersonaCare of Georgia, Inc.          DE            PersonaCare, Inc.               1,000 shares       100                RS
                                                                                          of common
                                                                                          stock, par
                                                                                          value $.001
                                                                                          per share

59.   PersonaCare of Huntsville, Inc.       DE            PersonaCare, Inc.               1,000 shares       100                RS
                                                                                          of common
                                                                                          stock, par
                                                                                          value $.001
                                                                                          per share
====================================================================================================================================

[New York#878492v8]

(1):  EP=Excluded Partnership
      RS=Restricted Subsidiary
      SS=Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Outstanding
No.  Name                                  State of        Holder of Stock/            Equity                Percentage  Status/(1)/
                                           Organization    Ownership Interest          Interest              Interest
------------------------------------------------------------------------------------------------------------------------------------
60.  PersonaCare of Little Rock, Inc.      DE              PersonaCare, Inc.           100 shares of         100             RS
                                                                                       common stock,
                                                                                       par value
                                                                                       $.001 per share

61.  PersonaCare of Ohio, Inc.             DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

62.  PersonaCare of Owensboro, Inc.        DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

63.  PersonaCare of Pennsylvania, Inc.     DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

64.  PersonaCare of Pompano East, Inc.     DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share
------------------------------------------------------------------------------------------------------------------------------------

(1): EP= Excluded Partnership
     RS= Restricted Subsidiary
     SS= Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Outstanding
No.  Name                                  State of        Holder of Stock/            Equity                Percentage  Status/(1)/
                                           Organization    Ownership Interest          Interest              Interest
------------------------------------------------------------------------------------------------------------------------------------
65.  PersonaCare of Pompano West, Inc.     DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

66.  PersonaCare of Reading, Inc.          DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

67.  PersonaCare of San Antonio, Inc.      DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

68.  PersonaCare of San Pedro, Inc.        DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

69.  PersonaCare of Shreveport, Inc.       DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share
------------------------------------------------------------------------------------------------------------------------------------

(1): EP= Excluded Partnership
     RS= Restricted Subsidiary
     SS= Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Outstanding
No.  Name                                  State of        Holder of Stock/            Equity                Percentage  Status/(1)/
                                           Organization    Ownership Interest          Interest              Interest
------------------------------------------------------------------------------------------------------------------------------------

70.  PersonaCare of St. Petersburg, Inc.   DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

71.  PersonaCare of Warner Robins, Inc.    DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

72.  PersonaCare of Wisconsin, Inc.        DE              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.001
                                                                                       per share

73.  PersonaCare Properties, Inc.          GA              PersonaCare, Inc.           1,000 shares          100             RS
                                                                                       of common
                                                                                       stock, par
                                                                                       value $.01 per
                                                                                       share

74.  ProData Systems, Inc.                 AL              Vencor Home Care and        333.33 shares         100             RS
                                                            Hospice Indiana            of common
                                                            Partnership                stock, par
                                                                                       value $1.00
                                                                                       per share
------------------------------------------------------------------------------------------------------------------------------------

(1): EP= Excluded Partnership
     RS= Restricted Subsidiary
     SS= Shell Subsidiary

====================================================================================================================================
                                                                                           Outstanding
No.  Name                             State of     Holder of Stock/Ownership Interest      Equity           Percentage  Status/(1)/
                                      Organization                                         Interest         Interest
------------------------------------------------------------------------------------------------------------------------------------
75.  Recovery Inns of America, Inc.   CA           Helian Recovery Corporation             2,500 shares     100                RS
                                                                                           of common
                                                                                           stock, no par
                                                                                           value per share

76.  Respiratory Care Services, Inc.  DE           Vencare Rehab Services, Inc.            1,000 shares     100                RS
                                                                                           of common
                                                                                           stock, par
                                                                                           value $.01 per
                                                                                           share

77.  Stamford Health Facilities, Inc. CT           PersonaCare of Connecticut, Inc.        1,000 shares     100                RS
                                                                                           of common
                                                                                           stock, no par
                                                                                           value per share

78.  THC - Chicago, Inc.              IL           Transitional Hospitals Corporation (DE) 1,000 shares     100                RS
                                                                                           of common
                                                                                           stock, par
                                                                                           value $1.00
                                                                                           per share

79.  THC - Hollywood, Inc.            FL           Transitional Hospitals Corporation (DE) 1,000 shares     100                RS
                                                                                           of common
                                                                                           stock, par
                                                                                           value $1.00
                                                                                           per share
====================================================================================================================================

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

====================================================================================================================================
                                                                                           Outstanding
No.  Name                             State of     Holder of Stock/Ownership Interest      Equity           Percentage  Status/(1)/
                                      Organization                                         Interest         Interest
------------------------------------------------------------------------------------------------------------------------------------
80.  THC - Houston, Inc.              TX           Transitional Hospitals Corporation (DE) 1,000 shares     100              RS
                                                                                           of common
                                                                                           stock, par
                                                                                           value $1.00
                                                                                           per share


81.  THC - Minneapolis, Inc.          MN           Transitional Hospitals Corporation (DE)  1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

82.  THC - North Shore, Inc.          IL           THC - Chicago, Inc.                      1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

83.  THC - Orange County, Inc.        CA           Transitional Hospitals Corporation (DE)  1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

84.  THC - San Diego, Inc.            CA           Transitional Hospitals Corporation (DE)  1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share
====================================================================================================================================

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

====================================================================================================================================
                                                                                           Outstanding
No.  Name                             State of     Holder of Stock/Ownership Interest      Equity           Percentage  Status/(1)/
                                      Organization                                         Interest         Interest
------------------------------------------------------------------------------------------------------------------------------------
85.  THC - Seattle, Inc.              WA           Transitional Hospitals Corporation (DE)  1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $1.00
                                                                                            per share

86.  TheraTx Health Services, Inc.    DE           Vencare Rehab Services, Inc.             1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $.001
                                                                                            per share

87.  TheraTx Healthcare Management,
     Inc.                             DE           Vencare Rehab Services, Inc.             1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $.001
                                                                                            per share

88.  TheraTx Management Services,
     Inc.                             CA           Vencare Rehab Services, Inc.             10,000 shares   100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $0.01
                                                                                            per share

89.  TheraTx Medical Supplies, Inc.   DE           Vencare Rehab Services, Inc.             1,000 shares    100              RS
                                                                                            of common
                                                                                            stock, par
                                                                                            value $.001
                                                                                            per share
====================================================================================================================================

(1)  EP= Excluded Partnership
     RS= Restricted Subsidiary
     SS= Shell Subsidiary

====================================================================================================================================
No.             Name                                                     State of        Holder of Stock/Ownership Interest
                                                                         Organization
------------------------------------------------------------------------------------------------------------------------------------
90.             TheraTx Rehabilitation Services, Inc.                    DE              TheraTx Health Services, Inc.



91.             TheraTx Staffing, Inc.                                   IL              Vencare Rehab Services, Inc.



92.             Transitional Hospitals Corporation                       NV              Vencor Operating, Inc.



93.             Transitional Hospitals Corporation                       DE              Transitional Hospitals Corporation (NV)



94.             Transitional Hospitals Corporation of Indiana, Inc.      IN              Transitional Hospitals Corporation (DE)



====================================================================================================================================

====================================================================================================================================
Outstanding
Equity                Percentage         Status/(1)/
Interest              Interest
------------------------------------------------------------------------------------------------------------------------------------
1,000 shares          100                RS
of common
stock, par
value $.001
per share

1,000 shares          100                RS
of common
stock, no par
value per share

100 shares of         100                RS
common stock,
par value
$1.00 per share

1,000 shares          100                RS
of common
stock, par
value $1.00
per share  .

1,000 shares          100                RS
of common
stock, par
value $1.00
per share
====================================================================================================================================

[New York #878492 v8]

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

====================================================================================================================================
No.             Name                                                     State of        Holder of Stock/Ownership Interest
                                                                         Organization
------------------------------------------------------------------------------------------------------------------------------------
95.             Transitional Hospitals Corporation of Louisiana, Inc.    LA              Transitional Hospitals Corporation (DE)




96.             Transitional Hospitals Corporation of Michigan, Inc.     MI              Transitional Hospitals Corporation (NV)




97.             Transitional Hospitals Corporation of New Mexico, Inc.   NM              Transitional Hospitals Corporation (DE)




98.             Transitional Hospitals Corporation of Nevada, Inc.       NV              Transitional Hospitals Corporation (DE)




99.             Transitional Hospitals Corporation of Tampa, Inc.        FL              Transitional Hospitals Corporation (DE)



====================================================================================================================================

====================================================================================================================================
Outstanding
Equity                Percentage         Status/(1)/
Interest              Interest
------------------------------------------------------------------------------------------------------------------------------------
1,000 shares          100                RS
of common
stock, par
value $1.00
per share

1,000 shares          100                RS
of common
stock, par
value $1.00
per share

1,000 shares          100                RS
of common
stock, par
value $1.00
per share

1,000 shares          100                RS
of common
stock, par
value $1.00
per share

1,000 shares          100                RS
of common
stock, par
value $1.00
per share
====================================================================================================================================

[New York #878492 v8]

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

====================================================================================================================================
No.             Name                                                     State of        Holder of Stock/Ownership Interest
                                                                         Organization
------------------------------------------------------------------------------------------------------------------------------------

100.            Transitional Hospitals Corporation of Texas, Inc.        TX              Transitional Hospitals Corporation (DE)



101.            Transitional Hospitals Corporation of Wisconsin, Inc.    WI              Transitional Hospitals Corporation (DE)



102.            Tucker Nursing Center, Inc.                              GA              PersonaCare, Inc.



103.            Tunstall Enterprises, Inc.                               GA              Horizon Healthcare Services, Inc.



104.            VC - OIA, Inc.                                           AZ              Helian Health Group, Inc.



====================================================================================================================================

====================================================================================================================================
Outstanding
Equity                Percentage         Status/(1)/
Interest              Interest
------------------------------------------------------------------------------------------------------------------------------------
1,000 shares          100                RS
of common
stock, par
value $1.00
per share

1,000 shares          100                RS
of common
stock, par
value $1.00
per share

500 shares of         100                RS
common stock,
par value
$1.00 per share

100 shares of         100                RS
common stock,
par value
$1.00 per share

1,000 shares          100                RS
of common
stock, no par
value per share
====================================================================================================================================

[New York #878492 v8]

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Outstanding
No.    Name                             State of         Holder of Stock/Ownership Interest    Equity        Percentage  Status/(1)/
                                        Organization                                           Interest      Interest
------------------------------------------------------------------------------------------------------------------------------------
105.   VC - TOHC, Inc.                  AZ               Helian Health Group, Inc.             1,000 shares  100           RS
                                                                                               of common
                                                                                               stock, par
                                                                                               value $.01
                                                                                               per share

106.   VC - WM, Inc.                    FL               Vencare Rehab Services, Inc.          700 shares    100           RS
                                                                                               of common
                                                                                               stock, par
                                                                                               value $.01
                                                                                               per share

107.   Vencare, Inc.                    DE               Vencor Operating, Inc.                100 shares    100           RS
                                                                                               of common
                                                                                               stock, par
                                                                                               value $.25
                                                                                               per share

108.   Vencare Rehab Services, Inc./1/  DE               Vencor Operating, Inc.                1,000 shares  100           RS
                                                                                               of common
                                                                                               stock, par
                                                                                               value $.001
                                                                                               per share

109.   Vencor, Inc.                     DE               N/A                                   N/A           N/A           Parent
                                                                                                                           Guarantor
------------------------------------------------------------------------------------------------------------------------------------

________________________

/1/       Formerly TheraTX, Inc.
[New York #878492 v8]

(1): EP=Excluded Partnership
     RS=Restricted Subsidiary
     SS=Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Outstanding
No.    Name                             State of         Holder of Stock/Ownership Interest  Equity          Percentage  Status/(1)/
                                        Organization                                         Interest        Interest
------------------------------------------------------------------------------------------------------------------------------------

110.   Vencor Facility Services, Inc.   DE               Vencor Operating, Inc.              100 shares of   100             RS
                                                                                             common stock
                                                                                             par value $.25
                                                                                             per share

111.   Vencor Holdings, L.L.C.          DE               Vencor Operating, Inc.                              100             RS

112.   Vencor Home Care Services, Inc.  DE               Vencor Operating, Inc.              100 shares of   100             RS
                                                                                             common stock,
                                                                                             par value $.25
                                                                                             per share

113.   Vencor Hospice, Inc.             KY               Vencare, Inc.                       60 shares of    100             RS
                                                                                             common stock,
                                                                                             par value $.25
                                                                                             per share

114.   Vencor Hospitals East, L.L.C.    DE               Vencor Operating, Inc.              N/A             100             RS

115.   Vencor Hospitals West, L.L.C.    DE               Vencor Operating, Inc.              N/A             100             RS

116.   Vencor Insurance Holdings, Inc.  DE               Vencor Operating, Inc.              100 shares of   100             RS
                                                                                             common stock,
                                                                                             par value $.25
                                                                                             Per share
------------------------------------------------------------------------------------------------------------------------------------

[New York #878492 v8]

(1): EP = Excluded Partnership
     RS = Restricted Subsidiary
     SS = Shell Subsidiary

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Outstanding
No.    Name                                      State of       Holder of Stock/Ownership    Equity          Percentage  Status/(1)/
                                                 Organization   Interest                     Interest        Interest
------------------------------------------------------------------------------------------------------------------------------------
117.   Vencor Investment Company                 DE             Vencor Operating, Inc.       100 shares of   100         RS
                                                                                             common stock,
                                                                                             par value $.25
                                                                                             per share

118.   Vencor Nevada, L.L.C.                     DE             Vencor Operating, Inc.       N/A             100         RS

119.   Vencor Nursing Centers Central, L.L.C.    DE             Vencor Nursing Centers       N/A             100         RS
                                                                Limited Partnership

120.   Vencor Nursing Centers East, L.L.C.       DE             Vencor Operating, Inc.       N/A             100         RS

121.   Vencor Nursing Centers North, L.L.C.      DE             Vencor Operating, Inc.       N/A             100         RS

122.   Vencor Nursing Centers South, L.L.C.      DE             Vencor Operating, Inc.       N/A             100         RS

123.   Vencor Nursing Centers West, L.L.C.       DE             Vencor Operating, Inc.       N/A             100         RS

124.   Vencor Operating, Inc.                    DE             Vencor, Inc.                 100 shares of   100         Issuer/
                                                                                             common stock,               Borrower
                                                                                             par value $.25
                                                                                             per share

125.   Vencor Pediatric Care, Inc.               DE             Vencor Operating, Inc.       100 shares of   100         RS
                                                                                             common stock,
                                                                                             par value $.25
                                                                                             per share
------------------------------------------------------------------------------------------------------------------------------------

[New York #878492 v8]

(1):  EP = Excluded Partnership
      RS = Restricted Subsidiary
      SS = Shell Subsidiary

====================================================================================================================================
                                                                                           Outstanding
                                         State of                                          Equity           Percentage
No.    Name                              Organization  Holder of Stock/Ownership Interest  Interest         Interest    Status/(1)/
------------------------------------------------------------------------------------------------------------------------------------
126.   Vencor Provider Network, Inc.     DE            Vencor Insurance Holdings, Inc.     100 shares of    100                RS
                                                                                           common stock,
                                                                                           par value $.25
                                                                                           per share

127.   Ventech Systems, Inc.             DE            Vencor Operating, Inc.              100 shares of    100                RS
                                                                                           common stock,
                                                                                           par value $.25
                                                                                           per share
====================================================================================================================================

[New York #878492 v8]

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

       II.  PARTNERSHIPS
       -----------------

====================================================================================================================================
                                                                                           Outstanding
No.    Name                              State of      Holder of Stock/Ownership Interest  Equity           Percentage  Status/(1)/
                                         Organization                                      Interest         Interest
------------------------------------------------------------------------------------------------------------------------------------
128.   California Respiratory Care       CA            Advanced Infusion Systems, Inc.     N/A              51(GP)            EP
         Partnership

129.   Foothill Nursing Company          CA            Vencor Operating, Inc.              N/A              50(GP)            EP
         Partnership

130.   Northridge Surgery Center         CA            MedEquities, Inc.                   N/A              43(GP)            EP
       Development, Ltd.

131.   Northridge Surgery Center, Ltd.   CA            Northridge Surgery Center           N/A              38(GP)            EP
                                                        Development, Ltd.

                                                       Helian Health Group, Inc.           N/A              13.5(LP)

                                                       Helian ASC of Northridge, Inc.      N/A              13(GP),
                                                                                                            6(LP)

132.   Pharmaceutical Infusion Therapy   CA            Advanced Infusion Systems, Inc.     N/A              50.99(GP)         EP

133.   Recovery Inn of Menlo Park, L.P.  CA            Recovery Inns of America, Inc.      N/A              12(LP)            EP
                                                                                                            58(GP),
                                                       Helian Recovery Corporation         N/A              27.6(LP)

134.   Stamford Health Associates, L.P.  CT            Stamford Health Facilities, Inc.    N/A              1(GP)             SS

                                                       PersonaCare, Inc.                   N/A              99(LP)

135.   Vencor Home Care and Hospice      IN            Vencor Home Care Services, Inc.     N/A              50(GP)            RS
         Indiana Partnership
                                                       Vencor Hospice, Inc.                N/A              50(GP)
====================================================================================================================================


[New York #878492 v8]

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

===================================================================================================================================
                                                                                           Outstanding
No.    Name                              State of      Holder of Stock/Ownership Interest  Equity           Percentage  Status/(1)/
                                         Organization                                      Interest         Interest
-----------------------------------------------------------------------------------------------------------------------------------
136.   Vencor Hospitals Limited          DE            Vencor Nursing Centers Limited      N/A              1(GP)             RS
         Partnership                                     Partnership

                                                       Vencor Operating, Inc.              N/A              1(GP),
                                                                                           N/A              98(LP)

137.   Vencor Nursing Centers Central    DE            Vencor Nursing Centers Limited      N/A              1(GP)             RS
         Limited Partnership                             Partnership

                                                       Vencor Operating, Inc.              N/A              1(GP),
                                                                                                            98(LP)

138.   Vencor Nursing Centers Limited    DE            Vencor Hospitals Limited            N/A              1(GP)             RS
         Partnership                                     Partnership

                                                       Vencor Operating, Inc.              N/A              1(GP),
                                                                                                            98(LP)

139.   Visiting Nurse Advanced Infusion  CA            Advanced Infusion Systems, Inc.     N/A              50.01(GP)         EP
         Systems - Anaheim

140.   Visiting Nurse Advanced Infusion  CA            Advanced Infusion Systems, Inc.     N/A              51.01(GP)         EP
         Systems - Colton

141.       Visiting Nurse Advanced       CA            Advanced Infusion Systems, Inc.     N/A              51.01(GP)         EP
             Infusion Systems -
             Newbury Park
====================================================================================================================================

[New York #878492 v8]

(1):  EP= Excluded Partnership
      RS= Restricted Subsidiary
      SS= Shell Subsidiary

                                                                      SCHEDULE 2

                         EXISTING AFFILIATE AGREEMENTS
                         -----------------------------

---------------------------------------------------------------------------------------------------------
        FACILITY                           AGREEMENT                        RELEVANT AFFILIATE
---------------------------------------------------------------------------------------------------------
          926             Management Agreement dated as of February         Hillhaven-MSC Partnership
Nineteenth Avenue HCC     29, 1988, by and between Hillhaven, Inc.
2043 - 19/th/ Avenue      (whose obligations have been assumed by
San Francisco, CA         Vencor Nursing Centers West, LLC), and
                          Hillhaven-MSC Partnership, a California
                          general partnership
---------------------------------------------------------------------------------------------------------
          949             Management Agreement dated as of 1985, by         Ledgewood Healthcare
Ledgewood Rehab. & Nsg.   and between The Hillhaven Corporation             Corporation
87 Herrick Street         (whose obligations have been assumed by
Beverly, MA               Vencor Nursing Centers East, LLC), and
                          Ledgewood Health Care Corporation, a
                          Massachusetts corporation
---------------------------------------------------------------------------------------------------------
          983             Long Term Care Facility Management                Fox Hill Village Partnership
Clark House Nrsg. Ctr.    Agreement dated as of July 1, 1990, by and
30 Longwood Drive         between First Healthcare Corporation
Westwood, MA              (whose obligations have been assumed by
                          Vencor Nursing Centers East, LLC), and Fox
                          Hill Village Partnership, a Massachusetts
                          general partnership
---------------------------------------------------------------------------------------------------------
          995             Agreement to Provide Management Services          Starr Farm Partnership
Starr Farm Nursing        to a Health Care Facility dated as of
 Center                   December 30, 1986, by and between First
98 Starr Farm Road        Healthcare Corporation (whose obligations
Burlington, VT            have been assumed by Vencor Nursing
                          Centers East, LLC), and Starr Farm
                          Partnership, a Vermont general partnership
---------------------------------------------------------------------------------------------------------
       Corporate          Shareholders and Registration Rights              Atria Communities, Inc.
                          Agreement dated as of September 15, 1998
                          among Atria Communities, Inc., Kapson
                          Senior Quarters Corp., Vencor, Inc.,
                          Vencor Holdings, LLC and the management
                          shareholders party thereto
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
       Corporate          Sale and Purchase Agreement dated February        HealthEssentials Solutions,
                          25, 1999 between NPPA of America, Inc.,           Inc.
                          HealthEssentials Solutions, Inc.; Harris
                          W. Miers, Jr., Gregory P. Guidroz, Lana S.
                          Ralston, Robert B. Teague and Vencor
                          Operating, Inc. (continuing registration
                          and preemptive rights)
---------------------------------------------------------------------------------------------------------
       Corporate          $500,000 Promissory Note made by                  HealthEssentials Solutions,
                          HealthEssentials Solutions, Inc. in favor         Inc.
                          of Vencor Operating, Inc.
---------------------------------------------------------------------------------------------------------

                                                                                           SCHEDULE 3

                                              OWNED PROPERTIES
                                              ----------------

State/
------
Facility #: Facility Name:                      County, City, State Location:      Facility Type:    Index #:
----------- --------------                      -----------------------------      --------------    --------
CA#212      Woodside Nursing Center             San Luis Obispo, San Luis          Nursing center    DIP#1
                                                Obispo, CA

CA#4-608/   Vencor Hospital - Sacramento        Sacramento, Folsom, CA             Hospital          DIP#2
 4-609

CA#4-695    Vencor Hospital - Los Angeles       Los Angeles, Los Angeles, CA       Hospital          DIP#3

FL#610      Boca Raton Rehabilitation Center    Palm Beach, Boca Raton, FL         Nursing center    DIP#4

TX#4-610    Vencor Hospital - Dallas            Dallas, Dallas, TX                 Hospital          DIP#5

TX#4-649    Vencor Hospital - Arlington         Tarrant, Arlington, TX             Hospital          DIP#6

WA#160      First Health Care Center            King, Seattle, WA                  Nursing center    DIP#7

WA#4-643    Vencor Hospital - Seattle           King, Seattle, WA                  Hospital          DIP#8

WI#4-663    Vencor Hospital - Milwaukee         Milwaukee, Greenfield, WI          Hospital          DIP#9

FL#115      Rehab Center of the Palm Beaches    Palm Beach, Palm Beach, FL         Nursing center    FP#1

ID#217      Caldwell Care Center                Canyon, Caldwell, Idaho            Nursing center    FP#2

KY#699      Headquarters Building               Jefferson, Louisville, KY          Headquarters      FP#3

KY#699      OK Storage Building                 Jefferson, Louisville, KY          Storage facility  FP#4

                                                                      SCHEDULE 4

  INITIAL MASTER LEASE PROPERTIES; OTHER LEASED PROPERTY; THIRD PARTY LEASES
  --------------------------------------------------------------------------


INITIAL MASTER LEASE #1:

State/
------
Facility #: Facility Name:                                County, City, State Location:     Facility Type:     Index #:
----------- -------------                                 -----------------------------     --------------     --------
AZ#436      Valley Healthcare & Rehab Center              Pima, Tuscon, AZ                   Nursing center    ML#1-1
AZ#742      Sonoran Rehab & Care Center                   Maricopa, Phoenix, AZ              Nursing center    ML#1-2
AZ#4-656    Vencor Hospital - Phoenix                     Maricopa, Phoenix, AZ              Hospital          ML#1-3
CA#150      Nob Hill Healthcare Center                    San Francisco, San Francisco, CA   Nursing center    ML#1-4
CA#167      Canyonwood Nursing & Rehab Center             Shasta, Redding, CA                Nursing center    ML#1-5
CA#335      Lawton Healthcare Center                      San Francisco, San Francisco, CA   Nursing center    ML#1-6
CA#525      La Veta Healthcare Center                     Orange, Orange, CA                 Nursing center    ML#1-7
CA#738      Bay View Nursing & Rehab Center               Alameda, Alameda, CA               Nursing center    ML#1-8
CA#4-622    Vencor Hospital - San Leandro                 Alameda, San Leandro, CA           Hospital          ML#1-9
CA#4-642    Vencor Hospital - Orange County               Orange, Westminster, CA            Hospital          ML#1-10
CA#4-648    Vencor Hospital - San Diego                   San Diego, San Diego, CA           Hospital          ML#1-11
CA#4-693    Recovery Inn of Menlo Park                    San Mateo, Menlo Park, CA          Hospital          ML#1-12
CO#745      Aurora Care Center                            Arapahoe, Aurora, CO               Nursing center    ML#1-13
CT#562      Andrew House Healthcare                       Hartford, New Britain, CT          Nursing center    ML#1-14
CT#567      Nutmeg Pavilion                               New London, New London, CT         Nursing center    ML#1-15
FL#117      East Manor Medical Care Center                Sarasota, Sarasota, FL             Nursing center    ML#1-16
FL#4-602    Vencor Hospital - Coral Gables                Dade, Coral Gables, FL             Hospital          ML#1-17
FL#4-652    Vencor Hospital - North Florida               Clay, Green Cove Springs, FL       Hospital          ML#1-18
GA#660      Savannah Specialty Care Center                Chatham, Savannah, GA              Nursing center    ML#1-19
ID#218      Cascade Care Center                           Canyon, Caldwell, ID               Nursing center    ML#1-20

ID#221      Lewiston Rehab & Care Center                  Ney Perce, Lewiston, ID            Nursing center    ML#1-21
ID#409      Mountain Valley Care and Rehab                Shoshone, Kellogg, ID              Nursing center    ML#1-22
IL#4-637    Vencor Hospital - Chicago North               Cook, Chicago, IL                  Hospital          ML#1-23
IL#4-690    Vencor Hospital - Northlake                   Cook, Northlake, IL                Hospital          ML#1-24
IN#112      Royal Oaks Healthcare & Rehab Center          Vigo, Terre Haute, IN              Nursing center    ML#1-25
IN#113      Southwood Health & Rehab Center               Vigo, Terre Haute, IN              Nursing center    ML#1-26
IN#286      Columbia Healthcare Facility                  Vanderburgh, Evansville, IN        Nursing center    ML#1-27
IN#406      Muncie Health Care & Rehab                    Delaware, Muncie, IN               Nursing center    ML#1-28
IN#779      Westview Nursing & Rehab Center               Lawrence, Bedford, IN              Nursing center    ML#1-29
IN#4-620    Vencor Hospital - LaGrange                    LaGrange, LaGrange, IN             Hospital          ML#1-30
IN#4-638    Vencor Hospital - Indianapolis                Marion, Indianapolis, IN           Hospital          ML#1-31
KY#280      Winchester Center for Health/Rehab            Clark, Winchester, KY              Nursing center    ML#1-32
KY#783      Lexington Centre for Health & Rehab           Fayette, Lexington, KY             Nursing center    ML#1-33
KY#784      North Centre for Health & Rehab               Jefferson, Louisville, KY          Nursing center    ML#1-34
KY#4-633    Vencor Hospital - Louisville                  Jefferson, Louisville, KY          Hospital          ML#1-35
ME#550      Norway Rehabilitation & Living Center         Oxford, Norway, ME                 Nursing center    ML#1-36
ME#552      Shore Village Rehab & Nursing Center          Knox, Rockland, ME                 Nursing center    ML#1-37
ME#555      Brentwood Rehab & Nursing Center              Penobscot, Yarmouth, ME            Nursing center    ML#1-38
ME#558      Fieldcrest Manor Nursing Home                 Lincoln, Waldoboro, ME             Nursing center    ML#1-39
MA#327      Laurel Ridge Rehab & Nursing Center           W. Roxbury, Jamaica Plain, MA      Nursing center    ML#1-40
MA#501      Blue Hills Alzheimers Care Center             Stoughton, Stoughton, MA           Nursing center    ML#1-41
MA#507      Country Manor Rehab & Nursing Center          Essex, Newburyport, MA             Nursing center    ML#1-42
MA#516      Hammersmith House Nursing & Care Center       Essex, Saugus, MA                  Nursing center    ML#1-43
MA#518      Timberlyn Heights Nursing & Alzheimers        Bershire, Great Barrington, MA     Nursing center    ML#1-44
            Center
MA#527      Briarwood Health Care Nursing Center          Norfolk, Needham, MA               Nursing center    ML#1-45

MA#528      Westridge Healthcare Center                   Middlesex, Marlborough, MA         Nursing center    ML#1-46
MA#529      Bolton Manor Nursing Home                     Middlesex, Marlborough, MA         Nursing center    ML#1-47
MA#537      Quincy Rehab & Nursing Center                 Norfolk, Quincy, MA                Nursing center    ML#1-48
MA#538      West Roxbury Manor                            Suffolk, West Roxbury, MA          Nursing center    ML#1-49
MA#573      Eagle Pond Rehab & Living Center              Barnstable, S. Dennis, MA          Nursing center    ML#1-50
MA#581      Blueberry Hill Healthcare                     Essex, Beverly, MA                 Nursing center    ML#1-51
MA#582      Colony House Nursing & Rehab Center           Plymouth, Abington, MA             Nursing center    ML#1-52
MA#588      Walden Rehab & Nursing Center                 Middlesex, Concord, MA             Nursing center    ML#1-53
MA#985/     Harrington House Nursing & Rehab Center       Norfolk, Walpole, MA               Nursing center    ML#1-54
  198
MN#4-659    Vencor Hospital - Minneapolis                 Hennepin, Golden Valley, MN        Hospital          ML#1-55
MO#4-680    Vencor Hospital - St. Louis                   St. Louis, St. Louis, MO           Hospital          ML#1-56
MT#416      Park Place Health Care Center                 Cascade, Great Falls, MT           Nursing center    ML#1-57
MT#433      Parkview Acres Care & Rehab Center            Beaverhead, Dillon, MT             Nursing center    ML#1-58
NV#640      Las Vegas Healthcare & Rehab Center           Clark, Las Vegas, NV               Nursing center    ML#1-59
NH#591      Dover Rehab & Living Center                   Strafford, Dover, NH               Nursing center    ML#1-60
NH#593      Hanover Terrace Healthcare                    Hanover, Hanover, NH               Nursing center    ML#1-61
NC#137      Sunnybrook Alzheimers & Healthcare Spec.      Wake, Raleigh, NC                  Nursing center    ML#1-62
NC#138      Blue Ridge Rehab & Healthcare Center          Buncombe, Asheville, NC            Nursing center    ML#1-63
NC#188      Cypress Pointe Rehab & Healthcare Center      New Hanover, Wilmington, NC        Nursing center    ML#1-64
NC#190      Winston-Salem Rehab & Healthcare Center       Forsyth, Winston-Salem, NC         Nursing center    ML#1-65
NC#191      Silas Creek Manor                             Forsyth, Winston-Salem, NC         Nursing center    ML#1-66
NC#704      Guardian Care of Roanoke Rapids               Halifax, Roanoke Rapids, NC        Nursing center    ML#1-67
NC#707      Rehab & Nursing Center of Monroe              Union, Monroe, NC                  Nursing center    ML#1-68
NC#724      Rehab & Health Center of Gastonia             Gaston, Gastonia, NC               Nursing center    ML#1-69
NC#806      Chapel Hill Rehab & Healthcare Center         Orange, Chapel Hill, NC            Nursing center    ML#1-70
OH#560      Franklin Woods Health Care Center             Franklin, Columbus, OH             Nursing center    ML#1-71

OH#572      Winchester Place Nursing & Rehab Center       Franklin, Canal Winchester, OH     Nursing center    ML#1-72
OH#577      Minerva Park Nursing & Rehab Center           Franklin, Columbus, OH             Nursing center    ML#1-73
OH#635      Coshocton Health & Rehab Center               Coshocton, Coshocton, OH           Nursing center    ML#1-74
OH#868      Lebanon Country Manor                         Warren, Lebanon, OH                Nursing center    ML#1-75
OK#4-618    Vencor Hospital - Oklahoma City               Oklahoma, Oklahoma City, OK        Hospital          ML#1-76
OR#452      Sunnyside Care Center                         Marion, Salem, OR                  Nursing center    ML#1-77
PA#4-619    Vencor Hospital - Pittsburgh                  Allegheny, Oakdale, PA             Hospital          ML#1-78
TN#132      Madison Healthcare & Rehab Center             Davidson, Madison, TN              Nursing center    ML#1-79
TN#884      Masters Health Care Center                    Putnam, Algood, TN                 Nursing center    ML#1-80
TN#4-628    Vencor Hospital - Chattanooga                 Hamilton, Chattanooga, TN          Hospital          ML#1-81
UT#140      Wasatch Care Center                           Weber, Ogden, UT                   Nursing center    ML#1-82
UT#247      St. George Care and Rehab Center              Washington, St. George, UT         Nursing center    ML#1-83
UT#655      Federal Heights Rehab & Nursing Center        Salt Lake, Salt Lake City, UT      Nursing center    ML#1-84
VA#825      Nansemond Pointe Rehab & Healthcare Center    Suffolk, Suffolk, VA               Nursing center    ML#1-85
VA#829      River Pointe Rehab & Healthcare Center        Princess Anne, Virginia Beach, VA  Nursing center    ML#1-86
WA#114      Arden Rehabilitation & Healthcare Center      King, Seattle, WA                  Nursing center    ML#1-87
WA#127      Northwest Continuum Care Center               Cowlitz, Longview, WA              Nursing center    ML#1-88
WA#165      Rainier Vista Care Center                     Pierce, Puyallup, WA               Nursing center    ML#1-89
WA#180      Vencor of Vancouver Healthcare & Rehab        Clark, Vancouver, WA               Nursing center    ML#1-90
WA#185      Heritage Health & Rehab Center                Clark, Vancouver, WA               Nursing center    ML#1-91
WA#462      Queen Anne Healthcare                         King, Seattle, WA                  Nursing center    ML#1-92
WI#767      Colony Oaks Care Center                       Outagamie, Appleton, WI            Nursing center    ML#1-93
WI#769      North Ridge Medical & Rehab Center            Manitowoc, Manitowoc, WI           Nursing center    ML#1-94
WI#772      Family Heritage Medical & Rehab Center        Wood, Wisconsin Rapids, WI         Nursing center    ML#1-95
WI#775      Sheridan Medical Complex                      Kenosha, Kenosha, WI               Nursing center    ML#1-96

WI#776      Woodstock Health & Rehab Center               Kenosha, Kenosha, WI               Nursing center    ML#1-97
WY#441      Mountain Towers Healthcare & Rehab            Laramie, Cheyenne, WY              Nursing center    ML#1-98
WY#482      Wind River Healthcare & Rehab Center          Fremont, Riverton, WY              Nursing center    ML#1-99
WY#483      Sage View Care Center                         Sweetwater, Rock Springs, WY       Nursing center    ML#1-100

INITIAL MASTER LEASE #2:

State/
----------
Facility #: Facility Name:                                County, City, State Location:      Facility Type:    Index #:
----------  --------------                                -----------------------------      --------------    --------
AL#804      Rehab & Healthcare Center of Birmingham       Jefferson, Birmingham, AL          Nursing center    ML#2-1
AZ#743      Desert Life Rehab & Care Center               Pima, Tuscon, AZ                   Nursing center    ML#2-2
CA#320      Magnolia Gardens Care Center                  San Mateo, Burlingame, CA          Nursing center    ML#2-3
CA#420      Maywood Acres Healthcare Center               Ventura, Oxnard, CA                Nursing center    ML#2-4
CA#4-607    Vencor Hospital - Ontario                     San Bernadino, Ontario, CA         Hospital          ML#2-5
CO#744      Cherry Hills Health Care Center               Arapahoe, Englewood, CO            Nursing center    ML#2-6
CT#565      Hamilton Rehab Center                         New London, Norwich, CT            Nursing center    ML#2-7
CT#1226     Homestead Health Center                       Fairfield, Stamford, CT            Nursing center    ML#2-8
FL#125      Titusville Rehab & Nursing Center             Brevard, Titusville, FL            Nursing center    ML#2-9
FL#245      Bay Pointe Nursing Pavilion                   Pinellas, St. Petersburg, FL       Nursing center    ML#2-10
FL#836      Rehab & Health Center of Tampa                Hillsborough, Tampa, FL            Nursing center    ML#2-11
FL#837      Rehab & Health Center of Cape Coral           Lee, Cape Coral, FL                Nursing center    ML#2-12
FL#1217     Casa Mora Rehab & Ext. Care                   Manatee, Bradenton, FL             Nursing center    ML#2-13
FL#4-611    Vencor Hospital - St. Petersburg              Pinellas, St. Petersburg, FL       Hospital          ML#2-14
FL#4-674    Vencor Hospital - Central Tampa               Hillsborough, Tampa, FL            Hospital          ML#2-15
GA#1228     Lafayette Nursing & Rehab Center              Fayette, Fayetteville, Ga          Nursing center    ML#2-16
ID#216      Hillcrest Rehab/Care Center                   Ada, Boise, ID                     Nursing center    ML#2-17
ID#222      Nampa Care Center                             Boise, Nampa, ID                   Nursing center    ML#2-18

ID#223      Weiser Rehabilitation & Care                  Washington, Weiser, ID             Nursing center    ML#2-19
IL#4-615    Vencor Hospital - Sycamore                    De Kalb, Sycamore, IL              Hospital          ML#2-20
IN#111      Rolling Hills Health Care Center              Floyd, New Albany, IN              Nursing center    ML#2-21
IN#294      Windsor Estates Health & Rehab Center         Howard, Kokomo, IN                 Nursing center    ML#2-22
IN#407      Parkwood Health Care Center                   Boone, Lebanon, IN                 Nursing center    ML#2-23
IN#780      Columbus Health & Rehab Center                Bartholomew, Columbus, IN          Nursing center    ML#2-24
KY#278      Oakview Nursing & Rehab Center                Marshall, Calvert City, KY         Nursing center    ML#2-25
KY#282      Maple Manor Healthcare Center                 Jefferson, Greenville, KY          Nursing center    ML#2-26
ME#545      Eastside Rehab and Living Center              Penobscot, Bangor, ME              Nursing center    ML#2-27
ME#549      Kennebunk Nursing Center                      York, Kennebunk, ME                Nursing center    ML#2-28
MA#508      Crawford Skilled Nursing & Rehab Center       Bristol, Fall River, MA            Nursing center    ML#2-29
MA#513      Hallmark Nursing & Rehab Center               Bristol, New Bedford, MA           Nursing center    ML#2-30
MA#532      Hillcrest Nursing Home                        Worcester, Fitchburg, MA           Nursing center    ML#2-31
MA#534      Country Gardens Sk. Nursing & Rehab           Essex, Swansea, MA                 Nursing center    ML#2-32
MA#584      Franklin Sk. Nursing & Rehab Center           Franklin, Franlin, MA              Nursing center    ML#2-33
MI#4-677    Vencor Hospital - Metro Detroit               Wayne, Detroit, MI                 Hospital          ML#2-34
MO#4-612    Vencor Hospital - Kansas City                 Jackson, Kansas City, MO           Hospital          ML#2-35
NV#641      Torrey Pines Care Center                      Clark, Las Vegas, NV               Nursing center    ML#2-36
NH#592      Greenbrier Terrace Healthcare                 Hillsborough, Nashua, NH           Nursing center    ML#2-37
NC#136      LaSalle Healthcare Center                     Durham, Durham, NC                 Nursing center    ML#2-38
NC#706      Guardian Care of Henderson                    Vance, Henderson, NC               Nursing center    ML#2-39
NC#711      Guardian Care of Kinston                      Lenoir, Kinston, NC                Nursing center    ML#2-40
NC#726      Guardian Care of Elizabeth City               Pasquotank, Elizabeth City, NC     Nursing center    ML#2-41
OH#578      West Lafayette Rehab & Nursing Center         Coshocton, West Lafayette, OH      Nursing center    ML#2-42
OH#634      Cambridge Health & Rehab Center               Guernsey, Cambridge, OH            Nursing center    ML#2-43
RI#1-224    Health Havens Nursing & Rehab Center          Providence, East Providence, RI    Nursing center    ML#2-44

TN#822      Primacy Healthcare & Rehab Center             Shelby, Memphis, TN                Nursing center    ML#2-45
TX#4-653    Vencor Hospital - Ft. Worth Southwest         Tarrant, Ft. Worth, TX             Hospital          ML#2-46
TX#4-654    Vencor Hospital - Houston Northwest           Harris, Houston, TX                Hospital          ML#2-47
TX#4-668    Vencor Hospital - Ft. Worth West              Tarrant, Ft. Worth, TX             Hospital          ML#2-48
UT#690      Wasatch Valley Rehabilitation                 Salt Lake, Salt Lake City, UT      Nursing center    ML#2-49
VA#826      Harbour Pointe Medical & Rehab Center         Suffolk, Suffolk, VA               Nursing center    ML#2-50
VA#842      Bay Pointe Medical & Rehab Centre             Princess Anne, Virginia Beach, VA  Nursing center    ML#2-51
WA#168      Lakewood Healthcare Center                    Pierce, Lakewood, WA               Nursing center    ML#2-52
WI#289      San Luis Medical & Rehab Center               Brown, Green Bay, WI               Nursing center    ML#2-53
WI#766      Colonial Manor Medical & Rehab Center         Marathon, Wausau, WI               Nursing center    ML#2-54

INITIAL MASTER LEASE #3:

State/
------
Facility #: Facility Name:                                County, City, State Location:      Facility Type:    Index #:
----------- --------------                                -----------------------------      --------------    --------
AL#824      Rehab & Healthcare Center of Mobile           Mobile, Mobile, AL                 Nursing center    ML#3-1
AZ#851      Villa Campana Health Center                   Pima, Tuscon, AZ                   Nursing center    ML#3-2
CA#210      Californian Care Center                       Kern, Bakersfield, CA              Nursing center    ML#3-3
CA#411      Alta Vista Healthcare Center                  Riverside, Riverside, CA           Nursing center    ML#3-4
CA#4-644    THC - Orange County                           Orange, Brea, CA                   Hospital          ML#3-5
CO#873      Brighton Care Center                          Adams, Brighton, CO                Nursing center    ML#3-6
CT#563      Camelot Nursing & Rehab Center                New London, New London, CT         Nursing center    ML#3-7
CT#568      Parkway Pavilion Healthcare                   Hartford, Enfield, CT              Nursing center    ML#3-8
FL#124      Healthcare & Rehab Center of Sanford          Seminole, Sanford, FL              Nursing center    ML#3-9
FL#372      Carrollwood Care Center                       Hillsborough, Tampa, FL            Nursing center    ML#3-10
FL#922/     Windsor Woods Convalescent Center             Pasco, Hudson, FL                  Nursing center    ML#3-11
   181

FL#4-676    Vencor Hospital - Hollywood                   Broward, Hollywood, FL             Hospital          ML#3-12

FL#1220     Highland Pines Rehab Center                   Pinellas, Clearwater, FL           Nursing center    ML#3-13

GA#155      Savannah Rehab & Nursing Center               Chatham, Savannah, GA              Nursing center    ML#3-14

GA#645      Specialty Care of Marietta                    Cobb, Marietta, GA                 Nursing center    ML#3-15

ID#219      Emmett Rehabilitation & Healthcare            Gem, Emmett, ID                    Nursing center    ML#3-16

IN#269      Meadowvale Health & Rehab Center              Wells, Bluffton, IN                Nursing center    ML#3-17

IN#694      Wedgewood Healthcare Center                   Clark, Clarksville, IN             Nursing center    ML#3-18

KY#279      Cedars of Lebanon Nursing Center              Marion, Lebanon, KY                Nursing center    ML#3-19

KY#281      Riverside Manor Healthcare                    McLean, Calhoun, KY                Nursing center    ML#3-20

KY#782      Danville Centre for Health & Rehab            Boyle, Danville, KY                Nursing center    ML#3-21

ME#544      Augusta Rehabilitation Center                 Kennebec, Augusta, ME              Nursing center    ML#3-22

ME#547      Brewer Rehabilitation & Living Center         Penobscot, Brewer, ME              Nursing center    ML#3-23

ME#554      Westgate Manor                                Penobscot, Bangor, ME              Nursing center    ML#3-24

MA#506      Presentation Nursing & Rehab Center           Suffolk, Brighton, MA              Nursing center    ML#3-25

MA#514      Sachem Nursing & Rehab Center                 Plymouth, East Bridgewater, MA     Nursing center    ML#3-26

MA#539      Newton & Wellesley Alzheimer Center           Norfolk, Wellesley, MA             Nursing center    ML#3-27

MA#587      River Terrace                                 Worcester, Lancaster, MA           Nursing center    ML#3-28

MA#4-673    Vencor Hospital - Boston Northshore           Essex, Peabody, MA                 Hospital          ML#3-29

MA#4-688    Vencor Hospital - Boston                      Suffolk, Boston, MA                Hospital          ML#3-30

MI#4-675    Vencor Hospital - Detroit                     Wayne, Lincoln, MI                 Hospital          ML#3-31

NV#4-647    THC - Las Vegas Hospital                      Clark, Las Vegas, NV               Nursing center    ML#3-32

NC#116      Pettigrew Rehab & Healthcare Center           Durham, Durham, NC                 Nursing center    ML#3-33

NC#143      Raleigh Rehab & Healthcare Center             Wake, Raleigh, NC                  Nursing center    ML#3-34

NC#307      Lincoln Nursing Center                        Lincoln, Lincoln, NC               Nursing center    ML#3-35

NC#713      Guardian Care of Zebulon                      Wake, Zebulon, NC                  Nursing center    ML#3-36

NC#4-662    Vencor Hospital - Greensboro                  Guilford, Greensboro, NC           Hospital          ML#3-37

OR#453      Medford Rehab & Healthcare Center             Jackson, Medford, OR               Nursing center    ML#3-38

PA#1-237    Wyomissing Nursing & Rehab Center             Berks, Reading, PA                 Nursing center    ML#3-39

TN#182      Cordova Rehab & Nursing Center                Shelby, Cordova, TN                Nursing center    ML#3-40

TX#4-635    Vencor Hospital - San Antonio                 Bexar, San Antonio, TX             Hospital          ML#3-41

TX#4-660    Vencor Hospital - Mansfield                   Tarrant, Mansfield, TX             Hospital          ML#3-42

UT#230      Crosslands Rehab & Health Care Center         Salt Lake, Salt Lake City, UT      Nursing center    ML#3-43

WA#461      Edmonds Rehab & Healthcare Center             Snohomish, Edmonds, WA             Nursing center    ML#3-44

WI#770      Vallhaven Care Center                         Winnebago, Neenah, WI              Nursing center    ML#3-45

WI#773      Mt. Carmel Medical & Rehab Center             Racine, Burlington, WI             Nursing center    ML#3-46

WI#774      Mt. Carmel Medical & Rehab Center             Milwaukee, Milwaukee, WI           Nursing center    ML#3-47

INITIAL MASTER LEASE #4:

State/
----------
Facility#:    Facility Name:                                County, City, State Location:      Facility Type:    Index #:
----------    --------------                                -----------------------------      --------------    --------
AL#791        Rehab & Healthcare Center of Huntsville       Madison, Huntsville, AL            Nursing center    ML#4-1

AZ#853        Kachina Point Health Care & Rehab             Yavapai, Sedona, AZ                Nursing center    ML#4-2

AZ#4-658      Vencor Hospital - Tuscon                      Pima, Tuscon, AZ                   Hospital          ML#4-3

CA#350        Valley Gardens Health Care & Rehab            San Joaquin, Stockton, CA          Nursing center    ML#4-4

CA#982/       Village Square Nursing & Rehab Center         San Diego, San Marcos, CA          Nursing center    ML#4-5
 148

CO#859        Castle Garden Care Center                     Adams, Northglenn, CO              Nursing center    ML#4-6

CO#4-665      Vencor Hospital - Denver                      Denver, Denver, CO                 Hospital          ML#4-7

CT#566        Windsor Rehab & Healthcare Center             Hartford, Windsor, CT              Nursing center    ML#4-8

CT#1221       Courtland Gardens Health Center, Inc.         Fairfield, Stamford, CT            Nursing center    ML#4-9

FL#268        Colonial Oaks Rehab Center - Ft. Meyers       Lee, Ft. Meyers, FL                Nursing center    ML#4-10

FL#637        Evergreen Woods Health & Rehab                Hernando, Springhill, FL           Nursing center    ML#4-11

FL#1218       North Broward Rehab and Nursing Center        Broward, Pompano Beach, FL         Nursing center    ML#4-12

FL#1232       Pompano Rehab/Nursing Center                  Broward, Pompano Beach, FL         Nursing center    ML#4-13

FL#1233       Abbey Rehab & Nursing Center                  Pinellas, St. Petersburg, FL       Nursing center    ML#4-14

FL#4-645/     Vencor Hospital - Ft. Lauderdale              Broward, Ft. Lauderdale, FL        Hospital          ML#4-15
 46

GA#1238       Tucker Nursing Center                         De Kalb, Tucker, GA                Nursing center    ML#4-16

ID#225        Moscow Care Center                            Latah, Moscow, ID                  Nursing center    ML#4-17

IL#4-671      Vencor Hospital - Lake Shore                  Cook, Chicago, IL                  Hospital          ML#4-18

IN#131        Vencor Corydon Nursing Care Center            Harrison, Corydon, IN              Nursing center    ML#4-19

IN#209        Valley View Health Care Center                Elkhart, Elkhart, IN               Nursing center    ML#4-20

IN#213        Wildwood Healthcare Center                    Marion, Indianapolis, IN           Nursing center    ML#4-21

IN#290        Bremen Healthcare Center                      Marshall, Bremen, IN               Nursing center    ML#4-22

KY#277        Rosewood Health Care Center                   Warren, Bowling Green, KY          Nursing center    ML#4-23

KY#785        Hillcrest Health Care Center                  Davies, Owensboro, KY              Nursing center    ML#4-24

KY#787        Woodland Terrace Health Care Facility         Hardin, Elizabethtown, KY          Nursing center    ML#4-25

KY#864        Harrodsburg Health Care Center                Mercer, Harrodsburg, KY            Nursing center    ML#4-26

LA#4-666      Vencor Hospital - New Orleans                 Orleans Parish, New Orleans, LA    Hospital          ML#4-27

ME#546        Winship Green Nursing Center                  Sagadahoc, Bath, ME                Nursing center    ML#4-28

MA#503        Brigham Manor Nursing & Rehab Center          Suffolk, Newburyport, MA           Nursing center    ML#4-29

MA#517        Oakwood Rehab & Nursing Center                Worcester, Webster, MA             Nursing center    ML#4-30

MA#523        Star of David Nursing & Rehab/Alz. Center     Suffolk, West Roxbury, MA          Nursing center    ML#4-31

MA#526        Brittany Healthcare Center                    Middlesex, Natick, MA              Nursing center    ML#4-32

MA#542        Den-Mar Rehab & Nursing Center                Essex, Rockport, MA                Nursing center    ML#4-33

MA#583        Embassy House Sk. Nursing & Rehab             Plymouth, Brockton, MA             Nursing center    ML#4-34

MA#585        Great Barrington Rehab & Nursing Center       Berkshire, Gt. Barrington, MA      Nursing center    ML#4-35

NE#746        Homestead Health Care & Rehab Center          Lancaster, Lincoln, NE             Nursing center    ML#4-36

NM#4-664      Vencor Hospital - Albuquerque                 Bernalillo, Albuquerque, NM        Nursing center    ML#4-37

NC#146        Rose Manor Health Care Center                 Durham, Durham, NC                 Nursing center    ML#4-38

NC#723        Guardian Care of Rocky Mount                  Nash, Rocky Mount, NC              Nursing center    ML#4-39

OH#569        Chillicothe Nursing & Rehab Center            Ross, Chillicothe, OH              Nursing center    ML#4-40

OH#570        Pickerington Nursing & Rehab Center           Fairfield, Pickerington, OH        Nursing center    ML#4-41

OH#571        Logan Health Care Center                      Hocking, Logan, OH                 Nursing center    ML#4-42

OH#802        Bridgepark Center for Rehab & Nursing         Summit, Akron, OH                  Nursing center    ML#4-43
              Services

PA#4-614      Vencor Hospital - Philadelphia                Philadelphia, Philadelphia, PA     Hospital          ML#4-44

RI#1-231      Oak Hill Nursing & Rehab Center               Providence, Pawtucket, RI          Nursing center    ML#4-45

TX#1-234      San Pedro Manor                               Bexar, San Antonio, TX             Nursing center    ML#4-46

TX#4-685      Vencor Hospital - Houston                     Harris, Houston, TX                Hospital          ML#4-47

VT#559        Birchwood Terrace                             Chittenden, Burlington, VT         Nursing center    ML#4-48

VA#4-617      Vencor Hospital - Arlington                   Arlington, Arlington, VA           Hospital          ML#4-49

WA#158        Bellingham Health Care & Rehab Svc.           Whatcom, Bellingham, WA            Nursing center    ML#4-50

WI#765        Eastview Medical & Rehab Center               Langlade, Antigo, WI               Nursing center    ML#4-51

WI#771        Kennedy Park Medical & Rehab Center           Marathon, Schofield, WI            Nursing center    ML#4-52

WY#481        South Central Wyoming Healthcare & Rehab      Carbon, Rawlins, WY                Nursing center    ML#4-53


OTHER LEASED PROPERTY (6):
(against which a leasehold mortgage will be filed on the Closing Date)

State/
----------
Facility#:    Facility Name:                                County, City, State Location:      Facility Type:    Index #:
----------    --------------                                -----------------------------      --------------    --------
FL#4-640      Vencor Hospital Tampa                         Hillsborough, Tampa, FL            Hospital          FP#1

GA#1-236      Warner Robins Rehabilitation and Nursing      Houston, Warner Robins, GA         Nursing center    FP#2
              Center

IN#199        Vencor at Sellersburg                         Clark, Clark, IN                   Nursing center    FP#3

KY#248        Liberty Care Center                           Casey, Liberty, KY                 Nursing center    FP#4

KY#781        Bashford East Health Care                     Jefferson, Louisville, KY          Nursing center    FP#5

NC#722        Guardian Care of Kenansville                  Duplin, Kennansville, NC           Nursing center    FP#6

Third Party Leases (including all Other Leased Property):

State/
----------
Facility#:    Facility Name:                                County, City, State Location:      Facility Type:    Status:
----------    --------------                                -----------------------------      --------------    -------
AL#1-227      Big Spring Specialty Care Center              Madison, Huntsville, AL            Nursing center

AZ#796        Hacienda Rehabilitation and Care Center       Cochise, Sierra Vista, AZ          Nursing center

CA#205        Hacienda Care Center                          Alameda, Livermore, CA             Nursing center

CA#342        Mill Valley Healthcare Center                 Marin, Mill Valley, CA             Nursing center    Non-operational

CA#368        Santa Cruz Healthcare Center                  Santa Cruz, Santa Cruz, CA         Nursing center

CA#909        Golden Gate Health Care Center                San Francisco, San Francisco, CA   Nursing center

CA#907        Fifth Avenue Health Care Center               Marin, San Rafael, CA              Nursing center    Subleased

CA#911        Victorian Healthcare Center                   San Francisco, San Francisco, CA   Nursing center

CA#3-298      SunBridge Care Center                         Sutter, Yuba City, CA              Nursing center    Subleased

CA#3-299      SunBridge Health Care Center                  Yuba, Marysville, CA               Nursing center    Subleased

CO#849        Iliff Care Center                             Denver, Denver, CO                 Nursing center

FL#246        The Oaks at Avon                              Highlands, Avon Park, FL           Nursing center

FL#4-640      Vencor Hospital - Tampa                       Hillsborough, Tampa, FL            Hospital

GA#4-670      Vencor Hospital - Atlanta                     Clayton, Atlanta, GA               Hospital

GA#1-213      Eastview Nursing Home                         Bibb, Macon, GA                    Nursing center

GA#1-214      Elberta Health Care                           Houston, Warner Robins, GA         Nursing center

GA#1-219      PersonaCare of Clayton                        Clayton, Lake City, GA             Nursing center

GA#1-236      Warner Robins Rehabilitation and Nursing      Houston, Warner Robins, GA         Nursing center
              Center

IL#4-667      Vencor Hospital - Chicago Central             Cook, Chicago, IL                  Hospital

IN#194        Vencor at Eagle Creek                         Marion, Indianapolis, IN           Nursing center

IN#199        Vencor at Sellersburg                         Clark, Sellersburg, IN             Nursing center

IN#204        Angel River Health and Rehabilitation         Warrick, Newburgh, IN              Nursing center

IN#224        Regency Place of Castleton                    Marion, Indianapolis, IN           Nursing center

IN#232        Regency Place of Dyer                         Lake, Dyer, IN                     Nursing center

IN#240        Regency Place of Greenwood                    Johnson, Greenwood, IN             Nursing center

IN#287        Crestview                                     Knox, Vincennes, IN                Nursing center

IN#288        Indian Creek Health and Rehabilitation        Harrison, Corydon, IN              Nursing center
              Center

IN#296        Chalet Village Health and Rehabilitation      Adams, Berne, IN                   Nursing center
              Center

IN#402        Regency Place of Fort Wayne                   Allen, Ft. Wayne, IN               Nursing center

IN#403        Regency Place of Greenfield                   Hancock, Greenfield, IN            Nursing center

IN#404        Regency Place of Lafayette                    Tippecanoe, Lafayette, IN          Nursing center

IN#405        Regency Place of South Bend                   St. Joseph, South Bend, IN         Nursing center

IN#408        Colonial Oaks Health Care Center              Grant, Marion, IN                  Nursing center

IN#4-672      Vencor Hospital - Indianapolis South          Johnson, Greenwood, IN             Hospital

IN#3-305      University Nursing Center                     Grant, Upland, IN                  Nursing center Subleased

KY#248        Liberty Care Center                           Casey, Liberty, KY                 Nursing center

KY#271        Heritage Manor Health Care Center             Graves, Mayfield, KY               Nursing center

KY#781        Bashford East Health Care                     Jefferson, Louisville, KY          Nursing center

KY#786        Riverfront Terrace Health Care Center         McCracken, Paducah, KY             Nursing center

KY#1-225      Hermitage Nursing and Rehabilitation Center   Daviess, Owensboro, KY             Nursing center

LA#1-235      Irving Place Rehabilitation and Nursing       Caddo, Shreveport, LA              Nursing center
              Center

MA#531        Nichols House Nursing Home                    Bristol, Fairhaven, MA             Nursing center

MA#540        Brook Farm Rehabilitation and Nursing Center  Suffolk, West Roxbury, MA          Nursing center

MA#541       Westborough Health Care Center                  Worcester, Westborough, MA     Nursing center

MI#3-300     Autumnwood of McBain                            Missaukee, McBain, MI          Nursing center    Subleased

MI#3-301     Autumnwood of Deckerville                       Sanilac, Deckerville, MI       Nursing center    Subleased

MS#227       Alcorn County Care Inn                          Alcorn, Corinth, MS            Nursing center

MS#3-882     West Point Nursing Home                         Clay, West Point, MS           Nursing center    Subleased

MO#861       Blue Hills Living Center                        Jackson, Kansas City, MO       Nursing center

MO#3-263     Ozark Mountain Regional Health                  Stone, Crane, MO               Nursing center    Managed by
                                                                                                              third party

MO#3-265     Table Rock Health Care Center                   Stone, Kimberling City, MO     Nursing center    Managed by
                                                                                                              third party

MO#3-266     Table Rock Residential Center                   Stone, Kimberling City, MO     Nursing center    Managed by
                                                                                                              third party

MT#434       Livingston Health and Rehabilitation Center     Park, Livingston, MT           Nursing center

NM#3-881     Southwest Senior Care Center                    San Miguel, Las Vegas, NM      Nursing center    Subleased

NC#193       Rehabilitation and Healthcare Center of         Alamance, Graham, NC           Nursing center
             Alamance

NC#717       Guardian Care of Scotland Neck                  Halifax, Scotland Neck, NC     Nursing center

NC#718       Guardian Care of Ahoskie                        Hertford, Ahoskie, NC          Nursing center

NC#722       Guardian Care of Kenansville                    Duplin, Kenansville, NC        Nursing center

OH#237       Newark Healthcare Center                        Licking, Newark, OH            Nursing center

OH#295       Whitehouse Country Manor                        Lucas, Whitehouse, OH          Nursing center

OH#870       Community Health Care Center                    Marion, Marion, OH             Nursing center

OH#1-229     The LakeMed Nursing and Rehabilitation          Lake, Painesville, OH          Nursing center
             Center

PA#1-223     PersonaCare at Eastwood                         Northampton, Easton, PA        Nursing center

TN#171       Pine Meadows Healthcare and                     Hardeman, Bolivar, TN          Nursing center
             Rehabilitation Center

TN#174      Camden Healthcare and Rehabilitation Center     Benton, Camden, TN                Nursing center

TN#175      Jefferson City Health and Rehabilitation        Jefferson, Jefferson City, TN     Nursing center
            Center

TN#177      Louden Healthcare Center                        Loudon, Loudon, TN                Nursing center

TN#178      Shelby Pines Rehabilitation and Healthcare      Shelby, Memphis TN                Nursing center
            Center

TN#179      Huntingdon Health and Rehabilitation Center     Carroll, Huntingdon, TN           Nursing center

TN#183      Ripley Healthcare and Rehabilitation Center     Landerdale, Ripley, TN            Nursing center

TN#184      Greystone Health Care Center                    Sullivan, Blountville, TN         Nursing center

TN#187      Maryville Healthcare and Rehabilitation         Blount, Maryville, TN             Nursing center
            Center

TN#189      Fairpark Healthcare Center                      Blount, Maryville, TN             Nursing center

TN#789      Northhaven Health Care Center                   Knox, Knoxville, TN               Nursing center

TN#877      Smith County Health Care Center                 Smith, Carthage, TN               Nursing center    Subleased

TX#4-657    Vencor Hospital - Bay Area-Houston              Harris, Pasadena, TX              Hospital

TX#4-686    Vencor Hospital - Dallas East                   Dallas, Dallas TX                 Hospital

TX#880      Four States Care Center                         Bowie, Texarkana, TX              Nursing center

TX#1-230    Normandy Terrace Northeast                      Bexar, San Antonio, TX            Nursing center

TX#3-272    The Springs                                     Cass, Hughes Springs, TX          Nursing center    Subleased

TX#3-273    Windsor Place                                   Morris, Daingerfield, TX          Nursing center    Subleased

TX#3-840    Windcrest Rehabcare                             Lubbock, Lubbock, TX              Nursing center    Subleased

TX#3-841    Lakerridge Rehab & Nsg. Center                  Lubbock, Lubbock, TX              Nursing center    Subleased

UT#419      Salt Lake Nursing and Rehabilitation Center     Salt Lake, Salt Lake City, UT     Nursing center

WI#197      Oshkosh Medical & Rehabilitation Center         Winnebago, Oshkosh, WI            Nursing center

WI#1-216    Middleton Village Nursing and                   Dane, Middleton, WI               Nursing center
            Rehabilitation Center

                                                                      SCHEDULE 5

                              MANAGEMENT CONTRACTS
                              --------------------

---------------------------------------------------------------------------------------------------------------
           FACILITY                           AGREEMENT                                 MANAGER
---------------------------------------------------------------------------------------------------------------
       169                        Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Menorah House                     January 31, 1990
9945 Central Park Blvd. N
Boca Raton, FL
---------------------------------------------------------------------------------------------------------------
       815                        Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Lago Vista Care Center            January 31, 1990
5430 Linton Boulevard
Delray Beach, FL
---------------------------------------------------------------------------------------------------------------
       912                        Management Agreement dated as of       Vencor Operating, Inc.
The Arbors Healthcare Center      March 6, 2000
15 E. Highway 260
Camp Verde, AZ  86322
---------------------------------------------------------------------------------------------------------------
       913                        Management Agreement dated as of       Vencor Operating, Inc.
Los Arcos Health Care Center      March 6, 2000
800 W. University Avenue
Flagstaff, AZ  86001
---------------------------------------------------------------------------------------------------------------
       914                        Management Agreement dated as of       Vencor Operating, Inc.
Pueblo Norte Nursing Center       March 6, 2000
2401 E. Hunt Street
Show Low, AZ 85901
---------------------------------------------------------------------------------------------------------------
       915                        Management Agreement dated as of       Vencor Operating, Inc.
Rio Verde Health Care Center      March 6, 2000
197 S. Willard Street
Cottonwood, AZ  86326
---------------------------------------------------------------------------------------------------------------
       920                        Management Agreement dated as of       Vencor Nursing Centers East, L.L.C.
Marietta Ctr for Hlth & Rehab     July 12, 1983
117 Bartlett Street
Marietta, OH
---------------------------------------------------------------------------------------------------------------
       926                        Management Agreement dated as of       Vencor Nursing Centers West, L.L.C.
Nineteenth Avenue HCC             February 29, 1988
2043 - 19/th/ Avenue
San Francisco, CA
---------------------------------------------------------------------------------------------------------------
       930                        Management Agreement dated as of       Vencor Operating, Inc.
Peppertree Square                 March 16, 2000
1933 Pepper Tree Drive
Safford, AZ
---------------------------------------------------------------------------------------------------------------
       931                        Management Agreement dated as of       Vencor Operating, Inc.
Safford Care Center               March 16, 2000
1933 Pepper Tree Drive
Safford, AZ
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
           FACILITY                           AGREEMENT                  MANAGER
---------------------------------------------------------------------------------------------------------
        932                     Management Agreement dated as of   Vencor Operating, Inc.
Village Catered Care            March 16, 2000
1400 San Antonio Avenue
Douglas, AZ
---------------------------------------------------------------------------------------------------------
        934                     Management Agreement dated as of   Vencor Operating, Inc.
Douglas Manor                   March 16, 2000
1400 San Antonio Avenue
Douglas, AZ
---------------------------------------------------------------------------------------------------------
        935                     Management Agreement dated as of   Vencor Operating, Inc.
Kendallville Manor LLC Ctr      March 6, 2000
1802 E. Dowling Street
Kendallville, IN
---------------------------------------------------------------------------------------------------------
        936                     Management Agreement dated as of   Vencor Operating, Inc.
Wellington Manor                March 6, 2000
1924 Wellesley Boulevard
Indianapolis, IN
---------------------------------------------------------------------------------------------------------
        937                     Management Agreement dated as of   Vencor Operating, Inc.
Cloverleaf of Knightsville      March 6, 2000
9325 N. Crawford Street
Knightsville, IN
---------------------------------------------------------------------------------------------------------
        949                     Management Agreement dated as of   Vencor Nursing Centers East, L.L.C.
Ledgewood Rehab. & Nsg.         1985
87 Herrick Street
Beverly, MA
---------------------------------------------------------------------------------------------------------
        950                     Management Agreement dated as of   Vencor Nursing Centers West, L.L.C.
Salemhaven Nursing Home         April 21, 1983
23 Geremonty Drive
Salem, NH
---------------------------------------------------------------------------------------------------------
        951                     Management Agreement dated as of   Vencor Operating, Inc.
Marshall Manor                  March 16, 2000
3120 North Street
Guntersville, Al
---------------------------------------------------------------------------------------------------------
        952                     Management Agreement dated as of   Vencor Operating, Inc.
Terrace Lake Village            March 16, 2000
100 Terrace Lake Drive
Guntersville, AL
---------------------------------------------------------------------------------------------------------
        953                     Management Agreement dated as of   Vencor Operating, Inc.
Ridgewood Health Care Ctr.      March 16, 2000
201 Oakhill Road
Jasper, AL
---------------------------------------------------------------------------------------------------------
        954                     Management Agreement dated as of   Vencor Operating, Inc.
Holiday Manor                   March 16, 2000
305 N. 6/th/ Avenue
Princeton, IN
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
           FACILITY                           AGREEMENT                  MANAGER
---------------------------------------------------------------------------------------------------------
        956                     Management Agreement dated as of   Vencor Operating, Inc.
Owensville Convalescent Ctr.    March 16, 2000
Hwy, 165 West, Box 369
Owensville, IN
---------------------------------------------------------------------------------------------------------
        957                     Management Agreement dated as of   Vencor Operating, Inc.
Willow Manor Conv. Ctr.         March 16, 2000
1321 Willow Street
Vincennes, IN.
---------------------------------------------------------------------------------------------------------
        961                     Management Agreement dated as of   Vencor Operating, Inc.
Hertigate Plaza Nsg. Center     March 6, 2000
600 W. 52/nd/ Street
Texarkana, TX
---------------------------------------------------------------------------------------------------------
        962                     Management Agreement dated as of   Vencor Operating, Inc.
Pine Grove Nursing Center       March 6, 2000
RR 8 Box 1965
Center, TX
---------------------------------------------------------------------------------------------------------
        963                     Management Agreement dated as of   Vencor Operating, Inc.
Pine Haven Care Center          March 6, 2000
4808 N. Elizabeth Street
Texarkana, TX
---------------------------------------------------------------------------------------------------------
        964                     Management Agreement dated as of   Vencor Operating, Inc.
Pleasant Manor Living Center    March 6, 2000
3650 S. Highway 35-E
Waxahachie, TX
---------------------------------------------------------------------------------------------------------
        965                     Management Agreement dated as of   Vencor Operating, Inc.
Reunion Plaza Sr. Care & Ret.   March 6, 2000
1401 Hampton Drive
Texarkana, TX  75503
---------------------------------------------------------------------------------------------------------
        966                     Management Agreement dated as of   Vencor Operating, Inc.
South Place Nursing Center      March 6, 2000
150 Gibson Road
Athens, Texas
---------------------------------------------------------------------------------------------------------
        967                     Management Agreement dated as of   Vencor Operating, Inc.
West Place Nursing Center       March 6, 2000
Hwy, 31 West Box 232
Athens, TX
---------------------------------------------------------------------------------------------------------
        968                     Management Agreement dated as of   Vencor Operating, Inc.
Colonial Pines Healthcare,      March 6, 2000
Ctr.
1203 FM 1277
San Augustine, TX
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
           FACILITY                         AGREEMENT                           MANAGER
---------------------------------------------------------------------------------------------------------
        978                     Management Agreement dated as of   Vencor Nursing Centers East, L.L.C.
North Shore Living Center       January 31, 1990
106 Medical Center Drive
Slidell, LA
---------------------------------------------------------------------------------------------------------
        981                     Foothill Skilled Nursing           Vencor Nursing Centers West, L.L.C.
Foothill Nsg. & Rehab Ctr.      Facility Management Agreement
401 West Ada Avenue             dated as of 1986
Glendora, CA
---------------------------------------------------------------------------------------------------------
        983                     Long Term Care Facility            Vencor Nursing Centers East, L.L.C.
Clark House Nrsg. Ctr.          Management Agreement dated as of
30 Longwood Drive               July 1, 1990
Westwood, MA
---------------------------------------------------------------------------------------------------------
        990                     Management Agreement dated as of   Vencor Nursing Centers East, L.L.C.
Jo Ellen Smith Conv. Center     January 31, 1990
4502 General Meyer Avenue
New Orleans, LA
---------------------------------------------------------------------------------------------------------
        992                     Agreement to Provide Management    Vencor Nursing Centers West, L.L.C.
Holladay Healthcare Center      Services to a Health Care
4782 South Holladay Blvd.       Facility dated as of September
Salt Lake City, UT              1, 1985
---------------------------------------------------------------------------------------------------------
        995                     Agreement to Provide Management    Vencor Nursing Centers East, L.L.C.
Starr Farm Nursing Center       Services to a Health Care
98 Starr Farm Road              Facility dated as of December
Burlington, VT                  30, 1986
---------------------------------------------------------------------------------------------------------
    See attached list           Letter Agreement with Omega        Vencor Operating, Inc.
                                Healthcare Investors, Inc. and
                                affiliates dated as of March 26,
                                2000
---------------------------------------------------------------------------------------------------------

             List of Facilities Governed by Letter Agreements with
             -----------------------------------------------------
                Omega Healthcare Investors, Inc. and Affiliates
                -----------------------------------------------

                        (The) Arbors Health Care Center
                         Los Arcos Health Care Center
                          Pueblo Norte Nursing Center
                          Rio Verde Healthcare Center
                          Cloverleaf of Knightsville
                              Kendallville Manor
                               Wellington Manor
                                Colonial Pines
                                Heritage Plaza
                           Pine Grove Nursing Center
                            Pine Haven Care Center
                         Pleasant Manor Living Center
                                 Reunion Plaza
                          South Place Nursing Center
                                  West Place
                       Willow Manor Convalescent Center
                                  Owensville
                                 Holiday Manor
                        Village Catered Care (Douglas)
                                 Douglas Manor
                          Peppertree Square (Safford)
                              Safford Care Center
                        Terrace Lake Village (Marshall)
                                Marshall Manor
                         Ridgewood Health Care Center

                                                                      SCHEDULE 6

                             PERMITTED INVESTMENTS
                             ---------------------

-----------------------------------------------------------------------------------------------------------------
       HOLDER                                                 INVESTMENT
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                Promissory Notes evidencing loans made by Vencor Operating, Inc. and/or
                                      Vencor, Inc. to certain current and former officers of Vencor not exceeding $16,000,000 aggregate amount
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                $500,000 Promissory Note made by HealthEssentials Solutions, Inc. due
                                      February 25, 2001*
-----------------------------------------------------------------------------------------------------------------
First Healthcare Corporation          $3,965,000 Promissory Note made by Foothill Nursing Company Partnership
 (assigned to Vencor Operating,       due March 31, 2001 (as the same may be extended from time to time provided
 Inc.)                                that the aggregate outstanding principal amount does exceed $3,965,000)
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                7,500 shares in Ledgewood Health Care Corporation, a Massachusetts corporation
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                1,933,901 shares in Lectus Inc., a California corporation
-----------------------------------------------------------------------------------------------------------------
Vencor Holdings, L.L.C.               1,234,568 shares in Atria Communities, Inc., a Delaware corporation
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                50,000 shares in HealthEssentials Solutions, Inc., a Delaware corporation
-----------------------------------------------------------------------------------------------------------------
Community Psychiatric Centers         1,385,076 shares of common stock and 4,350,712 shares of Series A
 Properties, Incorporated             Preferred in Behavioral Healthcare Corporation, a Delaware corporation
-----------------------------------------------------------------------------------------------------------------
Community Psychiatric Centers of      1,112,919 shares of common stock and 1,299,817 shares of Series A
 California                           Preferred in Behavioral Healthcare Corporation, a Delaware corporation
-----------------------------------------------------------------------------------------------------------------
Interamericana Health Care Group      246,900 shares of common stock in Behavioral Healthcare Corporation, a
                                      Delaware corporation
-----------------------------------------------------------------------------------------------------------------
Transitional Hospitals Corporation    3,248,405 shares of common stock in Behavioral Healthcare Corporation, a
                                      Delaware corporation
-----------------------------------------------------------------------------------------------------------------
C.P.C. of Louisiana, Inc.             6,700 shares of common stock and 838 shares of Series A Preferred in
                                      Behavioral Healthcare Corporation, a Delaware corporation
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                50% general partnership interest in Fox Hill Village Partnership, a
                                      Massachusetts general partnership
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                50% general partnership interest in Hillhaven-MSC
-----------------------------------------------------------------------------------------------------------------

* Vencor is pursuing collection.

-----------------------------------------------------------------------------------------------------------------
                                      Partnership, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                50% general partnership interest in Starr Farm Partnership, a Vermont partnership
-----------------------------------------------------------------------------------------------------------------
Advanced Infusion Systems, Inc.       Approximately 46% general partnership interest in VNA/CPS Pharmaceutical
                                      Services, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Vencare, Inc.                         50% membership interest in MedAssure, L.L.C., a Kentucky limited liability company
-----------------------------------------------------------------------------------------------------------------
Advanced Infusion Systems, Inc.       51% general partnership interest in California Respiratory Care
                                      Partnership, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                50% general partnership interest in Foothill Nursing Company Partnership, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Advanced Infusion Systems, Inc.       Approximately 50.99% general partnership interest in Pharmaceutical
                                      Infusion Therapy, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Advanced Infusion Systems, Inc.       50.01% general partnership interest in Visiting Nurse Advanced Infusion
                                      Systems - Anaheim, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Advanced Infusion Systems, Inc.       51.01% general partnership interest in Visiting Nurse Advanced Infusion
                                      Systems - Colton, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Advanced Infusion Systems, Inc.       51.01% general partnership interest in Visiting Nurse Advanced Infusion
                                      Systems - Newbury Park, a California general partnership
-----------------------------------------------------------------------------------------------------------------
Northridge Surgery Center             38% general partnership interest in Northridge Surgery Center, Ltd., a
 Development, Ltd.                    California limited partnership
-----------------------------------------------------------------------------------------------------------------
Helian ASC of Northridge, Inc.        13% general partnership interest in Northridge Surgery Center, Ltd., a
                                      California limited partnership
-----------------------------------------------------------------------------------------------------------------
Helian Health Group, Inc.             13.5% limited partnership interest in Northridge Surgery Center, Ltd., a
                                      California limited partnership
-----------------------------------------------------------------------------------------------------------------
Helian ASC of Northridge, Inc.        6% limited partnership interest in Northridge Surgery Center, Ltd., a
                                      California limited partnership
-----------------------------------------------------------------------------------------------------------------
MedEquities, Inc.                     43% general partnership interest in Northridge Surgery Center Development,
                                      Ltd., a California limited partnership
-----------------------------------------------------------------------------------------------------------------
Helian Recovery Corporation           58% general partnership interest in Recovery Inn of Menlo Park, L.P., a
                                      California limited partnership
-----------------------------------------------------------------------------------------------------------------
Recovery Inns of America, Inc.        12% limited partnership interest in Recovery Inn of Menlo Park, L.P., a
                                      California limited partnership
-----------------------------------------------------------------------------------------------------------------

* Vencor is pursuing collection.

-----------------------------------------------------------------------------------------------------------------
Helian Recovery Corporation           Approximately 27.6% limited partnership interest in Recovery Inn of Menlo
                                      Park, L.P., a California limited partnership
-----------------------------------------------------------------------------------------------------------------
Vencor Operating, Inc.                $87,136.65 Promissory Note made by ZirMed.com, Inc.
-----------------------------------------------------------------------------------------------------------------

* Vencor is pursuing collection.


                                                                      SCHEDULE 7

                                   LOCAL REAL ESTATE COUNSEL
                                   -------------------------
-----------------------------------------------------------------------------------------------
                    STATE                                          LAW FIRM
-----------------------------------------------------------------------------------------------
Alabama                                         Sirote & Permutt
                                                2222 Arlington Avenue
                                                Birmingham, AL 35205
-----------------------------------------------------------------------------------------------
Arizona                                         Coppersmith Gordon Schermer Owens & Nelson, PLC
                                                2633 E. Indian School Road, Suite 300
                                                Phoenix, AZ 85016-6759
-----------------------------------------------------------------------------------------------
California                                      Manatt, Phelps and Phillips, LLP
                                                11365 West Olympic Boulevard
                                                Los Angeles, CA 90064-1614
-----------------------------------------------------------------------------------------------
Colorado                                        Baker & Hostetler LLP
                                                303 East 17/th/ Avenue, Suite 1100
                                                Denver, CO 80203
-----------------------------------------------------------------------------------------------
Connecticut                                     Murtha, Cullina, Richter and Pinney
                                                185 Asylum Street
                                                Hartford, CT 06103
-----------------------------------------------------------------------------------------------
Florida                                         Boyd, Lindsey, Williams & Branch
                                                1407 Piedmont Drive East
                                                Tallahassee, FL 32312
-----------------------------------------------------------------------------------------------
Georgia                                         Arnall, Golden & Gregory LLP
                                                One Atlantic Center, 1201 West Peachtree Street
                                                Atlanta, GA 30309-3400
-----------------------------------------------------------------------------------------------
Idaho                                           Marshall Batt & Fisher, L.L.P.
                                                U.S. Bank Plaza, 5/th/ Floor
                                                101 S. Capital Blvd.
                                                Post Office Box 1308
                                                Boise, Idaho 83701
-----------------------------------------------------------------------------------------------
Illinois                                        Winston & Strawn
                                                35 W. Wacker Drive
                                                Chicago, Illinois 60601-9703
-----------------------------------------------------------------------------------------------
Indiana                                         Krieg DeVault Alexander & Capehart, LLP
                                                One Indiana Square, Suite 2800
                                                Indianapolis, IN 46204-2017
-----------------------------------------------------------------------------------------------
Kentucky                                        Frost, Brown & Todd
                                                400 West Market Street, 32/nd/ Floor
                                                Louisville, KY 40202-3363
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Louisiana                                       Kean, Miller, Hawthorne, D'Armond, McCowan &
                                                Jarman, L.L.P.
                                                22/nd/ Floor, One American Place
                                                Baton Rouge, Louisiana 70825
-----------------------------------------------------------------------------------------------
Maine                                           Verrill & Dana, LLP
                                                One Portland Square
                                                Portland, ME 04112-05860
-----------------------------------------------------------------------------------------------
Massachusetts                                   Mintz, Levin, Cohn, Ferris, Glovsky & Popeo,
                                                P.C.
                                                One Financial Center
                                                Boston, MA 02111
-----------------------------------------------------------------------------------------------
Michigan                                        Honigman Miller Schwartz & Cohn
                                                2290 First National Building
                                                Detroit, MI 48226-3583
-----------------------------------------------------------------------------------------------
Minnesota                                       Orbovich & Gartner
                                                Historic Hamm Building, Suite 417
                                                408 St. Peter Street
                                                St. Paul, Minnesota 55102
-----------------------------------------------------------------------------------------------
Missouri                                        Armstrong Teasdale LLP
                                                One Metropolitan Square, Suite 2600
                                                St. Louis, Missouri 63102-2740
-----------------------------------------------------------------------------------------------
Montana                                         Crowley, Haughey, Hanson, Toole & Dietrich
                                                490 North 31/st/ Street, Suite 500 TW2
                                                Billings, Montana 59103-2529
-----------------------------------------------------------------------------------------------
Nebraska                                        Morris & Titus
                                                121 South 13/th/ Street Suite 701, Lincoln
                                                Center, P.O. Box 81849
                                                Lincoln, Nebraska 68501-1849
-----------------------------------------------------------------------------------------------
New Hampshire                                   Gallagher, Callahan & Gartrell, PA
                                                214 North Main Street, P.O. Box 1415
                                                Concord, New Hampshire 03302-1415
-----------------------------------------------------------------------------------------------
Nevada                                          Lionel Sawyer & Collins
                                                1700 Bank of America Plaza
                                                300 South Fourth Street
                                                Las Vegas, Nevada 89101
-----------------------------------------------------------------------------------------------
New Mexico                                      Rodey, Dickason, Sloan, Akin & Robb
                                                201 Third St. NW, Suite 2200
                                                Albuquerque, NM 87102
-----------------------------------------------------------------------------------------------
North Carolina                                  Womble Carlyle Sandridge & Rice
                                                200 West Second St., Suite 1500
                                                Winston-Salem, NC 27101
-----------------------------------------------------------------------------------------------
Ohio                                            Vorys, Sater, Seymour and Pease
                                                52 East Gray Street
                                                P.O. Box 1008
                                                Columbus, Ohio 43216-1008
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Oklahoma                                        McAfee & Taft
                                                211 N. Robinson
                                                Two Leadership Square, 10/th/ Floor
                                                Oklahoma City, OK 73102
-----------------------------------------------------------------------------------------------
Oregon                                          Davis Wright Tremaine LLP
                                                2300 First Interstate Tower
                                                1300 SW Fifth Avenue
                                                Portland, OR 07201
-----------------------------------------------------------------------------------------------
Pennsylvania                                    Buchanan Ingersoll, P.C.
                                                1835 Market Street, 14/th/ Fl.
                                                Philadelphia, PA 19103
-----------------------------------------------------------------------------------------------
Rhode Island                                    Hinckley Allen & Snyder
                                                1500 Fleet Center
                                                Providence, RI 02903
-----------------------------------------------------------------------------------------------
Tennessee                                       Thomason, Hendrix, Harvey, Johnson & Mitchell
                                                Twenty-Ninth Floor One Commerce Square, 40
                                                South Main
                                                Memphis, Tennessee 38103
-----------------------------------------------------------------------------------------------
Texas                                           Baker & Botts, L.L.P.
                                                98 San Jacinto Blvd.
                                                1600 San Jacinto Center
                                                Austin, TX 78701-4039
-----------------------------------------------------------------------------------------------
Utah                                            Fabian & Clendenin
                                                215 South State Street, 12/th/ Floor
                                                Salt Lake City, UT 84111-2309
-----------------------------------------------------------------------------------------------
Vermont                                         Dinse, Knapp & McAndrew, P.C.
                                                209 Battery Street
                                                PO Box 988
                                                Burlington, VT 05042-0988
-----------------------------------------------------------------------------------------------
Virginia                                        Gary W. Lonergan
                                                115 Oronoco Street
                                                Alexandria, Virginia 22314
-----------------------------------------------------------------------------------------------
Washington                                      Davis Wright Tremaine LLP
                                                2600 Century Square
                                                1501 Fourth Avenue
                                                Seattle, WA 98101-1688
-----------------------------------------------------------------------------------------------
Wisconsin                                       Ehlinger Law Office, LLC
                                                Stonewood Corporate Center
                                                W175 N11117 Stonewood Dr. #211
                                                Germantown, Wisconsin 53022
-----------------------------------------------------------------------------------------------
Wyoming                                         Rogers and Associates
                                                122 East Seventeenth Street
                                                Cheyenne, WY 82001
-----------------------------------------------------------------------------------------------

                                                                      SCHEDULE 8
                                   LITIGATION
                                   ----------

               (Capitalized terms used but not otherwise defined
                  shall have the meaning ascribed thereto in
           Vencor's annual filing on Form 10-K for fiscal year 2000)

     On September 13, 1999, the Company and substantially all of its subsidiaries filed voluntary petitions for protection under Chapter 11 of the Bankruptcy Code. The Chapter 11 Cases have been styled In re: Vencor, Inc., et al., Debtors and Debtors in Possession, Case Nos. 99-3199 (MFW) through 99-3327
(MFW), Chapter 11, Jointly Administered. On December 14, 2000, the Company filed its Amended Plan with the Bankruptcy Court. On March 1, 2001, the Bankruptcy Court approved the Company's Amended Plan and an order was entered confirming the Amended Plan on March 16, 2001.

     On March 18, 1999, the Company served Ventas with a demand for mediation pursuant to the Spin-off Agreement. The Company was seeking a reduction in rent and other concessions under its Master Lease Agreements with Ventas. On March 31, 1999, the Company and Ventas entered into a standstill agreement which provided that both companies would postpone through April 12, 1999 any claims either may have against the other. On April 12, 1999, the Company and Ventas entered into a second standstill which provided that neither party would pursue any claims against the other or any other third party related to the Spin-off as long as the Company complied with certain rent payment terms. The second standstill was scheduled to terminate on May 5, 1999. Pursuant to a tolling agreement, the Company and Ventas also agreed that any statutes of limitations or other time-related constraints in a bankruptcy or other proceeding that might be asserted by one party against the other would be extended and tolled from April 12, 1999 until May 5, 1999 or until the termination of the second standstill. As a result of the Company's failure to pay rent, Ventas served the Company with notices of nonpayment under the Master Lease Agreements. Subsequently, the Company and Ventas entered into further amendments to the second standstill and the tolling agreement to extend the time during which no remedies may be pursued by either party and to extend the date by which the Company may cure its failure to pay rent.

     In connection with the Chapter 11 Cases, the Company and Ventas entered into the Stipulation that provides for the payment by the Company of a reduced aggregate monthly rent of approximately $15.1 million. The Stipulation has been approved by the Bankruptcy Court. The Stipulation also continues to toll any statutes of limitations or other time constraints in a bankruptcy proceeding for claims that might be asserted by the Company against Ventas. The Stipulation automatically renews for one-month periods unless either party provides a 14-day notice of termination. The Stipulation also may be terminated prior to its expiration upon a payment default by the Company, the consummation of a plan of reorganization or the occurrence of certain defaults under the DIP Financing. The Stipulation also provides that the Company will continue to fulfill its indemnification obligations arising from the Spin-off. The Stipulation will terminate upon the effective date of the Amended Plan.

     The Company believes that the Amended Plan, if consummated, will resolve all material disputes between the Company and Ventas. The Amended Plan also provides for comprehensive mutual releases between the Company and Ventas, other than for obligations that the Company is assuming under the Amended Plan.

     If the Amended Plan does not become effective and the Company and Ventas are unable to otherwise resolve their disputes or maintain an interim resolution, the Company may seek to pursue claims against Ventas arising out of the Spin-off and seek judicial relief barring Ventas from exercising any remedies based on the Company's failure to pay some or all of the rent to Ventas. The Company's failure to pay rent or otherwise comply with the Stipulation, in the absence of judicial relief, would result in an "Event of Default" under the Master Lease Agreements. Upon an Event of Default under the Master Lease Agreements, assuming Ventas were to be granted relief from the automatic stay by the Bankruptcy Court, the remedies available to Ventas include, without limitation, terminating the Master Lease Agreements, repossessing and reletting the leased properties and requiring the Company to
(a) remain liable for all obligations under the Master Lease Agreements, including the difference between the rent under the Master Lease Agreements and the rent payable as a result of reletting the leased properties or (b) pay the net present value of the rent due for the balance of the terms of the Master Lease Agreements. Such remedies, however, would be subject to the supervision of the Bankruptcy Court.

     The Company's subsidiary, formerly named TheraTx, Incorporated, is plaintiff in a declaratory judgment action entitled TheraTx, Incorporated v. James W. Duncan, Jr., et al., No. 1:95-CV-3193, filed in the United States District Court for the Northern District of Georgia and currently pending in the United States Court of Appeals for the Eleventh Circuit, No. 99-11451-FF. The defendants have asserted counterclaims against TheraTx under breach of contract, securities fraud, negligent misrepresentation and other fraud theories for allegedly not performing as promised under a merger agreement related to TheraTx's purchase of a company called PersonaCare, Inc. and for allegedly failing to inform the defendants/counterclaimants prior to the merger that TheraTx's possible acquisition of Southern Management Services, Inc. might cause the suspension of TheraTx's shelf registration under relevant rules of the Securities and Exchange Commission (the "Commission"). The court granted summary judgment for the defendants/counterclaimants and ruled that TheraTx breached the shelf registration provision in the merger agreement, but dismissed the defendants' remaining counterclaims. Additionally, the court ruled after trial that defendants/counterclaimants were entitled to damages and prejudgment interest in the amount of approximately $1.3 million and attorneys' fees and other litigation expenses of approximately $700,000. The Company and the defendants/counterclaimants both appealed the court's rulings. The Court of Appeals for the Eleventh Circuit affirmed the trial court's rulings with the exception of the damages award and certified the question of the proper calculation of damages under Delaware law to the Delaware Supreme Court. The Company is defending the action vigorously.

     The Company is pursuing various claims against private insurance companies who issued Medicare supplement insurance policies to individuals who became patients of the Company's hospitals. After the patients' Medicare benefits are exhausted, the insurance companies become liable to pay the insureds' bills pursuant to the terms of these policies. The Company has filed numerous collection actions against various of these insurers to collect the difference between what Medicare would have paid and the hospitals' usual and customary charges. These disputes arise from differences in interpretation of the policy provisions and federal and state laws governing such policies. Various courts have issued various rulings on the different issues, some of which have been adverse to the Company and most of which have been appealed. The Company intends to continue to pursue these claims vigorously. If the Company does not prevail on these issues, future results of operations and liquidity would be materially adversely affected.

     A class action lawsuit entitled A. Carl Helwig v. Vencor, Inc., et al., was filed on December 24, 1997 in the United States District Court for the Western District of Kentucky (Civil Action No. 3-97CV-8354). The class action claims were brought by an alleged stockholder of the Company's predecessor against the Company and Ventas and certain current and former executive officers and directors of the Company and Ventas. The complaint alleges that the Company, Ventas and certain current and former executive officers of the Company and Ventas during a specified time frame violated Sections 10(b) and 20(a) of the Exchange Act, by, among other things, issuing to the investing public a series of false and misleading statements concerning Ventas' then current operations and the inherent value of its common stock. The complaint further alleges that as a result of these purported false and misleading statements concerning Ventas' revenues and successful acquisitions, the price of the common stock was artificially inflated. In particular, the complaint alleges that the defendants issued false and misleading financial statements during the first, second and third calendar quarters of 1997 which misrepresented and understated the impact that changes in Medicare reimbursement policies would have on Ventas' core services and profitability. The complaint further alleges that the defendants issued a series of materially false statements concerning the purportedly successful integration of Ventas' acquisitions and prospective earnings per share for 1997 and 1998 which the defendants knew lacked any reasonable basis and were not being achieved. The suit seeks damages in an amount to be proven at trial, pre-judgment and post-judgment interest, reasonable attorneys' fees, expert witness fees and other costs, and any extraordinary equitable and/or injunctive relief permitted by law or equity to assure that the plaintiff has an effective remedy. In December 1998, the defendants filed a motion to dismiss the case. The court converted the defendants' motion to dismiss into a motion for summary judgment and granted summary judgment as to all defendants. The plaintiff appealed the ruling to the United States Court of Appeals for the Sixth Circuit. On April 24, 2000, the Sixth Circuit affirmed the district court's dismissal of the action on the grounds that the plaintiff failed to state a claim upon which relief could be granted. On July 14, 2000, the Sixth Circuit granted the plaintiff's petition for a rehearing en banc. The Company is defending this action vigorously.

     A shareholder derivative suit entitled Thomas G. White on behalf of Vencor, Inc. and Ventas, Inc. v. W. Bruce Lunsford, et al., Case No. 98CI03669, was filed in June 1998 in the Jefferson County, Kentucky, Circuit Court. The suit was brought on behalf of the Company and Ventas against certain current and former executive officers and directors of the Company and Ventas. The complaint alleges that the defendants damaged the Company and Ventas by engaging in violations of the securities laws, engaging in insider trading, fraud and securities fraud and damaging the reputation of the Company and Ventas. The plaintiff asserts that such actions were taken deliberately, in bad faith and constitute breaches of the defendants' duties of loyalty and due care. The complaint is based on substantially similar assertions to those made in the class action lawsuit entitled A. Carl Helwig v. Vencor, Inc., et al., discussed above. The suit seeks unspecified damages, interest, punitive damages, reasonable attorneys' fees, expert witness fees and other costs, and any extraordinary equitable and/or injunctive relief permitted by law or equity to assure that the Company and Ventas have an effective remedy. The Company believes that the allegations in the complaint are without merit and intends to defend this action vigorously.

     A class action lawsuit entitled Jules Brody v. Transitional Hospitals Corporation, et al., Case No. CV-S-97-00747-PMP, was filed on June 19, 1997 in the United States District Court for the District of Nevada on behalf of a class consisting of all persons who sold shares of Transitional common stock during the period from February 26, 1997 through May 4, 1997, inclusive. The complaint alleges that Transitional purchased shares of its common stock from members of the investing public after it had received a written offer to acquire all of the Transitional common stock and without making the required disclosure that such an offer had been made. The complaint further alleges that defendants disclosed that there were "expressions of interest" in acquiring Transitional when, in fact, at that time, the negotiations had reached an advanced stage with actual firm offers at substantial premiums to the trading price of Transitional's stock having been made which were actively being considered by Transitional's Board of Directors. The complaint asserts claims pursuant to Sections 10(b), 14(e) and 20(a) of the Exchange Act, and common law principles of negligent misrepresentation and names as defendants Transitional as well as certain former senior executives and directors of Transitional. The plaintiff seeks class certification, unspecified damages, attorneys' fees and costs. In June 1998, the court granted the Company's motion to dismiss with leave to amend the Section 10(b) claim and the state law claims for misrepresentation. The court denied the Company's motion to dismiss the Section 14(e) and Section 20(a) claims, after which the Company filed a motion for reconsideration. On March 23, 1999, the court granted the Company's motion to dismiss all remaining claims and the case was dismissed. The plaintiff has appealed this ruling to the United States Court of Appeals for the Ninth Circuit. The Company is defending this action vigorously.

     On April 14, 1999, a lawsuit entitled Lenox Healthcare, Inc., et al. v. Vencor, Inc., et al., Case No. BC 208750, was filed in the Superior Court of Los Angeles, California by Lenox Healthcare, Inc. ("Lenox") asserting various causes of action arising out of the Company's sale and lease of several nursing centers to Lenox in 1997. Lenox subsequently removed certain of its causes of action and refiled these claims before the United States District Court for the Western District of Kentucky in a case entitled Lenox Healthcare, Inc. v. Vencor, Inc., et al., Case No. 3:99 CV-348-H. The Company asserted counterclaims, including RICO claims, against Lenox in the Kentucky action. The Company believes that the allegations made by Lenox in both complaints are without merit. Lenox and its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code on November 3, 1999. By virtue of both the Company's and Lenox's separate filings for Chapter 11 protection, the two Lenox actions and the Company's counterclaims were stayed. Subsequently, the parties entered into a settlement, which was approved by their respective bankruptcy courts, that requires the dismissal of the two above actions. Joint motions to dismiss have been filed by the parties in each court.

     The Company was informed by the DOJ that the Company and Ventas are the subjects of investigations into various Medicare reimbursement issues, including hospital cost reporting issues, Vencare billing practices and various quality of care issues in the hospitals and nursing centers formerly operated by Ventas and currently operated by the Company. These investigations include some matters for which the Company indemnified Ventas in the Spin-off. In cases where neither the Company nor any of its subsidiaries are defendants but Ventas is the defendant, the Company had agreed to defend and indemnify Ventas for such claims as part of the Spin-off. The Stipulation entered into with Ventas provides that the Company will continue to fulfill its indemnification obligations arising from the Spin-off. The Company has cooperated fully in the investigations.

     The DOJ has informed the Company that it has intervened in several pending qui tam actions asserted against the Company and/or Ventas in connection with these investigations. In addition, the DOJ has filed proofs of claims with respect to certain alleged claims in the Chapter 11 Cases. The Company, Ventas and the DOJ have finalized the terms of the Government Settlement which will resolve all of the DOJ investigations including the pending qui tam actions.
The Government Settlement provides that within 30 days after the Amended Plan becomes effective, the Government will move to dismiss with prejudice to the United States and the relators (except for certain claims which will be dismissed without prejudice to the United States in certain of the cases) the pending qui tam actions as against any or all of the Company and its subsidiaries, Ventas and any current or former officers, directors and employees of either entity. There can be no assurance that each court before which a qui tam action is pending will dismiss the case on the DOJ's motion.

     The following is a summary of the qui tam actions pending against the Company and/or Ventas in which the DOJ has intervened. In connection with the DOJ's intervention, the courts ordered these previously non-public actions to be unsealed. Certain of the actions described below name other defendants in addition to the Company and Ventas.

     (a) The Company, Ventas and the Company's subsidiary, American X-Rays, Inc. ("AXR"), are defendants in a civil qui tam action styled United States ex rel. Doe v. American X-Rays Inc., et al., No. LR-C-95-332, pending in the United States District Court for the Eastern District of Arkansas and served on AXR on July 7, 1997. The DOJ intervened in the suit which was brought under the Federal Civil False Claims Act and added the Company and Ventas as defendants. The Company acquired an interest in AXR when Hillhaven was merged into the Company in September 1995 and purchased the remaining interest in AXR in February 1996. AXR provided portable X-ray services to nursing centers (including some of those operated by Ventas or the Company) and other healthcare providers. The civil suit alleges that AXR submitted false claims to the Medicare and Medicaid programs. The suit seeks damages in an amount of not less than $1,000,000, treble damages and civil penalties. The Company has defended this action vigorously. The court has dismissed the action based upon the possible pending settlement between the DOJ, the Company and Ventas. In a related criminal investigation, the United States Attorney's Office for the Eastern District of Arkansas ("USAO") indicted four former employees of AXR; those individuals were convicted of various fraud related counts in January 1999. AXR had been informed previously that it was not a target of the criminal investigation, and AXR was not indicted. However, the Company received several grand jury subpoenas for documents and witnesses which it moved to quash. The USAO has withdrawn the subpoenas which rendered the motion moot.

     (b) The Company's subsidiary, Medisave Pharmacies, Inc. ("Medisave"), Ventas and Hillhaven (former parent company to Medisave), are the defendants in a civil qui tam action styled United States ex rel. Danley v. Medisave Pharmacies, Inc., et al., No. CV-N-96-00170-HDM, filed in the United States District Court for the District of Nevada on March 15, 1996. The plaintiff alleges that Medisave, an institutional pharmacy provider, formerly owned by Ventas and owned by the Company since the Spin-off: (a) charged the Medicare program for unit dose drugs when bulk drugs were administered and charged skilled nursing facilities more for the same drugs for Medicare patients than for non-Medicare patients; (b) improperly claimed special dispensing fees that it was not entitled to under Medicaid; and (c) recouped unused drugs from skilled nursing facilities and returned these drugs to its stock without crediting Medicare or Medicaid, all in violation of the Federal Civil False Claims Act. The complaint also alleges that Medisave had a policy of offering kickbacks, such as free equipment, to skilled nursing centers to secure and maintain their business. The complaint seeks treble damages, other unspecified damages, civil penalties, attorneys' fees and other costs. The Company disputes the allegations in the complaint. The defendants intend to defend this action vigorously.

     (c) Ventas and the Company's subsidiary, Vencare, Inc. ("Vencare"), among others, are defendants in the action styled United States ex rel. Roberts v. Vencor, Inc., et al., No. 3:97CV-349-J, filed in the United States District Court for the Western District of Kansas on June 25, 1996 and consolidated with the action styled United States of America ex rel. Meharg, et al. v. Vencor, Inc., et al., No. 3:98SC-737-H, filed in the United States District Court for the Middle District of Florida on June 4, 1998. The complaint alleges that the defendants knowingly submitted and conspired to submit false claims and statements to the Medicare program in connection with their purported provision of respiratory therapy services to skilled nursing center residents. The defendants allegedly billed Medicare for respiratory therapy services and supplies when those services were not medically necessary, billed for services not provided, exaggerated the time required to provide services or exaggerated the productivity of their therapists. It is further alleged that the defendants presented false claims and statements to the Medicare program in violation of the Federal Civil False Claims Act, by, among other things, allegedly causing skilled nursing centers with which they had respiratory therapy contracts, to present false claims to Medicare for respiratory therapy services and supplies. The complaint seeks treble damages, other unspecified damages, civil penalties, attorneys' fees and other costs. The Company disputes the allegations in the complaint. The defendants intend to defend this action vigorously.

     (d) In United States ex rel. Kneepkens v. Gambro Healthcare, Inc., et al., No. 97-10400-GAO, filed in the United States District Court for the District of Massachusetts on October 15, 1998, the Company's subsidiary, Transitional, and two unrelated entities, Gambro Healthcare, Inc. and Dialysis Holdings, Inc., are defendants in this suit alleging that they violated the Federal Civil False Claims Act and the Medicare and Medicaid antikickback, antifraud and abuse regulations and committed common law fraud, unjust enrichment and payment by mistake of fact. Specifically, the complaint alleges that a predecessor to Transitional formed a joint venture with Damon Clinical Laboratories to create and operate a clinical testing laboratory in Georgia that was then used to provide lab testing for dialysis patients, and that the joint venture billed at below cost in return for referral of substantially all non-routine testing in violation of Medicare and Medicaid antikickback and antifraud regulations. It is further alleged that a predecessor to Transitional and Damon Clinical Laboratories used multiple panel testing of end stage renal disease rather than single panel testing that allegedly resulted in the generation of additional revenues from Medicare and that the entities allegedly added non-routine tests to tests otherwise ordered by physicians that were not requested or medically necessary but resulted in additional revenue from Medicare in violation of the antikickback and antifraud regulations. Transitional has moved to dismiss the case. Transitional disputes the allegations in the complaint and is defending the action vigorously.

     (e) The Company and/or Ventas are defendants in the action styled United States ex rel. Huff and Dolan v. Vencor, Inc., et al., No. 97-4358 AHM (Mcx), filed in the United States District Court for the Central District of California on June 13, 1997. The plaintiff alleges that the defendant violated the Federal Civil False Claims Act by submitting false claims to the Medicare, Medicaid and CHAMPUS programs by allegedly: (a) falsifying patient bills and submitting the bills to the Medicare, Medicaid and CHAMPUS programs, (b) submitting bills for intensive and critical care not actually administered to patients, (c) falsifying patient charts in relation to the billing, (d) charging for physical therapy services allegedly not provided and pharmacy services allegedly provided by non-pharmacists, and (e) billing for sales calls made by nurses to prospective patients. The complaint seeks treble damages, other unspecified damages, civil penalties, attorneys' fees and other costs. Defendants dispute the allegations in the complaint. The Company, on behalf of itself and Ventas, intends to defend this action vigorously.

     (f) Ventas is the defendant in the action styled United States ex rel. Brzycki v. Vencor, Inc., Civ. No. 97-451-JD, filed in the United States District Court for the District of New Hampshire on September 8, 1997. Ventas is alleged to have knowingly violated the Federal Civil False Claims Act by submitting and conspiring to submit false claims to the Medicare program. The complaint alleges that Ventas: (a) fabricated diagnosis codes by ordering medically unnecessary services, such as respiratory therapy; (b) changed referring physicians' diagnoses in order to qualify for Medicare reimbursement; and (c) billed Medicare for oxygen use by patients regardless of whether the oxygen was actually administered to particular patients. The complaint further alleges that Ventas paid illegal kickbacks to referring healthcare professionals in the form of medical consulting service agreements as an alleged inducement to refer patients, in violation of the Federal Civil False Claims Act, the antikickback and antifraud regulations and the Stark provisions. It is additionally alleged that Ventas consistently submitted Medicare claims for clinical services that were not performed or were performed at lower actual costs. The complaint seeks unspecified damages, civil penalties, attorneys' fees and costs. Ventas disputes the allegations in the complaint. The Company, on behalf of Ventas, intends to defend the action vigorously.

     (g) United States ex rel. Lanford and Cavanaugh v. Vencor, Inc., et al., Civ. No. 97-CV-2845, was filed against Ventas in the United States District Court for the Middle District of Florida, on November 24, 1997. The United States of America intervened in this civil qui tam lawsuit on May 17, 1999. On July 23, 1999, the United States filed its amended complaint in the lawsuit and added the Company as a defendant. The lawsuit alleges that the Company and Ventas knowingly submitted false claims and false statements to the Medicare and Medicaid programs including, but not limited to, claims for reimbursement of costs for certain ancillary services performed in defendants' nursing centers and for third-party nursing center operators that the United States alleges are not properly reimbursable costs through the hospitals' cost reports. The lawsuit involves the Company's hospitals which were owned by Ventas prior to the Spin-off. The complaint does not specify the amount of damages sought. The Company and Ventas dispute the allegations in the amended complaint and intend to defend this action vigorously.

     (h) In United States ex rel. Harris and Young v. Vencor, Inc., et al., filed in the Eastern District of Missouri on May 25, 1999, the defendants include the Company, Vencare, and Ventas. The defendants allegedly submitted and conspired to submit false claims for payment to the Medicare and CHAMPUS programs, in violation of the Federal Civil False Claims Act. According to the complaint, the Company, through its subsidiary, Vencare, allegedly (a) over billed for respiratory therapy services, (b) rendered medically unnecessary treatment, and (c) falsified supply, clinical and equipment records. The defendants also allegedly encouraged or instructed therapists to falsify clinical records and over prescribe therapy services. The complaint seeks treble damages, other unspecified damages, civil penalties, attorneys' fees and other costs. The Company disputes the allegations in the complaint and intends to defend this action vigorously. The action has been dismissed with prejudice as to the relator and without prejudice as to the United States.

     (i) In United States ex rel. George Mitchell, et al. v. Vencor, Inc., et al., filed in the United States District Court for the Southern District of Ohio on August 13, 1999, the defendants, consisting of the Company and its two subsidiaries, Vencare and Vencor Hospice, Inc., are alleged to have violated the Federal Civil False Claims Act by obtaining improper reimbursement from Medicare concerning the treatment of hospice patients. Defendants are alleged to have obtained inflated Medicare reimbursement for admitting, treating and/or failing to discharge in a timely manner hospice patients who were not "hospice appropriate." The complaint further alleges that the defendants obtained inflated reimbursement for providing medications for these hospice patients. The complaint alleges damages in excess of $1,000,000. The Company disputes the allegations in the complaint and intends to defend vigorously the action.

     (j) In Gary Graham, on Behalf of the United States of America v. Vencor Operating, Inc. et. al., filed in the United States District Court for the Southern District of Florida on or about June 8, 1999, the defendants, including the Company, its subsidiary, Vencor Operating, Inc., Ventas, Hillhaven and Medisave, are alleged to have presented or caused to be presented false or fraudulent claims for payment to the Medicare program in violation of, among other things, the Federal Civil False Claims Act. The complaint alleges that Medisave, a subsidiary of the Company which was transferred from Ventas to the Company in the Spin-off, systematically up-charged for drugs and supplies dispensed to Medicare patients. The complaint seeks unspecified damages, civil penalties, interest, attorneys' fees and other costs. The Company disputes the allegations in the complaint and intends to defend this action vigorously.

     (k) In United States, et al., ex rel. Phillips-Minks, et al. v. Transitional Corp., et al., filed in the United States District Court for Southern District of California on July 23, 1998, the defendants, including Transitional and Ventas, are alleged to have submitted and conspired to submit false claims and statements to Medicare, Medicaid, and other federal and state funded programs during a period commencing in 1993. The conduct complained of allegedly violates the Federal Civil False Claims Act, the California False Claims Act, the Florida False Claims Act, the Tennessee Health Care False Claims Act, and the Illinois Whistleblower Reward and Protection Act. The defendants allegedly submitted improper and erroneous claims to Medicare, Medicaid and other programs, for improper or unnecessary services and services not performed, inadequate collections efforts associated with billing and collecting bad debts, inflated and nonexistent laboratory charges, false and inadequate documentation of claims, splitting charges, shifting revenues and expenses, transferring patients to hospitals that are reimbursed by Medicare at a higher level, failing to return duplicate reimbursement payments, and improperly allocating hospital insurance expenses. In addition, the complaint alleges that the defendants were inconsistent in their reporting of cost report data, paid kickbacks to increase patient referrals to hospitals, and incorrectly reported employee compensation resulting in inflated employee 401(k) contributions. The complaint seeks unspecified damages. The Company disputes the allegations in the complaint and intends to defend this action vigorously.

     In connection with the Spin-off, liabilities arising from various legal proceedings and other actions were assumed by the Company and the Company agreed to indemnify Ventas against any losses, including any costs or expenses, it may incur arising out of or in connection with such legal proceedings and other actions. The indemnification provided by the Company also covers losses, including costs and expenses, which may arise from any future claims asserted against Ventas based on the former healthcare operations of Ventas. In connection with its indemnification obligation, the Company has assumed the defense of various legal proceedings and other actions. The Stipulation entered into with Ventas provides that the Company will continue to fulfill its indemnification obligations arising from the Spin-off.

     The Company is a party to certain legal actions and regulatory investigations arising in the normal course of its business. The Company is unable to predict the ultimate outcome of pending litigation and regulatory investigations. In addition, there can be no assurance that the DOJ, HCFA or other regulatory agencies will not initiate additional investigations related to the Company's businesses in the future, nor can there be any assurance that the resolution of any litigation or investigations, either individually or in the aggregate, would not have a material adverse effect on the Company's results of operations, liquidity or financial position. In addition, the above litigation and investigations (as well as future litigation and investigations) are expected to consume the time and attention of the Company's management and may have a disruptive effect upon the Company's operations.

      *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

     In the opinion of Vencor Operating, Inc., there is no reasonable possibility of an adverse decision with respect to the actions disclosed on this
Schedule 8 that could reasonably be expected to have a Material Adverse Effect or which in any manner would question the validity of any Financing Document.

                                                                      SCHEDULE 9

                             EXISTING INDEBTEDNESS
                             ---------------------

--------------------------------------------------------------------------------
        CREDITOR                 PRINCIPAL              DESCRIPTION
                                 BALANCE/1/
--------------------------------------------------------------------------------
    Middleton Village          $   1,675,938      mortgage on real/personal
                                                  property - Nursing Center
--------------------------------------------------------------------------------
 Various Landlords under       $     949,799         See attached chart
   Capitalized Leases
--------------------------------------------------------------------------------
   City of Louisville          $   4,200,000    Lien on property under a city
                                               development grant for corporate
                                                        headquarters.
--------------------------------------------------------------------------------
  Recovery Inn of Menlo        $4,228,008.88        Intercompany balance
       Park, L.P.                                      (open accounts)
--------------------------------------------------------------------------------

______________________________

/1/   All balances as of March 31, 2001.

                       ---------------------------------

                               CAPITALIZED LEASES
                               ------------------

------------------------------------------------------------------------------------------------------------
             LIEN HOLDER                      LIEN GRANTOR          PRINCIPAL             DESCRIPTION
                                                                    AMOUNT OF
                                                                   DEBT SECURED
                                                                    BY LIEN/2/

------------------------------------------------------------------------------------------------------------
          IBM Credit Corp.                    Vencor, Inc.           $208,356           IBM Rise 6000
          290 Harbor Drive                                                             Computer Servers
           P.O. Box 10399
      Stamford, CT  06904-2399
------------------------------------------------------------------------------------------------------------
     Wesleyan Retirement Center          Vencor Nursing Centers      $ 18,732          Personal Property
  d/b/a/ Colonial Oaks  Ret. Apts.        Limited Partnership
     714 S. Colonial Oaks Drive                                                       Colonial Oaks Health
         Marion, IN  46953                                                                Care Center
                                                                                      4725 South Colonial
                                                                                          Oaks Drive
                                                                                       Marion, IN  46953

------------------------------------------------------------------------------------------------------------
           Health Quest                  Vencor Nursing Centers      $115,732          Personal Property
   315 West Jefferson Boulevard           Limited Partnership
   South Bend, IN   46601-1586                                                         Regency Place of
                                                                                          Castleton
                                                                                    5226 East 82/nd/ Street
                                                                                       Indianapolis, IN
                                                                                            46250
------------------------------------------------------------------------------------------------------------
           Health Quest                  Vencor Nursing Centers      $107,346          Personal Property
   315 West Jefferson Boulevard           Limited Partnership
    South Bend, IN 46601-1586                                                          Regency Place of
                                                                                             Dyer
                                                                                       2300 Great Lakes
                                                                                            Drive
                                                                                        Dyer, IN  46311
------------------------------------------------------------------------------------------------------------
           Health Quest                  Vencor Nursing Centers      $169,106          Personal Property
   315 West Jefferson Boulevard           Limited Partnership
    South Bend, IN 46601-1586                                                          Regency Place of
                                                                                          Greenwood
                                                                                        377 Westridge
                                                                                          Boulevard
                                                                                        Greenwood, IN
------------------------------------------------------------------------------------------------------------

      ______________________________

      /2/   All balances as of March 31, 2001.

----------------------------------------------------------------------------------------------------------
                                                                                       46142

----------------------------------------------------------------------------------------------------------
          Health Quest                Vencor Nursing Centers      $115,731        Personal Property
  315 West Jefferson Boulevard         Limited Partnership
    South Bend, IN 46601-1586                                                     Regency Place of
                                                                                     Fort Wayne
                                                                                  6006 Brandy Chase
                                                                                        Cove
                                                                                 Ft. Wayne, IN  46815

----------------------------------------------------------------------------------------------------------
          Health Quest                Vencor Nursing Centers      $169,074        Personal Property
  315 West Jefferson Boulevard         Limited Partnership
    South Bend, IN 46601-1586                                                     Regency Place of
                                                                                     Greenfield
                                                                                  200 Green Meadows
                                                                                       Drive
                                                                                Greenfield, IN  46140

-----------------------------------------------------------------------------------------------------------
          Health Quest                Vencor Nursing Centers      $115,731        Personal Property
  315 West Jefferson Boulevard         Limited Partnership
    South Bend, IN 46601-1586                                                     Regency Place of
                                                                                     Lafayette
                                                                                300 Windy Hill Drive
                                                                                Lafayette, IN  47905

----------------------------------------------------------------------------------------------------------
          Health Quest                Vencor Nursing Centers      $107,346        Personal Property
  315 West Jefferson Boulevard         Limited Partnership
    South Bend, IN 46601-1586                                                     Regency Place of
                                                                                     South Bend
                                                                                    52654 North
                                                                                   Ironwood Road
                                                                                   South Bend, IN
                                                                                       46635

----------------------------------------------------------------------------------------------------------

                                                                     Schedule 10

              Debt Not Held in Concentration Accounts or Pledged
              --------------------------------------------------

1. All of the following obligations owed to Vencor Operating, Inc. (all balances as of April 19, 2001)

  Consolidating
     Entity        Entity Name                                                        Total Principal
     ------        -----------                                                        ---------------
       No          Hillhaven - MSC Partnership                                             392,500.00

       No          Randle Paull Associates                                               3,589,000.00

       Yes         Foothill Nursing Company Partnership                                 12,351,982.39

       Yes         Pharmaceutical Infusion Therapy Partnership                             650,000.00

       Yes         California Respiratory Care Partnership                                 527,000.00

       Yes         Visiting Nurse Advanced Infusion Systems - Anaheim                      350,000.00

       Yes         Carribean Behavioral Health Systems, Inc.                               292,858.96

    Grand Total                                                                         18,153,341.35
                                                                                        =============


2. All obligations (in the aggregate not exceeding $16 million) owed to Vencor Operating, Inc. and/or Vencor, Inc. from certain current and former officers of Vencor as referenced on Schedule 6.

                                                                     SCHEDULE 11

                            POST-CLOSING DELIVERIES
                            -----------------------



1. Restricted Subsidiaries for which replacement stock certificates are to be delivered after the Closing Date in accordance with the terms of the Credit
Agreement:

          Health Care Holdings, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          Helian Health Group, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          Horizon Healthcare Services, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          PersonaCare, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          PersonaCare of Bradenton, Inc. (to reflect a par value of $.001 per share)

          PersonaCare of Warner Robins, Inc. (to reflect a par value of $.001 per share)

          Respiratory Care Services, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          TheraTx Health Services, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          TheraTx Healthcare Management, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          TheraTx Management Services, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          TheraTx Medical Supplies, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          TheraTx Rehabilitation Services, Inc. (to reflect correct name of its parent, TheraTx Health Services, Inc.)

          TheraTx Staffing, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

          VC-WM, Inc. (to account for name change of its parent from TheraTx, Inc. to Vencare Rehab Services, Inc. to Kindred Rehab Services, Inc.)

2. Investment for which stock certificate is to be delivered after the Closing Date in accordance with the terms of the Credit Agreement:

          Lectus Inc. (representing 1,933,901 shares held by Vencor Operating, Inc. but currently certificated in the name of Ventas Investments)

                                                                       EXHIBIT A

                                     NOTE

$_______________                                              New York, New York
                                                              April __, 2001

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN CREDIT AGREEMENT REFERRED TO BELOW IN ACCORDANCE WITH THE TERMS THEREOF, AND THE RIGHTS AND REMEDIES OF THE HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF APRIL 20, 2001 BY AND AMONG THE ISSUER, VENCOR, THE COLLATERAL AGENT AND THE EXIT FACILITY COLLATERAL AGENT, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "INTERCREDITOR AGREEMENT").

     For value received, VENCOR OPERATING, INC. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Issuer"), promises to pay [name of Lender] or its registered assigns (the "Lender"), for the account of its Lending Office, the principal amount of $_______, or such lesser amount as is the outstanding principal amount of the Loan evidenced by this Note issued by the Issuer pursuant to the Credit Agreement referred to below, on the maturity date provided for in the Credit Agreement. The Issuer promises to pay interest on the unpaid principal amount hereof on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent as set forth in the Credit Agreement.

     All repayments of the principal hereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to the principal amount of the Loan evidenced by this Note then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Issuer hereunder or under any other Financing Document.

     This note is one of the Notes referred to in the $300,000,000 Credit Agreement dated as of April 20, 2001 among the Issuer, Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent (as amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     By its acceptance hereof, the Lender hereby acknowledges and agrees that its rights to payment hereunder and under the Financing Documents and its rights to exercise remedies are subject to the subordination provisions set forth in
Article XI of the Credit Agreement and to the terms and conditions set forth in the Intercreditor Agreement.

                                       VENCOR OPERATING, INC.
                                       (to be renamed Kindred Healthcare
                                       Operating, Inc.)

                                       By:________________________________
                                          Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------
                                                                   Notation
    Date                Amount of Principal Repaid                 Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                                                [EXECUTION COPY]



                       SECOND PRIORITY SECURITY AGREEMENT


                                   dated as of


                                 April 20, 2001


                                      among



                             VENCOR OPERATING, INC.
               (to be renamed Kindred Healthcare Operating, Inc.)



                           THE GUARANTORS PARTY HERETO


                                       and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                               as Collateral Agent

                                TABLE OF CONTENTS

                                 --------------

                                                                                           Page
                                                                                           ----
Section 1.  Definitions................................................................       2
Section 2.  Representations and Warranties.............................................      12
Section 3.  The Security Interests.....................................................      14
Section 4.  Delivery of Certain Collateral.............................................      16
Section 5.  Further Assurances; Covenants..............................................      17
Section 6.  Concentration Accounts.....................................................      21
Section 7.  Collateral Accounts........................................................      23
Section 8.  Record Ownership of Pledged Equity Securities..............................      25
Section 9.  Right to Vote Pledged Equity Securities....................................      25
Section 10. Right to Receive Distributions on Collateral...............................      26
Section 11. General Authority..........................................................      26
Section 12. Remedies upon Enforcement Notice...........................................      27
Section 13. Fees and Expenses; Indemnification.........................................      31
Section 14. Limitation on Duty of Collateral Agent in Respect of Collateral............      32
Section 15. Application of Proceeds....................................................      32
Section 16. Concerning the Collateral Agent............................................      33
Section 17. Appointment of Co-collateral Agents........................................      37
Section 18. Termination of Security Interests; Release of Collateral; Reinstatement....      37
Section 19. Additional Subsidiary Guarantors...........................................      38
Section 20. Notices....................................................................      38
Section 21. Withdrawal of Enforcement Notice...........................................      40
Section 22. Waivers, Remedies Not Exclusive............................................      41
Section 23. Successors and Assigns.....................................................      41
Section 24. Changes in Writing.........................................................      41
Section 25. NEW YORK LAW...............................................................      41
Section 26. Severability...............................................................      42
Section 27. Intercreditor Agreement....................................................      42
Section 28. Counterparts...............................................................      42


Exhibit A   --   Form of Second Priority Security Agreement Supplement

Exhibit B   --   Form of Second Priority Copyright Security Agreement

Exhibit C   --   Form of Second Priority Patent Security Agreement

Exhibit D   --   Form of Second Priority Trademark Security Agreement

Exhibit E   --   Form of Second Priority Perfection Certificate

Exhibit F   --   Form of Second Priority Leasehold Mortgage

Exhibit G   --   Form of Second Priority Fee Mortgage

Exhibit H   --   Form of Account Control Agreement

                      SECOND PRIORITY SECURITY AGREEMENT


         AGREEMENT dated as of April 20, 2001 among VENCOR OPERATING, INC. (to be renamed Kindred Healthcare Operating, Inc.), the GUARANTORS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent.

         WHEREAS, the Issuer is entering into the Credit Agreement (such term and other capitalized terms used in these recitals without definition having the meanings set forth in Section 1 below), pursuant to which the Issuer intends to issue senior secured notes with a stated principal amount of $300,000,000 to the Lenders in partial satisfaction of the claims of the Lenders arising under the $1,000,000,000 Credit Agreement dated as of April 29, 1998 (as amended, the "Pre-Petition Senior Credit Agreement") among the Issuer, Vencor and a group of banks and other financial institutions, in connection with which Bank of America N.A. (previously named Nationsbank N.A.) acted as administrative agent and Morgan Guaranty Trust Company of New York acted as documentation agent and collateral agent;

         WHEREAS, the Issuer is willing to secure its obligations under the Credit Agreement and the other Financing Documents by granting Liens on its assets to the Collateral Agent as provided in this Agreement and the other Collateral Documents;

         WHEREAS, Vencor is guaranteeing the foregoing obligations of the Issuer as provided in the Vencor Guaranty Agreement and is willing to secure its guarantee thereof by granting Liens on its assets to the Collateral Agent as provided in this Agreement and the other Collateral Documents;

         WHEREAS, the Issuer is willing to cause each of its Restricted Subsidiaries to guarantee the foregoing obligations of the Issuer as provided in a Subsidiary Guaranty Agreement, with each Restricted Subsidiary to secure its guarantee thereof by granting Liens on its assets to the Collateral Agent as provided in this Agreement and the other Collateral Documents;

         WHEREAS, the Lenders are willing to accept the notes described above in partial settlement of their claims under the Pre-Petition Senior Credit Agreement only if (i) the foregoing obligations of the Issuer are secured by Liens on its assets as provided in the Collateral Documents, (ii) the foregoing obligations of the Issuer are guaranteed by Vencor and each of the Issuer's Restricted Subsidiaries and (iii) each such guarantee is secured by Liens on the assets of the relevant Guarantor as provided in this Agreement and the other Collateral Documents; and

         WHEREAS, upon any foreclosure or other enforcement of the Collateral Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided in Section 15 of this Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following meanings:

         "Account Control Agreement" means an agreement among the Borrower, a Concentration Account Bank, the Collateral Agent and the Exit Facility Collateral Agent pursuant to which the Concentration Accounts are maintained, such agreement to be substantially in the form of Exhibit H hereto or in any other form agreed to by the parties thereto.

         "Accounts" means, with respect to any Lien Grantor, all "accounts" (as defined in the UCC) now owned or hereafter acquired by such Lien Grantor, and also means and includes all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Lien Grantor arising from the performance of services by it and/or the sale, lease or exchange of goods or other property by it (including, without limitation, any such obligation or indebtedness which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any applicable jurisdiction) and all of such Lien Grantor's rights in, to and under all contracts or purchase orders for goods, services or other property, and all of such Lien Grantor's rights to any goods, services or other property represented by any of the foregoing and all monies due to or to become due to such Lien Grantor under all contracts for the performance of services by it and/or the sale, lease or exchange of goods or other property by it (whether or not yet earned by performance on the part of such Lien Grantor), in each case whether now existing or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of said contracts and purchase orders and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing; provided that the term "Accounts" shall not include such Lien Grantor's right, title and interest in and to any Retained Collection Rights.

         "Cash Distributions" means dividends, interest and other payments and distributions made in cash upon or with respect to the Collateral.

         "Chattel Paper" means "chattel paper" (as defined in the UCC).

         "Collateral" means all property, whether now owned or hereafter acquired, in which a security interest or other Lien is granted or purported to be granted to the Collateral Agent pursuant to the Collateral Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means all such property in which such a security interest or other Lien is granted or purported to be granted to the Collateral Agent by such Lien Grantor.

         "Collateral Accounts" means the Reduction Event Account and the Collateral Proceeds Accounts.

         "Collateral Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Collateral Agent for the holders of the Secured Obligations under the Collateral Documents, and its successors in such capacity.

         "Collateral Documents" means this Agreement, the Security Agreement Supplements, the Mortgages, the Account Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto.

         "Collateral Proceeds Account" has the meaning set forth in Section
7(d).

         "Concentration Account Bank" has the meaning set forth in Section 6(a).

         "Concentration Accounts" has the meaning set forth in Section 6(a).

         "Copyright License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor has granted to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including, without limitation, any agreement identified in Schedule 1 to a Copyright Security Agreement.

         "Copyrights" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

         "Copyright Security Agreement" means a Second Priority Copyright Security Agreement, substantially in the form of Exhibit B hereto, executed and delivered by a Lien Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, as amended from time to time.

         "Credit Agreement" means the $300,000,000 Credit Agreement dated as of April 20, 2001 among Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, as amended from time to time.

         "Documents" means, with respect to any Lien Grantor, all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by such Lien Grantor.

         "Enforcement Notice" means a notice delivered to the Collateral Agent by the Administrative Agent pursuant to Section 8.03 of the Credit Agreement directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

         "Equipment" means, with respect to any Lien Grantor, all "equipment" (as defined in the UCC) now owned or hereafter acquired by it, wherever located.

         "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

         "Existing Intellectual Property" means, with respect to any Original Lien Grantor, all Intellectual Property owned by or licensed to such Lien Grantor as of the Closing Date.

         "Future Intellectual Property" means, with respect to any Lien Grantor at any time after the Closing Date, any Intellectual Property owned by or licensed to such Lien Grantor at such time, other than its Existing Intellectual Property.

         "General Intangibles" means, with respect to any Lien Grantor, all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by such Lien Grantor, including, without limitation, (i) all obligations or indebtedness owing to such Lien Grantor (other than Accounts) from whatever source arising, (ii) all Intellectual Property, goodwill, trade names, service marks, trade secrets, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group.

         "Goods" means, with respect to any Lien Grantor, all "goods" (as defined in the UCC) now owned or hereafter acquired by it, wherever located.

         "Instruments" means, with respect to any Lien Grantor, all "instruments", or "letters of credit" (each as defined in the UCC) or Chattel Paper evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any Account or other obligation or indebtedness owing to such Lien Grantor, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by such Lien Grantor.

         "Intellectual Property" means (i) Patents, (ii) Patent Licenses, (iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

         "Intellectual Property Filing" means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Security Interest granted to the Collateral Agent in such Intellectual Property.

         "Intellectual Property Security Agreement" means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

         "Inventory" means, with respect to any Lien Grantor, all "inventory" (as defined in the UCC), now owned or hereafter acquired by it, wherever located.

         "Lien Grantor" means the Issuer, Vencor or any Subsidiary Guarantor and "Lien Grantors" means all of the foregoing.

         "Liquid Investments" has the meaning set forth in Section 7(f).

         "Medicaid Receivable" means any Account with respect to which the obligor is a state governmental authority (or agent thereof) obligated to pay, pursuant to federal or state Medicaid program statutes or regulations, for services rendered to eligible beneficiaries thereunder.

         "Medicare Receivable" means any Account with respect to which the obligor is a federal governmental authority (or agent thereof) obligated to pay, pursuant to federal Medicare program statutes or regulations, for services rendered to eligible beneficiaries thereunder.

         "Opinion of Counsel" means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Administrative Agent or the Required Lenders in a writing delivered to the Collateral Agent) addressed and delivered to the Collateral Agent.

         "Original Lien Grantor" means the Issuer, Vencor or any Subsidiary Guarantor that grants a Lien on any of its assets hereunder on the Closing Date, and "Original Lien Grantors" means all of the foregoing.

         "Patent License" means any agreement now or hereafter in existence granting any Lien Grantor, or pursuant to which any Lien Grantor has granted to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including, without limitation, any agreement identified in Schedule 1 to a Patent Security Agreement.

         "Patents" means (i) all letters patent and design letters patent of the United States or any other country and all applications (other than the Provisional Application but only for so long as such Provisional Application remains a provisional application) for letters patent and design letters patent of the United States or any other country, including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, divisions, continuations, continuations-in-part, revisions and extensions thereof, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and
(iv) all
income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

         "Patent Security Agreement" means a Second Priority Patent Security Agreement, substantially in the form of Exhibit C hereto, executed and delivered by a Lien Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, as amended from time to time.

         "Perfection Certificate" means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E hereto, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by a duly authorized officer of such Lien Grantor, provided that in the case of Perfection Certificates required to be delivered in connection with the Closing, such requirements may be satisfied as to all Lien Grantors through the delivery on their behalf by the Issuer of Perfection Certificates pursuant to the Senior Security Agreement (so long as such Perfection Certificates refer to this Agreement and copies of such Perfection Certificates are simultaneously delivered to the Collateral Agent), duly executed by a Financial Officer, that sets forth in a form satisfactory to the Collateral Agent all of the information required to be provided.

         "Permitted Liens" means (i) the Security Interests and (ii) the other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 7.02 of the Credit Agreement.

         "Personal Property Collateral" means at any time, with respect to any Lien Grantor, all its property included in the Collateral at such time, other than its Real Property Collateral.

         "Personal Property Security Interests" means the security interests in Personal Property Collateral granted by the Lien Grantors under the Collateral Documents.

         "Pledged Equity Interests" means at any time all Equity Interests included in the Collateral at such time.

         "Pledged Equity Securities" means at any time all "certificated securities" (as such term is defined in Article 8 of the UCC) that evidence or represent Pledged Equity Interests at such time.

         "Pledged Instruments" means at any time all Instruments included in the Collateral at such time.

         "Pledged LLC Interest" means at any time any membership interest or similar interest in a limited liability company that is included in the Pledged Equity Interests at such time.

         "Pledged Partnership Interest" means at any time any partnership interest (whether general or limited) that is included in the Pledged Equity Interests at such time.

         "Post-Petition Interest" means any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "Proceeds" means, with respect to any Lien Grantor, all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, its Collateral, including without limitation all claims of such Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any of its Collateral, and any condemnation or requisition payments with respect to any of its Collateral, in each case whether now existing or hereafter arising.

         "Provisional Application" means the provisional application for a patent entitled "A method and system for tracking medical claims which are under review or have been denied" filed with the United States Patent and Trademark Office on September 9, 2000 (Registration Number 42,923; Docket Number VE075/OVE12).

         "Real Property Collateral" means at any time, with respect to any Lien Grantor, all its real property (including leasehold interests in real property) included in the Collateral at such time.

         "Real Property Security Interests" means the security interests in Real Property Collateral granted by the Lien Grantors under the Mortgages and the other Collateral Documents.

         "Reduction Event Account" has the meaning set forth in Section 7(a).

         "Retained Collection Rights" means, with respect to any Medicaid Receivable, Medicare Receivable or VA Receivable of any Lien Grantor, the right of such Lien Grantor to collect and receive from the obligor thereon payments in respect of such Account in the absence of a court order requiring such obligor to submit payments thereon directly to a Person other than such Lien Grantor.

         "Secured Obligations" means:

         (a) with respect to the Issuer, all Obligations, including principal of all Loans outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans, and all other amounts now or hereafter payable by the Issuer pursuant to any Financing Document;

         (b) with respect to Vencor, all obligations of Vencor under the Vencor Guaranty Agreement and all amounts now or hereafter payable by Vencor under any other Financing Document; and

         (c) with respect to any Subsidiary Guarantor, (i) all obligations of such Subsidiary Guarantor under its Subsidiary Guaranty Agreement and (ii) all other obligations of such Subsidiary Guarantor under or in respect of the Financing Documents.

         "Secured Parties" means the holders from time to time of the Secured Obligations.

         "Secured Parties Requesting Notice" means, at any time, each Secured Party which has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (a) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 16(i) and (b) setting forth its address or facsimile number to which copies of such notices should be sent.

         "Security Agreement Supplement" means a Second Priority Security Agreement Supplement, substantially in the form of Exhibit A hereto, executed and delivered to the Collateral Agent pursuant to Section 19 for the purpose of adding a new Subsidiary Guarantor as a party hereto and/or adding additional property to the Collateral.

         "Security Interests" means the Personal Property Security Interests and the Real Property Security Interests.

         "Senior Collateral Agent" means Morgan Guaranty Trust Company of New York, in its capacity as collateral agent under the Senior Financing Documents, and its successors.

         "Senior Collateral Documents" means the Senior Security Agreement, the Senior Security Agreement Supplements, the Senior Mortgages and all other supplemental or additional security agreements (including all intellectual property security agreements), mortgages or similar instruments delivered pursuant thereto or pursuant to the Senior Credit Agreement.

         "Senior Credit Agreement" means the $120,000,000 Credit Agreement dated as of the date hereof among the Issuer, Vencor, the Lenders, Swingline Bank and LC Issuing Banks party thereto, Morgan Guaranty Trust Company of New York as Senior Collateral Agent and administrative agent, and General Electric Capital Corporation, as documentation agent and collateral monitoring agent, and any refinancings, refundings or renewals thereof.

         "Senior Fee Mortgages" means fee mortgages relating to any real properties owned in fee by the Issuer or any Guarantor in favor of the Senior Collateral Agent.

         "Senior Financing Documents" means the Senior Credit Agreement (including the Schedules and Exhibits thereto), the Senior Notes, the Senior Guaranty Agreements, the Senior Collateral Documents and the Intercreditor Agreement.

         "Senior Guaranty Agreements" means the Senior Vencor Guaranty Agreement and the Senior Subsidiary Guaranty Agreements.

         "Senior Leasehold Mortgages" means leasehold mortgages relating to any real properties leased by the Issuer or any Guarantor in favor of the Senior Collateral Agent.

         "Senior Mortgages" means the Senior Leasehold Mortgages and the Senior Fee Mortgages, collectively.

         "Senior Notes" means the senior secured notes of the Issuer issued to the lenders party to the Senior Credit Agreement.

         "Senior Security Agreement" means the Senior Security Agreement dated as of the date hereof among the Issuer, the Guarantors party thereto and the Senior Collateral Agent, as amended from time to time, and any replacement or successor agreement relating to any refinancing, refunding or renewal of the Senior Credit Agreement.

         "Senior Security Agreement Supplement" means a Senior Security Agreement Supplement whereby the Issuer or a Guarantor grants (or confirms its grant of) a security interest in additional collateral to the Senior Collateral Agent and, if the grantor of such security interest is a Subsidiary Guarantor that is not already a party to the Senior Security Agreement, such Subsidiary Guarantor becomes a party thereto.

         "Senior Subsidiary Guaranty Agreements" means the Senior Subsidiary Guaranty Agreements setting forth the guarantees by the Subsidiary Guarantors party thereto that the Issuer will perform its obligations under the Senior Financing Documents.

         "Senior Vencor Guaranty Agreement" means the Senior Vencor Guaranty Agreement dated as of the date hereof setting forth the guaranty by Vencor that the Issuer will perform its obligations under the Senior Financing Documents, and any replacement or successor agreement relating to any refinancing, refunding or renewal of the Senior Credit Agreement.

         "Subsidiary Guarantors" means each Person listed on the signature pages hereof under the caption "Subsidiary Guarantors" and each Person that shall, at any time after the date hereof, become a party hereto and a "Subsidiary Guarantor" as provided in Section 19.

         "Trademark License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor has granted to any other Person, any right to use any Trademark, including, without limitation, any agreement identified in Schedule 1 to any Trademark Security Agreement.

         "Trademarks" means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them,
(iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to any Lien Grantor's Trademark Security Agreement, (iv) all renewals thereof, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements thereof.

         "Trademark Security Agreement" means a Second Priority Trademark Security Agreement, substantially in the form of Exhibit D hereto, executed and delivered by a Lien Grantor in favor of the Collateral Agent, for the benefit of the Secured Parties, as amended from time to time.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "VA Receivable" means any Account with respect to which the obligor is the Veterans' Administration or any successor thereto (or any agent thereof).

         Section 2. Representations and Warranties. Each Original Lien Grantor represents and warrants that:

         (a) As of the Closing Date, such Original Lien Grantor owns the Equity Interests listed as being owned by it in Schedule 1 to the Credit Agreement, free and clear of any Lien other than Permitted Liens. All shares of capital stock identified in such Schedule as being beneficially owned by such Original Lien Grantor have been duly authorized and validly issued, are fully paid and non-assessable, and are subject to no option to purchase or similar right of any Person. Such Original Lien Grantor is not and will not become a party to or become otherwise bound by any agreement, other than the Financing Documents and the Senior Financing Documents, which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

         (b) Such Original Lien Grantor has good and marketable title to all of its Collateral (except Intellectual Property), free and clear of any Liens other than Permitted Liens. To the best of its knowledge, such Original Lien Grantor has good title or other rights in and to its Existing Intellectual Property, free and clear of any Liens other than Permitted Liens. Such Original Lien Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

         (c) Other than granting Permitted Liens, such Original Lien Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or any part of the Collateral owned by it is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to (i) Liens under the DIP Facility and the Pre-Petition Senior Credit Agreement (so long as arrangements reasonably satisfactory to the Collateral Agent have been made for the termination of such financing statements, mortgages or other similar or equivalent documents on or promptly after the Closing Date) and (ii) Permitted Liens. After the Closing, no Collateral owned by it will be in the possession of any Person (other than such Original Lien Grantor) asserting any claim thereto or security interest therein (except Permitted Liens), except that (A) the Senior Collateral Agent or its designee may have possession of Collateral as contemplated by the Senior Collateral Documents and the Intercreditor Agreement or the Collateral Agent or its designee may have possession of Collateral as contemplated hereby and (B) cash and Temporary Cash Investments may be held in the Concentration Accounts.

          (d) Such Original Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Closing Date.

          (e) The Personal Property Security Interests constitute valid security interests in all Personal Property Collateral owned by such Original Lien Grantor thereby securing its Secured Obligations, and constitute security interests therein prior to all other Liens other than Liens permitted under the Credit Agreement to be senior in priority to the Liens of the Lenders.

          (f) Upon the delivery of the Pledged Instruments (if any) and the Pledged Equity Securities owned by such Original Lien Grantor to the Collateral Agent in accordance with Section 4, the Collateral Agent will have valid and perfected security interests in such Collateral subject to no prior Lien other than Permitted Liens.

          (g) When UCC financing statements shall have been filed in the offices specified in such Original Lien Grantor's Perfection Certificate, the Personal Property Security Interests will constitute perfected security interests in the Personal Property Collateral owned by such Original Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior (except in the case of Intellectual Property) to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor's Intellectual Properties (including any future filings required pursuant to Sections 5(c) and 5(d)), the Personal Property Security

Interests will constitute perfected security interests in all right, title and interest of such Original Lien Grantor in its Intellectual Property to the extent that security interests therein may be perfected by such filings and, to the best of such Original Lien Grantor's knowledge, such security interests will be prior to all other Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings, (iii) the due recordation of memoranda of lease with respect to the Master Lease Agreements and any assignment thereof to the Issuer and (iv) the due recordation of the Fee Mortgages and the Leasehold Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interests or (except with respect to the capital stock of any Insurance Subsidiary) for the enforcement of the Security Interests.

          (h) Such Original Lien Grantor's Collateral is insured in accordance with the requirements of the Credit Agreement.

         Section 3. The Security Interests.

          (a) In order to secure the full and punctual payment of its Secured Obligations in accordance with the terms thereof, each Lien Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in and to all of the following property of such Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                    (i)    all Accounts;

                    (ii)   all Documents;

                    (iii)  all Equipment;

                    (iv)   all General Intangibles;

                    (v)    all Goods;

                    (vi)   all Instruments;

                    (vii)  all Inventory;

                    (viii) all Chattel Paper;

                    (ix) all Equity Interests in other Persons now or hereafter beneficially owned by such Lien Grantor, all rights and privileges of such Lien Grantor with respect to such Equity Interests, and all dividends, distributions and other payments with respect thereto;

                    (x) all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of such Lien Grantor pertaining to any of its Collateral;

                    (xi) such Lien Grantor's ownership interest in the Collateral Accounts, all cash deposited therein from time to time, all Liquid Investments made with amounts on deposit therein and all of such Lien Grantor's other monies and property of any kind in the possession or under the control of the Collateral Agent; and

                    (xii) all Proceeds of the collateral described in the
               foregoing clauses (i) through (xi);

provided that the following property is excluded from the foregoing security interests: (i) motor vehicles, (ii) deposit accounts (other than the Collateral Accounts and the Concentration Accounts), (iii) subject to Section 5.12(c) of the Credit Agreement, Equity Interests in Cornerstone, (iv) Instruments retained for collection pursuant to Section 4(d), (v) promissory notes outstanding on the Closing Date and evidencing loans made by either Vencor or the Issuer to current and former officers of Vencor not exceeding $16,000,000 in aggregate principal amount and (vi) any Equity Interests, general intangibles or other rights arising under or subject to any contracts, instruments, licenses or other documents if (but only to the extent that) the grant of a security interest therein would constitute a material violation of a valid and enforceable restriction in favor of a third party, unless and until any required consents shall have been obtained. Each Lien Grantor shall use all reasonable efforts to obtain any such required consent that is reasonably obtainable; provided that no Lien Grantor shall be obligated to obtain any such consent with respect to any Retained Collection Rights or Third Party Lease.

               (b) The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

               (c) If the superintendent of insurance or other similar official having jurisdiction over any Insurance Subsidiary determines that any pledge of the shares of capital stock of such Insurance Subsidiary hereunder constitutes the acquisition of or a change of control with respect to such Insurance Subsidiary as to which the prior approval of such superintendent or similar official was required, then, immediately upon the relevant Lien Grantor's (1) written memorialization of oral notice or (2) receipt of written notice from such official of such determination and without any action on the part of the Collateral Agent or any other Person, such pledge shall be rendered void ab initio and of no effect. Upon any such occurrence, (i) the Collateral Agent shall, at such Lien Grantor's written request and expense, if then in its possession, return the certificates representing such capital stock to such Lien Grantor and execute and deliver such documents as such Lien Grantor shall reasonably request to evidence such Lien Grantor's retention of all rights in such capital stock and (ii) such Lien Grantor shall promptly submit a request to the superintendent of insurance or other appropriate official for approval of the pledge of such shares to the Collateral Agent hereunder and, upon receipt of such approval, shall forthwith pledge and deposit with the Collateral Agent certificates representing all of the outstanding shares of capital stock of such Insurance Subsidiary to be held as Pledged Equity Securities subject to all relevant provisions of this Agreement.

          (d) The Issuer shall not, and shall not permit any other Lien Grantor to, create, assume or suffer to exist any Lien on the Provisional Application or any interest relating thereto, other than any Lien in favor of the Collateral Agent and the Exit Facility Collateral Agent.

          Section 4. Delivery of Certain Collateral. (a) On the Closing Date, each Original Lien Grantor is delivering to the Collateral Agent as Collateral hereunder all stock certificates or other certificates representing Equity Interests in other Persons then owned by it, provided that such delivery will be deemed to be made to the extent any such certificate is already held by Morgan in its capacity as collateral agent under the Pre-Petition Senior Credit Agreement and DIP Facility.

          (b) On the date it signs and delivers its Security Agreement Supplement, each Lien Grantor (other than an Original Lien Grantor) will deliver to the Collateral Agent as Collateral hereunder all stock certificates or other certificates representing Equity Interests in other Persons then owned by it.

          (c) After the Closing Date (in the case of an Original Lien Grantor) or the date of its Security Agreement Supplement (in the case of any other Lien Grantor), if any Lien Grantor receives (i) any stock certificate or other certificate representing Equity Interests in another Person then owned by it or
(ii) any Instrument, in each case in which a security interest is granted pursuant to Section 3 hereof or pursuant to the Security Agreement Supplement signed by it, such

Lien Grantor will immediately deliver such certificate or Instrument to the Collateral Agent to be held by it as Collateral hereunder.

          (d) Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, each Lien Grantor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business, and the Collateral Agent shall, promptly upon request by such Lien Grantor, make appropriate arrangements for making any other Instrument pledged by such Lien Grantor hereunder available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

          (e) All Pledged Equity Securities delivered to the Collateral Agent hereunder will be delivered in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All Pledged Instruments delivered to the Collateral Agent hereunder will be endorsed to the order of the Collateral Agent, or accompanied by duly executed instruments of assignment, all in form and substance satisfactory to the Collateral Agent.

          (f) Notwithstanding the foregoing, no certificate or Instrument shall be required to be delivered to the Collateral Agent by a Lien Grantor if and so long as such certificate or Instrument is required to be delivered to and held by the Senior Collateral Agent.

          Section 5. Further Assurances; Covenants. Each Lien Grantor covenants as follows:

          (a) It will not change its name, identity or corporate structure in any manner unless permitted by Section 7.03 of the Credit Agreement and unless such Lien Grantor shall have given the Collateral Agent prior notice thereof and either (i) delivered an updated Perfection Certificate to the Collateral Agent or (ii) certified to the Collateral Agent that the Perfection Certificate most recently delivered pursuant to this Agreement is correct and complete as of the date of such notice; provided that the Issuer may change its name to "Kindred Healthcare Operating, Inc." and Vencor may change its name to "Kindred Healthcare, Inc." on the Closing Date.

          (b) It will not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable locations described in its Perfection Certificate (after the delivery of such Perfection Certificate), unless such Lien Grantor shall have given the Collateral Agent prior notice thereof. It will not in any event change the location of any Collateral owned by it if such change would cause the Security Interests in such Collateral to lapse or, if perfected prior to such change of location, cease to be perfected.

          (c) (i) It will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any Intellectual Property Filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests in such Lien Grantor's Collateral or to enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies thereunder with respect to any of such Lien Grantor's Collateral. To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Lien Grantor's signature appearing thereon. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Lien Grantor shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statements in which it is named as the debtor. Such Lien Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until such Lien Grantor's Collateral is released pursuant to Section 18.

                  (ii) Without limiting clause (i), it will enter into any amendments to this Agreement and to any other Financing Document and take any other action, at its expense, that the Collateral Agent may reasonably request or as may be necessary or desirable in connection with the proposed revisions to Article 9 of the UCC, in order to create, preserve, perfect, confirm or validate the Security Interests in such Lien Grantor's Collateral or to enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies thereunder with respect to any of such Lien Grantor's Collateral.

         (d) Within 30 days after each March 31 and September 30 (commencing with the first such date to occur after the Closing Date), it will
(i) sign and deliver to the Collateral Agent any Intellectual Property Security Agreement necessary to grant Security Interests in any Intellectual Properties owned by it on such March 31 or September 30 that are not covered by the Security Interests granted in any previous Intellectual Property Security Agreements so signed and delivered by it and (ii) make all Intellectual Property Filings reasonably necessary to record the Security Interests in such Intellectual Properties.

          (e) At least 30 days before it takes any action contemplated by
Section 5(a) or 5(b), such Lien Grantor will, at its expense, cause to be delivered to the Collateral Agent an officer's certificate, in form and substance satisfactory to the Collateral Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests against all creditors of and purchasers from such Lien Grantor (except any continuation statements specified in such officer's certificate that are to be filed more than six months after the date thereof) have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full; provided that if the only action contemplated is a change in the name of a Lien Grantor to the name set forth below the name of such Lien Grantor on the Perfection Certificate delivered in connection with the Closing, then such Lien Grantor will at its expense (i) cause to be delivered to the Collateral Agent an officer's certificate, in form and substance satisfactory to the Collateral Agent, specifying the date on which such name change is to take effect (the "Effective Date") (such certificate to be delivered to the Collateral Agent at least three days prior to the Effective Date) and (ii) deliver to the Collateral Agent no later than June 20, 2001, all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests against all creditors of and purchasers from such Lien Grantor and evidence satisfactory to the Collateral Agent that such financing statements and amendments or supplements thereto, continuation statements and other documents will be filed in each filing office necessary for such purpose by June 30, 2001 and that all filing fees and taxes, if any, payable in connection with such filings will be paid in full by such date.

          (f) If any of its Collateral is at any time in the possession or control of any warehouseman, bailee or agent, such Lien Grantor will notify such warehouseman, bailee or agent of the Security Interests and instruct it to hold all such Collateral for the Collateral Agent's account subject to the Collateral Agent's instructions.

          (g) It shall keep full and accurate books and records relating to its Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably request in order to reflect the Security Interests.

          (h) It shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each of its Accounts (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Accounts. Subject to the rights of the Collateral Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in accordance with such Lien Grantor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by such Lien Grantor or the Collateral Agent, shall be borne by such Lien Grantor.

          (i) If an Enforcement Notice is in effect, such Lien Grantor will, consistent with the terms of the Credit Agreement, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent or its designee.

          (j) Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that, unless an Enforcement Notice is in effect, (i) such Lien Grantor may sell, lease or exchange its Inventory and obsolete, unused or unnecessary Equipment, in each case in the ordinary course of business and (ii) such Lien Grantor may sell any of its Collateral if (x) the sale thereof does not violate any covenant in the Credit Agreement and (y) in the case of an Asset Sale (other than the Kingfish Transaction), the Net Cash Proceeds thereof are applied as provided in Section 2.06(a) of the Credit Agreement. Concurrently with any sale or exchange (other than a sale or exchange to another Lien Grantor) permitted by the foregoing proviso, the Security Interests in the assets sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent or any other Secured Party.

          (k) Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning its Collateral to enable the Collateral Agent to enforce the provisions of the Collateral Documents.

          (l) From time to time upon request by the Collateral Agent, such Lien Grantor shall, at its expense, cause to be delivered to the Secured Parties an Opinion of Counsel satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request.

          (m) Such Lien Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any material Intellectual Property owned or licensed by it may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor's ownership of such material Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same. If any of such Lien Grantor's rights to any material Intellectual Property are infringed, misappropriated or diluted by a third party, such Lien Grantor shall notify the Collateral Agent within 30 days after it learns thereof and shall, unless such Lien Grantor shall reasonably determine that any such action would be of negligible value, economic or otherwise, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Lien Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

          Section 6. Concentration Accounts. (a) The Issuer shall establish (or transfer into the name of the Collateral Agent) one or more accounts (collectively, the "Concentration Accounts") which shall be maintained in the name of and under the exclusive control of the Collateral Agent and into which collected cash owned by the Issuer and the other Lien Grantors shall be deposited from time to time, provided that if and so long as the Issuer and the other Lien Grantors are subject to and complying with requirements similar to this Section 6 imposed by the Senior Collateral Documents, the Issuer and the other Lien Grantors need not comply with the requirements of this Section 6 (and the following subsections of this Section 6 shall be applied accordingly). Each Concentration Account shall be maintained with a bank (a "Concentration Account Bank") that (i) is reasonably acceptable to the Collateral Agent and (ii) if not a Lender, enters into an Account Control Agreement. The Collateral Agent shall instruct each Concentration Account Bank to transfer, from time to time, amounts on deposit in each

Concentration Account maintained with it to such other account or accounts as the Issuer may request, unless and until the Collateral Agent rescinds such instructions. The Collateral Agent shall not rescind such instructions unless requested to do so by the Required Lenders at a time when an Event of Default shall have occurred and be continuing.

          (b) Amounts on deposit in the Concentration Accounts may be invested and re-invested from time to time in such Temporary Cash Investments as Vencor or the Issuer shall determine from time to time; provided that, in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, (x) the books and records of the relevant Concentration Account Bank shall reflect the fact that such Temporary Cash Investments are held for the account of the Collateral Agent and (y) each such Temporary Cash Investment either:

              (i) is issued in the name of the relevant Concentration Account Bank or evidenced by a negotiable certificate or instrument which (together with any appropriate instrument of transfer) is delivered to, and held by, such Concentration Account Bank or an agent thereof (which shall not be any Lien Grantor or any of its Affiliates) in a State where possession thereof perfects the Security Interest therein; or

              (ii) if not so issued or evidenced, is subject to pledge under applicable law and regulations and as to which (in the opinion of counsel to the Collateral Agent) appropriate measures shall have been taken to perfect the relevant Security Interest.

All right, title and interest in and to the cash amounts on deposit from time to time in the Concentration Accounts together with any Temporary Cash Investments from time to time made pursuant to this subsection (b) shall vest in the Collateral Agent, shall constitute part of the relevant Lien Grantor's Collateral hereunder and shall not constitute payment of the Secured Obligations unless and until applied thereto as provided in Section 15. If an Enforcement Notice is in effect, the Collateral Agent may (i) instruct any Concentration Account Bank to retain, in any Concentration Account maintained by it, all cash and Temporary Cash Investments then held by it in such Concentration Account,
(ii) instruct such Concentration Account Bank to liquidate any or all Temporary Cash Investments held by it in such Concentration Account and/or (iii) withdraw any amounts held in any Concentration Account and apply such amounts in the manner specified in Section 15.

          SECTION 7. Collateral Accounts. (a) Promptly after the Collateral Agent determines that any Net Cash Proceeds of any Asset Sale (other than in connection with the Kingfish Transaction) of the Issuer or a Restricted Subsidiary or that any Casualty Proceeds with respect to property of the Issuer or a Restricted Subsidiary are to be deposited pursuant to Section 2.06(a) of the Credit Agreement, the Collateral Agent shall establish an account (such Lien Grantor's "Reduction Event Account") with the Administrative Agent, in the name and under the exclusive control of the Collateral Agent, into which all Net Cash Proceeds with respect to Asset Sales (other than in connection with the Kingfish Transaction) of such Lien Grantor and all Casualty Proceeds with respect to property of such Lien Grantor shall be deposited from time to time, provided that if and so long as the Issuer or any other Lien Grantor is subject to and complying with requirements similar to Section 2.06(a) of the Senior Credit Agreement, and in particular is required to deposit any Net Cash Proceeds of an Asset Sale or any Casualty Proceeds with the Senior Collateral Agent, the Issuer and the other Lien Grantors need not comply with the requirements of this
Section 7 (and the following subsections of this Section 7 shall be applied accordingly).

          (b) So long as no Enforcement Notice is in effect, Net Cash Proceeds or Casualty Proceeds, as the case may be, to be released from a Reduction Event Account pursuant to either clause (A) or (C) of Section 2.06(a) of the Credit Agreement shall be released by the Collateral Agent to the relevant Lien Grantor at such times and in such amounts as such Lien Grantor shall request in accordance with the provisions of clause (A) or (C), as the case may be, of
Section 2.06(a) of the Credit Agreement. Any such request shall be accompanied by a certificate of a Financial Officer describing in reasonable detail the purpose for which such funds have been or will be expended and the date (which shall not be later than 30 days after the date of such certificate) by which such Lien Grantor is obligated or otherwise committed to make such payment, provided that no such certificate shall be required if the aggregate Casualty Proceeds requested for the restoration, repair, replacement or rebuilding of the relevant assets is less than $100,000 with respect to any Casualty Event. If immediately available cash on deposit in any Lien Grantor's Reduction Event Account is not sufficient to make any such distribution to it, the Collateral Agent shall cause to be liquidated, as promptly as practicable, such Liquid Investments in such Reduction Event Account as shall be required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 7, such distribution shall not be made until such liquidation has taken place.

          (c) So long as no Enforcement Notice is in effect, the Collateral Agent shall distribute to the Administrative Agent, at its request from time to time, the amounts on deposit in the Reduction Event Account which are required to be applied to prepay Loans in accordance with clause (B) of Section 2.06(a) of the Credit Agreement.

          (d) Promptly after the Collateral Agent determines that any cash proceeds of any Lien Grantor's Collateral are to be realized upon any exercise of remedies pursuant to the Collateral Documents, the Collateral Agent shall establish an account with respect to such Lien Grantor (such Lien Grantor's "Collateral Proceeds Account") with the Administrative Agent, in the name and under the exclusive control of the Collateral Agent, into which all such cash proceeds of such Lien Grantor's Collateral shall be deposited from time to time (unless required to be deposited in another Collateral Account). This subsection
(d) shall not apply to any cash proceeds that are deposited in a Concentration Account and are not required to be deposited in any Collateral Account.

          (e) Amounts on deposit in any Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the relevant Lien Grantor shall determine. Any income received with respect to the balance from time to time standing to the credit of any Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in such Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in any Collateral Account together with any Liquid Investments from time to time made pursuant to this subsection (e) shall vest in the Collateral Agent, shall constitute part of the relevant Lien Grantor's Collateral hereunder and shall not constitute payment of its Secured Obligations until applied thereto as provided in Section 15. If an Enforcement Notice is in effect, any amounts held in any Collateral Account shall be retained in such Collateral Account and, if and when requested by the Administrative Agent, shall be withdrawn by the Collateral Agent and applied in the manner specified in Section 15.

          (f) For purposes hereof, "Liquid Investments" means any Temporary Cash Investment that (i) matures within 30 days after it is acquired by or for the account of the Collateral Agent and (ii) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, either:

              (i) is issued in the name of the Collateral Agent or a financial intermediary acting for its account or is evidenced by a negotiable certificate or instrument which (together with any appropriate instrument of transfer) is delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be any Lien Grantor or any of its Affiliates) in a State where possession thereof perfects the Security Interest therein; or

                (ii) if not so issued or evidenced, is a Temporary Cash Investment which is subject to pledge under applicable law and regulations and as to which (in the opinion of counsel to the Collateral Agent) appropriate measures shall have been taken to perfect the relevant Security Interest.

         (g) The Collateral Agent shall, on a monthly basis, provide the Issuer with or arrange for the Issuer to be provided with a statement of the balance standing to the credit of the Reduction Event Account, which statement shall indicate each payment into and from the Reduction Event Account during the preceding calendar month.

         SECTION 8. Record Ownership of Pledged Equity Securities. If directed to do so by the Required Lenders at any time when an Event of Default has occurred and is continuing, the Collateral Agent shall cause the Pledged Equity Securities (or any portion thereof specified in such directions) to be transferred of record into the name of the Collateral Agent or its nominee; provided that no such transfer shall be made with respect to any capital stock of any Insurance Subsidiary unless any required regulatory approvals under applicable state law shall have been obtained. Promptly upon receiving any such directions, the Collateral Agent will notify each relevant Lien Grantor thereof. Each Lien Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to Pledged Equity Securities registered in its name, and the Collateral Agent will promptly give to such Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to such Lien Grantor's Pledged Equity Securities registered in the name of the Collateral Agent or its nominee. So long as no Enforcement Notice is in effect, the Collateral Agent shall pay over to each relevant Lien Grantor all Cash Distributions received by the Collateral Agent upon or with respect to any Pledged Equity Securities held of record in the name of the Collateral Agent or its nominee.

         SECTION 9. Right to Vote Pledged Equity Securities. (a) Unless an Enforcement Notice directing the Collateral Agent to vote the Pledged Equity Securities is in effect, each Lien Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Equity Securities owned by it, and the Collateral Agent shall, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of such Pledged Equity Securities which are registered in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent. Unless an Enforcement Notice directing the Collateral Agent to do so is in effect, the Collateral Agent shall have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive and retain payments and other distributions to the extent provided in Section 10.

         (b) If an Enforcement Notice directing the Collateral Agent to do so is in effect, the Collateral Agent shall have the right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, operating agreement or other governing document) and each Lien Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Equity Interests with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof; provided that the Collateral Agent shall not have the right to vote or to give consents, ratifications or waivers with respect to the capital stock of any Insurance Subsidiary to the extent that such action would require prior regulatory approval under applicable state law unless such approval shall have been granted.

         SECTION 10. Right to Receive Distributions on Collateral. Subject to
Section 18, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Pledged Equity Interests and each Lien Grantor shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right; provided that, unless an Enforcement Notice is in effect, this sentence shall not apply to Cash Distributions. All such dividends, interest and other payments and distributions which are received by any Lien Grantor (except Cash Distributions received when no Enforcement Notice is in effect) shall be received in trust for the benefit of the Secured Parties and shall be segregated from other assets of such Lien Grantor and shall, promptly upon such Lien Grantor's receipt thereof, be delivered or paid over to the Collateral Agent in the same form as received (with any necessary endorsements or executed assignments in blank), together with a statement identifying the source of such Collateral and stating that it is being delivered to the Collateral Agent to be held as Collateral under this Agreement. If an Enforcement Notice is withdrawn pursuant to Section 21 (and no other Enforcement Notice is then in effect), the Collateral Agent's right to retain Cash Distributions under this Section 10 shall cease and the Collateral Agent shall pay over to the relevant Lien Grantor(s) any Cash Distributions retained by it during the continuance of such Enforcement Notice.

         SECTION 11. General Authority. Each Lien Grantor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of such Lien Grantor, to the extent permitted by law to exercise, at any time and from time to time while an Enforcement Notice directing it to do so is in effect, all or any of the following powers with respect to all or any of such Lien Grantor's
Collateral:

                        (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                        (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                        (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

                        (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give such Lien Grantor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any Personal Property Collateral owned by such Lien Grantor and such other notices as may be required by the Credit Agreement, except in respect of any such Personal Property Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and each Lien Grantor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

         Section 12. Remedies upon Enforcement Notice. (a) Upon being instructed to do so in an Enforcement Notice or in written instructions given by the Required Lenders at any time while an Enforcement Notice is in effect, the Collateral Agent may exercise (or cause its co-agents and co-trustees, if any, to exercise) any or all of the remedies available to it (or to such co-agents or co-trustees) under the Collateral Documents.

         (b) Upon being instructed to do so in an Enforcement Notice or in written instructions given by the Required Lenders at any time while an Enforcement Notice is in effect, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as provided in the Credit Agreement or herein or as may be required by mandatory provisions of law, withdraw all cash and Temporary Cash Investments held in any of the Collateral Accounts or Concentration Accounts and apply such cash and Temporary Cash Investments and other cash, if any, then held by it as Collateral as specified in Section 15 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Required Lenders shall have advised the Collateral Agent are satisfactory; provided that the right of the Collateral Agent to sell or otherwise realize upon the capital stock of any Insurance Subsidiary shall be subject to the Collateral Agent's or the relevant Lien Grantor's obtaining, to the extent necessary under applicable law, the prior approval of such sale or other realization by the superintendent of insurance or other similar official having jurisdiction with respect to such Insurance Subsidiary. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, to restrict the prospective bidders on or purchasers of any of the securities included in the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, to cause to be placed on any security included in the Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each Lien Grantor agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Lien Grantor which may be waived, and each Lien Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. Notice of any such sale shall be given to the relevant Lien Grantor(s) as required by Section 11 (including as required by the Credit Agreement) and shall in case of a public sale, state the time and place fixed for such sale, in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and in case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Upon being instructed to do so by the Required Lenders in an Enforcement Notice or in written instructions given at any time while an Enforcement Notice is in effect, the Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

         (c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require each Lien Grantor to, and each Lien Grantor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of its Personal Property Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and such Lien Grantor, whether at the premises of such Lien Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Personal Property Collateral is or may be located, and without charge or liability to it seize and remove such Personal Property Collateral from such premises, (iii) have access to and use such Lien Grantor's books and records relating to its Collateral and (iv) prior to the disposition of its Personal Property Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Lien Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by such Lien Grantor. The Collateral

Agent may also render any or all of such Personal Property Collateral unusable at such Lien Grantor's premises and may dispose of such Personal Property Collateral on such premises without liability for rent or costs. The foregoing provisions of this subsection shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.

         (d) Without limiting the generality of the foregoing, if an Enforcement Notice is in effect,

                   (i) the Collateral Agent may, upon proper notice as provided in Section 11 hereof, license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine; provided that such licenses do not conflict with any existing licenses;

                   (ii) the Collateral Agent may, upon proper notice as provided in Section 11 hereof (without assuming any obligations or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor hereby releases the Collateral Agent and each of the other Secured Parties from, and agrees to hold the Collateral Agent and each of the other Secured Parties free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent's or such Secured Party's gross negligence or willful misconduct; and

                   (iii) upon request by the Collateral Agent (which shall not be construed as implying any limitation on the rights or powers of the Collateral Agent), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property owned by such Lien Grantor or any action related thereto. In the event of any such disposition pursuant to this Section, subject to confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor shall supply its know-how and expertise relating to or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services, to the Collateral Agent.

         Section 13. Fees and Expenses; Indemnification. The Issuer agrees that it will forthwith upon demand pay to the Collateral Agent:

               (i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon;

               (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, and all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping any Collateral, (x) the collection, sale or other disposition of any Collateral, (y) the exercise by the Collateral Agent of any of the rights or powers conferred upon it hereunder or (z) any Enforcement Notice;

               (iii) the amount of any fees that the Issuer shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

               (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or co-agents appointed hereunder) incurred or suffered by the Collateral Agent in connection with this Agreement, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 14 and 16).

Any such amount not paid to the Collateral Agent on demand shall bear interest for each day until paid at the rate per annum set forth in Section 2.02(b) of the Credit Agreement.

         Section 14. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent shall have no duty as to any Personal Property Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Personal Property Collateral in its possession if such Personal Property Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Personal Property Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Required Lenders (including, without limitation, any voting instruction pursuant to Section 9), except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

         Section 15. Application of Proceeds. (a) So long as the Intercreditor Agreement is in effect, following a Triggering Event (as defined therein), the Collateral Agent shall apply (i) the proceeds of any sale of, or other realization upon, all or any part of the Collateral, (ii) any cash held in the Reduction Event Accounts and the Collateral Proceeds Accounts and (iii) any cash withdrawn by it from the Concentration Accounts as set forth in the Intercreditor Agreement.

         (b) At all times when the Intercreditor Agreement is not in effect, upon being instructed to do so in an Enforcement Notice or in written instructions given by the Required Lenders at any time while an Enforcement Notice is in effect, the Collateral Agent shall apply (i) the proceeds of any sale of, or other realization upon, all or any part of the Collateral, (ii) any cash held in the Reduction Event Accounts and the Collateral Proceeds Accounts and (iii) any cash withdrawn by it from the Concentration Accounts in the following order of priorities:

               first, to pay the expenses of such sale or other realization, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Collateral Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 13 hereof and to the other Agents pursuant to
         Section 12.03 of the Credit Agreement;

               second, to pay the unpaid principal of the Secured Obligations ratably, until payment in full of the principal of all Secured Obligations shall have been made;

               third, to pay all interest (including Post-Petition Interest) on the Secured Obligations and all fees payable under the Credit Agreement ratably, until payment in full of all such interest and fees shall have been made;

               fourth, to pay all other Secured Obligations ratably, until payment in full of all such other Secured Obligations shall have been made; and

               finally, to pay to the relevant Lien Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent that the Secured Obligations referred to therein are guaranteed by such Guarantor (and, in the case of a Subsidiary Guarantor, subject to the limitation in Section 10 of its Subsidiary Guaranty Agreement). The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         (c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to
Section 16(f). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by the Secured Parties of any amount distributed to them.

         SECTION 16. Concerning the Collateral Agent. (a) The Collateral Agent is authorized to take all such action as is provided or permitted to be taken by it as Collateral Agent under the Collateral Documents and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or in an Enforcement Notice or in written requests, directions or instructions given as expressly provided in Section 6, 7, 9, 12 or 15, including, without limitation, the timing and methods of realization upon the Collateral, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion (subject to Section 16(c)); provided that the Collateral Agent shall not be obligated to comply with any such instructions that are inconsistent with the provisions of the Collateral Documents.

         (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Credit Agreement or any other agreement relating to the Secured Obligations.

         (c) The obligations of the Collateral Agent under the Collateral Documents are only those expressly set forth therein. In any case in which the Collateral Agent is authorized to exercise any power or discretion, the Collateral Agent may refrain from such exercise unless directed in writing by the Required Lenders to act in the manner specified in such direction. Without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any action with respect to any Enforcement Notice, except as expressly provided in Sections 12 and 15.

         (d) The Collateral Agent may:

               (i) consult with legal counsel (who may be counsel for the Issuer or any Guarantor) and

               (ii) to the extent that the Collateral Agent in good faith deems it appropriate in connection with its duties hereunder to do so, consult with independent public accountants and other experts selected by it in connection with any matter arising under the Collateral Documents and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         (e) Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with any Collateral Document (i) in accordance with directions set forth in an Enforcement Notice or (ii) with the consent or at the request of the Required Lenders or (iii) in the absence of its own gross negligence or willful misconduct. However, nothing in this subsection (e) shall affect any rights any Lien Grantor may have (x) against the Lenders for requesting the Administrative Agent to give the directions set forth in an Enforcement Notice or (y) against the Required Lenders for giving any other consent, request, notice or instruction. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Collateral Document, (ii) the performance or observance of any of the covenants or agreements of any Lien Grantor or (iii) the validity, effectiveness or genuineness of any Collateral Document or any other instrument or writing furnished in connection therewith. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         (f) For all purposes of the Collateral Documents, including without limitation determining from time to time the amounts of the Secured Obligations or whether any notice, direction or instruction has been given by the Required Lenders or any other Secured Party or Secured Parties entitled to give the same under any provision of the Collateral Documents, the Collateral Agent shall be entitled to rely upon information from the following sources (and may refrain from acting on the basis of such information until two Business Days after it receives all such information required to enable it to take such action):

                 (i) the Administrative Agent for information as to the Lender Parties and their respective Secured Obligations outstanding under the Credit Agreement (including whether any action has been taken or instruction given by the Required Lenders);

                 (ii) any Secured Party for information as to itself and its Secured Obligations, to the extent that the Collateral Agent has not received such information from the Administrative Agent; and

                 (iii) any Lien Grantor for information as to any Secured Party and its Secured Obligations, to the extent that the Collateral Agent has not received such information from the sources referred to in clauses (i) and (ii) above.

         (g) The Collateral Agent shall have no liability to any Lien Grantor or any Secured Party for actions taken in reliance on such information, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

         (h) (i) The Collateral Agent may resign at any time (effective upon acceptance by a successor Collateral Agent of its appointment hereunder) by giving written notice thereof to the Administrative Agent, each of the Secured Parties Requesting Notice and the Issuer. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent gives notice of resignation, the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least

$100,000,000. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section and Sections 13 and 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

                 (ii) Without prejudice to its rights under paragraph (i), Morgan may resign as Collateral Agent at any time and may appoint any other subsidiary of J.P. Morgan Chase & Co. to such role by giving written notice thereof to each of the Secured Parties Requesting Notice and the Issuer. Upon such appointment, such subsidiary shall thereupon succeed to and become vested with all the rights and duties of the Collateral Agent and Morgan shall be discharged from its duties and obligations in such capacity hereunder. After Morgan resigns as Collateral Agent under this paragraph (ii), the provisions of this Section and Sections 13 and 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

          (i) Within two Business Days after it receives or sends any notice referred to in this subsection (i), the Collateral Agent shall send to the Administrative Agent and each of the Secured Parties Requesting Notice, copies of any Enforcement Notice received by the Collateral Agent, any notice withdrawing an Enforcement Notice received by the Collateral Agent pursuant to
Section 21 and any other notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 11, 12, 15 or 18. The Collateral Agent shall also send to the Lien Grantors copies of any Enforcement Notice or any notice withdrawing an Enforcement Notice received by the Collateral Agent.

          (j) The Collateral Agent may refuse to act on any notice, direction or instruction from the Administrative Agent, the Required Lenders, or any Secured Party, or any agent, trustee or similar representative thereof which, in the Collateral Agent's opinion, is contrary to law or the provisions of any Collateral Document, is unduly prejudicial to Secured Parties not joining in such notice, direction or instruction or may expose the Collateral Agent to liability (unless the Collateral Agent shall have been adequately indemnified for such liability by the Secured Parties that gave, or instructed the Administrative Agent to give, such notice, direction or instruction).

     Section 17. Appointment of Co-collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions of any Collateral Document and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 16).

     Section 18. Termination of Security Interests; Release of Collateral; Reinstatement. (a) When all outstanding Secured Obligations shall have been indefeasibly paid in full, the Security Interests shall terminate and all rights to each item of Collateral shall revert to the Lien Grantor that owns such item of Collateral.

     (b) At any time before the Security Interests terminate pursuant to subsection (a) of this Section, so long as an Enforcement Notice is not in effect, the Collateral Agent shall, upon the written request of the Issuer, release any of the Collateral (but not all or substantially all of the Collateral) with the prior written consent of the Required Lenders.

     (c) At any time before the Security Interests terminate pursuant to subsection (a) of this Section, unless an Enforcement Notice is in effect, (i) the Collateral Agent shall release Collateral (but not all or substantially all the Collateral) upon receiving from the Administrative Agent written instructions (A) directing the Collateral Agent to release such Collateral, (B) stating that the Issuer has requested such release pursuant to Section 2.10 of the Credit Agreement and (C) stating that the Administrative Agent believes that the Issuer is entitled to such release pursuant to said Section 2.10 and (ii) the Security Interests in any assets sold or exchanged (but not in any Proceeds arising from such sale or exchange) by any Lien Grantor (other than a sale or exchange to another Lien Grantor) in any transaction permitted by the proviso in
Section 5(j) shall cease concurrently with such sale or exchange. No such release shall require the consent of any Secured Party and, in the case of any release pursuant to clause (i), the Collateral Agent shall be fully protected in relying on such instructions from the Administrative Agent.

     (d) The Security Interests in any property abandoned by any Lien Grantor to Ventas pursuant to Section 6.2 of any Master Lease Agreement to which the Issuer and Vencor is a party shall be automatically terminated without any necessity to deliver any termination statements or releases. Notwithstanding the foregoing, at the request of Ventas, certifying that such an abandonment has occurred, the Collateral Agent, shall execute and deliver to Ventas, at the expense of Ventas, such documents as are necessary in order to evidence such termination of Security Interests.

     (e) Upon any such termination of the Security Interests or release of Collateral pursuant to the foregoing clauses (other than clause (d)), the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

     (f) Notwithstanding Section 18(a), this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Lien Grantor for liquidation or reorganization, should any Lien Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Lien Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     Section 19. Additional Subsidiary Guarantors. Any Subsidiary of the Issuer which is not a party hereto may become a party hereto by executing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a "Subsidiary Guarantor", a "Lien Grantor" and a party hereto.

     Section 20. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

          (i) in the case of any Lien Grantor listed on the signature pages hereof, to it at:

                              Vencor Operating, Inc.
                              (to be renamed Kindred Healthcare Operating, Inc.)

                              680 South Fourth Avenue
                              Louisville, KY 40202
                              Attn: General Counsel
                              Facsimile: (502) 596-4075

                         with copies to:

                              Vencor Operating, Inc.
                              (to be renamed Kindred Healthcare Operating, Inc.) 680 South Fourth Avenue
                              Louisville, KY 40202
                              Attn: Assistant Treasurer
                              Facsimile: (502) 596-4170

                              Cleary, Gottlieb, Steen & Hamilton
                              One Liberty Plaza
                              New York, NY 10006
                              Attn: Thomas Moloney, Esq.
                                    Lindsee Granfield, Esq.

          (ii) in the case of any other Lien Grantor, to it at its address or facsimile number set forth in its Security Agreement Supplement;

         (iii)  in the case of the Collateral Agent, to it at:

                              Morgan Guaranty Trust Company of New York
                              60 Wall Street
                              New York, New York 10260
                              Attention:  Houston Stebbins
                              Telephone:  (212) 648-7875
                              Facsimile:  (212) 648-5005

                         with a copy to:

                              J.P. Morgan Services
                              500 Stanton Christiana Road
                              Newark, Delaware 19713
                              Attention:  Sandra Doherty and Linda Palmer
                              Telephone:  (302) 634-3316
                              Facsimile:  (302) 634-4300

          (iv) in the case of any Lender Party, to the Administrative Agent to be forwarded to such Lender Party at its address or facsimile number specified in or pursuant to Section 12.01 of the Credit Agreement;

          (v) in the case of any Secured Party Requesting Notice, to it at such address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent; or

          (vi) in the case of any party, to it at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent and the Lien Grantors.

Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (y) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (z) if given by any other means, when delivered at the address referred to in this Section. NOTICE TO THE ISSUER UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT SHALL CONSTITUTE NOTICE TO ALL LIEN GRANTORS FOR ALL PURPOSES HEREUNDER AND THEREUNDER, AND NOTICE FROM THE ISSUER UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT PURPORTING TO BE NOTICE FROM ALL LIEN GRANTORS SHALL CONSTITUTE NOTICE FROM ALL LIEN GRANTORS FOR ALL PURPOSES HEREUNDER AND THEREUNDER. Each Lien Grantor other than the Issuer hereby irrevocably appoints the Issuer as such Lien Grantor's agent and attorney-in-fact, with full authority in the place and stead of such Lien Grantor and in the name of such Lien Grantor, the Issuer or otherwise, from time to time in the Issuer's discretion, to execute and deliver (and receive, where applicable) any and all written notices and communications hereunder on behalf of the Lien Grantors to the Agents and the Lenders, and to deliver unwritten notices and communications to the foregoing effect, and each Lender Party shall be entitled to rely upon any such notice or communication as a notice, communication or consent, as the case may be, of the Lien Grantors, and shall incur no liability to the Issuer or any other Lien Grantor in acting upon any such notice or communication that such Lender Party believes in good faith to have been given by a duly authorized officer or other person authorized by the Issuer.

     Section 21. Withdrawal of Enforcement Notice. An Enforcement Notice, once given, shall remain in effect unless and until (i) the Required Lenders notify the Collateral Agent that they wish to withdraw such Enforcement Notice,
(ii) no monies have been applied to pay any Secured Obligations pursuant to
Section 15

(except pursuant to clause first of subsection (b) thereof) as a result of such Enforcement Notice and (iii) the Collateral Agent determines that the withdrawal of such Enforcement Notice will not result in any liability or unreimbursed loss to the Collateral Agent by reason of actions taken by it in reliance thereon.

     Section 22. Waivers, Remedies Not Exclusive. No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right or remedy under the Credit Agreement or any Collateral Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Collateral Documents and the Credit Agreement are cumulative and are not exclusive of any other rights or remedies provided by law.

     Section 23. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights of the holder thereof hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

     Section 24. Changes in Writing. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated except in accordance with Section 12.05 of the Credit Agreement.

     Section 25. NEW YORK LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

     Section 26. Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible; and the invalidity or unenforceability of any provision thereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 27. Intercreditor Agreement. Notwithstanding any provision to the contrary contained herein, the terms of this Agreement, the Liens created hereby, and the rights and remedies of the Collateral Agent and the Secured Parties hereunder, are subject to the Intercreditor Agreement and subordinated as provided therein. Wherever in this Agreement references to the rights and obligations of the Collateral Agent are, in furtherance of the foregoing sentence, qualified by references to the Intercreditor Agreement or the Senior Financing Documents, such references are intended solely for purposes of acknowledging the provisions that the Collateral Agent, as between it and the Senior Collateral Agent, has agreed to accept at the direction of the Secured Parties, and no such references are intended or shall be applied to create or impose, as between the Collateral Agent, on the one hand, and the Lien Grantors on the other hand, any limitation on the rights of the Collateral Agent or the obligations of the Lien Grantors; provided that if and for so long as the Issuer and the other Lien Grantors are subject to and complying with any requirements similar to those in this Agreement imposed by the Senior Collateral Documents, the Issuer and the other Lien Grantors need not comply with the requirements of this Agreement (and the provisions of this Agreement shall be applied accordingly).

     Section 28. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   VENCOR OPERATING, INC.
                                   (to be renamed Kindred Healthcare
                                   Operating, Inc.)


                                   By: ____________________________________
                                       Name:
                                       Title:


                                   VENCOR, INC.
                                   (to be renamed Kindred Healthcare, Inc.)


                                   By: ____________________________________
                                       Name:
                                       Title:


                                   MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK,
                                    as Collateral Agent


                                   By: ____________________________________
                                       Name:
                                       Title:

                                        SUBSIDIARY GUARANTORS
                                        ---------------------

                                   [_____________________]

                                                                    EXHIBIT A
                                           to Second Priority Security Agreement

                 SECOND PRIORITY SECURITY AGREEMENT SUPPLEMENT

     SECOND PRIORITY SECURITY AGREEMENT SUPPLEMENT (the "Security Agreement Supplement") dated as of _______, ____, between [name of Subsidiary Guarantor] (the "Subsidiary Guarantor") and [Morgan Guaranty Trust Company of New York], as Collateral Agent.

     WHEREAS, Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent, are parties to a Second Priority Security Agreement dated as of April 20, 2001 (as heretofore amended and/or supplemented, the "Security Agreement");

     WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein; and

     WHEREAS, [name of Subsidiary Guarantor] desires to become a party to the Security Agreement as an additional Lien Grantor thereunder;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Security Interest. In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, the Subsidiary Guarantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of the following assets of the Subsidiary Guarantor (the "New Collateral"):

     [describe assets being added to the Collateral]

     2. Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Subsidiary Guarantor is complying with the provisions of Section 4 of the Security Agreement with respect to all stock certificates and other certificates representing Equity Interests (if any) included in the New Collateral and all Instruments (if any) included in the New Collateral.

     3. Party to Security Agreement. Upon delivery of this Security Agreement Supplement to the Collateral Agent, the Subsidiary Guarantor will become a party to the Security Agreement and will thereafter have all of the rights and obligations of a Subsidiary Guarantor thereunder and be bound by all of the provisions thereof as fully as if the Subsidiary Guarantor were one of the original parties thereto.

     4. Address of Subsidiary Guarantor. The address and facsimile number of the Subsidiary Guarantor to which all notices, requests and other communications shall be sent pursuant to Section 20 of the Security Agreement is:

     [address and facsimile number of Subsidiary Guarantor]

     5. Representations and Warranties./1/ (a) The Subsidiary Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation].

     (b) The Subsidiary Guarantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof. Within 60 days of the date hereof, the Subsidiary Guarantor shall furnish to the Collateral Agent file search reports from each UCC filing office confirming the filing information set forth in such Perfection Certificate.

     (c) The execution and delivery of this Security Agreement Supplement by the Subsidiary Guarantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents and the Senior Collateral Documents) on any of its assets.

     (d) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Subsidiary Guarantor, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity.


__________________

  /1/ Modify as needed for any Subsidiary Guarantor that is not a corporation.

     (e) As of the date hereof, the Subsidiary Guarantor owns the Equity Interests listed as being owned by it in Schedule 1 to this Security Agreement Supplement, free and clear of any Lien other than Permitted Liens. All shares of capital stock identified in such Schedule as being beneficially owned by the Subsidiary Guarantor have been duly authorized and validly issued, are fully paid and non-assessable, and are subject to no option to purchase or similar right of any Person. The Subsidiary Guarantor is not and will not become a party to or become otherwise bound by any agreement, other than the Financing Documents and the Senior Financing Documents, which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

     (f) The Subsidiary Guarantor has good and marketable title to all of its Collateral (except Intellectual Property), free and clear of any Lien other than Permitted Liens. To the best of its knowledge, the Subsidiary Guarantor has good title or other rights in and to all Intellectual Property owned by or licensed to it on the date hereof, free and clear of any Lien other than Permitted Liens. The Subsidiary Guarantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

     (g) Other than granting Permitted Liens, the Subsidiary Guarantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or any part of the Collateral owned by it is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the date hereof, no Collateral owned by it will be in the possession of any Person (other than the Subsidiary Guarantor) asserting any claim thereto or security interest therein (except Permitted Liens), except that (i) the Senior Collateral Agent or its designee may have possession of Collateral as contemplated by the Senior Collateral Agreement and the Intercreditor Agreement or the Collateral Agent or its designee may have possession of Collateral as contemplated hereby and (ii) cash and Temporary Cash Investments may be held in the Concentration Accounts.

     (h) The Personal Property Security Interests constitute valid security interests in all Personal Property Collateral owned by the Subsidiary Guarantor thereby securing its Secured Obligations, and constitute security interests therein prior to all other Liens other than Liens permitted under the Credit Agreement to be senior in priority to the Liens of the Lenders.

     (i) Upon the delivery of the Pledged Instruments (if any) and the Pledged Equity Securities owned by the Subsidiary Guarantor to the Collateral Agent in accordance with Section 4 of the Security Agreement, the Collateral Agent will have valid and perfected security interests in such Collateral subject to no prior Lien other than Permitted Liens.

     (j) When UCC financing statements shall have been filed in the appropriate offices, the Personal Property Security Interests will constitute perfected security interests in the Personal Property Collateral owned by the Subsidiary Guarantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior (except in the case of Intellectual Property) to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to the Subsidiary Guarantor's Intellectual Properties (including any future filings required pursuant to Sections 5(c) and 5(d) of the Security Agreement), the Personal Property Security Interests will constitute perfected security interests in all right, title and interest of the Subsidiary Guarantor in its Intellectual Property to the extent that security interests therein may be perfected by such filings and, to the best of the Subsidiary Guarantor's knowledge, such security interests will be prior to all other Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings, (iii) the due recordation of memoranda of lease with respect to any Real Property Collateral leased or subleased to the Subsidiary Guarantor and any assignments of any such lease or sublease and (iv) the due recordation of the Fee Mortgages and the Leasehold Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Security Interests or (except with respect to the capital stock of any Insurance Subsidiary)) for the enforcement of the Security Interests.

     (k) The Subsidiary Guarantor's Collateral is insured in accordance with the requirements of the Credit Agreement.

     6. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

     7. Intercreditor Agreement. Section 27 of the Security Agreement is hereby incorporated herein by reference.

         IN WITNESS WHEREOF, the parties hereto have cause this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.


                                      [Name of Subsidiary Guarantor]


                                      By:_________________________
                                          Name:
                                          Title:




                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent




                                      By:___________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE 1
                                           to Second Priority Security Agreement
                                                                      Supplement


                           EQUITY INTERESTS OWNED BY
                             SUBSIDIARY GUARANTOR



                                                              Number of
              State of                Percentage           Shares or Units
   Name     Organization                Owned             (if certificated)
---------- --------------         ------------------  -------------------------

                                                                   EXHIBIT B
                                           to Second Priority Security Agreement


                 SECOND PRIORITY COPYRIGHT SECURITY AGREEMENT

                (Copyrights, Copyright Registrations, Copyright
                     Applications and Copyright Licenses)



         WHEREAS, [Name of Lien Grantor], a _____________ corporation/1/ (herein referred to as the "Lien Grantor") owns, or in the case of licenses, is a party to, the Copyright Collateral (as defined below);

         WHEREAS, Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), the Lenders referred to therein and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, are parties to a Credit Agreement dated as of April 20, 2001 (as amended from time to time, the "Credit Agreement");

         [WHEREAS, pursuant to the terms of a Second Priority Subsidiary Guaranty Agreement dated as of __________, ____, the Lien Grantor has guaranteed, subject to certain limitations, certain obligations of Vencor Operating, Inc. (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

         [WHEREAS, pursuant to the terms of the Second Priority Vencor Guaranty Agreement dated as of April 20, 2001, the Lien Grantor has guaranteed certain obligations of Vencor Operating, Inc. (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

         WHEREAS, pursuant to the terms of the Second Priority Security Agreement dated as of April 20, 2001 (as such agreement may be amended from time to time, the "Security Agreement") among Vencor Operating, Inc., the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), the Lien Grantor has granted to the Grantee for the benefit of such Secured Parties a continuing security interest in or other Lien (as defined in the Credit Agreement) on substantially all the assets of the Lien Grantor (except certain excluded assets), including all right, title

________________

   /1/ Modify as needed for any Lien Grantor that is not a corporation.

and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor does hereby grant to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether now owned or existing or hereafter acquired or arising:

                    (i) each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

                   (ii) each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

                  (iii) all proceeds of and revenues from, accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright, including, without limitation, any Copyright owned by the Lien Grantor referred to in Schedule 1, and all rights and benefits of the Lien Grantor under any Copyright License, including, without limitation, any Copyright License identified in Schedule 1 hereto.

         The Lien Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Enforcement Notice (as defined in the Credit Agreement) is in effect, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Second Priority Copyright Security Agreement and to accomplish the purposes hereof.

         Except to the extent permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Copyright Collateral.

         The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, the Lien Grantor has caused this Second Priority Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of _______, ____.


                                              [NAME OF LIEN GRANTOR]


                                              By: __________________________
                                              Title:


         Acknowledged:

         MORGAN GUARANTY TRUST COMPANY
          OF NEW YORK, as Collateral Agent


         By: __________________________
         Title:

         STATE OF ________  )
                              ) ss.:
         COUNTY OF ________ )




                  I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the
"Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

                  GIVEN under my hand and Notarial Seal this ___ day of ________________, _____.

         [Seal]




         ________________________________
         Signature of notary public
         My Commission expires __________

                                                                   Schedule 1
                                                  to Second Priority Copyright
                                                             Security Agreement
                                                            --------------------


                            [NAME OF LIEN GRANTOR]

                            COPYRIGHT REGISTRATIONS


Registration        Registration                                Expiration
------------        ------------                                ----------
     No.                Date                Title                  Date
     ---                ----                -----                  ----

                                                                    EXHIBIT C
                                           to Second Priority Security Agreement

                   SECOND PRIORITY PATENT SECURITY AGREEMENT

              (Patents, Patent Applications and Patent Licenses)

         WHEREAS, [Name of Lien Grantor], a _____________ corporation/1/ (herein referred to as the "Lien Grantor") owns, or in the case of licenses, is a party to, the Patent Collateral (as defined below);

         WHEREAS, Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), the Lenders referred to therein and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, are parties to a Credit Agreement dated as of April 20, 2001 (as amended from time to time, the "Credit Agreement");

         [WHEREAS, pursuant to the terms of a Second Priority Subsidiary Guaranty Agreement dated as of __________, ____, the Lien Grantor has guaranteed, subject to certain limitations, certain obligations of Vencor Operating, Inc. (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

         [WHEREAS, pursuant to the terms of the Second Priority Vencor Guaranty Agreement dated as of April 20, 2001, the Lien Grantor has guaranteed certain obligations of Vencor Operating, Inc. (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

         WHEREAS, pursuant to the terms of the Second Priority Security Agreement dated as of April 20, 2001 (as such agreement may be amended from time to time, the "Security Agreement") among Vencor Operating, Inc., the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), the Lien Grantor has granted to the Grantee for the benefit of such Secured Parties a continuing security interest in or other Lien (as defined in the Credit Agreement) on substantially all the assets of the Lien Grantor (except certain excluded assets), including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);


___________________

   /1/ Modify as needed for any Lien Grantor that is not a corporation.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor does hereby grant to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether now owned or existing or hereafter acquired or arising:

                    (i) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

                   (ii) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

                  (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor, including, without limitation, any Patent referred to in Schedule 1 hereto, and all rights and benefits of the Lien Grantor under any Patent License, including, without limitation, any Patent License identified in
         Schedule 1 hereto.

         The Lien Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Enforcement Notice (as defined in the Credit Agreement) is in effect, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Second Priority Patent Security Agreement and to accomplish the purposes hereof.

         Except to the extent permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

         The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, the Lien Grantor has caused this Second Priority Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of ____________, ____.




                                              [NAME OF LIEN GRANTOR]


                                      By: _______________________________
                                      Title:



         Acknowledged:

         MORGAN GUARANTY TRUST COMPANY
          OF NEW YORK, as Collateral Agent

         By: _________________________
         Title:

STATE OF __________ )
                    ) ss.:
COUNTY OF _________ )


         I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

         GIVEN under my hand and Notarial Seal this ___ day of _______________,
____.

[Seal]




________________________________
Signature of notary public
My Commission expires __________

                                                                  EXHIBIT D
                                           to Second Priority Security Agreement


                 SECOND PRIORITY TRADEMARK SECURITY AGREEMENT

                (Trademarks, Trademark Registrations, Trademark
                     Applications and Trademark Licenses)


         WHEREAS, [Name of Lien Grantor], a _____________ corporation/1/ (herein referred to as the "Lien Grantor") owns, or in the case of licenses, is a party to, the Trademark Collateral (as defined below);

         WHEREAS, Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), the Lenders referred to therein and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, are parties to a Credit Agreement dated as of April 20, 2001 (as amended from time to time, the "Credit Agreement");

         [WHEREAS, pursuant to the terms of a Second Priority Subsidiary Guaranty Agreement dated as of __________, ____, the Lien Grantor has guaranteed, subject to certain limitations, certain obligations of Vencor Operating, Inc. (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

         [WHEREAS, pursuant to the terms of the Second Priority Vencor Guaranty Agreement dated as of April 20, 2001, the Lien Grantor has guaranteed certain obligations of Vencor Operating, Inc. (such guarantee being herein referred to as the Lien Grantor's "Guaranty"); and]

         WHEREAS, pursuant to the terms of the Second Priority Security Agreement dated as of April 20, 2001 (as such agreement may be amended from time to time, the "Security Agreement") among Vencor Operating, Inc., the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), the Lien Grantor has granted to the Grantee for the benefit of such Secured Parties a continuing security interest in or other Lien (as defined in the Credit Agreement) on substantially all the assets of the Lien Grantor (except certain excluded assets), including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as

____________________________
     /1/ Modify as needed for any Lien Grantor that is not a corporation.

defined below), whether now owned or existing or hereafter acquired or arising, to secure the Secured Obligations (as defined in the Security Agreement);

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor does hereby grant to the Grantee, to secure the Secured Obligations, a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now owned or existing or hereafter acquired or arising:

                    (i) each Trademark (as defined in the Security Agreement) owned by Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

                    (ii) each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

                    (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor, including, without limitation, any Trademark referred to in Schedule 1 hereto, and all rights and benefits of the Lien Grantor under any Trademark License, including, without limitation, any Trademark License identified in Schedule 1 hereto, or for injury to the goodwill associated with any of the foregoing.

                    The Lien Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Enforcement Notice (as defined in the Credit Agreement) is in effect, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Second Priority Trademark Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted in the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Trademark Collateral.

          The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, the Lien Grantor has caused this Second Priority Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of __________, ____.




                                        [NAME OF LIEN GRANTOR]


                                        By: _________________________
                                            Title:

         Acknowledged:

         MORGAN GUARANTY TRUST COMPANY
         OF NEW YORK, as Collateral Agent


         By: ________________________
         Title:

         STATE OF __________  )
                                ) ss.:
         COUNTY OF _________  )





          I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

          GIVEN under my hand and Notarial Seal this ___ day of_______________,
 ____.


         [Seal]




         ________________________________
         Signature of notary public
         My Commission expires __________

                                                                      Schedule 1
                                                    to Second Priority Trademark
                                                              Security Agreement

                            [NAME OF LIEN GRANTOR]

                         U.S. TRADEMARK REGISTRATIONS

--------------------------------------------------------------------------------
       TRADEMARK                    REG. NO.                  REG. DATE
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



                          U.S. TRADEMARK APPLICATIONS

--------------------------------------------------------------------------------
       TRADEMARK                    REG. NO.                  REG. DATE
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                         EXCLUSIVE TRADEMARK LICENSES


   Name of           Parties                 Date of               Subject
   Agreement    Licensor/Licensee           Agreement              Matter
-------------- ---------------------- -------------------- ---------------------

                                                                       EXHIBIT E
                                           to Second Priority Security Agreement

                            PERFECTION CERTIFICATE

         The undersigned, an authorized officer of [NAME OF LIEN GRANTOR], a [jurisdiction of incorporation] corporation/1/ (the "Company"), hereby certify with reference to the Second Priority Security Agreement dated as of April 20, 2001 among the Company, [the Issuer], the [other] Guarantors and Morgan Guaranty Trust Company of New York, as Collateral Agent (terms defined therein being used herein as therein defined), to the Collateral Agent and each other Lender Party as follows:

         1. Names./1/ (a) The exact corporate name of the Company as it appears in its certificate of incorporation is as follows:

         (b) Set forth below is each other corporate name the Company has had since its organization, together with the date of the relevant change.

         (c) Except as set forth in Schedule 1, the Company has not changed its identity or corporate structure in any way within the past five years.

         [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

         (d) The following is a list of all other names (including trade names or similar appellations) used by the Company or any of its divisions or other business units at any time during the past five years:

         2. Current Locations. (a) The chief executive office of the Company is located at the following address:


         Mailing Address                     County           State
----------------------------------  ---------------------  -------------



______________
/1/ Modify as needed for any Lien Grantor that is not a corporation.

          (b) The following are all the locations where the Company maintains any books or records relating to any Accounts:

          Mailing Address             County                 State
--------------------------------  -----------------  -----------------

          (c) The following are all the places of business of the Company not identified above:

          Mailing Address             County                 State
--------------------------------  -----------------  -----------------

          (d) The following are all the locations where the Company maintains any Inventory not identified above:

          Mailing Address             County                 State
--------------------------------  -----------------  -----------------

          (e) The following are the names and addresses of all Persons other than the Company which have possession of any of the Company's Inventory:

          Mailing Address             County                 State
--------------------------------  -----------------  -----------------

          3. Prior Locations. (a) Set forth below is the information required by subparagraphs 2(a), 2(b) and 2(c) above with respect to each location or place of business maintained by the Company at any time during the past five years:

          (b) Set forth below is the information required by subparagraphs 2(d) and 2(e) above with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:

          4. Unusual Transactions. Except as set forth in Schedule 4, all Accounts have been originated by the Company and all Inventory and Equipment has been acquired by the Company in the ordinary course of its business.

          5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

           6. UCC Filings. A duly signed financing statement on Form UCC-1 in the form required by the Collateral Agent pursuant to the Security Agreement has been provided to the Collateral Agent for due filing in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

           7. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid or will be paid before or at the time of such filing.

         IN WITNESS WHEREOF, we have hereunto set our hands this __ day of __________, 20____


                                                ____________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT F
                                           to Second Priority Security Agreement


                  FORM OF SECOND PRIORITY LEASEHOLD MORTGAGE

                                                                       EXHIBIT G
                                           to Second Priority Security Agreement


                     FORM OF SECOND PRIORITY FEE MORTGAGE

                                                                       EXHIBIT H
                                           to Second Priority Security Agreement


                       FORM OF ACCOUNT CONTROL AGREEMENT

                                                                       EXHIBIT C


                 SECOND PRIORITY SUBSIDIARY GUARANTY AGREEMENT

     Guaranty Agreement dated as of April 20, 2001 (as amended from time to time, this "Guaranty Agreement") by the undersigned Subsidiaries (the "Subsidiary Guarantors") of Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Issuer"), for the benefit of the Lender Parties (as such term is defined in the Credit Agreement referred to below).

     WHEREAS, the Issuer has entered into a Credit Agreement dated as of April 20, 2001 (the "Credit Agreement") among the Issuer, Vencor, Inc. (to be renamed Kindred Healthcare, Inc.) ("Vencor"), the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, pursuant to which the Issuer intends to issue senior secured notes with a stated principal amount of $300,000,000 to the Lenders in partial satisfaction of the claims of the Lenders arising under the $1,000,000,000 Credit Agreement dated as of April 29, 1998 (as amended, the "Pre-Petition Senior Credit Agreement") among the Issuer, Vencor and a group of banks and other financial institutions, in connection with which Bank of America N.A. (previously named Nationsbank N.A.) acted as administrative agent and Morgan Guaranty Trust Company of New York acted as documentation agent and collateral agent; and

     WHEREAS, the Lenders are willing to accept the notes described above in partial settlement of their claims under the Pre-Petition Senior Credit Agreement only if the Issuer causes each of its Restricted Subsidiaries to guarantee the performance of the Issuer's obligations under the Financing Documents referred to in the Credit Agreement;

     NOW, THEREFORE, each Subsidiary Guarantor agrees as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following meanings:

     "Senior Collateral Agent" has the meaning set forth in the Security Agreement.

     "Senior Subsidiary Guaranty Agreement" has the meaning set forth in the Security Agreement.

     Section 2. The Guarantees. Each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of the Issuer evidenced by or arising under any Financing Document as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including any interest which accrues on any of the foregoing obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not allowed or allowable as a claim in any such proceeding). If the Issuer fails punctually to pay any indebtedness or other obligation guaranteed hereby, each Subsidiary Guarantor unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Issuer.

     Section 3. Taxes. Each Subsidiary Guarantor agrees to comply with Section
10.02 of the Credit Agreement as if it were a party thereto.

     Section 4. Guarantee Unconditional. Except as provided in Section 10 hereof, the obligations of each Subsidiary Guarantor under this Guaranty Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer or any other Guarantor under any Financing Document by operation of law or otherwise;

     (b) any modification, amendment or waiver of or supplement to any Financing Document;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Issuer or any other Guarantor under any Financing Document;

     (d) any change in the corporate existence, structure or ownership of the Issuer or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or any other Guarantor or its assets, or any resulting release or discharge of any obligation of the Issuer or any other Guarantor contained in any Financing Document;

     (e) the existence of any claim, set-off or other rights which such Subsidiary Guarantor may have at any time against the Issuer, any other Guarantor, any Lender Party or any other Person, whether or not arising in connection with this Guaranty Agreement; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against the Issuer or any other Guarantor for any reason of any Financing Document or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer or any other Guarantor of any amount payable by it under any Financing Document; or

     (g) any other act or omission to act or delay of any kind by the Issuer, any other Guarantor, any Lender Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Subsidiary Guarantor's obligations under this Guaranty Agreement.

     Section 5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Subsidiary Guarantor's obligations under this Guaranty Agreement constitute a continuing guaranty and shall remain in full force and effect until all amounts payable by the Issuer under the Financing Documents shall have been paid in full. If at any time any amount payable by the Issuer under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Subsidiary Guarantor's obligations under this Guaranty Agreement with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 6. Subordination. (a) The obligations of each Subsidiary Guarantor under this Agreement (the "Second Priority Guarantee Obligations" of such Subsidiary Guarantor) shall be subordinated in right of payment, to the extent and in the manner provided in this Section, to the prior payment by such Subsidiary Guarantor of its obligations under the Senior Subsidiary Guaranty Agreement (the "Senior Guarantee Obligations" of such Subsidiary Guarantor). The subordination provisions in this Section are for the benefit of and enforceable by holders of Senior Obligations from time to time.

     (b) (i) No payment will be made on account of the Second Priority Guarantee Obligations of any Subsidiary Guarantor until the payment in full of all Senior Obligations.

          (ii) If any payment or distribution of assets of any Subsidiary Guarantor is received by any Lender Party in respect of the Second Priority Guarantee Obligations of such Subsidiary Guarantor at a time when that payment or distribution should not have been made as a result of clause (i) above, such payment or distribution will be received and held in trust for and will be paid over to the holders of Senior Obligations in respect of Senior Guarantee Obligations of such Subsidiary Guarantor which are due and payable and remain unpaid or unprovided for in cash or cash equivalents until all such Senior Guarantee Obligations have been paid in full or provided for in cash or cash equivalents (as allocated by the Senior Collateral Agent), after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Obligations.

     (c) Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

          (i) holders of Senior Obligations are entitled to receive payment in full in cash of all amounts then due in respect of Senior Guarantee Obligations of such Subsidiary Guarantor, including all interest accrued or accruing on Senior Guarantee Obligations after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding in respect of either the Issuer or such Subsidiary Guarantor at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Guarantee Obligations (only such payment constituting "payment in full") before the Lenders will be entitled to receive any payment on account of the Second Priority Guarantee Obligations of such Subsidiary Guarantor; and

          (ii) until the Senior Guarantee Obligations of such Subsidiary Guarantor are paid in full, any payment or distribution to which Lenders would be entitled but for these subordination provisions shall instead be made to holders of Senior Obligations as their interests may appear.

     (d) If a payment or other distribution is made to Lenders on account of the Second Priority Guarantee Obligations that because of these subordination provisions should not have been made to them, the Lenders that receive the distribution shall hold it in trust to be paid over to holders of Senior Obligations or their representatives for application to the payment of the Senior Guarantee Obligations.

     (e) A distribution made by a Subsidiary Guarantor under these subordination provisions to holders of Senior Obligations of such Subsidiary Guarantor which otherwise would have been made to the Lenders is not, as between such Subsidiary Guarantor and the Lenders, a payment by such Subsidiary Guarantor on its Senior Guarantee Obligations. After all Senior Guarantee Obligations of any Subsidiary Guarantor are paid in full, Lenders will be subrogated to the rights of holders of Senior Guarantee Obligations to receive payments in respect of Senior Guarantee Obligations of such Subsidiary Guarantor, which, to the extent received by Lenders, do not constitute, as between such Subsidiary Guarantor and the Lenders, payments by such Subsidiary Guarantor on its Second Priority Guarantee Obligations.

     (f) Subject to the Intercreditor Agreement, these subordination provisions define the relative rights of Lenders and holders of Senior Obligations and do not impair, as between the Subsidiary Guarantors and Lenders, the obligation of the Subsidiary Guarantors, which are absolute and unconditional, to pay to the Lenders the Second Priority Guarantee Obligations in accordance with their terms. The failure to make a payment pursuant to the Second Priority Guarantee Obligations by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Lenders or the Administrative Agent to accelerate the maturity of the Notes upon an Event of Default or prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default, subject to the rights of holders of Senior Obligations, if any, to receive distributions otherwise payable to Lenders under this Section and under the Intercreditor Agreement.

     (g) No right of any holder of Senior Obligations to enforce the subordination as provided herein will be impaired by any act or failure to act by any Subsidiary Guarantor or by its failure to comply with this Agreement.

     Section 7. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person or against any security.

     Section 8. Subrogation and Contribution. When any Subsidiary Guarantor makes any payment hereunder with respect to the obligations of the Issuer, such Subsidiary Guarantor shall be subrogated to the rights of the payee against the Issuer with respect to the portion of such obligations paid by such Subsidiary Guarantor, and shall also have a right of contribution in respect of such payment against all other Guarantors pro rata among them based on their respective net fair value as enterprises; provided that such Subsidiary Guarantor shall not enforce any payment by way of subrogation against the Issuer or contribution against any other Guarantor so long as any amount payable by the Issuer under any Financing Document remains unpaid.

     Section 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under any Financing Document is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of such Financing Document shall nonetheless be payable by each Subsidiary Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 10. Limit of Liability. The Subsidiary Guarantors and the beneficiaries of this Guaranty Agreement intend that this Guaranty Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Subsidiary Guarantor under this Guaranty Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Subsidiary Guarantor's liability hereunder in respect of the obligations of the Issuer guaranteed hereunder shall be deemed to be reduced ab initio to the maximum amount which would be permitted without causing such Subsidiary Guarantor's obligations hereunder to be so invalidated.

     Section 11. Notices. Notices and other communications hereunder shall be given in writing in the manner specified in or pursuant to Section 12.01 of the Credit Agreement.

     Section 12. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH SUBSIDIARY GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN

SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 13. Successors and Assigns. This Guaranty Agreement is for the benefit of holders of Senior Obligations, the Lender Parties and their respective successors and assigns. If any Loans (as evidenced by the Notes) or other amounts payable under the Financing Documents are assigned pursuant to
Section 12.06 of the Credit Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

     Section 14. No Waiver. No failure or delay by any Lender Party in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 15. Amendments and Waivers. Any provision of this Guaranty Agreement may be amended, supplemented, modified or waived as (and only as) provided in Section 12.05 of the Credit Agreement and the Intercreditor Agreement.

     Section 16. Counterparts. This Guaranty Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     Section 17. WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH SUBSIDIARY GUARANTOR
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE FINANCING DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY (AMONG OTHER THINGS) THE WAIVERS AND CERTIFICATIONS IN THIS
SECTION 17 AND SECTION 12.10 OF THE CREDIT AGREEMENT.

     Section 18. Intercreditor Agreement. Each Subsidiary Guarantor acknowledges and agrees that notwithstanding anything herein to the contrary, the terms of this Agreement are subject to the Intercreditor Agreement and subordinated as provided therein.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty Agreement to be duly executed by its authorized officer as of the day and year first above written.

                         [  ]

                         By:________________________________
                            Name:
                            Title:

                         [  ]

                         By:________________________________
                            Name:
                            Title:

                         [  ]

                         By:________________________________
                            Name:
                            Title:

                                                                       EXHIBIT D
                   SECOND PRIORITY VENCOR GUARANTY AGREEMENT

     Guaranty Agreement dated as of April 20, 2001 (as amended from time to time, this "Guaranty Agreement") by Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor"), for the benefit of the Lender Parties (as such term is defined in the Credit Agreement referred to below).

     WHEREAS, Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation and wholly owned subsidiary of Vencor (the "Issuer"), has entered into a Credit Agreement dated as of April 20, 2001 (the "Credit Agreement") among the Issuer, Vencor, the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, pursuant to which the Issuer intends to issue senior secured notes with a stated principal amount of $300,000,000 to the Lenders in partial satisfaction of the claims of the Lenders arising under the $1,000,000,000 Credit Agreement dated as of April 29, 1998 (as amended, the "Pre-Petition Senior Credit Agreement") among the Issuer, Vencor and a group of banks and other financial institutions, in connection with which Bank of America N.A. (previously named Nationsbank N.A.) acted as administrative agent and Morgan Guaranty Trust Company of New York acted as documentation agent and collateral agent; and

     WHEREAS, the Lenders are willing to accept the notes described above in partial settlement of their claims under the Pre-Petition Senior Credit Agreement only if Vencor guarantees the performance of the Issuer's obligations under the Financing Documents referred to in the Credit Agreement;

     NOW, THEREFORE, Vencor agrees as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following meanings:

     "Senior Collateral Agent" has the meaning set forth in the Security Agreement.

     "Senior Vencor Guaranty Agreement" has the meaning set forth in the Security Agreement.

     Section 2. The Guarantee. Vencor unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of the Issuer evidenced by or arising under any Financing Document as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including any interest which accrues on any of the foregoing obligations after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not allowed or allowable as a claim in any such proceeding). If the Issuer fails punctually to pay any indebtedness or other obligation guaranteed hereby, Vencor unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Issuer.

     Section 3. Guarantee Unconditional. The obligations of Vencor under this Guaranty Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer or any other Guarantor under any Financing Document by operation of law or otherwise;

     (b) any modification, amendment or waiver of or supplement to any Financing Document;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Issuer or any other Guarantor under any Financing Document;

     (d) any change in the corporate existence, structure or ownership of the Issuer or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or any other Guarantor or its assets, or any resulting release or discharge of any obligation of the Issuer or any other Guarantor contained in any Financing Document;

     (e) the existence of any claim, set-off or other rights which Vencor may have at any time against the Issuer, any other Guarantor, any Lender Party or any other Person, whether or not arising in connection with this Guaranty Agreement;

provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against the Issuer or any other Guarantor for any reason of any Financing Document or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer or any other Guarantor of any amount payable by it under any Financing Document; or

     (g) any other act or omission to act or delay of any kind by the Issuer, any other Guarantor, any Lender Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of Vencor's obligations under this Guaranty Agreement.

     Section 4. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Vencor's obligations under this Guaranty Agreement constitute a continuing guaranty and shall remain in full force and effect until all amounts payable by the Issuer under the Financing Documents shall have been paid in full. If at any time any amount payable by the Issuer under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, Vencor's obligations under this Guaranty Agreement with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 5. Subordination. (a) The obligations of Vencor under this Agreement (the "Second Priority Guarantee Obligations") shall be subordinated in right of payment, to the extent and in the manner provided in this Section, to the prior payment by Vencor of its obligations under the Senior Vencor Guaranty Agreement (the "Senior Guarantee Obligations"). The subordination provisions in this Section are for the benefit of and enforceable by holders of Senior Obligations from time to time.

     (b) (i) No payment will be made on account of the Second Priority Guarantee Obligations until the payment in full of all Senior Obligations.

          (ii) If any payment or distribution of assets of Vencor is received by any Lender Party in respect of the Second Priority Guarantee Obligations at a time when that payment or distribution should not have been made as a result of clause (i) above, such payment or distribution will be received and held in trust for and will be paid over to the holders of Senior Obligations in respect of Senior Guarantee Obligations which are due and payable and remain unpaid or unprovided for in cash or cash equivalents until all such Senior Guarantee Obligations have been paid in full or provided for in cash or cash equivalents (as allocated by the Senior Collateral Agent), after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Obligations.

     (c) Upon any payment or distribution of the assets of Vencor to creditors upon a total or partial liquidation or a total or partial dissolution of Vencor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Vencor or its property:

          (i) holders of Senior Obligations are entitled to receive payment in full in cash of all amounts then due in respect of Senior Guarantee Obligations, including all interest accrued or accruing on Senior Guarantee Obligations after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding in respect of either the Issuer or Vencor at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Guarantee Obligations (only such payment constituting "payment in full") before the Lenders will be entitled to receive any payment on account of the Second Priority Guarantee Obligations; and

          (ii) until the Senior Guarantee Obligations are paid in full, any payment or distribution to which Lenders would be entitled but for these subordination provisions shall instead be made to holders of Senior Obligations as their interests may appear.

     (d) If a payment or other distribution is made to Lenders on account of the Second Priority Guarantee Obligations that because of these subordination provisions should not have been made to them, the Lenders that receive the distribution shall hold it in trust to be paid over to holders of Senior Obligations or their representatives for application to the payment of the Senior Guarantee Obligations.

     (e) A distribution made by Vencor under these subordination provisions to holders of Senior Obligations which otherwise would have been made to the Lenders is not, as between Vencor and the Lenders, a payment by Vencor on its Senior Guarantee Obligations. After all Senior Guarantee Obligations of Vencor are paid in full, Lenders will be subrogated to the rights of holders of Senior Guarantee Obligations to receive payments in respect of Senior Guarantee Obligations, which, to the extent received by Lenders, do not constitute, as between Vencor and the Lenders, payments by Vencor on its Second Priority Guarantee Obligations.

     (f) Subject to the Intercreditor Agreement, these subordination provisions define the relative rights of Lenders and holders of Senior Obligations and do not impair, as between Vencor and Lenders, the obligation of Vencor, which is absolute and unconditional, to pay to the Lenders the Second Priority Guarantee Obligations in accordance with their terms. The failure to make a payment pursuant to the Second Priority Guarantee Obligations by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Lenders or the Administrative Agent to accelerate the maturity of the Notes upon an Event of Default or prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default, subject to the rights of holders of Senior Obligations, if any, to receive distributions otherwise payable to Lenders under this Section and under the Intercreditor Agreement.

     (g) No right of any holder of Senior Obligations to enforce the subordination as provided herein will be impaired by any act or failure to act by Vencor or by its failure to comply with this Agreement.

     Section 6. Waiver. Vencor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person or against any security.

     Section 7. Subrogation. When Vencor makes any payment hereunder with respect to the obligations of the Issuer, Vencor shall be subrogated to the rights of the payee against the Issuer with respect to the portion of such obligations paid by Vencor; provided that Vencor shall not enforce any payment by way of subrogation against the Issuer so long as any amount payable by the Issuer under any Financing Document remains unpaid.

     Section 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under any Financing Document is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of such Financing Document shall nonetheless be payable by Vencor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 9. Notices. Notices and other communications hereunder shall be given in writing in the manner specified in or pursuant to Section 12.01 of the Credit Agreement.

     Section 10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING

SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Section 11. Successors and Assigns. This Guaranty Agreement is for the benefit of holders of Senior Obligations, the Lender Parties and their respective successors and assigns. If any Loans (as evidenced by the Notes) or other amounts payable under the Financing Documents are assigned pursuant to
Section 12.06 of the Credit Agreement, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

     Section 12. No Waiver. No failure or delay by any Lender Party in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 13. Amendments and Waivers. Any provision of this Guaranty Agreement may be amended, supplemented, modified or waived as (and only as) provided in Section 12.05 of the Credit Agreement and the Intercreditor Agreement.

     Section 14. Intercreditor Agreement. Vencor acknowledges and agrees that notwithstanding anything herein to the contrary, the terms of this Agreement are subject to the Intercreditor Agreement and subordinated as provided therein.

     IN WITNESS WHEREOF, Vencor has caused this Guaranty Agreement to be duly executed by its authorized officer as of the day and year first above written.

                    VENCOR, INC.
                    (to be renamed Kindred Healthcare, Inc.)

                    By:_______________________________________
                       Name:
                       Title:

                                                                       EXHIBIT E

                  SUBORDINATION AND INTERCREDITOR AGREEMENT

                                  dated as of

                                April 20, 2001

                                     among

                            VENCOR OPERATING, INC.
              (to be renamed Kindred Healthcare Operating, Inc.)

                                 VENCOR, INC.,
                   (to be renamed Kindred Healthcare, Inc.)

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as collateral agent for the Senior Lenders

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
              as collateral agent for the Second Priority Lenders

                               TABLE OF CONTENTS
                                  ___________

                                                                            Page
                                                                            ----
                                   ARTICLE 1
                                  Definitions

Section 1.01  Incorporation by Reference.....................................  2
Section 1.02  Certain Definitions............................................  2

                                   ARTICLE 2
                Determinations Relating to Collateral; Remedies

Section 2.01  Determinations Relating to Collateral..........................  7
Section 2.02  Concentration and Collateral Accounts..........................  7
Section 2.03  Remedies.......................................................  8
Section 2.04  Right to Make Advances.........................................  8
Section 2.05  Nature of Secured Parties' Rights..............................  9
Section 2.06  Senior Obligation Payment Date.................................  9

                                   ARTICLE 3
             Application of Certain Amounts; Mandatory Prepayments

Section 3.01  Application of Proceeds of Collateral after Triggering Event...  9
Section 3.02  Payment Provisions............................................. 10
Section 3.03  Reduction Events; Mandatory Prepayments........................ 11

                                   ARTICLE 4
                                 Subordination

Section 4.01  Perfection and Priority of Security Interests.................. 12
Section 4.02  No Interference; No Right to Instruct Senior Collateral Agent;
     Payment Over; Reinstatment; Permitted Actions........................... 17

                                   ARTICLE 5
           Amendments of Documents; Limitations On Facility Amounts

Section 5.01  Amendments and Modifications of Second Priority Financing
     Documents............................................................... 20
Section 5.02  Limitation on Senior Credit Agreement.......................... 20

                                                                            Page
                                                                            ----
                                   ARTICLE 6
              Release of Collateral; Expiration of Certain Rights

Section 6.01  Releases of Collateral......................................... 21


                                   ARTICLE 7
                                 Miscellaneous

Section 7.01  Amendments, Supplements and Waivers............................ 22
Section 7.02  Notices........................................................ 22
Section 7.03  Headings....................................................... 24
Section 7.04  Severability................................................... 24
Section 7.05  Dealings with the Borrower and the Guarantors.................. 24
Section 7.06  Binding Effect................................................. 24
Section 7.07  Counterparts................................................... 25
Section 7.08  NEW YORK LAW................................................... 25
Section 7.09  CONSENT TO JURISDICTION AND SERVICE OF PROCESS................. 25
Section 7.10  WAIVER OF JURY TRIAL........................................... 25
Section 7.11  Bailee for Perfection.......................................... 26

                   SUBORDINATION AND INTERCREDITOR AGREEMENT

     SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended and modified from time to time, this "Agreement") dated as of April 20, 2001, among VENCOR OPERATING, INC. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Borrower"), VENCOR, INC. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as collateral agent for the Senior Lenders from time to time under the Senior Financing Documents (in such capacity, together with its successors and assigns, the "Senior Collateral Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as collateral agent for the Second Priority Lenders from time to time under the Second Priority Financing Documents (in such capacity, together with its successors and assigns, the "Second Priority Collateral Agent").

                                   RECITALS

     WHEREAS, the Borrower and Vencor are parties to the Senior Credit Agreement (such term and other capitalized terms used in these recitals without definition having the meanings set forth below) pursuant to which the Borrower intends to borrow funds and obtain letters of credit from the Senior Lenders all on the terms and conditions set forth therein;

     WHEREAS, the Borrower will secure its obligations under the Senior Credit Agreement, the other Senior Financing Documents and certain specified interest rate agreements by granting Liens on its assets to the Senior Collateral Agent on behalf of the Senior Lenders as provided in the Senior Security Agreement and the other Senior Collateral Documents;

     WHEREAS, the Borrower and Vencor are parties to the Second Priority Credit Agreement pursuant to which the Borrower intends to issue senior secured notes with a stated principal amount of $300,000,000 to the Second Priority Lenders in partial satisfaction of the claims of the Second Priority Lenders arising under the $1,000,000,000 Credit Agreement dated as of April 29, 1998 (as amended, the "Pre-Petition Senior Credit Agreement") among the Borrower, Vencor and a group of banks and other financial institutions, in connection with which Bank of America N.A. (previously named Nationsbank N.A.) acted as administrative agent and Morgan Guaranty Trust Company of New York acted as documentation agent and collateral agent;

     WHEREAS, the Borrower will secure its obligations under the Second Priority Credit Agreement and the other Second Priority Financing Documents by granting second priority Liens on its assets to the Second Priority Collateral Agent on behalf of the Second Priority Lenders as provided in the Second Priority Security Agreement and the other Second Priority Collateral Documents;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                  Definitions

     Section 1.01. Incorporation by Reference. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Senior Credit Agreement.

     Section 1.02. Certain Definitions. (a) As used in this Agreement, the capitalized terms defined in the recitals hereto shall have the meanings specified therein, and the following terms have the meanings specified below:

     "Bankruptcy Proceeding" means any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

     "Collateral" means the Senior Collateral and the Second Priority
Collateral.

     "Collateral Accounts" means "Collateral Accounts", as defined in the Senior Security Agreement or the Second Priority Security Agreement as the context may require.

     "Collateral Documents" means (i) the Senior Collateral Documents and (ii) the Second Priority Collateral Documents.

     "Concentration Accounts" means "Concentration Accounts", as defined in the Senior Security Agreement or the Second Priority Security Agreement as the context may require.

     "Default Rate" means on any day (i) with respect to any payment to be made by the Borrower or any Guarantor to any Senior Secured Party on such day, the "Default Rate", as defined in the Senior Credit Agreement, for such day and (ii) with respect to any payment to be made by the Borrower or any Guarantor to any Second Priority Secured Party on such day, the "Default Rate", as defined in the Second Priority Credit Agreement, for such day.

     "Distribution Date" means the date on which any funds are distributed by the Senior Collateral Agent or the Second Priority Collateral Agent in accordance with the provisions of Section 3.01.

     "Event of Default" means any "Event of Default" under any Senior Financing Document or any "Event of Default" under any Second Priority Financing Document.

     "Fees" means, with respect to the Senior Collateral Agent or the Second Priority Collateral Agent, any fees, expenses, reimbursements or indemnifications payable by the Borrower or any Guarantor to such Person in such capacity.

     "Financing Documents" means (i) the Senior Financing Documents and (ii) the Second Priority Financing Documents.

     "Instructing Group" means, until the Senior Obligation Payment Date, the Required Senior Lenders, and thereafter the Required Second Priority Lenders.

     "Mortgaged Property" means all property of the Borrower and the Guarantors subject to any of the Mortgages.

     "Reduction Event Account" means "Reduction Event Account", as defined in the Senior Security Agreement or the Second Priority Security Agreement as the context may require.

     "Representatives" means (i) the Senior Collateral Agent and (ii) the Second Priority Collateral Agent.

     "Required Second Priority Lenders" means the "Required Lenders", as defined in the Second Priority Credit Agreement.

     "Required Senior Lenders" means the "Required Lenders", as defined in the Senior Credit Agreement.

     "Second Priority Collateral" means all the "Collateral" as defined in the Second Priority Collateral Documents and shall also include the Mortgaged Property and the proceeds thereof.

     "Second Priority Collateral Documents" means the "Collateral Documents", as defined in the Second Priority Security Agreement.

     "Second Priority Credit Agreement" means the $300,000,000 Credit Agreement dated as of April 20, 2001, among the Borrower, Vencor, the financial institutions party thereto, and Morgan Guaranty Trust Company of New York, as administrative agent and collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, together with all replacements, refinancings, refundings and renewals thereof from time to time.

     "Second Priority Enforcement Notice" means any "Enforcement Notice", as defined in the Second Priority Credit Agreement.

     "Second Priority Financing Documents" means the "Financing Documents", as defined in the Second Priority Credit Agreement.

     "Second Priority Guaranty Agreements" means the "Guaranty Agreements", as defined in the Second Priority Credit Agreement.

     "Second Priority Lenders" means the "Lenders", as defined in the Second Priority Credit Agreement.

     "Second Priority Lien" means the Liens on the Second Priority Collateral in favor of the Second Priority Secured Parties under the Second Priority Collateral Documents.

     "Second Priority Mortgages" means the "Mortgages", as defined in the Second Priority Credit Agreement.

     "Second Priority Obligations" means the "Secured Obligations", as defined in the Second Priority Security Agreement.

     "Second Priority Secured Party" means each holder from time to time of the Second Priority Obligations.

     "Second Priority Security Agreement" means the "Security Agreement", as defined in the Second Priority Credit Agreement.

     "Second Priority Subsidiary Guaranty Agreement" means the "Subsidiary Guaranty Agreement", as defined in the Second Priority Credit Agreement.

     "Second Priority Vencor Guaranty Agreement" means the "Vencor Guaranty Agreement", as defined in the Second Priority Credit Agreement.

     "Secured Obligations" means, without duplication, (i) the Senior Obligations and (ii) the Second Priority Obligations.

     "Secured Parties" means (i) the Senior Secured Parties and (ii) the Second Priority Secured Parties.

     "Senior Collateral" means all the "Collateral" as defined in the Senior Collateral Documents and shall also include the Mortgaged Property and the proceeds thereof.

     "Senior Collateral Documents" means the "Collateral Documents", as defined in the Senior Security Agreement.

     "Senior Credit Agreement" means the $120,000,000 Credit Agreement dated as of April 20, 2001, among the Borrower, Vencor, the financial institutions party thereto, Morgan Guaranty Trust Company of New York, as administrative agent and collateral agent, and General Electric Capital Corporation, as documentation agent and collateral monitoring agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, together with all replacements, refinancings, refundings and renewals thereof from time to time.

     "Senior Enforcement Notice" means any "Enforcement Notice", as defined in the Senior Credit Agreement.

     "Senior Financing Documents" means the "Financing Documents", as defined in the Senior Credit Agreement.

     "Senior Lenders" means the "Lenders", as defined in the Senior Credit Agreement.

     "Senior Lien" means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

     "Senior Mortgages" means the "Mortgages", as defined in the Senior Credit Agreement.

     "Senior Obligation Payment Date" means the date on which (i) the Senior Obligations have indefeasibly been paid in full in cash or cash equivalents,
(ii) all lending commitments under the Senior Credit Agreement have been terminated and (iii) there are no outstanding Letters of Credit issued under the Senior Credit Agreement other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

     "Senior Obligations" means the "Secured Obligations", as defined in the Senior Security Agreement; provided that the principal amount of the indebtedness under the Senior Credit Agreement included in the Senior Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by this Agreement.

     "Senior Secured Party" means each holder from time to time of the Senior Obligations.

     "Senior Security Agreement" means the "Security Agreement", as defined in the Senior Credit Agreement.

     "Triggering Event" means (x) the occurrence of any Event of Default and, as a result thereof, (A) the acceleration (including any automatic acceleration in connection with any Bankruptcy Proceeding) of the principal amount of any Senior Obligations or Second Priority Obligations under the terms of any Financing Document, (B) the receipt by the Senior Collateral Agent of a Senior Enforcement Notice or of written instructions given by the Required Senior Lenders while a Senior Enforcement Notice is in effect, in either case, directing the Senior Collateral Agent to exercise one or more specific rights or remedies under the Senior Collateral Documents or (C) the receipt by the Second Priority Collateral Agent of a Second Priority Enforcement Notice or of written instructions given by the Required Second Priority Lenders while a Second Priority Enforcement Notice is in effect, in either case, directing the Second Priority Collateral Agent to exercise one or more specific rights or remedies under the Second Priority Collateral Documents and (y) in any such case, receipt by the Second Priority Collateral Agent of written notice thereof from the Senior Collateral Agent (in the case of any such Event of Default arising under the Senior Financing Documents) or receipt by the Senior Collateral Agent of written notice thereof from the Second Priority Collateral Agent (in the case of any such Event of Default arising under any Second Priority Financing Document).

     (b) References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in
Section 1.02 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Closing Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof" refer to this Agreement as amended from time to time. "Any of the Mortgaged Property" means "the Mortgaged Property or any part thereof or interest therein".

                                   ARTICLE 2
                Determinations Relating to Collateral; Remedies

     Section 2.01. Determinations Relating to Collateral. If (i) the Second Priority Collateral Agent shall receive any written request from the Borrower or any Guarantor under any Second Priority Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Borrower or any Guarantor's obligations with respect thereto or (ii) there shall be due to or from the Second Priority Collateral Agent under the provisions of any Second Priority Collateral Document any material performance or the delivery of any material instrument or (iii) the Second Priority Collateral Agent shall become aware of any nonperformance by the Borrower or any Guarantor of any covenant or any breach of any representation or warranty set forth in any Second Priority Financing Document, then, in each such event, the Second Priority Collateral Agent shall promptly advise the Senior Collateral Agent of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Second Priority Collateral Agent has become aware. Until the occurrence of the Senior Obligation Payment Date, and subject to Section 6.01, the Senior Collateral Agent and the Required Senior Lenders shall have the exclusive authority to direct the Second Priority Collateral Agent's response to any of the events or circumstances contemplated in clauses (i), (ii) and (iii) above.

     Section 2.02. Concentration and Collateral Accounts. Until the occurrence of the Senior Obligation Payment Date, all Concentration Accounts and Collateral Accounts shall be established and maintained and all amounts therein shall be applied in accordance with the provisions of the Senior Financing Documents and this Agreement; provided that (x) the Second Priority Collateral Agent, on behalf of the Second Priority Lenders, shall have a second priority security interest in such accounts and in all Temporary Cash Investments standing to the credit thereof as set forth in the Second Priority Security Agreement and (y) the Senior Collateral Agent shall release or arrange for the release of amounts from such accounts from time to time to enable the Borrower or the Second Priority Collateral Agent to make timely payments of amounts as and when they fall due for payment under the Second Priority Financing Documents but only if the payment of such amounts is then not prohibited by any provision hereof or of the Senior Financing Documents. Following the occurrence of the Senior Obligation Payment Date, all amounts in the Concentration Accounts and the Collateral Accounts established under the Senior Security Agreement shall be transferred to Concentration Accounts and Collateral Accounts established in accordance with the provisions of the Second Priority Security Agreement and such accounts shall thereafter be maintained and all amounts therein shall be applied in accordance with the provisions of the Second Priority Security Agreement.

     Section 2.03. Remedies. (a) Until the Senior Obligation Payment Date, the Senior Collateral Agent and the Required Senior Lenders shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Senior Obligation Payment Date, the Second Priority Collateral Agent and the Required Second Priority Lenders shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Required Second Priority Lenders shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Collateral Agent with respect to the Collateral, or of exercising any power conferred on the Second Priority Collateral Agent, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of the Second Priority Collateral Agent in its discretion to take any action deemed proper by the Second Priority Collateral Agent and which is not inconsistent with the terms hereof or any such direction by the Required Second Priority Lenders.

     (b) The Senior Collateral Agent will give the Second Priority Collateral Agent prompt written notice of the occurrence of the Senior Obligation Payment Date.

     Section 2.04. Right to Make Advances. If an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, the Senior Collateral Agent or the Second Priority Collateral Agent shall be entitled to make such advance after notice to the Borrower and the other Representative of its intention to do so but without notice to any other Secured Party; provided that the Second Priority Collateral Agent shall not be entitled to make any such advance unless (a) it shall have given at least two days' prior notice to the Senior Collateral Agent of its intention to do so and (b) the Senior Collateral Agent shall not have objected during such two day period to the Second Priority Collateral Agent making such advance (such objection, if any, to be received by the Second Priority Collateral Agent during such two day period). Each such advance shall be reimbursed, with interest accrued from the date such advance was made at the Default Rate, by the Borrower upon demand by the Senior Collateral Agent or the Second Priority Collateral Agent, and if the Borrower fails to comply with any such demand, out of the proceeds of any Collateral in accordance with the provisions of Section 3.01. If any Secured Party shall receive any funds which, under this Section 2.04, belong to the Senior Collateral Agent or the Second Priority Collateral Agent, such Secured Party shall remit such funds promptly to the Senior Collateral Agent or the Second Priority Collateral Agent for distribution to itself, and before such remittance shall hold such funds in trust for the Senior Collateral Agent or the Second Priority Collateral Agent, as the case may be.

     Section 2.05. Nature of Secured Parties' Rights. All of the Secured Parties shall be bound by any instruction or direction given by the Instructing Group pursuant to this Agreement.

     Section 2.06. Senior Obligation Payment Date. Promptly upon the occurrence of the Senior Obligation Payment Date, the Senior Collateral Agent shall notify the Second Priority Collateral Agent and any insurer that has issued a lender's title insurance policy with respect to the Mortgaged Properties of the occurrence thereof.

                                   ARTICLE 3
             Application of Certain Amounts; Mandatory Prepayments

     Section 3.01. Application of Proceeds of Collateral after Triggering Event. If, following a Triggering Event, any Collateral is sold or otherwise realized upon (whether pursuant to the exercise of any remedy set forth in any Collateral Document, in a Bankruptcy Proceeding or otherwise), the proceeds in respect of such Collateral shall be applied as soon as practicable after receipt as follows:

          FIRST: to the Senior Collateral Agent in an amount equal to the Fees thereof which are unpaid as of the applicable Distribution Date, to any Senior Secured Party which has theretofore advanced or paid any such Fees in an amount equal to the amount thereof so advanced or paid by such Senior Secured Party, pro rata based on the amounts of such Fees (or such advance or payment) and, without duplication, to the Senior Collateral Agent towards the payment of any other costs, expenses or amounts payable pursuant to clause first of Section 15(b) of the Senior Security Agreement based on the amounts payable thereunder;

          SECOND: to the Senior Collateral Agent and the Second Priority Collateral Agent to reimburse to the Senior Collateral Agent and the Second Priority Collateral Agent for the amount of any advance made pursuant to Section 2.04 hereof (with interest thereon at the Default
          Rate), pro rata based on the amounts so advanced;

          THIRD: until the Senior Obligation Payment Date, to the Senior Collateral Agent, for distribution to the Senior Secured Parties to be applied to the payment of the Senior Obligations in accordance with clauses second, third and fourth of Section 15(b) of the Senior Security Agreement;

          FOURTH: to the Second Priority Collateral Agent in an amount equal to the Fees thereof which are unpaid as of the applicable Distribution Date, to any Second Priority Secured Party which has theretofore advanced or paid any such Fees in an amount equal to the amount thereof so advanced or paid by such Second Priority Secured Party, pro rata based on the amounts of such Fees (or such advance or payment) and, without duplication, to the Second Priority Collateral Agent towards the payment of any other costs, expenses or amounts payable pursuant to clause first of Section 15(b) of the Second Priority Security Agreement based on the amounts payable thereunder;

          FIFTH: to the Second Priority Collateral Agent, for distribution to the Second Priority Secured Parties to be applied to the payment of the Second Priority Obligations in accordance with clauses second, third and fourth of Section 15(b) of the Second Priority Security Agreement, until all the Second Priority Obligations have been paid in full; and

          SIXTH: after payment in full of all Secured Obligations, to the Borrower and the Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     Section 3.02. Payment Provisions. For the purposes of applying the provisions of Section 3.01, all interest, fees and other amounts to be paid on any of the Secured Obligations pursuant to the terms of any Financing Document shall, as among the Secured Parties and regardless of whether any such interest, fees or other amounts are or would be recognized or allowed as a claim in any bankruptcy or similar proceeding, be treated as due and owing on the Secured Obligations.

     Section 3.03. Reduction Events; Mandatory Prepayments. (a) Until the occurrence of the Senior Obligation Payment Date but prior to the occurrence of a Triggering Event, if any Net Cash Proceeds of any Asset Sale (other than in connection with the Kingfish Transaction) of the Borrower or any Restricted Subsidiary or if any Casualty Proceeds with respect to property of the Borrower or any Restricted Subsidiary are to be deposited into a Collateral Account pursuant to Section 2.11(a) of the Senior Credit Agreement or Section 2.06(a) of the Second Priority Credit Agreement, such Net Cash Proceeds or Casualty Proceeds, as the case may be, shall be applied: first as set forth in Section 7(b) and (c) of the Senior Security Agreement and, without duplication, second as set forth in Section 7(c) of the Second Priority Security Agreement. Following the occurrence of the Senior Obligation Payment Date but prior to the occurrence of a Triggering Event, such Net Cash Proceeds or Casualty Proceeds, as the case may be, shall be applied as set forth in Section 7(b) and (c) of the Second Priority Security Agreement.

     (b) If on any date on or after the Closing Date but prior to the occurrence of the Senior Obligation Payment Date or a Triggering Event, Vencor receives any Net Cash Proceeds from any Equity Issuance, such Net Cash Proceeds (or the applicable portion thereof) shall be applied: first as set forth in
Section 2.11(b) of the Senior Credit Agreement and, without duplication, second as set forth in Section 2.06(b) of the Second Priority Credit Agreement. Following the occurrence of the Senior Obligation Payment Date, such Net Cash Proceeds shall be applied as set forth in Section 2.06(b) of the Second Priority Credit Agreement.

     (c) If on any date on or after the Closing Date but prior to the occurrence of the Senior Obligation Payment Date or a Triggering Event, Vencor receives a cash payment out of the original amount deposited and held in escrow under the Tax Refund Escrow Agreement, such payment shall be applied: first as set forth in Section 2.11(c) of the Senior Credit Agreement and, without duplication, second as set forth in Section 2.06(c) of the Second Priority Credit Agreement. Following the occurrence of the Senior Obligation Payment Date, such cash payment shall be applied as set forth in Section 2.06(c) of the Second Priority Credit Agreement.

     (d) Each prepayment of loans required pursuant to the foregoing provisions of this Section will be made together with accrued interest to the date of prepayment and any applicable premium in accordance with the terms of the applicable Financing Document but such interest and premium, if any, shall not reduce the amount of principal required to be prepaid in accordance with this Section.

     (e) In the event the Borrower or any Restricted Subsidiary shall, at any time after the occurrence of a Triggering Event, receive any Net Cash Proceeds of any Asset Sale or any Casualty Proceeds which are attributable to Collateral, such Net Cash Proceeds shall be subject to and applied in accordance with the provisions of Section 3.01.

     (f) Notwithstanding the foregoing, any payment made or to be made by any Guarantor in respect of Second Priority Obligations subsequent to the occurrence of a Triggering Event other than from the proceeds of Collateral shall be subject to, and only made in accordance with, the subordination provisions of the Second Priority Guaranty Agreements.

     (g) For avoidance of doubt, paragraphs (a), (b) and (c) of Section 3.01 do not themselves create any Liens nor do they alter the priorities of Liens which are created by the Financing Documents.

                                   ARTICLE 4
                                 Subordination

     Section 4.01. Perfection and Priority of Security Interests. (a) Any and all security interests, assignments, pledges, mortgages, deeds of trust, deeds to secure debt and other liens, charges or encumbrances now existing or hereafter created or arising of the Borrower or any Guarantor in favor of the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties with respect to the Collateral and securing the Second Priority Obligations are expressly junior in priority, operation and effect to any and all security interests, assignments, pledges, mortgages, deeds of trusts, deeds to secure debt and other liens, charges or encumbrances now existing or hereafter created or arising in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties with respect to the Collateral and securing the Senior Obligations, notwithstanding anything to the contrary contained in any agreement or filing to which the Second Priority Collateral Agent or any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

     (b) The Second Priority Collateral Agent, on behalf of itself the other Second Priority Secured Parties, acknowledges that the Senior Obligations represent obligations under certain interest rate agreements and debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Obligations may be modified, extended or amended from time to time, and the aggregate amount of the Senior Obligations may be increased, replaced or refinanced, all in accordance with
Section 5.02 hereof but otherwise without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in this Section 4.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Obligations or the Second Priority Obligations, or any portion thereof, nor by any action that the Senior Secured Parties or the Second Priority Secured Parties may take or fail to take in respect of the Collateral in accordance with this Agreement.

     (c) For purposes of perfecting the Second Priority Lien in the Collateral and the proceeds thereof, the Borrower and Vencor, on behalf of themselves and the Subsidiary Guarantors, and the Senior Collateral Agent hereby acknowledge that UCC-1 financing statements, patent/trademark/copyright filings and mortgages or other filings or recordings covering the Collateral, naming the Borrower and one or more Guarantors as debtor, and the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, as secured party, may be filed in appropriate public offices from time to time.

          (i) The Second Priority Collateral Agent and each Second Priority Secured Party agrees that all UCC-1 financing statements, patent/trademark/copyright filings (except as provided in clause (ii) below) or other filings or recordings filed or recorded by or on behalf of the Second Priority Secured Parties shall be in form satisfactory to the Senior Collateral Agent and shall contain the following notation (or other notation substantially similar thereto): "The interest of the Secured Party in the collateral described herein is junior and subordinate to the interests of Morgan Guaranty Trust Company of New York, and its successors and assigns, as collateral agent for certain secured parties, including the lenders from time to time party to that certain $120,000,000 Credit Agreement dated as of April 20, 2001, as amended, restated, supplemented, modified, refinanced or replaced from time to time, with Vencor Operating Inc. (to be renamed Kindred Healthcare Operating, Inc.) and Vencor, Inc. (to be renamed Kindred Healthcare, Inc.) in accordance with the provisions of that certain Subordination and Intercreditor

     Agreement dated as of April 20, 2001, among Vencor Operating Inc. (to be renamed Kindred Healthcare Operating, Inc.) and Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), and Morgan Guaranty Trust Company of New York, as Second Priority Collateral Agent and as Senior Collateral Agent, as amended from time to time."

          (ii) In addition, the Second Priority Collateral Agent and each Second Priority Secured Party agrees that all mortgages, deeds of trust, deeds to secure debt and similar instruments (collectively, "mortgages") now or hereafter filed against real and/or personal property pursuant to any Second Priority Collateral Document in favor of or for the benefit of the Second Priority Collateral Agent and/or the Second Priority Secured Parties shall be in form satisfactory to the Senior Collateral Agent and shall contain the following provision (or other provision substantially similar thereto): "Notwithstanding any provision to the contrary herein, the terms of this [Mortgage], the Liens created hereby, and the rights and remedies of the Mortgagee and the Secured Parties hereunder, are subject to the Intercreditor Agreement and subordinated as provided therein."

     (d) The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, hereby agrees:

          (i) to subordinate the Second Priority Collateral Documents to any lease of any of the Mortgaged Properties to the same extent that the Senior Collateral Documents are or have been subordinated to such lease, but without affecting the relative priority of the Senior Collateral Documents and the Second Priority Collateral Documents,

          (ii) to grant nondisturbance rights with respect to any lease of any of the Mortgaged Properties with respect to which the Senior Collateral Agent has granted nondisturbance on substantially the same terms as granted by the Senior Collateral Agent,

          (iii) that if all or any portion of a Mortgaged Property is a leasehold interest, (A) upon termination of any lease creating such leasehold interest (the "Original Lease"), any right of the Second Priority Collateral Agent to request a "new lease" pursuant to the terms of the Original Lease shall be junior and subordinate to the right of the Senior Collateral Agent to request such a new lease and the Second Priority Collateral Agent shall not exercise any such right without the prior written consent of the Senior Collateral Agent, (B) the Second Priority Collateral Agent shall waive, surrender and give up any right either the Second Priority Collateral Agent or the Second Priority Secured Parties may have to redeem the premises demised by the Original Lease or to continue the Original Lease for its original term after the lessee thereunder has been dispossessed or ejected therefrom by process of law or otherwise and (C) the Senior Lien and the Second Priority Lien shall remain in force or be reinstated with the same relative priority that existed with respect to the Original Lease, and

          (iv) that if the holder or grantor of a Second Priority Collateral Document pays or discharges any liens prior in right to the lien created by the Senior Collateral Documents with funds provided by the Second Priority Collateral Agent or any Second Priority Secured Party, neither the Second Priority Collateral Agent nor any Second Priority Secured Party shall acquire, by subrogation or otherwise, any claim superior or equivalent to the lien of the Senior Collateral Documents so long as any indebtedness secured by the Senior Collateral Documents remains outstanding.

     Notwithstanding anything to the contrary in the Senior Mortgages, the Senior Collateral Agent and the Senior Secured Parties hereby consent to the assignment of leases and rents to the Second Priority Collateral Agent for the Second Priority Secured Parties contained in the Second Priority Mortgages for the purpose of securing and discharging the performance by the Borrower and the Guarantors party thereto, provided however, that such assignment is subject to the terms of this Agreement. The Senior Collateral Agent and the Senior Secured Parties agree that the terms of each Senior Mortgage and the rights and remedies of the parties thereto are subject to this Agreement. The Second Priority Collateral Agent and the Second Priority Secured Parties agree that the terms of each Second Priority Mortgage and the rights and remedies of the parties thereto are subject to this Agreement and subordinated as provided herein.

     (e) The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, acknowledges and agrees with the Senior Collateral Agent and the Senior Secured Parties that the arrangements described in clauses (a), (b), (c) and (d) above are solely for the purpose of providing the Second Priority Secured Parties with a perfected second priority Lien in the Collateral under the Second Priority Collateral Documents and shall in no way be construed as imposing any duties or other obligations on the Senior Collateral Agent other than to transfer to the Second Priority Collateral Agent in accordance with the Financing Documents (or as a court of competent jurisdiction may otherwise direct) the proceeds, if any, that remain following a sale, transfer or other disposition of the Collateral and the occurrence of the Senior Obligation Payment Date or, if the Senior Collateral Agent shall still be in possession of all or any part of such Collateral after the Senior Obligation Payment Date, such

Collateral or such part thereof remaining, without representation or warranty on the part of the Senior Collateral Agent or the Senior Secured Parties.

     In furtherance of the foregoing, the Second Priority Collateral Agent and the Second Priority Secured Parties acknowledge and agree with the Senior Secured Parties that, at all times following a Triggering Event until the Senior Obligation Payment Date, the Senior Collateral Agent shall have the right to sell, transfer or otherwise dispose of or deal with the Collateral as provided in the Senior Collateral Documents without regard to the security interest of the Second Priority Secured Parties therein, or any rights to which the Second Priority Secured Parties would otherwise be entitled as a result of such security interest, the only obligation of the Senior Collateral Agent to the Second Priority Secured Parties in respect thereof being to deliver to the Second Priority Collateral Agent (unless otherwise directed in writing by the Second Priority Collateral Agent or by a court of competent jurisdiction) any proceeds remaining from such sale, transfer or other disposition of such Collateral after the Senior Obligation Payment Date or, if the Senior Collateral Agent shall still be in possession of all or any part of such Collateral after such payment and satisfaction in full, such Collateral or such part thereof remaining, without representation or warranty on the part of the Senior Collateral Agent or the Senior Secured Parties, provided that nothing contained in this sentence shall be construed to give rise to, nor shall the Second Priority Collateral Agent or the Second Priority Secured Parties have, any claims whatsoever against the Senior Collateral Agent or any Senior Secured Party on account of any act or omission to act in connection with the exercise of any right or remedy of the Senior Collateral Agent with respect to the Collateral that is permitted by the Collateral Documents (other than with respect to any claims that may arise as a result of the failure of the Senior Collateral Agent, after the Senior Obligation Payment Date, to deliver any such remaining Collateral or proceeds to the Second Priority Collateral Agent). The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not, and shall not attempt to, exercise any rights with respect to (A) the Senior Lien in the Collateral or (B) the Second Priority Lien in the Collateral, whether pursuant to the Second Priority Collateral Documents or otherwise, until the Senior Obligation Payment Date; provided that nothing in this sentence (or elsewhere in the Agreement) shall preclude (x) exercise of the rights expressly reserved to the Second Priority Collateral Agent and the Second Priority Secured Parties in accordance with the terms of this Agreement or (y) the enforcement of this Agreement.

     (f) In any Bankruptcy Proceeding, until the Senior Obligation Payment Date, the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees not to take any action whatsoever (including, without limitation, voting any claim) in respect of or relating to the

Second Priority Obligations, insofar as any such action arises from or relates to the Second Priority Collateral Documents, the Second Priority Lien or relates to the Collateral, in any manner that is inconsistent with or adverse to the rights and priorities of the Senior Secured Parties as set forth herein.

     (g) In the event that in any Bankruptcy Proceeding, the Second Priority Secured Parties shall not have filed a proof of claim in respect of any Second Priority Obligation by the date ten days prior to the latest date on which such proof of claim may be filed, the Senior Collateral Agent is hereby authorized but not obligated, on behalf of any applicable Second Priority Secured Party, to file such proof of claim; provided that the Second Priority Secured Parties shall be entitled to amend, vote or otherwise exercise rights in respect of any such proof of claim so filed by the Senior Collateral Agent to the same extent as they would be permitted under this Agreement to do so had such proof of claim been filed by them.

     Section 4.02. No Interference; No Right to Instruct Senior Collateral Agent; Payment Over; Reinstatment; Permitted Actions. (a) The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that:

          (i) it will not take or cause to be taken any action, the purpose or effect of which is to make any Second Priority Lien pari passu with, or to give any Second Priority Secured Party any preference or priority relative to, the Senior Lien or the Senior Secured Parties with respect to the Collateral or any part thereof,

          (ii) it will not interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Senior Collateral Agent or any other Senior Secured Party or any other action taken by or on behalf of the Senior Collateral Agent or any Senior Secured Party permitted to be taken by it pursuant to the Senior Collateral Documents,

          (iii) it has no right to (A) direct the Senior Collateral Agent or any other Senior Secured Party to exercise any right, remedy or power with respect to the Collateral or pursuant to the Senior Collateral Documents or
     (B) consent to the exercise by the Senior Collateral Agent or any other Senior Secured Party of any right, remedy or power with respect to the Collateral or pursuant to the Senior Collateral Documents,

          (iv) it will not institute or assert in any suit, Bankruptcy Proceeding or other proceeding any claim against the Senior Collateral

     Agent or any other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Senior Collateral Agent nor any other Senior Secured Party shall be liable for, any action taken or omitted to be taken by the Senior Collateral Agent or the Senior Secured Parties with respect to the Collateral or pursuant to the Senior Collateral Documents,

          (v) until the Senior Obligation Payment Date, it will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against the Borrower or any Guarantor under or with respect to any Collateral Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Collateral Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Collateral Document; provided, however, that (A) if there is a Bankruptcy Proceeding with respect to the Borrower, the Second Priority Collateral Agent or any Second Priority Secured Party may make claims under and seek to enforce any Second Priority Guaranty Agreement, subject to the subordination provisions thereof and to the other provisions of this Agreement and (B) none of the Second Priority Collateral Agent or any other Second Priority Secured Party may exercise any right, remedy or power under or with respect to any other Second Priority Collateral Document, or otherwise take any action to enforce rights or remedies with respect to any Collateral,

          (vi) until the Senior Obligation Payment Date, it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, the Collateral or pursuant to the Second Priority Collateral Documents; provided that nothing in this paragraph (or elsewhere in this Agreement) shall restrict the right of the Second Priority Collateral Agent or any other Second Priority Secured Party to request "adequate protection" (within the meaning of Section 361 of the Bankruptcy Code) for the interests of the Second Priority Secured Parties in the Second Priority Collateral in the event of any Bankruptcy Proceeding on a basis that is not inconsistent with the rights and priorities of the Senior Secured Parties as set forth herein and in the Financing Documents,

          (vii) it will not seek, and hereby waives any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral, and

          (viii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement or any Senior Financing Document or the validity, perfection, priority or enforceability of the Senior Lien.

     (b) The Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, hereby agrees that, in the event of a sale, transfer or other disposition of Collateral following a Triggering Event, any security interest or lien of the Second Priority Secured Parties in such Collateral (but not the proceeds thereof to the extent that such proceeds are to be applied to Second Priority Obligations pursuant to Section 3.01) shall terminate and be released automatically and without further action if the Senior Lien in such Collateral is released. The Second Priority Collateral Agent will execute and deliver to the Senior Collateral Agent promptly upon request therefor all necessary instruments and documents to evidence such termination and release.

     (c) Except with respect to proceeds of any sale or other realization on Collateral (i) payable prior to the occurrence of a Triggering Event to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties pursuant to Section 3.03 or (ii) received by the Second Priority Collateral Agent pursuant to distributions made by the Senior Collateral Agent after the occurrence of a Triggering Event under Section 3.01, the Second Priority Collateral Agent, on behalf of itself and the other Second Priority Secured Parties, hereby agrees that if it shall obtain possession of any of the Collateral, or shall realize any payment of insurance (including any payment on any lender's title insurance policy with respect to the Mortgaged Properties) or condemnation proceeds, proceeds of any sale or other disposition, rents, profits or other income, reserve or compensation of any kind in respect of the Collateral, in any case before the Senior Obligation Payment Date, then it shall hold such Collateral or payment in trust for the Senior Secured Parties and transfer such Collateral or payment, as the case may be, to the Senior Collateral Agent for application in accordance with the provisions of Section
3.01. If, at any time, all or part of any payment with respect to the Senior Obligations previously made is rescinded for any reason whatsoever, (i) the Second Priority Collateral Agent and the Second Priority Secured Parties shall promptly pay over to the Senior Collateral Agent any payment received by any of them after the occurrence of a Triggering Event in respect of the Collateral or proceeds thereof, and shall promptly turn any Collateral then held by any of them over to the Senior Collateral Agent, in each case to the extent that the Second Priority Secured Parties would not have been entitled to receive or hold such payment or Collateral pursuant to the terms of this Agreement had the rescinded payment in respect of the Senior Obligations never been made in the first instance and (ii) the provisions set forth in this Agreement shall be reinstated as if such rescinded payment had not been made, until the Senior Obligation Payment Date; provided, however, that the foregoing shall not require the Second Priority Secured Parties to pay over to the Senior Collateral Agent any payment received by them or Collateral delivered to them if such payment or delivery is itself rescinded for any reason (and any such payment or Collateral theretofore paid over to the Senior Secured Parties pursuant to the foregoing provisions shall be released and delivered to the appropriate Person to the extent necessary to effect such rescission.)

     (d) With respect to proceeds of any sale or other realization on Collateral to the extent payable to the Second Priority Collateral Agent for the benefit of the Second Priority Secured Parties pursuant to Section 3.01, the Senior Collateral Agent, on behalf of itself and the other Senior Secured Parties, hereby agrees that if any of them shall obtain possession of any of such proceeds before the time when the Second Priority Obligations have been paid in full, then it shall hold such proceeds in trust for the holders of the Second Priority Obligations and transfer such proceeds to the Second Priority Collateral Agent.

                                   ARTICLE 5
           Amendments of Documents; Limitations on Facility Amounts

     Section 5.01. Amendments and Modifications of Second Priority Financing Documents. (a) Unless the Required Senior Lenders have consented thereto in writing, the Borrower shall not, Vencor shall not, the Borrower shall not permit any Restricted Subsidiary to, and no Second Priority Secured Party shall, consent to or solicit any amendment or supplement to, or any waiver or other modification of any Second Priority Financing Document if the effect thereof would be to (i) increase the amount, or accelerate the date of payment, of any obligation of the Borrower or any Guarantor thereunder or (ii) modify or alter in any respect the terms of the subordination provisions set forth therein (including without limitation, in Article 11 and Section 12.05(g) of the Second Priority Credit Agreement) or impair in any way the rights and benefits of the Senior Secured Parties thereunder.

     Section 5.02. Limitation on Senior Credit Agreement. None of the Borrower, Vencor or the Senior Secured Parties will amend or modify, or consent to any amendment or modification of, the Senior Credit Agreement if the effect thereof would be to increase the principal amount or commitments thereunder to an amount in excess of $120,000,000 less any amounts up to an aggregate of $45,000,000 by which the commitments under the Senior Credit Agreement have been permanently reduced; provided that any amounts owing by the Borrower or any Guarantor under any Designated Interest Rate Agreement (as defined in the Senior Credit Agreement) shall be excluded form the calculation of the foregoing amounts.

                                   ARTICLE 6
              Release of Collateral; Expiration of Certain Rights

     Section 6.01. Releases of Collateral. At any time during which no Triggering Event has occurred and is continuing:

     (a) If (i) any Collateral is to be disposed of in a disposition that is specifically permitted by the Financing Documents, (ii) the Borrower delivers a certificate to such effect to the Second Priority Collateral Agent and the Senior Collateral Agent at least three Business Days before the date of the requested release, and (iii) neither the Senior Collateral Agent nor the Second Priority Collateral Agent objects before the date of the requested release that such disposition is prohibited by the Senior Financing Documents or the Second Priority Financing Documents, as the case may be, then the Liens in favor of the Secured Parties under the Collateral Documents with respect to such Collateral (but, except in the case of the Kingfish Transaction, not the proceeds thereof) will be released automatically upon consummation of such disposition, without the need for any consent or approval by any other Secured Party, and the Second Priority Collateral Agent and the Senior Collateral Agent, at the expense of the Borrower, shall execute such documents as are reasonably necessary to effectuate such release. No such release shall require any consent or approval by any other Secured Party.

     (b) The Lien of any Senior Collateral Document may, at any time, be released in whole or in part by the Senior Collateral Agent pursuant to written directions signed by the Required Senior Lenders (or the Senior Collateral Agent on behalf of the Required Senior Lenders), and the Lien of any Second Priority Collateral Document may, at any time, be released in whole or in part by the Second Priority Collateral Agent pursuant to written directions signed by the Required Second Priority Lenders (or the Second Priority Collateral Agent on behalf of the Required Second Priority Lenders); provided that the release of all or substantially all of the Collateral shall require the written consent of all Secured Parties. Except as aforesaid, no such release shall require any consent or approval by any other Secured Party.

                                   ARTICLE 7
                                 Miscellaneous

     Section 7.01. Amendments, Supplements and Waivers. The Required Senior Lenders and the Required Second Priority Lenders (and with respect to any such amendment, supplement or waiver (i) which increases the obligations or reduces the rights of the Borrower or Vencor, with the consent of the Borrower and Vencor, (ii) which increases the obligations or reduces the rights of the Senior Collateral Agent, with the consent of the Senior Collateral Agent and (iii) which increases the obligations or reduces the rights of the Second Priority Collateral Agent, with the consent of the Second Priority Collateral Agent) may from time to time amend, supplement or waive any provision hereof. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Secured Parties and their respective successors and assigns.

     Section 7.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party:

          (i)  in the case of the Borrower or Vencor, to it at:

                 Vencor, Inc.
                 (to be renamed Kindred Healthcare, Inc.)
                 680 South Fourth Avenue
                 Louisville, KY 40202
                 Attn: General Counsel
                 Facsimile: (502) 596-4075

          with copies to:

                 Vencor, Inc.
                 (to be renamed Kindred Healthcare, Inc.)
                 680 South Fourth Avenue
                 Louisville, KY 40202
                 Attn: Assistant Treasurer
                 Facsimile: (502) 596-4170

                 Cleary, Gottlieb, Steen & Hamilton
                 One Liberty Plaza
                 New York, NY 10006

                    Attn: Thomas Moloney, Esq.
                          Lindsee Granfield, Esq.

          (ii)   in the case of the Senior Collateral Agent, to it at:

                    Morgan Guaranty Trust Company of New York
                    60 Wall Street
                    New York, New York 10260
                    Attention:  Houston Stebbins
                    Telephone:  (212) 648-7875
                    Facsimile:  (212) 648-5005

          with a copy to:

                    J.P. Morgan Services
                    500 Stanton Christiana Road
                    Newark, Delaware 19713
                    Attention:  Sandra Doherty and Linda Palmer
                    Telephone:  (302) 634-3316
                    Facsimile:  (302) 634-4300

          (iii)  in the case of the Second Priority Collateral Agent, to it at:

                    Morgan Guaranty Trust Company of New York
                    60 Wall Street
                    New York, New York 10260
                    Attention:  Houston Stebbins
                    Telephone:  (212) 648-7875
                    Facsimile:  (212) 648-5005

          with a copy to:

                    J.P. Morgan Services
                    500 Stanton Christiana Road
                    Newark, Delaware 19713
                    Attention:  Sandra Doherty and Linda Palmer
                    Telephone:  (302) 634-3316
                    Facsimile:  (302) 634-4300

          (iv) in the case of any party, to it at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (y) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (z) if given by any other means, when delivered at the address referred to in this Section.

     Section 7.03. Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     Section 7.04. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Senior Collateral Agent and the Senior Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and the invalidity or unenforceability of any provision thereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     Section 7.05. Dealings with the Borrower and the Guarantors. Upon any application or demand by the Borrower or any Guarantor to the Second Priority Collateral Agent or the Senior Collateral Agent to take or permit any action under any of the provisions of this Agreement or under any Collateral Document, the Borrower or such Guarantor, as appropriate, shall furnish to the Second Priority Collateral Agent or the Senior Collateral Agent a certificate of an appropriate officer stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Section 7.06. Binding Effect. (a) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement or the Collateral.

     (b) Morgan may resign as Senior Collateral Agent or Second Priority Collateral Agent at any time and may appoint any other subsidiary of J.P. Morgan Chase & Co. to such role by giving written notice thereof to each of the Secured

Parties and the Borrower. Upon such appointment, such subsidiary shall thereupon succeed to and become vested with all the rights and duties of Morgan in such capacity and Morgan shall be discharged from its duties and obligations in such capacity hereunder.

     Section 7.07. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 7.08. NEW YORK LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

     Section 7.09. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE BORROWER AND VENCOR EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER AND VENCOR EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

     Section 7.11. Bailee for Perfection. The Senior Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, possession of Collateral pursuant to the Senior Collateral Documents which is also Collateral under the Second Priority Collateral Documents, such possession is also for the benefit of the Second Priority Collateral Agent and the Second Priority Secured Parties to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any additional duty on the Senior Collateral Agent with respect to such Collateral or provide the Second Priority Collateral Agent or any Second Priority Secured Party with any rights with respect to such Collateral beyond those specified in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              VENCOR OPERATING, INC.,
                              (to be renamed Kindred Healthcare Operating, Inc.)

                              By_________________________________________
                              Name:
                              Title:



                              VENCOR, INC.,
                              (to be renamed Kindred Healthcare, Inc.)


                              By_________________________________________
                              Name:
                              Title:

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Senior Collateral Agent for and on behalf of the Senior Lenders,

                              By____________________________________________
                              Name:
                              Title:



                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Second Priority Collateral Agent for and on behalf of the Second Priority Lenders,

                              By____________________________________________
                              Name:
                              Title:

                                                                     EXHIBIT F-1

                                                        April ___, 2001

To the Lenders and the Agents referred to below
c/o Morgan Guaranty Trust Company
of New York
as Collateral Agent and Administrative Agent
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

     In my capacity as general counsel of Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor"), I have acted as general counsel of each of the Persons listed on Annex A hereto (the "Covered Companies") in connection with (i) the Credit Agreement dated as of April ___, 2001 (the "Credit Agreement") among Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Issuer"), Vencor, and the Lenders party thereto (the "Lenders"), and Morgan Guaranty Trust Company of New York, as Collateral Agent and Administrative Agent, and the other Financing Documents referred to therein and (ii) the Master Lease Agreements referred to therein. This opinion is being rendered to you pursuant to Section 3.01(o)(i)(A) of the Credit Agreement.

     Unless otherwise defined herein, capitalized terms defined in the Credit Agreement or the Security Agreement are used herein as defined therein.

     I, or attorneys in the legal department of Vencor under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of each of the agreements listed on Annex B hereto (the "Covered Financing Documents"), the Master Lease Agreements and such other documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. Each Covered Company has been incorporated or organized and is existing in good standing as a corporation, limited liability company or partnership under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as contemplated by the Plan of Reorganization.

     2. Each Covered Company has been qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so

                                                                  ________, 2001

as to require such qualification, except where failures to be so qualified would not, in the aggregate, have a Material Adverse Effect.

     3. All of the outstanding shares of capital stock pledged under the Security Agreement have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the applicable Lien Grantor as set forth in the Security Agreement, free and clear of all Liens, equities or claims, except the Liens in favor of the Collateral Agent and the Exit Facility Collateral Agent.

     4. To the best of my knowledge after due inquiry, upon consummation by the Covered Companies of the transactions contemplated on the Effective Date, no Covered Company is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (a) its Organizational Documents, (b) any indenture, mortgage, deed of trust or loan agreement, (c) any lease or other agreement or instrument known to me after due inquiry to which any Covered Company is a party or by which it or any of its properties is bound or (d) the Plan of Reorganization, except for violations and defaults which in the aggregate would not have a Material Adverse Effect.

     5. To the best of my knowledge after due inquiry, the execution and delivery by each Covered Company and its performance of its obligations under the Covered Financing Documents and the Master Lease Agreements to which it is a party and the consummation of the transactions contemplated therein will not:

               (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to me after due inquiry to which any Covered Company is a party or by which any Covered Company is bound or result in the creation or imposition of any Lien upon any property or assets of any Covered Company;

               (b) result in any violation of the provisions of the Organizational Documents of any Covered Company, the Plan of Reorganization or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Covered Company or any of its properties; or

               (c) require any action by or in respect of, or filing with, any governmental body, agency or official, except (i) filings of Uniform Commercial Code financing statements (as in effect in the State of California) delivered to the Collateral Agent on or before the date hereof for filing promptly after the date hereof, (ii) Intellectual Property Filings, (iii) the due recordation of memoranda of lease with respect to the Master Lease Agreements and any assignment thereof to the Issuer, (iv) the due recordation of the Leasehold Mortgages, (v) the due recordation of the Fee Mortgages, (vi) any other filings required after the date hereof pursuant to Section 5.09 of the Credit Agreement, (vii) such other actions or filings as have been taken or made before the date hereof and are in full force

                                                                  ________, 2001

          and effect on the date hereof and (viii) filings of Uniform Commercial Code continuation statements when required,

     except for such conflicts, breaches, defaults, Liens and violations which in the aggregate would not be material to the Covered Companies, taken as a whole, and would not otherwise have a Material Adverse Effect.

     6. Except as set forth in Schedule 8 to the Credit Agreement, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting any Covered Company or any of its properties or to which any Covered Company is or may be a party or to which any property of any Covered Company is or may be the subject which, if determined adversely to any Covered Company, could in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     7. Each Covered Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where failures to own, possess or obtain any such licenses, permits, certificates, consents, orders, approvals or other authorizations would not have, and could not reasonably be expected to have, in the aggregate a Material Adverse Effect; no Covered Company has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except where such revocations or modifications would not have, and could not reasonably be expected to have, in the aggregate a Material Adverse Effect; and each Covered Company is in compliance with all laws and regulations relating to the conduct of its business except where such noncompliance would not have, and could not reasonably be expected to have, in the aggregate a Material Adverse Effect.

     8. The chief executive office of each Covered Company for purposes of KRS 355.9-103(3)(d) is 680 South Fourth Avenue, Louisville, Kentucky 40202.

     9. Each Covered Financing Document and Master Lease Agreement has been duly authorized, executed and delivered by each Covered Company party thereto.

     10. Each Covered Financing Document and Master Lease Agreement constitutes a valid and legally binding obligation of each Covered Company party thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     I am a member of the bar of the State of California. The foregoing opinions (with the exception of paragraphs (1) and (2), above) are limited to the Federal laws of the United States, and the laws of the States of California and New York and the General Corporation Law of the

                                                                  ________, 2001

State of Delaware and I am expressing no opinion as to the effect of laws of any other jurisdiction. In rendering the foregoing opinions, I have relied (A) as to matters involving the application of laws of the State of New York, upon the opinion of Cleary, Gottlieb, Steen & Hamilton, dated and delivered to you today, and (B) as to matters of fact, on certificates of responsible officers of the Issuer and Vencor and information obtained from public officials and other sources believed by me to be responsible. With respect to the opinions expressed in paragraph (1) above, I have relied upon certificates of good standing issued by the Secretary of State of the respective jurisdiction of incorporation of each Covered Company. In addition, I have assumed that the Covered Documents have been duly authorized, executed and delivered by all parties thereto other than the Covered Companies parties thereto.

                                                                  ________, 2001


     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                    Very truly yours,


                                    __________________
                                    M. Suzanne Riedman

                          Annex A - Covered Companies
                          ---------------------------

1. Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation.

2. Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation.

3.  Each Restricted Subsidiary listed in Schedule 1 to the Credit Agreement.

                     Annex B - Covered Financing Documents
                     -------------------------------------

1.  Credit Agreement

2. Notes issued to the Lenders signatory to the Credit Agreement on the date hereof

3.  Subsidiary Guaranty Agreement

4.  Vencor Guaranty Agreement

5.  Security Agreement

6. Leasehold Mortgages relating to the Initial Master Lease Properties and the Other Leased Properties

7.  Fee Mortgages relating to the Owned Properties

8.  Intercreditor Agreement

9.  Account Control Agreement

10. Copyright Security Agreement

11. Trademark Security Agreement

                                                                     Exhibit F-2



                                                        April  , 2001

To the Lenders and the Agents referred to below
c/o Morgan Guaranty Trust Company
of New York
as Collateral Agent and Administrative Agent
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

     This opinion is being rendered to you in my capacity as Vice President of Corporate Legal Affairs and Corporate Secretary of Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor"), in connection with
(i) the Credit Agreement dated as of April ___, 2001 (the "Credit Agreement") among Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Issuer"), Vencor, and the Lenders party thereto (the "Lenders"), and Morgan Guaranty Trust Company of New York, as Collateral Agent and Administrative Agent, and the other Financing Documents referred to therein and (ii) the Master Lease Agreements referred to therein. This opinion is being issued to you pursuant to Section 3.01(o)(i)(B) of the Credit Agreement.

     Unless otherwise defined herein, capitalized terms defined in the Credit Agreement or the Security Agreement are used herein as defined therein.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of each of the agreements listed on Annex A hereto (the "Covered Financing Documents"), the Master Lease Agreements and such other documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. To the best of my knowledge after due inquiry, the execution and delivery by each of the Persons listed on Annex B hereto (each, a "Covered Company") and its performance of its obligations under the Covered Financing Documents and the Master Lease Agreements to which it is a party and the consummation of the transactions contemplated therein will not require any action by or in respect of, or filing with, any governmental body, agency or official, except (i) filings of Uniform Commercial Code financing statements (as in effect in the Commonwealth of Kentucky) delivered to the Collateral Agent on or before the date hereof for filing promptly after the date hereof, (ii) Intellectual Property Filings, (iii) the due recordation of memoranda of lease with respect to the Master Lease Agreements and any assignment thereof to the Issuer, (iv) the due recordation of the Leasehold Mortgages, (v) the due recordation of the Fee Mortgages, (vi) any other filings required after the date hereof pursuant to Section 5.09 of the Credit Agreement,

(vii) such other actions or filings as have been taken or made before the date hereof and are in full force and effect on the date hereof and (viii) filings of Uniform Commercial Code continuation statements when required.

     2.  The financing statements attached hereto as Annex C are in appropriate
                                                     -------
form for filing with the Secretary of State and the Jefferson County Clerk of the Commonwealth of Kentucky. To the extent that a security interest in the Personal Property Collateral may be perfected by the filing of a financing statement in the Commonwealth of Kentucky, the security interest in the Personal Property Collateral will be perfected upon the filing of such financing statements with the Secretary of State and the Jefferson County Clerk of the Commonwealth of Kentucky, and no further filing or recording of any document or instrument or other action will be required so to perfect such security interest, except that (i) continuation statements with respect to each such financing statement must be filed within five years after the date of filing of such financing statements and (ii) additional filings may be necessary if any Lien Grantor changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or its Personal Property Collateral are located.

     I am a member of the bar of the Commonwealth of Kentucky. The foregoing opinions are limited to the laws of the Commonwealth of Kentucky and I am expressing no opinion as to the effect of laws of any other jurisdiction.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                    Very truly yours,


                                    Joseph L. Landenwich

                     Annex A - Covered Financing Documents
                     -------------------------------------

1.   Credit Agreement
2. Notes issued to the Lenders signatory to the Credit Agreement on the date hereof
3.   Subsidiary Guaranty Agreement
4.   Vencor Guaranty Agreement
5.   Security Agreement
6. Leasehold Mortgages relating to the Initial Master Lease Properties and the Other Leased Properties
7.   Fee Mortgages relating to the Owned Properties
8.   Intercreditor Agreement
9.   Account Control Agreement
10.  Copyright Security Agreement
11.  Trademark Security Agreement

                          Annex B - Covered Companies
                          ---------------------------

1. Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation.
2. Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation.
3.  Each Restricted Subsidiary listed in Schedule 1 to the Credit Agreement.

                        Annex C   Financing Statements
                        ------------------------------

                                                                       EXHIBIT G



Writer's Direct Dial: (212) 225-2280




                                      April 20, 2001

To the Lenders and Agents
referred to below
c/o Morgan Guaranty Trust Company
of New York,
as Collateral Agent and Administrative Agent
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

          We have acted as special New York counsel to each of Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor") and Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation (the "Company" and, collectively with Vencor and each Restricted Subsidiary listed in Schedule 1 to the Credit Agreement referred to below, the "Covered Companies"), in connection with (i) the Credit Agreement dated as of April 20, 2001 (the "Credit Agreement") among the Company, Vencor, the Lenders party thereto (the "Lenders"), and Morgan Guaranty Trust Company of New York, as Collateral Agent and Administrative Agent, and the other Financing Documents referred to therein and (ii) the Master Lease Agreements. This opinion is being rendered to you pursuant to Section 3.01(o)(ii) of the Credit Agreement.

          Unless otherwise defined herein, capitalized terms defined in the Credit Agreement or the Security Agreement are used herein as defined therein.

          In arriving at the opinions expressed below, we have examined the following documents:

               (a) an executed copy of the Credit Agreement;

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrative Agent, et al.
                                              -----
April 20, 2001
p. 2

               (b) copies of the Notes as issued by the Company to the Lenders;

               (c) an executed copy of the Subsidiary Guaranty Agreement;

               (d) an executed copy of the Vencor Guaranty Agreement;

               (e) an executed copy of the Security Agreement;

               (f) an executed copy of the Intercreditor Agreement;

               (g) an executed copy of the Account Control Agreement;

               (h) an executed copy of the Copyright Security Agreement;

               (i) an executed copy of the Trademark Security Agreement;

               (j) executed copies of the Master Lease Agreements;

               (k) executed copies of the Fee Mortgages relating to the Owned Properties (the "Covered Fee Mortgages");

               (l) executed copies of the Leasehold Mortgages relating to the Initial Master Lease Properties and the Other Leased Properties (collectively, the "Covered Leasehold Mortgages"); and

               (m) the Plan of Reorganization.

          The documents referenced in items (a) through (j) above are collectively referred to herein as the "Covered Financing Documents", and the Covered Financing Documents, Covered Fee Mortgages and Covered Leasehold Mortgages are collectively referred to herein as the "Covered Documents".

          In addition, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of each Covered Company that is organized under the laws of the State of New York or Delaware (each such Covered Company, a "Domestic Covered Company"), certificates of public officials and of officers and representatives of each Domestic Covered Company and such other persons, and we have made such investigations of law, as we have deemed necessary as a basis for the opinions expressed below.

          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and Vencor in the Credit Agreement).

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrative Agent, et al.
                                              -----
April 20, 2001
p. 3


          Based upon the foregoing and subject to further assumptions and qualifications set forth below, it is our opinion that:

          1. Each Covered Document has been duly authorized, executed and delivered by all necessary corporate action of each Domestic Covered Company party thereto and has been duly executed and delivered under the laws of the State of New York by each Covered Company other than a Domestic Covered Company (each such Covered Company, a "Foreign Covered Company").

          2. Each Covered Financing Document constitutes a valid and binding obligation of each Covered Company party thereto, enforceable in accordance with its terms, provided that we express no opinion with respect to any provision under any Covered Financing Document which under the terms of such Covered Financing Document is governed by the laws of a jurisdiction other than the State of New York.

          3. The execution and delivery of (i) the Covered Financing Documents by each Covered Company party thereto and its performance of its obligations thereunder, and (ii) the Covered Fee Mortgages and the Covered Leasehold Mortgages by each Covered Company party thereto, and, in the case of clauses (i) and (ii), the consummation of the transactions contemplated in each such Covered Document at the time and in the manner therein contemplated, comply with the requirements of, and are authorized by, the Plan of Reorganization, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any Covered Financing Document, the Exit Facility or the Plan of Reorganization.

          4. The execution and delivery by each Covered Company and its performance of its obligations under the Covered Documents to which it is a party do not require any approval, consent, authorization or other action by, or filing, recording or registration with, any governmental authority of the State of New York, except (i) filings of Uniform Commercial Code (as in effect in the State of New York, the "UCC") financing statements delivered to the Collateral Agent on or before the date hereof for filing promptly after the date hereof,
(ii) Intellectual Property Filings, (iii) any other filings required after the date hereof pursuant to Section 5.09 of the Credit Agreement, (iv) filings of UCC continuation statements when required, and (v) such other consents, authorizations, approvals or filings, if any, as may be required in connection with the performance of the Covered Documents due to the specific nature or scope of any particular business or activity conducted, or asset held, by a Covered Company.

          5. No Covered Company is, or after giving effect to the transactions contemplated by the Covered Documents will be, (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme under the Federal

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrative Agent, et al.
                                              -----
April 20, 2001
p. 4

laws of the United States or under the laws of the State of New York which restricts its ability to issue the Notes under the Credit Agreement.

          6. The provisions of the Security Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a valid security interest in all Personal Property Collateral that is subject to Article 8 or 9 of the UCC of each Lien Grantor, as security for the Secured Obligations of such Lien Grantor, except that the Security Agreement will create such security interest in Personal Property Collateral in which such Lien Grantor has no present rights only when such Lien Grantor acquires rights therein.

          7. Assuming that the Secured Parties have no notice of any adverse claim (as defined in the UCC) to any of the collateral described below, and no notice that any Instruments are overdue or have been dishonored or of any defense against or claim to such Instrument on the part of any Person, the Security Agreement, together with possession and retention in the State of New York by the Collateral Agent of (i) certificated securities under Article 8 of the UCC constituting Pledged Equity Interests, and (ii) Instruments constituting Pledged Instruments, in each case will create, together with related duly executed and completed blank endorsements thereof, as of the effective date of such pledge, a valid and perfected security interest under the UCC in such Pledged Equity Interests or Pledged Instruments, as the case may be, in favor of the Collateral Agent for the benefit of the Secured Parties, and such security interest will have priority over all other security interests created under the UCC in such Pledged Equity Interests and Pledged Instruments by the Covered Company pledging such asset, other than security interests created under the Exit Facility.

          8. The issuance of the Notes as contemplated by the Credit Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the "Board").

          In rendering the opinions set forth in paragraph (2) above, we express no opinion with respect to:

          (i) the validity, binding effect or enforceability of any provision in the Security Agreement or any other Covered Document that purports to (A) impose on the Collateral Agent or any other person standards for the care of Personal Property Collateral in its possession other than as provided for in Section 9-207 of the UCC, (B) permit the Collateral Agent or any other person to vote or otherwise exercise any rights with respect to any of the Personal Property Collateral absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such Personal Property Collateral, (C) waive, or consent to the absence of compliance with, any rights of any Covered Company, or duties owing to it as a matter of law, except to the extent that the Covered Company may so waive or consent under applicable law, or (D) provide indemnification of any person to the extent such provision covers or could be construed to cover losses or claims under federal or state securities laws or to the extent inconsistent with public policy;

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrative Agent, et al.
                                              -----
April 20, 2001
p. 5

          (ii) other than as specifically set forth in paragraph (7) above, the priority of any security interest in or to any of the Personal Property Collateral or the perfection of any security interest in or to any of the Personal Property Collateral; or

          (iii) the creation of the leasehold estate or provisions of the Master Lease Agreements relating thereto or the remedies set forth in Article XVI of the Master Lease Agreements, which are governed by the laws of the state in which the relevant leased property is located.

          Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Covered Company
(a) we have assumed that each party to such an agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to (i) any Domestic Covered Company and (ii) any Foreign Covered Company regarding matters of the federal law of the United States of America or the law of the State of New York) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. In addition, certain of the remedial provisions of the Covered Documents may be further limited or rendered unenforceable by other applicable laws and judicially adopted principles, which, however, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural or other delay).

          In rendering the opinion in paragraph 3 above, we have assumed that all conditions precedent to the Effective Date have been satisfied as set forth in the Plan of Reorganization.

          In rendering the opinion in paragraph 4 above, we have assumed that the Covered Companies are subject only to New York State laws and regulations generally applicable to companies doing business in the State of New York.

          In rendering the opinion in paragraph 7 above, we have assumed that as of the date hereof and at any time an Instrument or a certificated security is delivered to the Collateral Agent for the benefit of the Secured Parties, the relevant Lien Grantor will own Collateral represented by such Instrument or certificated security free and clear of any lien, claim or encumbrance (and we express no opinion with respect thereto). We express no opinion with respect to the priority of the security interest of the Secured Parties against (i) any lien, claim or other interest that arises by operation of law and is given priority over perfected security interests, (ii) any lien or claim in favor of the United States or any agency or instrumentality thereof (other than liens arising under the federal or state tax laws or ERISA), and (iii) any claim given priority pursuant to 31 U.S.C. (S)3713. In addition, insofar as the security interest secures "future advances" within the meaning of the UCC, the priority of such security interest will be subject to the limitations set forth in Sections 9-301(4) and 9-312(7) of the UCC.

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrative Agent, et al.
                                              -----
April 20, 2001
p. 6

          In rendering the opinion in paragraph 8 above, we have assumed that none of the Lenders is a "creditor" within the meaning of Regulation T of the Board.

          We express no opinion as to (i) Section 12.04 of the Credit Agreement insofar as it provides that any holder of a participation in a Note may exercise set-off or similar rights with respect to such participation and (ii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any of the other Covered Financing Documents may be sought that limits the rates of interest legally chargeable or collectible.

          With respect to the submission in any Covered Document to the jurisdiction of a United States federal court sitting in the State of New York, we express no opinion as to the subject matter jurisdiction of any such court to adjudicate any action relating to the Covered Document where jurisdiction based on diversity of citizenship under 28 U.S.C. (S)1332 does not exist.

          We note that the designation in any Covered Document of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Covered Document is (notwithstanding the waiver contained in any such Covered Document) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. (S)1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

          The foregoing opinion is limited to the Federal laws of the United States, and the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrative Agent, et al.
                                              -----
April 20, 2001
p. 7

          We are furnishing this opinion letter to you in connection with the Covered Documents. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                     Very truly yours,

                     CLEARY, GOTTLIEB, STEEN & HAMILTON



                     By: /s/ James F. Munsell
                         ---------------------------------
                                  James F. Munsell

                                                                       EXHIBIT H

                                April 20, 2001



To the Lenders and Agents referred to below
c/o Morgan Guaranty Trust Company of New York
   As Collateral Agent and Administrative Agent
60 Wall Street
New York, NY  10260


          Re: Vencor, Inc., et al.
              -------------------


Ladies and Gentlemen:


          We have acted as Delaware bankruptcy counsel to (i) Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation ("Vencor"), and a debtor and debtor-in-possession in a jointly administered bankruptcy case, Case Nos. 3199-3327 (the "Case"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), pending under chapter 11 of the United States Code (the "Bankruptcy Code"), and (ii) the corporations listed on Annex A attached hereto, in connection with the Credit Agreement, dated as of April 20, 2001 (the "Credit Agreement"), among Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation, Vencor, the Swingline Bank, LC Issuing Banks and the Lenders party thereto (collectively, the "Lenders"), Morgan Guaranty Trust Company of New York, as collateral agent and administrative agent for the Lenders, and General Electric Capital Corporation, as documentation agent and collateral monitoring agent, the other Financing Documents referred to therein, and the Master Lease Agreements referred to therein. This opinion is being delivered to you pursuant to the requirements of the Credit Agreement.

          In rendering this opinion, we have examined and relied upon copies of the following documents: the Findings of Fact, Conclusions of Law and Order Under 11 U.S.C. (S) 1129 and Rule 3020 of the Federal Rules of Bankruptcy Procedure Confirming the Fourth Amended Plan of Reorganization of Vencor, Inc., et al., dated March 16, 2001 (the "Confirmation Order") executed by Judge Mary
F. Walrath in connection with the Case, a copy of which is attached hereto as Exhibit A and a certified copy of the docket of the Clerk of the Bankruptcy Court in the Case for the period of March 16, 2001 to April 20, 2001 (the "Docket"), a copy of which is attached hereto as Exhibit B. In our examination of documents, we have

Morgan Guaranty Trust Company of New York
As Collateral Agent and Administrator Agent, et al.
                                             -----
April 20, 2001
Page 2


assumed the genuineness of the signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the legal capacity of natural persons to complete the execution of documents. As to facts material to our opinion, we have relied without independent investigation on the above-referenced documents and on the accuracy as of the date hereof of the matters therein contained. We express no opinion below as to the existence or effect of any matter entered on the Docket after the effective time of our review of the Docket (as referenced below). Further, we express no view whether the terms of the Confirmation Order are in conformance with the Bankruptcy Code or other applicable law.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law and federal bankruptcy law, it is our view, based solely upon our review of the Docket as it existed as of 12:32 p.m. on April 20, 2001, that no notice of appeal of the Confirmation Order has been filed with the Bankruptcy Court.

          The opinions herein expressed are intended solely for the benefit of the addressee hereof and the Lenders and the Agents in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent. Notwithstanding the forgoing, we hereby consent to reliance hereon by any person becoming a Lender under the Credit Agreement. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above-referenced documents and the application of Delaware and federal bankruptcy law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.



                                   Very truly yours,


                                   Robert J. Dehney


Enclosures

                                                                        ANNEX A
                                                                           TO
                                                                       EXHIBIT H

                          Annex A--Covered Companies
                          --------------------------


     1. Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), a Delaware corporation.

     2. Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.), a Delaware corporation.

     3.  Each Restricted Subsidiary listed in Schedule 1 to the Credit
Agreement.

                                                                      EXHIBIT A
                                                                         TO
                                                                      EXHIBIT H

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

In re:                                                 ) Case Nos. 99-3199 (MFW)
                                                       )   through 99-3327 (MFW)
Vencor, Inc., et al.,                                  )
                                                       ) Chapter 11
      Debtors and Debtors in Possession                )
                                                       ) Jointly Administered


                FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
             UNDER 11 U.S.C. (S) 1129 AND RULE 3020 OF THE FEDERAL
                   RULES OF BANKRUPTCY PROCEDURE CONFIRMING
                   THE FOURTH AMENDED PLAN OF REORGANIZATION
                            OF VENCOR, INC., et al.
          ----------------------------------------------------------

          Upon the Fourth Amended Joint Plan Of Reorganization of Vencor, Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code, dated as of December 14, 2000 (including all amendments and modification thereof and exhibits thereto, the "Plan") (D.I. 4031), filed with this Court by the above-captioned debtors and debtors in possession (collectively, the "Debtors"), and the Fourth Amended Disclosure Statement Pursuant To Section 1125 Of The Bankruptcy Code With Respect To The Joint Plan Of Reorganization Of Vencor Inc. And Affiliated Debtors Under Chapter 11 of The Bankruptcy Code and the Short-Form of Fourth Amended Disclosure Statement Pursuant To Section 1125 Of The Bankruptcy Code With Respect To The Joint Plan Of Reorganization Of Vencor, Inc. Any Affiliated Debtors Under Chapter 11 of The Bankruptcy Code dated as of December 14, 2000 (respectively, the "Disclosure Statement" (D.I. 4031), the "Short-Form Disclosure Statement" (D.I. 4032), and collectively, the "Disclosure Materials"), and the Fourth Amended Plan Supplement To Joint Plan of Reorganization of Vencor, Inc. And Affiliated Debtors Under Chapter 11 Of The Bankruptcy Code (including all amendments and modification of the exhibits thereto, the "Plan

Supplement") (D.I. 4588) filed with this Court by the Debtors; and upon (a) the hearing before this Court on December 6, 2000 to consider approval of the Disclosure Materials and (b) the Order dated December 6, 2000 approving the Disclosure Materials (the "Disclosure Materials Order") (D.I. 4108); and solicitation of acceptances of the Plan having been authorized by Order dated December 7, 2000, establishing voting procedures and approving form of ballots and notices (the "Voting Procedures Order") (D.I. 3828); and it appearing from the affidavits of mailing and publication filed with this Court and the Voting Affidavit (as defined herein) that copies of the Disclosure Statement (including the Plan as annexed thereto as Exhibit A) or Short-Form Disclosure Statement, notice of the Confirmation Hearing (as defined herein), and ballots for acceptances or rejections of the Plan, were transmitted to the holders of Claims against and Interests in Vencor, Inc., et al. and other parties in interest as required by the Voting Procedures Order, and such transmissions at such time being due and adequate notice under the circumstances, and that notice of the Confirmation Hearing was published in the manner required by the Voting Procedures Order; and the Voting Procedures Order fixing February 15, 2001 at 4:00 p.m. (Eastern Standard Time) as the deadline for filing of objections to confirmation of the Plan; and upon the declaration of George C. Vitelli (D.I.
5807), the declaration of John K. Henebery (D.I. 5806) and the statement of the Department of Justice in support of the Plan (D.I. 5815); and upon the Ventas Entities' response in conditional support of the Plan (D.I. 5814); and upon this Court's Order, dated January 16, 2001 extending the time for Ventas, Inc. and Ventas Realty, Limited Partnership to vote on the Plan and/or file a response or objection to confirmation of the Plan (the "Ventas Voting Stipulation") (D.I.
5008); and upon the affidavit of Edward L. Kuntz dated February 20, 2001, filed in support of confirmation of the Plan (D.I. 5779); and upon the affidavit of Steven M. Zelin dated February 21, 2001, filed in support of confirmation of the Plan (D.I. 5777); and a hearing to consider confirmation of the Plan having been held before this Court commencing on March 1, 2001 (the "Confirmation Hearing"); and upon the full and complete record of the Confirmation Hearing, including without limitation the exhibits presented and the testimonial proffers that were accepted into evidence, and all matters and proceedings heretofore part of the record in these cases; and for the reasons set forth on the record by the Court and after due deliberation and sufficient cause appearing therefor;

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW
                    ---------------------------------------

                    IT IS HEREBY FOUND AND DETERMINED THAT:

          1. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context otherwise requires.

          2. This Court has jurisdiction over the Reorganization Cases pursuant to 28 U.S.C. (S)(S) 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. (S)(S) 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. (S) 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of title 11 of the United States Code (the "Bankruptcy Code") and the Federal Rules of Bankruptcy Procedures (the "Bankruptcy Rules") and should be confirmed.

          3. This Court takes judicial notice of the docket of the Reorganization Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Reorganization Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Materials.

          4. The Debtors, as proponents of the Plan, have the burden of proving the elements of Section 1129 by a preponderance of the evidence.

          5. Notice of the Confirmation Hearing and the relevant deadlines for submission of objections and ballots, as prescribed by this Court in the Voting Procedures Order, has been provided and is adequate and sufficient pursuant to
Section 1128 of the Bankruptcy Code, Rules 2002(b) and 3020 of the Bankruptcy Rules and other applicable law and rules. Notice provided of the Confirmation Hearing and the relevant deadlines for submission of objections and ballots and service of the Disclosure Materials upon the individuals subject to the Debtors' Motion for an Order Pursuant to Section 105(a) of the Bankruptcy Code and Rule 1009(a) of The Federal Rules of Bankruptcy Procedure Disallowing Certain Scheduled Claims For Purposes Of Voting. On The Fourth Amended Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code, as set forth in the Affidavit of Mailing of Bridget Gallerie dated January 10, 2001 and the Affidavit of Kathy Gerber dated January 23, 2001, is adequate and sufficient pursuant to Section 1128 of the Bankruptcy Code, Rules 2002(b) and 3020 of the Bankruptcy Rules and other applicable law and rules.

          6. Ballots were transmitted to holders of claims in classes eligible to vote on the Plan (the "Voting Classes") in accordance with the Voting Procedures Order.

          7. The Debtors solicited votes for the Plan from the Voting Classes in good faith and in a manner consistent with the Bankruptcy Code.

          8. The affidavits of Diane Rocano, dated February 26, 2001 (the "Voting Affidavit") (D.I. 5801) and March 7, 2001 (the "Supplemental Voting Affidavit") (D.I.T.B.D.), are consistent with Bankruptcy Rule 3018.

          9. The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Interests in each Class are substantially similar to other Claims or Interests in such Class, and the Plan therefore satisfies the requirements of Section 1122(a) of the Bankruptcy Code.

          10. The Plan provides for the treatment of Allowed Administrative Claims and Allowed Priority Tax Claims. In addition, the Plan establishes the following Classes of Claims and Interests: Class 1 (Priority Claims); Class 2 (Secured Claims); Class 3A (Convenience Claims); Class 3B (Trade Claims, Malpractice and Other Litigation Claims, Benefits Claims, Indemnification Claims, Employee Contact Claims and Unsecured Claims that are not Convenience Claims); Class 4 (Senior Debt Claims); Class 5 (Ventas Claim); Class 6 (Class 6 Claims); Class 7A (Subordinated Noteholder Claims); Class 7B (Noteholder Securities Fraud Claims); Class 8 (Put Rights); Class 10 (Punitive Damage Claims); Class 11A (Preferred Equity Interests); Class 11B (Preferred Equity Securities Fraud Claims); Class 12A (Common Equity Interests); and Class 12B (Common Equity Securities Fraud Claims). The Plan satisfies the requirements of
Section 1123(a)(1) of the Bankruptcy Code.

          11. The Plan establishes as Class 3A a class of claims consisting only of unsecured claims that are reduced to or less than $3,000.00. Pursuant to Section 1122(b) of the Bankruptcy Code, this is a reasonable amount necessary for administrative convenience.

          12. The following Classes of Claims are impaired and comprise the Classes entitled to vote under the Plan: Classes 3A, 3B, 4, 5, 6, 7A and 8 (collectively, the "Voting Classes"). The following Classes of Claims are unimpaired under the Plan Classes 1 and 2. The following Classes of Claims or Interests are deemed to reject the Plan by virtue of receiving no distributions thereunder, except as otherwise provided for under this Order: Classes 7B, 10, 11A,

11B, 12A and 12B. The treatment of Claims in unimpaired Classes is specified in
Article IV of the Plan, and the treatment of Claims and Interests in impaired Classes is specified in Article V of the Plan. Therefore, the Plan satisfies the requirements of Sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

          13. The Plan provides for the same treatment of each Claim or Interest of a particular Class, and the Plan satisfies the requirements of
Section 1123(a)(4) of the Bankruptcy Code.

          14. The Plan provides for adequate means for its implementation, and therefore satisfies the requirements of Section 1123(a)(5) of the Bankruptcy Code.

          15. The Plan provides for the amendment of the Certificates of Incorporation of the Debtors in substantially the form of the Vencor Amended and Restated Certificate of Incorporation and the Form of Certificate of Amendment of the Certificate of Incorporation of Each Corporate Debtor filed with this Court in the Plan Supplement on December 29, 2000 (collectively and as may be amended or modified, the "Amended Certificates of Incorporation"), which prohibit the issuance of nonvoting equity securities. Any revisions to the Amended Certificates of Incorporation filed on or prior to the Effective Date also shall prohibit the issuance of a non-voting equity securities.
Accordingly, the Plan complies with Section 1123(a)(6) of the Bankruptcy Code.

          16. The Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, and the Plan therefore is consistent with the provisions of Section 1123(b)(1) of the Bankruptcy Code.

          17. The Plan provides for the treatment under Section 365 of the Bankruptcy Code, of all executory contracts and unexpired leases not previously assumed or rejected or the subject of a motion either to assume or reject pursuant to such section, and the Plan therefore complies with the provisions of Section 1123(b)(2) of the Bankruptcy Code.

          18. Furthermore, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and Interests, and all controversies respecting Claims and Interests are resolved pursuant to the Plan. This Confirmation Order constitutes the Court's approval of all such compromises and settlements which, based upon the representations by the Debtors, all other testimony proffered and evidence introduced at the Confirmation Hearing and the full record of the Reorganization Cases, the Court finds to be fair, equitable, within the range of reasonableness and in the best interests of the Debtors, the Estates, creditors and other parties in interest. Accordingly, the Plan satisfies Section 1123(b)(3) of the Bankruptcy Code.

          19. The Plan contains no provision that is inconsistent with the applicable provisions of the Bankruptcy Code and therefore satisfies Section 1123(b)(6) of the Bankruptcy Code.

          20. The Government Settlement and the allowance and settlement of the Class 6 Claims and the payment of such claims, as set forth in Sections 5.05 and
6.12 of the Plan, constitute a good faith compromise and settlement pursuant to Bankruptcy Rule 9019, and the Government Settlement, including the settlement amount allocated for each of the Qui Tam Actions as enumerated on Schedule E to the Plan, is fair, adequate and reasonable under all the circumstances. As to United States, et al. ex rel. Phillips-Minks, et al. v. Behavioral Healthcare
-----------------------------------------------------------------------------
Corp., et al. referenced on Schedule E and Exhibit 5 to the Plan, the
-------------
government's settlement of this Qui Tam Action is effective only to the extent the United States has authority to compromise and settle this Qui Tam Action pursuant to the Federal Claims Act ("FCA"). The District Court in that action may determine, on motion of any party to that action, whether the government had authority to settle that action. In the event the United States does not have authority to compromise and settle this Qui Tam Action, the Claims relating to this Qui Tam Action shall be treated as stated on the record at the Confirmation Hearing as a Class 3B claim.

          21. The treatment provided to the Ventas Entities under the Plan, including, without limitation, under Section 5.04 and Article XI of the Plan, constitute a good faith compromise and settlement pursuant to Bankruptcy Rule 9019.

          22. All settlements in these cases, including but not limited to settlements with the creditors in Classes 3A, 3B, 4, 5, 6, 7A, 8 and 10, constitute good faith compromises and settlements pursuant to Bankruptcy Rule 9019.

          23. Pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, the Plan, except as provided therein, provides for the retention and enforcement of all claims, rights and causes of action of the Debtors and the Estates, whether prepetition or postpetition, and regardless of whether such claims, rights or causes of action arise under any or all agreements and applicable law or equity, exclusively by the Reorganized Debtors. Under the Plan, all such claims, rights and causes of action of the Debtors and the Estates, upon the Effective Date, shall vest in the Reorganized Debtors and may be pursued by the Reorganized Debtors except to the extent released under the Plan. Accordingly, the retention and enforcement of all such claims, rights and causes of action of the Debtors and the Estates exclusively by the Reorganized Debtors will benefit the Debtors' creditors and the requirements of Sections 550(a) and 1123(b)(3)(B) of the Bankruptcy Code are satisfied.

          24. The Plan complies with the applicable provisions of the Bankruptcy Code, including, without limitation, Sections 1122 and 1123 of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of Section 1129(a)(1) of the Bankruptcy Code. In addition, in accordance with Bankruptcy Rule 3016(a), the Plan is dated and identified with the names of the Debtors.

          25. The Debtors, as proponents of the Plan, have complied with each of the applicable provisions of the Bankruptcy Code including, without limitation, Sections 1125 and 1126 of the Bankruptcy Code, and therefore have satisfied the requirements of Section 1129(a)(2) of the Bankruptcy Code, as follows: (a) the Debtors are proper debtors under Section 109 of the Bankruptcy Code and proper proponents of the Plan under Section 1121(a) of the Bankruptcy Code; (b) the Debtors have complied with each of the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and (c) the Debtors have complied with each of the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Voting Procedures Order and the Ventas Voting Stipulation in transmitting notices and solicitation materials and in soliciting and tabulating votes on the Plan.

          26. The Plan has been proposed in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing and prosecution of the Debtors' Reorganization Cases and the formulation of the Plan. The Debtors' chapter 11 cases were filed and the Plan was proposed with the proper purpose of reorganizing the Debtors, and expeditiously making distributions to their creditors. Furthermore, the Plan is the product of extensive, arms' length negotiations among the Debtors, Ventas, the United States, the Creditors' Committee, certain holders of the Senior Debt Claims and Subordinated Noteholders, and each of their respective counsel and financial advisors. The Plan reflects the results of these negotiations and is reflective of the interests of all the Estates' constituencies. Thus, the Plan satisfies the requirements of Section 1129(a)(3) of the Bankruptcy Code.

          27. Any payments made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Debtors' chapter 11 cases have, to the extent required by the Bankruptcy Code, the Bankruptcy Rules and the Orders of this Court, been approved by, or are subject to the approval of this Court as reasonable. Accordingly, the Plan satisfies the requirements of
Section 1129(a)(4) of the Bankruptcy Code.

          28. Section 8.07 of the Plan provides that Reorganized Vencor shall have a board of directors consisting of seven (7) directors. The Board of Directors or other current internal governance, as applicable, of the other Reorganized Directors shall initially remain the same. The names and affiliations of the persons designated pursuant to Section 8.07 of the Plan as the initial members of the board of directors of each of the Reorganized Debtors were disclosed to this Court prior to the Confirmation Hearing. In addition, the Debtors disclosed the identity of any insiders that will be employed by the Reorganized Debtors and the nature of their compensation. The appointment to such office of each of the proposed directors and officers of each of the Reorganized Debtors is consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer or director of the Reorganized Debtors. Accordingly, the Plan complies with Section 1123(a)(7) and 1129(a)(5) of the Bankruptcy Code.

          29. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

          30. With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest in such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date of the

Plan, that is not less than the amount that such holder would so receive or retain if such Debtor were to be liquidated under chapter 7 of the Bankruptcy Code on such date. Accordingly, the Plan is in the best interests of the creditors and satisfies the requirements of Section 1129(a)(7) of the Bankruptcy Code.

          31. As evidenced by the Voting Affidavit and the Supplemental Voting Affidavit, the Plan has been accepted by each of the Voting Classes in accordance with Section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018, the Voting Procedures Order and the Ventas Voting Stipulation.

          32. The Plan is deemed rejected, pursuant to Section 1126(g) of the Bankruptcy Code, by the members of Classes 7B, 10, 11A, 11B, 12A and 12B, who will receive no distribution and retain no interest on account of their respective Claims or Interests, except as otherwise provided for under this Order.

          33. With respect to each Class of Claims or Interests designated by the Plan, other than Classes 7B, 10, 11A, 11B, 12A and 12B, either: (a) such Class has accepted the Plan; or (b) such Class is not impaired under the Plan. Accordingly, the requirements of Section 1129(a)(8) of the Bankruptcy Code have been satisfied with respect to all Claims and Interests other than those in Classes 7B, 10, 11A, 11B, l2A and 12B. The Plan nevertheless may be confirmed with respect to these Classes because, as stated below, the requirements of
Section 1129(b) of the Bankruptcy Code are satisfied with respect to these Classes.

          34. The treatment of Allowed Administrative Claims, Allowed Tax Claims and Allowed Priority Claims under Sections 2.01, 2.03 and 4.01 of the Plan satisfies the applicable requirements of Section 1129(a)(9)(A),(B) and (C) of the Bankruptcy Code.

          35. The Plan has been accepted by Classes 3A, 3B, 4, 5, 6 and 7A, and, therefore, has been accepted by at least one impaired Class of Claims or Interests, which acceptance has been determined without including any acceptances of the Plan by any insider holding a Claim in such Class. Accordingly, the requirements of Section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the Plan.

          36. The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors.

          37. The fees payable by the Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. (S) 1930(a)(6), constitute administrative expenses entitled to Priority under Section 507(a)(1) of the Bankruptcy Code and the treatment of such fees in the Plan satisfies the requirements of Section 1129(a)(12) of the Bankruptcy Code.

          38. To the extent the Debtors are required to continue to provide any retiree benefits (as that term is defined under Section 1114 of the Bankruptcy
Code), such benefits shall be continued under the Plan, and the Plan satisfies the requirements of Section 1129(a)(13) of the Bankruptcy Code.

          39. The requirements of Section 1129(b) of the Bankruptcy Code are satisfied as to holders of Claims in Classes 7B, 10, 11A, 11B, 12A and 12B because the Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class of Claims or Interests that is Impaired under, and that has not accepted, the Plan, and no holder of any Interests of the Debtors that is junior to the Interests of such Classes will receive or retain any property under the Plan on account of such junior Interests.

          40. Other than the Plan, no plan has been filed in these cases. Accordingly, the requirements of Section 1129(c) of the Bankruptcy Code have been satisfied.

          41. No party in interest that is a governmental unit has requested that the Court not confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of
Section 5 of the Securities Act of 1933, 15 U.S.C. (S) 77e, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

          42. To the extent the terms of this Order may be construed to constitute modifications to the Plan (the "Plan Modifications'), such Plan Modifications do not materially or adversely affect or change the treatment of any Claim against or Interest in any Debtor. Accordingly, pursuant to Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under
Section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections under Section 1126 of the Bankruptcy Code, nor do they require that holders of Claims against or Interests in any Debtor to be afforded an opportunity to change previously cast acceptances or rejections of the Plan as filed with the Court. Disclosure of the Plan Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of these Reorganization Cases. All references to the Plan in this Order shall be to the Plan as so modified.

          43. Based upon the record before the Court, the Debtors and their agents, counsel and financial advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the exculpatory and injunctive provisions set forth in
Article XI of the Plan.

          44. The Debtors, the Ventas Entities, each of their respective Representatives, benefit plan administrators and trustees, and their officers, directors, employees, agents, advisors legal and financial advisors, attorneys, professionals, principals and agents, the Creditors' Committee and its members, officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents, the holders of the Senior Debt Claims, their officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents, and the Subordinated Noteholders, their officers, directors, employees, agents, advisors, legal and financial advisors, attorneys, professionals, principals and agents (each of the foregoing solely in their capacity as such), have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section1125(e) of the Bankruptcy Code and 1129(a)(3) of the Bankruptcy Code, with respect to the administration of the Plan, the solicitation of acceptances with regard thereto and the property to be distributed thereunder.

          45. The Court may properly retain jurisdiction over the matters set forth in Section 13.01 of the Plan.

          46. Upon entry of this Order, each of the conditions to confirmation contained in Section 10.01 of the Plan shall have been satisfied.

                                    DECREES
                                    -------

          NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED
THAT:

          1. To the extent that any objections have not been withdrawn or resolved by stipulation prior to the entry of this Confirmation Order or are not resolved by the relief granted herein or as stated on the record of the Confirmation Hearing, all such objections are hereby overruled. The stipulations entered into with (a) the State of Georgia, Department of Revenue

(D.I. 5834), (b) the Louisiana Department of Revenue (D.I. 5835), (c) the Missouri Department of Revenue (D.I. 5836), (d) the Tennessee Department of Revenue (D.I. 5837), and (e) the Texas Tax Authorities (D.I. 5838) fully resolve the objections raised by these parties and govern the treatment of the claims of these entities under the Plan.

          2. The findings of this Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any findings of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

          3. The Plan complies with the requirements of Sections 1122, 1123 and 1129 of the Bankruptcy Code.

          4. To the extent the IRS holds an allowed claim properly classified, and to the extent entitled to interest, the interest rate shall be at the federal statutory rate as provided by the Internal Revenue Code.

          5. The Plan (as modified by any modifications contained in this Confirmation Order) is confirmed under Section 1129 of the Bankruptcy Code.

          6. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

          7.  Plan Classification Controlling.  The classification of Claims and
              -------------------------------
Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications and amounts of Claims, if any, set forth in the Ballots tendered or returned by the Debtors' creditors in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect the actual classification of such

Claims or Interests under the Plan for distribution purposes and (iii) shall not be binding on the Debtors, the Estates, or the Reorganized Debtors.

          8.  Certain Effects of Confirmation; Discharge; Injunction; Releases.
              ----------------------------------------------------------------
All of the provisions of Article XI, including Sections 11.01, 11.02(a), 11.02(b), 11.03, 11.04, 11.05, 11.06, 11.07 and 11.08 of the Plan, as restated
or amended by this paragraph, are incorporated herein by reference as if set forth herein in extenso. Notwithstanding anything to the contrary contained in
             ----------
the Plan, nothing in Article XI of the Plan shall be construed as providing a discharge or release of any claims that have been or may be asserted-by Cornerstone Insurance Company ("Cornerstone") against any of the Ventas Parties or by one or more of the Ventas Parties against Cornerstone. The evidence presented in connection with the Confirmation Hearing establishes that the releases of the nondebtor Entities contained in Article XI of the Plan are fair and necessary to the reorganization of the Debtors, and that the nondebtor Entities receiving the benefit of the releases contained in Article XI of the Plan have made substantial contributions toward the reorganization of the Debtors, which are integral to the effectuation of the Plan and the consummation of the transactions contemplated therein (including, without limitation, the funding of distributions to holders of Allowed Claims and the Debtors' performance under the contracts and leases assumed pursuant to the Plan).

          9.  Retention and Enforcement of Estates' Claims and Rights.  Except
              -------------------------------------------------------
as set forth in the Plan or this Confirmation Order, the Debtors shall not be deemed to have waived or relinquished:

          (i) any rights of causes of action (prepetition or postpetition) that the Debtors or the Reorganized Debtors may have currently or which the Reorganized Debtors may choose to assert on behalf of their Estates under any provision of the Bankruptcy Code or any similar applicable non-bankruptcy law, including without limitation, (i) breach of contract claims, (ii) the avoidance of any transfer by or obligation of the Debtors or (iii) the turnover of any property to the Estates, all of which are expressly reserved by the Plan and may only be pursued by the Reorganized Debtors;

          (ii) any claim, cause of action, right of setoff or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unaltered or Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the chapter 11 cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim left unaltered or Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the chapter 11 cases had not been commenced.

          10. As of the Effective Date, the Government Settlement and the allowance and settlement of the Class 6 Claims and the payment of such claims, as set forth in Sections 5.05 and 6.12 of the Plan, is approved as a good faith compromise and settlement pursuant to Bankruptcy Rule 9019, and the Government Settlement, including the settlement amount allocated for each of the Qui Tam Actions as enumerated on Schedule E to the Plan, is fair, adequate and reasonable under all the circumstances. As to United States, et al. ex rel.
                                              -----------------------------
Phillips-Minks, et al. v. Behavioral Healthcare Corp., et al. referenced on
-------------------------------------------------------------
Schedule E and Exhibit 5 to the Plan, the government's settlement of this Qui Tam Action is effective only to the extent the United States has authority to compromise and settle this Qui Tam Action pursuant to the Federal Claims Act ("FCA"). The District Court in that action may determine, on motion of any party to that action, whether the government had authority to settle that action. In the event the United States does not have authority to compromise and settle this Qui Tam Action, the Claims relating to this Qui Tam Action shall be treated as stated on the record at the Confirmation Hearing as a Class 3B claim.

          11. As of the Effective Date, the treatment provided to the Ventas Entities under the Plan, including, without limitation, under Section 5.04 and
Article XI of the Plan, constitute a good faith compromise and settlement pursuant to Bankruptcy Rule 9019.

          12. All settlements in these cases, including settlements with the creditors in Class 3A, 3B, 4, 5, 6, 7A, 8 and 10 are hereby approved as good faith compromises and settlements pursuant to Bankruptcy Rule 9019.

          13.  Binding Effect.  Pursuant to Section 1141 of the Bankruptcy Code,
               --------------
effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan, the Plan Documents or this Confirmation Order, the provisions of the Plan (including the exhibits to, and all documents and agreements contemplated by and executed pursuant to the Plan) and this Confirmation Order shall be binding on (i) the Debtors, (ii) the Reorganized Debtors, (iii) all holders of Claims against and Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, and (iv) each Person or Entity acquiring property under the Plan. The holders of liens satisfied, discharged and released under the Plan shall execute any and all documentation reasonably requested by the Debtors or the Reorganized Debtors evidencing the satisfaction, discharge and release of such liens and such liens shall be deemed satisfied, discharged and released by operation of this Order.

          14.  Revesting of Assets.  On the Effective Date, the assets of the
               -------------------
Debtors shall vest in the Reorganized Debtors. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court. All property of the Reorganized Debtors shall be free and clear of all Claims and Interests, and all such Claims and Interests shall be both discharged and released to the Reorganized Debtors, except as specifically provided in the Plan, the New Collateral Documents, the New Senior Secured Credit Agreement, the New Senior Secured Notes, the Exit Facility, the Amended Ventas Leases, the Tax Refund Escrow Agreement or any other Plan Document or any documents or instruments executed in accordance therewith, or the Confirmation Order.

          15.  Assumption and Rejection of Contracts and Leases.  Subject to
               ------------------------------------------------
Section 5.04 of the Plan, on the Effective Date, all executory contracts and unexpired leases, including the Five Ventas Leases as assumed and simultaneously amended to become the Amended Ventas Leases, of the Estates shall be assumed by the Debtors pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code, except: (i) any executory contract or unexpired lease that is the subject of a separate motion filed pursuant to Section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date; (ii) such contracts or leases as are listed on Exhibit 8 to the Plan Supplement filed by the Debtors on or before the Effective Date; and (iii) all executory contracts or unexpired leases rejected under the Plan or by order of the Court entered before the Effective Date and not subsequently assumed pursuant to an order of the Court. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease (other than a contract or lease governed by Section 5.04 of the Plan) shall cause such rejection to be a prepetition breach under Sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date. Any Claims arising out of the rejection of executory contracts or leases (other than a contract or lease governed by Section 5.04 of the Plan) must be filed with the Court within the later of the time set by any Final Order rejecting such executory contract or unexpired lease or 30 days after the Effective Date. Any Claims not filed within such time will be forever barred from assertion against any of the Debtors or Reorganized Debtors, their Estates and their property. Except as provided in Section 5.04 of the Plan, the Reorganized Debtors shall pay allowed cure amounts arising from the assumption of executory contracts or leases as Administrative Claims under the Plan without the need for the filing of a proof of claim by the claimant. In addition to the retention of jurisdiction provision contained in Section 13.01 of the Plan and subject to the provisions thereof, the Court expressly retains jurisdiction to resolve any disputes between the Reorganized Debtors and a party to an executory contract or lease that is assumed regarding the cure amount that is owed as a result of the assumption of the contract or lease, which either party can seek to resolve by application to the Court on or after forty-five (45) days after the Effective Date if the parties are unable to resolve the dispute consensually.

          16. General Authorizations. The Debtors and the Reorganized Debtors
              ----------------------
are authorized and empowered pursuant to Sections 105 and 1142(b) of the Bankruptcy Code, and as applicable, Section 303 of the General Corporation Law of the State of Delaware, 8 Del. Code (S) 303, and any other applicable state
                            ---- ----
law to take any and all actions reasonably necessary to implement the transactions contemplated by the Confirmation Order (including without limitation transactions contemplated by the Plan and Plan Documents as confirmed under the Confirmation Order), all without further corporate action or action by (or vote of) directors or stockholders of the Debtors or Reorganized Debtors, including, without limitation, the following: (a) to reconstitute the board of directors of each Reorganized Debtor; (b) to amend the Reorganized Debtors' respective certificates of incorporation and by-laws, including without limitation to effectuate a change of name with respect to Reorganized Vencor and certain of the other Reorganized Debtors, provided that any such amended certificates of incorporation and amended bylaws shall continue to prohibit the issuance of non-voting equity securities; (c) to merge any or all of the Debtors; (d) to enter into, execute and deliver the Exit Facility and the Plan Documents, including without limitation the New Senior Secured Credit Agreement, the New Senior Secured Notes, the New Collateral Documents, the Amended Ventas Leases, the Registration Rights Agreement, the New Warrant Agreement and the Tax Refund Escrow Agreement;
(e) to adopt and implement the Long-Term Incentive Plan, the Restricted Share Plan and the New Stock Option Plan, and to pay the Performance Bonuses and Retention Bonuses, to the extent not previously authorized by the Court and/or paid by the Debtors; and (f) to authorize the appropriate officers of the Reorganized Debtors to execute any documents, instruments or agreements necessary, and perform any act that is desirable or required to comply with the terms and conditions of the Plan and consummation of the Plan, including all documents necessary and appropriate to execute and consummate the Exit Facility. Such actions are approved in all respects and shall be deemed to have occurred and be effective on the Effective Date.

          17.  Subordination Rights.  Subject to the provisions of Section 8.15
               --------------------
of the Plan, as of the Effective Date, to the fullest extent permitted by applicable law (including but not limited to subsections (a) or (c) of Section 510 of the Bankruptcy Code), all Claims against and Interests in the Debtors and all rights and claims between or among creditors or holders of Interests relating in any manner whatsoever to Claims against or Interests in the Debtors, based on any subordination rights, either contractual, legal or equitable, shall be terminated and discharged in the manner provided for in the Plan, and all such Claims, Interests and rights so based and all such subordination rights to which any Entity may be entitled shall be irrevocably waived by the acceptance by such Entity of the Plan or of any distribution pursuant to the Plan.

          18.  Status of Corporate Indemnities.  The continuance of the
               -------------------------------
Corporate Indemnities by the Reorganized Debtors, as provided in Section 12.03 of the Plan, shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

          19.  No Post-Confirmation Amendment or Filing of Claims.  Except as
               --------------------------------------------------
otherwise provided herein or in the Plan, a Claim may not be filed or amended after the Confirmation Date without the prior authorization of the Court and, even with such Court authorization may be amended by the holder of such Claim solely to decrease, but not to increase, the amount or priority of the Claim. Except as otherwise permitted herein or in the Plan, a Claim filed or amended alter the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors or the Reorganized Debtors if prior Court authorization has not been obtained.

          20.  Payment of Fees.  As set forth in Section 14.07 of the Plan, all
               ---------------
fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid on or before the Effective Date, and to the extent required and unless relieved of these obligations by further Order of the Court, shall be paid until the Reorganization Cases are closed.

          21.  Retention of Jurisdiction.  Notwithstanding confirmation of the
               -------------------------
Plan or occurrence of the Effective Date, and except as specified in the Exit Facility, this Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the purposes set forth in Section 13.01 of the Plan and for the determination of cure amounts as described in this Order, subject to the limitations set forth in Section 13.01 of the Plan.

          22.  Modification of Plan.  Subject to Section 14.12 of the Plan,
               --------------------
after the entry of this Order, the Reorganized Debtors may, upon order of the Court, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, as modified by this Order.

          23. The treatment of Class 10 (Punitive Damage Claims) under the Plan is hereby amended pursuant to Section 1127(b) of the Bankruptcy Code to provide solely with respect to any Allowed Punitive Damage Claims that have been filed in the State of Florida ("Florida Punitive Damage Claims") that such Claims shall be treated as Class 3B Claims in an amount up to the lesser of (a) any applicable state law limits with respect to such Claim or (b) the greater of (i) $500,000 or (ii) three times any compensatory damages award (the "Punitive Damage Amount"). To the extent that any judgment with respect to any Florida Punitive Damage Claim exceeds the Punitive Damage Amount, the amount in excess of the Punitive Damage Amount shall be treated as a Class 10 Claim and the Claimant shall receive no payment for such excess amount.

          24.  Exemption from Securities Laws.  The exemption from the
               ------------------------------
requirements of Section 5 of the Securities Act of 1933, 15 U.S.C. (S) 77e, and any state and local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the New Senior Secured Notes, the New Common Stock (including New Common Stock issued under the Performance Plan), the New Warrants, and the New Stock Options issued pursuant to the Plan.

          25.  Exemptions from Taxation.  Pursuant to Section 1146(c) of the
               ------------------------
Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the New Senior Secured Notes and the entry into the Exit Facility or (2) the making, delivery or recording of any other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any mortgages, deeds of trust, deed to secure debt, assignments or other instruments of transfer executed in connection with any transactions arising out of, contemplated by or in any way related to the Plan or this Confirmation Order (and including without limitation the Security Documents, as defined in Schedule A, attached hereto) granted by any of the Reorganized Debtors in favor of Morgan Guaranty Trust Company as Collateral Agent), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, documentary transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state and local governmental officials or agents, including but not limited to the land title recording officers of Alabama, Florida, Georgia, Minnesota, Oklahoma, Tennessee, Virginia, and counties therein, and the City of New Orleans, Louisiana shall be, and hereby are, ordered and directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          26.  Validity of Liens.  The liens granted pursuant to the Exit
               -----------------
Facility and the New Senior Secured Notes and the New Senior Secured Credit Agreement shall be legal, valid and enforceable first priority liens, except as otherwise provided in the Exit Facility, the New Senior Secured Credit Agreement and the New Senior Secured Notes, and the documents to be executed and delivered pursuant thereto shall constitute the legal, valid and binding obligations of the Reorganized Debtors that are parties thereto.

          27.  References to Plan Provisions.  The failure specifically to
               -----------------------------
include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

          28.  Confirmation Order Controlling.  If there is any direct conflict
               ------------------------------
between the Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

          29.  Reversal.  If any or all of the provisions of this Confirmation
               --------
Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other Court, subject to Section 14.12 of the Plan, such reversal, modification or vacatur shall not affect the validity or enforceability of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of such order including, without limitation, the obligations and indebtedness created under the Exit Facility. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, but subject to Section 14.12 of the Plan, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

          30.  No Stay of Confirmation Order.  Pursuant to Bankruptcy Rule
               -----------------------------
3020(e), this Order shall not be stayed and shall be effective upon entry on the docket of this Court.

          31.  Applicable Non-Bankruptcy Law.  To the extent provided in
               -----------------------------
Sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

          32.  Dissolution of the Creditors' Committee.  On the Effective Date,
               ---------------------------------------
the Creditors' Committee shall cease to exist and its members, employees or agents (including without limitation, attorneys, financial advisors, and any other professionals) shall be released and discharged in their capacity as such from all further authority, duties, responsibilities, and obligations related to, arising from or in connection with the Reorganization Cases except with respect to: (i) any matters pending before the Court to which the Creditors' Committee is a party, until such objections or matters are resolved, (ii) all fee applications filed or to be filed after the Effective Date pursuant to Section 330 of the Bankruptcy Code by or on behalf of members of the Creditors' Committee or any professionals employed by the Debtors or the Creditors' Committee, (iii) effectuating consummation of the Plan and (iv) any post-confirmation modifications to the Plan or the Confirmation Order.

          33.  Record Date for Distributions.  The record date for determining
               -----------------------------
the holders of the Senior Debt Claims and the Subordinated Noteholders, entitled to receive distributions under the Plan shall be the Confirmation Date.

          34.  Distribution of New Common Stock and New Warrants.  On the
               -------------------------------------------------
Effective Date the Reorganized Debtors shall deliver all of the New Common Stock and New Warrants to be distributed to the holders of Allowed Class 4, 5 and 7A Claims to the Exchange Agent on behalf of such holders (or in the case of Ventas Realty, Limited Partnership, any designee named by Ventas Realty, Limited Partnership prior to the Effective Date) in accordance with the provisions of
Article VI of the Plan. Pursuant to Section 6.02 of the Plan, the Debtors have designated Wells Fargo Bank of Minnesota, NA. ("Wells Fargo"), as the Exchange Agent and the Court hereby approves the designation of Wells Fargo as the Exchange Agent. Holders of Allowed Claims in Classes 4 and 7A who do not receive distributions of New Common Stock or New Warrants due to their failure to comply with the procedural requirements of Article VI related to the distribution of such securities shall be treated in the same manner as provided in

Section 6.09 of the Plan for holders of Claims that cannot be located within one
(1) year of the Effective Date, and the distributions that would otherwise be made to such holders shall instead be reallocated and distributed pro rata among the remaining holders of Claims in the same Class.

          35.  Administrative Claims Bar Date.  All applications for payment of
               ------------------------------
fees and expenses pursuant to Section 330 and 503(b) of the Bankruptcy Code which were incurred before the Effective Date must be filed with the Court on or before 4:00 p.m. (Eastern Standard Time) on the date that is the forty-five (45) days after the Effective Date; provided however that the foregoing shall not apply to the Class 5 Claim. Any Person who fails to file such an application with the Court on or before such time and date shall be forever barred from asserting such claim against any of the Debtors, the Reorganized Debtors, or their property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such claim. Notwithstanding any prior order of this Court in these Reorganization Cases, all requests for approval and payment of professional fees and reimbursement of expenses, whether or not previously applied for by interim application, may be included in such professionals' final applications for payment of Claims as set forth herein and in the Plan. Objections, if any, to such claims shall be filed and served not later than five (5) business days prior to the date set by the Court for the hearing to consider such claims.

          36.  Allowance of Malpractice and Other Litigation Claims.  The
               ----------------------------------------------------
Debtors and/or Reorganized Debtors shall file an objection to and/or contest the allowance of the Malpractice and Other Litigation Claims on or before the expiration of one-hundred and twenty (120) days from the Effective Date (hereinafter the "Objection Deadline"). Failure of the Debtors or Reorganized Debtors to file a objection to a Malpractice and Other Litigation Claim on or before the expiration of the Objection Deadline shall constitute the allowance of the Malpractice and

Other Litigation Claim subject only to the liquidation of the Malpractice and Other Litigation Claim in a court of competent jurisdiction. Further, upon the occurrence of either the filing of the objection to a Malpractice and Other Litigation Claim by a Debtor or Reorganized Debtor or the deemed allowance of the claim, the automatic stay of 11 U.S.C. (S) 362 shall be lifted and the claimant shall be authorized to take all steps necessary to liquidate the Malpractice and Other Litigation Claim; provided however, that (i) the liquidation of the Malpractice and Other Litigation Claim shall be undertaken solely for the purpose of liquidating the claimant's Malpractice and Other Litigation Claim against the Debtors for purposes of receiving distributions under the Plan, and/or receiving such insurance proceeds as may be available to such claimant with respect to such claim; and (ii) the Court shall retain jurisdiction over the Malpractice and Other Litigation Claims to resolve any disputes that may arise between the Debtors, the Reorganized Debtors and the claimants regarding the liquidation of the Malpractice and Other Litigation Claims and the payment of distributions under the Plan for such claims, subject to the restrictions on jurisdiction contained in 28 U.S.C. (S) 157.

          37. Nothing herein shall be deemed to limit or otherwise preclude a Debtor and a holder of a Malpractice and Other Litigation Claim from resolving a Malpractice and Other Litigation Claim by settlement. In addition, to the extent that a Malpractice and Other Litigation Claim is resolved for an amount, the payment of which comes exclusively from the Debtors' and/or Reorganized Debtors' insurance carriers, then no further order or intervention by the Court is required.

          38. The Debtors and Reorganized Debtors reserve the right to seek a further order of the Court establishing a mediation or alternative dispute resolution procedure for the liquidation of the Malpractice and Other Litigation Claims arising in those states in which mediation and/or alternative dispute resolution procedures are not a mandatory element of the state court process.

          39.  Indenture Trustee Fees.  To the extent that, as of the Effective
               ----------------------
Date, any pending Administrative Expense Claims of the Indenture Trustees (including a good faith estimate provided to the Debtors by each of the Indenture Trustees of its fees and expenses accruing through the Effective
Date), are not yet allowed, the Debtors shall establish on the Effective Date a separate Cash reserve (the "Indenture Trustees Reserve") for the Indenture Trustees in the amount of any such outstanding Administrative Expense Claims including the estimated fees and expenses.

          40. The obligation of the Reorganized Vencor to pay the Indenture Trustees their fees and expenses shall be secured by the amounts in the Indenture Trustee Reserve established for the Indenture Trustees and the lien rights of the Indenture Trustees under the respective indentures governing the Subordinated Notes shall be deemed to attach to the Cash in the Indenture Trustee Reserve to the same extent as if the Cash in the Indenture Trustees Reserve were property received by the Indenture Trustees pursuant to the Plan. The Indenture Trustees shall be conclusively deemed to have taken any and all action required to perfect their lien rights as to the Cash in the Indenture Trustees Reserve, including, without limitation, any requirement of possession for such perfection.

          41. In consideration for the foregoing, and subject to the establishment of the Indenture Trustee Reserve, the Indenture Trustees are deemed to have waived their lien rights in the property to be distributed under the Plan to the holders of the Subordinated Notes. Upon the payment by the Debtors or Reorganized Vencor of the Allowed Administrative Expenses Claims of the Indenture Trustees the lien rights of the Indenture Trustees in the Indenture Trustee Reserve shall be extinguished.

          42.  Transfer of Ventas Claims.  Any transfer of a Class 5 Claim held
               -------------------------
by a Ventas Entity shall be effective and recognized for distribution purposes of the Plan upon the filing with the Clerk of the Bankruptcy Court by the respective Ventas Entity of a notice of the transfer.

          43.  Post-Confirmation Notices.  On or before the tenth (10) Business
               -------------------------
Day following the date of the entry of this Confirmation Order, the Debtors or the Reorganized Debtors, as appropriate, shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) to all creditors, indenture trustees and equity security holders of the Debtors as of the date hereof

          44. Subject to Section 14.12 of the Plan, the form of the Amended Ventas Leases (as appropriately conformed for each master lease portfolio as described in the form admitted as an exhibit at the Confirmation Hearing), the Excess Stock Trust Agreement, the Tax Refund Escrow Agreement, the Registration Rights Agreement, the New Senior Secured Notes, the New Senior Secured Credit Agreement and the Amended and Restated Certificate of Incorporation shall be substantially in the forms submitted as exhibits at the Confirmation Hearing or in the case of the Registration Rights Agreement, filed with the Court, and shall be executed and delivered on the Effective Data.

          45. If the Effective Date does not occur, this Order shall be deemed vacated and of no force and effect.

          46.  Postpetition Claims.  Notwithstanding any provision of the Plan,
               -------------------
for any Claims arising on or after the Petition Date that represent liabilities incurred by the Debtors in the ordinary course of business during these Reorganization Cases the Debtors shall remain obligated to pay such Claims as and when they become due and payable in the ordinary course of business, without the need for Filing an application with the Court before the bar date for Administrative Claims or at any other time and without regard to the terms of or any limitation of the Plan, and in accordance with the terms and conditions of any judgment, award or agreement relating thereto; this paragraph specifically applies without limitation to Postpetition Personal Injury Claims alleged against the Debtors that arose on or after the Petition Date which may be determined, liquidated and resolved in the ordinary course of business. Holders of Postpetition Personal Injury Claim are authorized to liquidate such Claims to judgment, settlement or otherwise without further order of the Court and to seek payment as set forth herein.

Dated: Wilmington, Delaware
       March 16, 2001

                                             /s/ Mary F. Walrath
                                             -----------------------------------
                                             UN1TED STATES BANKRUPTCY JUDGE

                                                                      SCHEDULE A
                                                                          TO
                                                                       EXHIBIT H

                                  SCHEDULE A

                              Security Documents

          "Security Documents" shall mean: leasehold and fee mortgages, assignments of leases and rents, security agreements, fixture filings and financing statements; leasehold and fee deeds of trust, assignments of leases and rents, security agreements, fixture filings and financing statements; leasehold and fee deeds to secure debt, assignments of leases and rents, security agreements, fixture filings and financing statements; UCC-[1] financing statements with respect to the foregoing instruments; and UCC-[2] fixture filings with respect to the foregoing instruments.

          This schedule is intended to include all Security Documents relating to property that is owned or leased by Vencor, Inc. or Vencor Operating, Inc. located in any of the following jurisdictions:

--------------------------------------------------------------------------------
Alabama                   Arizona                      Arkansas
-------                   -------                      --------
Jefferson                 Maricopa                     Pulaski
Madison                   Pima
Mobile                    Yavapai

--------------------------------------------------------------------------------
California                Colorado                     Connecticut
----------                --------                     -----------

Alameda                   Arapahoe                     Fairfield
Bakersfield               Adams                        Hartford
Kern                      Denver                       New London
Los Angeles
Orange
Riverside
Sacramento
San Bernardino
San Diego
San Francisco
San Luis Obispo
San Joaquin
San Mateo
Shasta
Ventura

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Delaware                  Florida                      Georgia
--------                  -------                      -------
                          Brevard                      Bibb
                          Broward                      Chatham
                          Clay                         Clayton
                          Dade                         Cobb
                          Palm Beach                   De Kalb
                          Pinellas                     Fayette
                          Hernando                     Fulton
                          Hillsborough                 Houston
                          Lee                          Meriwether
                          Manatee
                          Pasco
                          Sarasota
                          Seminole

--------------------------------------------------------------------------------
Idaho                     Illinois                     Indiana
-----                     --------                     -------

Ada                       Cook                         Boone
Boise                     De Kalb                      Barholomew
Canyon                                                 Clark
Gem                                                    Delaware
Latah                                                  Elkhard
Ney Perce                                              Floyd
Shoshone                                               Harrison
Washington                                             Howard
                                                       Lawrence
                                                       LaGrange
                                                       Marion
                                                       Marshall
                                                       Vanderburgh
                                                       Vigo
                                                       Wells

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Iowa                      Kansas                       Kentucky
----                      ------                       --------
                                                       Boyle
                                                       Casey
                                                       Clark
                                                       Davies
                                                       Fayette
                                                       Hardin
                                                       Jefferson
                                                       Marshall
                                                       Marion
                                                       McLean
                                                       Mercer
                                                       Warren

--------------------------------------------------------------------------------
Louisiana                 Maine                        Massachusetts
---------                 -----                        -------------

Caddo Parish              Kennebec                     Barnstable
Orleans Parish            Knox                         Berkshire
Saint Tammany Parish      Lincoln                      Bershire
                          Oxford                       Bristol
                          Penobscot                    Essex
                          Sagadahoc                    Franklin
                          York                         High Street
                                                       Lancaster
                                                       Middlesex
                                                       Norfold
                                                       Plymouth
                                                       Stoughton
                                                       Suffolk
                                                       West Roxbury
                                                       Worcester

--------------------------------------------------------------------------------
Michigan                  Minnesota                    Mississippi
--------                  ---------                    -----------

Wayne                     Hennepin                     Alcorn
                                                       Rankin

--------------------------------------------------------------------------------
Missouri                  Minnesota                    Nebraska
--------                  ---------                    --------

Cole                      Beaverhead                   Lancaster
Jackson                   Cascade
St. Louis

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Nevada                      New Hampshire              New Jersey
------                      -------------              ----------
Clark                       Hanover
                            Hillsborough
                            Merrimack
                            Strafford

--------------------------------------------------------------------------------
New Mexico                  North Carolina             Ohio
----------                  --------------             ----

Bernalillo                  Almance                    Coshocton
                            Buncombe                   Fairfield
                            Duplin                     Franklin
                            Durham                     Guernsey
                            Forsyth                    Hocking
                            Gaston                     Lake
                            Guilford                   Licking
                            Halifax                    Lucas
                            Hertford                   Marion
                            Lenoir                     Ross
                            Lincoln                    Summit
                            Mecklenburg                Warren
                            Nash                       Washington
                            New Hanover
                            Orange
                            Pasquotank
                            Union
                            Vance
                            Wake

--------------------------------------------------------------------------------
Oklahoma                    Oregon                     Pennsylvania
--------                    ------                     ------------

Oklahoma                    Jackson                    Allegheny
                            Marion                     Berks
                                                       Northampton
                                                       Philadelphia

--------------------------------------------------------------------------------
Puerto Rico                 Rhode Island               South Carolina
-----------                 ------------               --------------
                            Providence

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Tennessee                   Texas                      Utah
---------                   -----                      ----

Davidson                    Bexar                      Weber
Hamilton                    Dallas                     Washington
Putnam                      Harris                     Salt Lake
Shelby                      Tarrant

--------------------------------------------------------------------------------
Vermont                     Virginia                   Washington
-------                     --------                   ----------

Chittenden                  Arlington                  Clark
                            Princess Anne              Cowlitz
                            Suffolk                    King Pierce
                                                       Snohomish
                                                       Whatcom

--------------------------------------------------------------------------------
Wisconsin                   Wyoming

Brown                       Carbon
Kenosha                     Fremont
Langlade                    Laramie
Manitowoc                   Sweetwater
Marathon
Milwaukee
Outgamie
Racine
Winnebago
Wood

--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                          TO
                                                                       EXHIBIT H

Docket for Case NoDocket Number: 99-03199-MFW VENCOR, INC.

                               Case Information

341 Meeting: 10/22/99, 11:00 A.M. at location #10
Claim Deadline: 01/07/00  523(c) Complaint Deadline: Not Applicable
District: DELAWARE [District Code 0311]
Office: U.S. BANKRUPTCY COURT [1]
Original Filing Date: 09/13/99  Original Chapter: 11

Judge: Mary F. Walrath  [AO Code A591]
Type of Filing: Voluntary                         Nature of Debt: Business
Assets available for distribution to creditors.

Fee of $830.00 paid in full.

                              Debtor Information

Type of Filing: Corporation

Debtor
------
VENCOR, INC.
DBA VENCOR HEALTHCARE, INC.
SSN: not available EIN: 61-1323993

Address:
One Vencor Place, 680 S. Fourth St.
LOUISVILLE, KY 40202-2412
County: Jefferson KY [21111]

                             Attorney Information

Attorney for Debtor:
-------------------
William H. Sudell, Jr.
P.O. Box 1347
Wilmington, DE 19899
(302) 658-9200

Trustee:
-------
 NOT YET APPOINTED

Trustee's Attorney:  None assigned.
------------------

Creditor's Attorney: None assigned.
-------------------

                            Statistical Information

Estimated Number of Creditors: 1000 or more
Estimated Assets: $10,000,001 to 50 Million
Estimated Liabilities: $10,000,001 to 50 Million
Form of business organization: Not Available
Type of business: Not Available
Number of employees: N/A
Number of equity security holders: N/A
Receipt Number: 040284

                       Docket for Case No. 99-03199-MFW
                       --------------------------------

                   VENCOR, INC. (printed 04/23/01 at 14:17)


Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/16/01            5973       CERTIFICATION of Charles L. Abrahams, Esq. & Request for
                                 Modification of Page 7, (P) 20 & Page 17, (P) 10 of Finding of Fact,
                                 Conclusion of Law & Order Confirming Fourth Amended Plan (Filed by
                                 Charles L. Abrahams, Atty./Realtor ELI-ANE PHILLIPS-MINKS.) Re: Item # 5950.
                                 [EOD 03/19/01] [JW]

03/16/01            5974       OMNIBUS Objection (TENTH) to Claims (Filed by Michael G. Busenkell,
                                 Atty./DEBTORS.) [EOD 03/19/01] [JW]

                               NOTICE of Motion and Hearing (Hearing only if objections filed by
                                 4/5/01 @ 4:00PM) on 04/25/01 at 02:00 P.M. at 824 Market Street, 6th Floor,
                                 Courtroom #1, Wilmington, DE 19801 [EOD 03/19/01] [JW]

                               CERTIFICATE of Service [EOD 03/19/011 [JW]

03/16/01            5975       ORDER Signed and Located in Original Document Confirming Chapter 11
                                 Plan Re: Item # 5950. [EOD 03/19/01] [JW]

03/16/01            5976       MOTION for Order Compelling Payment of Post-Petition Administration
                                 Obligation (Filed by Ian Connor Bifferato, Atty./AREA METROPOLITAN
                                 AMBULANCE Authority, d/b/a MedStar.) [EOD 03/19/01] [JW)

                               CERTIFICATE of Service [EOD 03/19/01] [JW]

3/16/01             5977       MOTION for Leave to File Proof of Claim (Filed by Ian Connor Bifferato,
                                 Atty./AREA METROPOLITAN AMBULANCE AUTHORITY, d/b/a MedStar.) [EOD
                                 03/19/01] [JW]

                               CERTIFICATE of Service [EOD 03/19/01] [JW]

03/16/01            5978       NOTICE of Motion and Hearing (Hearing only if objections filed by
                                 4/6/01 @ 4:00PM) on 04/12/01 at 02:00 P.M. at 824 Market Street, 6th
                                 Floor, Courtroom #1, Wilmington, DE 19801 Re: Item # 5976. [EOD
                                 03/19/01] [JW]

03/16/01            5979       NOTICE of Motion and Hearing (Hearing only if objections filed by
                                 4/6/01 @ 4:00PM) on 04/12/01 at 02:00 P.M. at 824 Market Street, 6th
                                 Floor, Courtroom #1, Wilmington, DE 19801 Re: Item # 5977. [EOD
                                 03/19/01] [JW]

03/16/0l            5980       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Phillip T. Evans, Esq.)
                                 [EOD 03/19/01] [JW]

03/16/01            5981       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by John B. Rogers, Esq.)
                                 [EOD 03/19/01] [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/16/01            5982       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by John B. Weiner, Esq.)
                                 [EOD 03/19/01] [JW]

03/19/01            5983       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Molly K. Lebowitz, Esq.)
                                 [EOD 03/20/01] [JW]

03/19/01            5984       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by David W. Thorne, Esq.)
                                 [EOD 03/20/01] [JW]

                               CERTIFICATE of Service [EOD 03/20/01] [JW]

03/19/01            5985       NOTICE of Hearing (Filed by Karel S. Karpe, Atty./HSBC BANK USA, as
                               Indenture Trustee.) on 03/30/01 at 09:30 A.M. at 824 Market Street, 6th
                               Floor, Courtroom #1, Wilmington, DE 19801 Re: Item 5522. [EOD 03/20/01]
                               [JW]

                               CERTIFICATE of Service [EOD 03/20/01] [JW]

03/19/01            5986       NOTICE of Withdrawal of Proofs of Claim (Filed by Julia Krebs-Markrich,
                                 Atty./EXCELSIOR CARE CENTERS, INC.) [EOD 03/20/01] [JW]

                               CERTIFICATE of Service [EOD 03/20/01] [JW]

03/19/01            5987       NOTICE of Transfer of Claim (Filed by Helena DeYoung/Liquidity
                                 Solutions, Inc.) (Medical Packaging, Inc./Liquidity Solutions, Inc.)
                                 [EOD 03/22/01] [JW]

03/20/01            5988       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice FLOWERS BAKING ATTN JOHN P COATE SR. [EOD 03/23/01] [SBM]

03/20/01            5989       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice SPARTANBURG NEUROLOGICAL SERVICES [EOD 03/23/01] [SBM]

03/20/01            5990       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice DBA SPECIAL MED RENTALS SPECIAL [EOD 03/23/01] [SBM]

03/20/01            5991       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice RESPIRATIORY CARE INC [EOD 03/23/01] [SBM]

03/20/01            5992       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice WAL MART INC ATTN MIKE GRISSOM [EOD 03/23/01] [SBM]

03/20/01            5993       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice GRUNAU ATTN: CHRISTINE L. MILLER [EOD 03/23/01] [SBM]

03/20/01            5994       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice JET MEDICAL ELECTRONICS INC ATTN DAVID WAKEFIELD [EOD 03/23/01]
                                 [SBM]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/20/01            5995       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice C&C WASTE CONTROL ATTN:  CTRANE J D LAUBY [EOD 03/23/01] [SBM]

03/20/01            5996       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice DESERT COUNTY LIGHTING ATTN:  DOUGLAS GROTEWOLD [EOD 03/23/01]
                                 [SBM]

03/20/01            5997       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice DAVIS GLASS ATTN DAN DAVIS [EOD 03/23/01] [SBM]

03/20/01            5998       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice CAMBRIDGE NUTRACEUTICALS ATTN:  JOHN [EOD 03/23/01] [SBM]

03/20/01            5999       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice DALE SHERRATT [EOD 03/23/01] [SBM]

03/20/01            6000       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice HOSPITAL WORKERS LOCAL 285  ATTN FRANK BORGES [EOD 03/23/01]
                                 [SBM]

03/20/01            6001       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice APA MEDICAL ATTN SAMUEL OCEL [EOD 03/23/01] [SBM]

03/20/01            6002       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice PRESIDIO GORDENS ATTN HENRY HAROS [EOD 03/23/01] [SBM]

03/20/01            6003       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice KING-PAK MEATS INC ATTN DON KING [EOD 03/23/01] [SBM]

03/20/01            6004       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice ROTO ROOTER PLUMBING ATTN:  RAUL GARCIA [EOD 03/23/01] [SBM]

03/20/01            6005       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice MAYFAIR DIAGNOSTIC LAB ATTN WILLIAM J LAW [EOD 03/23/01] [SBM]

03/20/01            6006       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice THE EMPLOYMENT TIMES ATTN ANNE GRAIGS [EOD 03/23/01] [SBM]

03/20/01            6007       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice RESTAURANT APPLIANCE SERVICE [EOD 03/23/01] [SBM]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/20/01            6008       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice BIO-TECH SYSTEMS ATTN: STEVEN A MURRAY [EOD 03/23/01] [SBM]

03/20/01            6009       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice PM REFUSE REMOVAL SERV INC ATTN STEVEN REWENKO [EOD 03/23/01]
                                 [SBM]

03/20/01            6010       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice GRAINGER ATTN H. F. HAEGERSCH [EOD 03/23/01] [SBM]

03/20/01            6011       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice RMS CALIBRATION ATTN JOHN S. CROWTHER [EOD 03/23/01] [SBM]

03/20/01            6012       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice HARKERS WHOLESALE MEAT ATTN:  JAMES A RYAN [EOD 03/23/01] [SBM]

03/20/01            6013       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice SUPPLEMENTAL HEALTH CARE SERV ATTN:  DANIEL BLATZ [EOD 03/23/01]
                                 [SBM]

03/20/01            6014       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice ARTHREX [EOD 03/23/01] [SBM]

93/19/01            6015       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice BEST CHOICE ATTN HARRY C VOET [EOD 03/23/013] [SBM]

03/19/01            6016       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice TERRY KERR 3 VILLA JARDIN [EOD 03/23/01] [SBM]

03/19/01            6017       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice GRUNAU COMPANY INC. ATTN:  CHRISTINE L. MILLER [EOD 03/23/01]
                                 [SBM]

03/19/01            6018       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice DIXON ELECTRIC [EOD 03/23/01] [SBM]

03/19/01            6019       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice CONCORD EXTENDED CARE [EOD 03/23/01] [SBM]

03/l9/01            6020       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice THE VETERAN SERVER ATTN TOM SCOTT [EOD 03/23/01] [SBM]

03/l9/01            6021       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice Wise Uniforms & Equipment ATTN:  FRANK WISE [EOD 03/23/01]
                                 [SBM]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/19/01            6022       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                               Notice DUPONT FLOORING SYSTEMS ATTN:  FAYE CULPEPPER [EOD 03/23/01]
                               [SBM]

03/19/0l            6023       NOTICE of Transfer of Claim Other Than for Security and Waiver of
                                 Notice COMPLETE FLOORING ATTN JAMES MILLER [EOD 03/23/01] [SPM]

03/23/0l            6023A      THE ABOVE TRANSFERS OF CLAIM WERE FILED By Madison Creditors Liquidity
                                 Investors 202, LLC (TRANSFEREE) 5988 thru 6023 [EOD 03/23/01] [JW]

03/13/01            6024       ORDER Signed and Located in Original Document Vacating in Part the
                                 Order Reducing or Disallowing Certain Claims Re: Item # 5706. [EOD
                                 03/26/01] [JW] & Re: Item # 5226. [EOD 03/26/01] [JW]

03/19/01            6025       ORDER Signed and Located in Original Document (Shortening Notice) Re:
                                 Item # 5963. [EOD 03/26/01] [JW]

03/20/01            6026       Line Withdrawing Proof of Claim # 5127 (Filed by Heather Deans Foley,
                                 Atty./AJILON SERVICES, INC.) [EOD 03/26/01] [JW] CERTIFICATE of Service
                                 [EOD 03/26/01] [JW]

03/20/01            6027       CERTIFICATION of No Objection (Filed by Michael G. Busenkell,
                                 Atty./DEBTORS.) Re: Item # 5792.[EOD 03/26/01] [JW]

03/20/01            6028       STIPULATION AND ORDER Settling Fifth Omnibus Objection to Claims
                                 w/Respect to First Colony Levee Improvement District, First Colony
                                 Municipal Utility District #9 & The City of Missouri City (Filed by
                                 Eric D. Schwartz, Atty./DEBTORS & Carl O. Sandin, Atty./FIRST COLONY
                                 LEVEE IMPROVEMENT DISTRICT, ET AL.) Re: Item # 3094. [Disposed] [EOD
                                 03/26/01] [JW]

                               CERTIFICATION of Michael G. Busenkell, Esq. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/20/01            6029       STIPULATION AND ORDER Settling Fifth Omnibus Objection to Claims
                                 w/Respect to Manatee County Tax Collector (Filed by Michael G.
                                 Busenkell, Esq., Atty./DEBTORS & Ken Burton, Jr., Atty./MANATEE COUNTY
                                 TAX COLLECTOR.) Re: Item # 3094.  [Disposed] [EOD 03/26/01] [JW]

                               CERTIFICATION of Michael G. Busenkell, Esq. [EOD Oat 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/20/01            6030       CERTIFICATION of Michael G. Busenkell, Esq. Regarding Order Further
                                 Extending Time Debtors' Must Assume/Reject Unexpired Leases Re: Item #
                                 5785.  [Disposed] [EOD 03/26/01] [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/21/01            6031       NOTICE of Appearance and Request for Service of Notices and Documents
                                 (Filed by Bruce D. Atherton, Atty./MARIA M. LEVERING, n/k/a Maria M.
                                 Froehle.) [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/21/01            6031A      OBJECTION to Eighth Omnibus Objection to Claims (Filed by Bruce D.
                                 Atherton, Atty./MARIA M. LEVERING, n/k/a Maria M. Froehie.) Re: Item #
                                 4989. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/21/01            6032       MOTION for Order Vacating in Part Order Reducing or Disallowing Certain
                                 Claims (Omnibus Objection # 9) (Filed by Michael G. Busenkell,
                                 Atty./DEBTORS.) Re: Item # 5924. [EOD 03/26/01] [JW]

                               NOTICE of Motion (Hearing only if objections filed by 4/9/01 @ 4:00PM)
                                 CEOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/21/01            6033       CERTIFICATION of No Objection (Filed by Michael G. Busenkell,
                                 Atty./DEBTORS.) Re: Item # 5797. [EOD 03/26/01] [JW]

03/21/01            6034       STIPULATION AND ORDER Regarding Claims of Odgen Environmental & Energy
                                 Services Company (Filed by Michael G. Busenkell, Atty./DEBTORS &
                                 Christopher Celentino, Atty./ODGEN ENVIRONMENTAL ENERGY SERVICES CO.,
                                 INC.) [Disposed] [EOD 03/26/01] [JW]

                               CERTIFICATION of Michael G. Busenkell, Esq. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/21/01            6035       STIPULATION AND ORDER Regarding Extension of Discovery Period (Filed by
                                 Christopher J. Kayser, Atty./IRS & Michael G. Busenkell,
                                 Atty./DEBTORS.) Re: Item # 3094. [Disposed] [EOD 03/26/01] [JW]

                               CERTIFICATION of Michael G. Busenkell, Esq. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/21/01            6036       NOTICE of Service Re: Item # 5967. [EOD 03/26/01] [JW]

                               & Re: Item # 5968. [EOD 03/26/01] [JW]

                               & Re: Item # 5960. [EOD 03/26/01] [JW]

                               & Re: Item #s 5970, 5971 & 5972 [EOD 03/26/01] [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/22/01            6037       POST-PETITION Claim for Damages for Tortious Violation of Americans
                                 w/Disabilities Act of 1990  (Filed by Michael D. Bebow, Atty./ANAPERLA
                                 AUREOLES.) [EOD 03/26/01] [JW]

                               DECLARATION of Service [EOD 03/26/01] [JW]

03/22/01            6038       APPLICATION for Compensation and for Reimbursement of Expenses (Reed
                                 Smith LLP) (Filed by Jan A. T. van Amerongen, Jr., Atty./DEBTORS.)
                                 SIXTEENTH INTERIM 1/1/01 thru 1/31/01 [EOD 03/26/01] [JW]

                               NOTICE of Application (Hearing only if objections filed by 4/11/01 @
                                 4:00PM) [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/22/01            6039       APPLICATION for Compensation and for Reimbursement of Expenses (Mintz,
                                 Levin, Cohn, Ferris, Glovsky & Popeo, P.C.) (Filed by Bradley L. Kelly,
                                 Atty./DEBTORS.) TWELFTH 12/1/00 thru 12/31/00 [EOD 03/26/01] [JW]

                               NOTICE of Application (Hearing only if objections filed by 4/12/01 @
                                 4:00PM) [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/22/01            6040       APPLICATION for Compensation and for Reimbursement of Expenses (Mintz,
                                 Levin, Cohn, Ferris, Glovsky & Popeo, P.C.) (Filed by Bradley L. Kelly,
                                 Atty./DEBTORS.) THIRTEENTH 1/1/01 thru 1/31/01 [EOD 03/26/01] [JW]

                               NOTICE of Application (Hearing only if objections filed by 4/12/01 @
                                 4:00PM) [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/22/01            6041       OBJECTION to Motion to File Claims Beyond Bar Date (Filed by Michael G.
                                 Wilson, Atty./DEBTORS.) Re:  Item # 4933. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

P3/22/01            6042       DECLARATION of Kathie M. McDonald, Director & Corporate Counsel of
                                 Liability Claims for Vencor, Inc. In Support of Debtors' Objection to
                                 Motion to File Claims Beyond Bar Date Re: Item # 6041. [EOD 03/26/01]
                                 [JW]

                               & Re: Item # 4933. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
93/22/01            6043       DECLARATION of Kathie M. McDonald, Director & Corporate Counsel of
                                 Liability Claims for Vencor, Inc. In Support of Debtors' objection to
                                 File Proof of Claim Beyond Bar Date Re: Item # 6041. [EOD 03/26/01] [JW]

                               & Re: Item # 4933. [EOD 03/26/01] [JW] 3/27

03/23/01            6044       WITHDRAWAL of Appearance & Removal from 2002 Service List (Filed by
                                 Margaret A. Christian, Atty./MARGARET B. DEWETTER.) Re:  Item # 639.
                                 [Eon 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/23/01            6045       APPLICATION for Compensation and for Reimbursement of Expenses (Cleary,
                                 Gottlieb, Steen & Hamilton) (Filed by Lindsee P. Granfield,
                                 Atty./DEBTORS.) FIFTEENTH INTERIM 12/1/00 thru 12/31/00 [EOD 03/26/01]
                                 [JW]

03/23/01            6046       NOTICE of Application (Hearing only if objections filed by 4/12/01 @
                                 4:00PM) Re: Item # 6045. [EOD 03/26/01] [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/23/01            6047       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Susan D. Miner, Esq.)
                                 [EOD 03/26/01] [JW]

03/23/01            6048       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Colin H. Lindsay, Esq.)
                                 [EOD 03/26/01] [JW]

03/23/01            6049       MOTION for Relief from Stay (Filed by Kevin J. Mangan, Atty./ANNIE
                                 PEARL PRIDE.) [EOD 03/26/01] [JW]

                               NOTICE of Motion and Hearing on 04/12/01 at 02:00 P.M. at 824 Market
                                 Street, 6th Floor, Courtroom #1, Wilmington, DE 19801 [EOD 03/26/01]
                                 [JW]

                               CERTIFICATE of Service [EOD 03/26/01] [JW]

03/23/01            6050       RESPONSE to Motion to Reduce or Disallow Claim (Filed by Mary A.
                                 Stevens, Treasurer/Grant County.) [EOD 03/27/01] [JW]

03/26/01            6051       LETTER In Response to Notice of Objection to Claims  (Filed by Michael
                                 A. Mitternight, Pres./FACTORY SERVICE AGENCY INC.) [EOD 03/27/01] [JW]

03/26/01            6052       RESPONSE to Reclassifying Claim as Amended Claim Disallowing any Relief
                                 (Filed by Denise Wolf/SUPERIOR BIOMEDICAL SERVICE, INC.) [EOD 03/27/01]
                                 [JW]

03/26/01            6053       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Steven A. Brickman,
                                 Esq.) [EOD 03/27/01] [JW]

03/26/01            6054       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Allan Karell, Esq.) [EOD
                                 03/27/01] [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/26/01            6055       TRANSCRIPT of Hearing 3/15/01 [EOD 03/27/01] [JW]

03/26/01            6056       NOTICE of Service Re: Item # 5830. [EOD 03/27/01] [JW]

03/26/01            6057       NOTICE of Service Re: Item # 5950. [EOD 03/27/01] [JW]

03/26/01            6058       CERTIFICATION of No Objection (Filed by Aaron A. Garber, Atty.
                                 /OFFICIAL COMMITTEE/UNSECURED CREDITORS.) Re: Item # 5898. [EOD
                                 03/27/01] [JW]

03/26/01            6059       AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Thomas H. Grimm, Esq.)
                                 [EOD 03/27/01] [JW]

03/26/01            6060       STIPULATION AND ORDER Settling Fifth Omnibus Objection to Claims
                                 w/Respect to Canyon County Treasurer (Filed by Tracie Lloyd,
                                 Treasurer/CANYON COUNTY & Michael G. Busenkell, Atty./DEBTORS.) Re:
                                 Item # 3094. [Disposed] [EOD 03/27/01] [JW]

                               CERTIFICATE of Service [EOD 03/27/01] [JW]

03/27/01            6061       NOTICE of Withdrawal of Transfer of Claim (B G Chemicals, Inc.) (Filed
                                 by Sylvia C. Serrano/DEBT ACQUISITION COMPANY OF AMERICA V, LLC.) Re:
                                 Item # 4618. [EOD 03/27/01] [JW]

03/27/01            6062       WITHDRAWAL of Proof of Claim #8497 (Filed by Janice D. Newell,
                                 Atty./ADA COUNTY TREASURER.) [EOD 03/27/01] [JW]

                               CERTIFICATE of Service [EOD 03/27/01] [JW]

03/27/01            6063       WITHDRAWAL of Administrative Expense Claim Dated 1/12/01 ($1,996.88)
                                 (Filed by Jim Polkowski, Revenue Agent/WISCONSIN DEPT./REVENUE.) [EOD
                                 03/29/01] [JW]

03/27/01            6064       CERTIFICATE of Service Re: Item # 6045. [EOD 03/29/01] [JW]

03/27/01            6065       STIPULATION AND ORDER Settling Fifth Omnibus Objection to Claims
                                 w/Respect to Madison County Tax Collector (Filed by John P. Purbach,
                                 Atty./MADISON COUNTY TAX COLLECTOR & Michael G. Busenkell,
                                 Atty./DEBTORS.) Re: Item # 3094. [Disposed] [EOD 03/29/01] [JW]

                               CERTIFICATION of Michael G. Busenkell, Atty./DEBTORS.) [EOD 03/29/01]
                                 [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/27/01            6066       CERTIFICATION of Counsel w/Respect to Amended Order Approving Entry
                                 Into Contract for Transfer of Operations of Facility Known as MONTVUJE
                                 & Authorizing Assumption & Assignment of Related Executory Contracts
                                 (Filed by Michael G. Busenkell, Atty./DEBTORS.) Re: Item # 5968.
                                 [Disposed] [EOD 03/29/01] [JW]

                               & Re: Item # 5782. [EOD 03/29/01] [JW]

                               CERTIFICATE of Service [EOD 03/29/01] [JW]

/27/oh              6067       COUNSEL'S Agenda with Matters Scheduled on 03/30/01 at 09:30 A.M. at
                                 824 Market Street, 6th Floor, Courtroom #1, Wilmington, DE 19801 [EOD
                                 03/29/01] [JW]

8/01                6068       NOTICE of Withdrawal of Appearance (Filed by Maureen D. Luke,
                                 Atty./NATIONAL HEALTHCARE INVESTORS, INC.) Re: Item # 904. [EOD
                                03/29/01] [JW]

13/28/01            6069       COUNSEL'S Agenda with Matters Scheduled (AMENDED) on 03/30/01 at 09:30
                                 A.M. at 824 Market Street, 6/th/ Floor, Courtroom #1, Wilmington, DE
                                 19801 Re: Item # 5057. [EOD 04/02/01] [JW]

3/29/01             6070       STIPULATION AND ORDER Settling Second Omnibus Objection to Claims
                                 w/Respect to Travelers Indemnity Company (Filed by Eric G. Waxman, III,
                                 Atty./TRAVELERS INDEMNITY COMPANY & Michael G. Busenkell,
                                 Atty./DEBTORS.) Re: Item # 1503.  [Disposed] [EOD 04/02/01] [JW]

                               CERTIFICATION of Michael G. Busenkell, Esq. [EOD 04/02/01] [JW]

                               CERTIFICATE of Service [EOD 04/02/01] [JW]

03/29/0l            6071       APPLICATION for Compensation and for Reimbursement of Expenses (Morris,
                                 Nichols, Arsht & Tunnell) (Filed by Michael G. Busenkell,
                                 Atty./DEBTORS.) SIXTEENTH INTERIM 2/1/01 thru 2/18/01 [EOD 04/02/01]
                                 [JW]

                               NOTICE of Application (Hearing only if objections filed by 4/19/01 @
                                 4:00PM) [EOD 04/02/01] [JW]

                               CERTIFICATE of Service [EOD 04/02/01] [JW]

03/30/01            6072       RESPONSE to Tenth Omnibus Objection to Claims #8590, 8591, 03142 & 7113
                                 (Filed by Gary L. Barnhart, Atty./MISSOURI DEPT./REVENUE.) Re: Item #
                                 5974. [EOD 04/02/01] [JW]

                               CERTIFICATE of Service [EOD 04/02/01] [JW]

Filing Date         No.        Entry
----------------------------------------------------------------------------------------------------------------
03/30/01            6073       OMNIBUS Objection (ELEVENTH) to Claims (Filed by Eric D. Schwartz,
                                 Atty./DEBTORS.) [EOD 04/02/01] [JW]

                               NOTICE of Motion and Hearing (Hearing only if objections filed by
                                 4/16/01 @ 4:00PM) on 05/09/01 at 02:00 P.M. at 824 Market Street, 6th
                                 Floor, Courtroom #1, Wilmington, DE 19801 [EOD 04/02/01] [JW]

                               CERTIFICATE of Service [EOD 04/02/01] [JW]

03/30/01            6074       AMENDMENT (FIFTH) & Supplement to Schedule F (Filed by Michael G.
                                 Wilson, Atty./DEBTORS.) [EOD 04/02/01] [JW]

                               NOTICE of Filing [EOD 04/02/01] [JW]

                               CERTIFICATE of Service [EOD 04/02/01] [JW]

03/27/01            6075       RESPONSE to Tenth Omnibus Objection to Claims (Filed by Jim Polkowski,
                                 Revenue Agent/STATE OF WISCONSIN, DEPT./REVENUE.) Re: Item # 5974.[EOD
                                 04/02/01] [JW]

03/26/01            6076       ORDER Signed and Located in Original Document Enlarging Time Within
                                 Which to File Notices of Removal Re: Item # 5797. [EOD 04/04/01] [JW]

03/26/01            6077       ORDER Signed and Located in Original Document Re:  Item # 6028. [EOD
                                 04/04/01] [JW]

03/26/01            6078       ORDER Signed and Located in Original Document Re: Item # 6029. [POD
                                 04/04/01] [JW]

03/26/01            6079       ORDER Signed and Located in Original Document Extending Time Which
                                 Debtors Must Assume/Reject Unexpired Leases Re: Item # 6030. [EOD
                                 04/04/01] [JW]

03/26/01            6080       ORDER Signed and Located in Original Document Re:  Item # 6034. [EOD
                                 04/04/01] [JW]

03/26/01            6081       ORDER Signed and Located in Original Document Regarding Extension of
                                 Discovery Period Re: Item # 6035. [EOD 04/04/01] [JW]

03/28/01            6082       ORDER Signed and Located in Original Document Re:  Item # 6060. [EOD
                                 04/04/01] [JW]

03/29/01            6083       ORDER Signed and Located in Original Document Re: Item # 6065. [EOD
                                 04/04/01] [JW]

Filing Date  No.      Entry
------------------------------------------------------------------------------------------------
03/29/01     6084     ORDER Signed and Located in Original Document (AMENDED) Approving Entry
                          Into Contract for Transfer of Operations of Facility Known as Montvue &
                          Authorizing Assumption & Assignment of Related Executory Contracts Re:
                          Item # 6066. [EOD 04/04/01] [JW]

                      & Re: Item # 5968. [EOD 04/04/01] [JW]

                      & Re: Item # 5782. [EOD 04/04/01] [JW]

04/02/01     6085     OBJECTION to Tenth Omnibus Objection to Claim  (Filed by Peter H.
                          Froelicher, Atty./LARAMIE COUNTY.) Re: Item # 5974. [EOD 04/04/01] [JW]

                          CERTIFICATE of Service [EOD 04/04/01] [JW]

04/02/01     6086     RESPONSE to Objection to Claim (Filed by Ronell Davis,
                          V.Pres./SPECIALIZED IMAGING, INC.) [EOD 04/04/01] [JW]

04/02/01     6087     WITHDRAWAL & Entry of Appearance (Filed by Louis H. Kornreich, Esq. &
                      James R. Wholly, Atty./STATE OF MAINE.) [EOD 04/04/01] [JW]

04/02/01     6088     AFFIDAVIT Under 11 U.S.C. (S) 327(e) (Filed by Frank 3. Saccomandi,
                          Esq.) [POD 04/04/01] [JW]

04/02/01     6089     RESPONSE to Tenth Omnibus Objection to Claim 8574  (Filed by Steven B.
                          Flancher, Atty./STATE OF MICHIGAN.) Re: Item # 5974. [EOD 04/04/01] [JW]

                      PROOF of Service [EOD 04/04/01] [JW]

04/02/01     6090     APPLICATION for Compensation and for Reimbursement of Expenses  (KPMG
                          LLP)  (Filed by Scott Moresco, Partner/TAX CONSULTANTS/DEBTORS.)
                          TWELFTH INTERIM 11/1/00 thru 11/30/00 [EOD 04/04/01] [JW]

                      NOTICE of Application  (Hearing only if objections filed by 4/22/01 @
                          4:00PM) [EOD 04/04/01] [JW]

                      CERTIFICATE of Service [EOD 04/04/01] [JW]

04/02/01     6091     APPLICATION for Compensation and for Reimbursement of Expenses  (KPMG
                          LLP)(  (Filed by Scott Moresco, Partner/TAX CONSULTANTS/DEBTORS.)
                          THIRTEENTH INTERIM 12/1/00 thru 12/31/00 [EOD 04/04/01] [JW]

                      NOTICE of Application  (Hearing only if objections filed by 4/22/01 @
                          4:00PM) [EOD 04/04/01] [JW]

                      CERTIFICATE of Service [EOD 04/04/01] [JW]

Filing Date  No.      Entry
------------------------------------------------------------------------------------------------
04/02/01     6092     APPLICATION for Compensation and for Reimbursement of Expenses  (KPMG
                          LLP)(  (Filed by Scott Moresco, Partner/TAX CONSULTANTS/DEBTORS.)
                          FOURTEENTH INTERIM 1/1/01 thru 1/31/01 [EOD 04/04/01] [JW]
                          NOTICE of Application  (Hearing only if objections filed by 4/22/01 @
                          4:00PM) [EOD 04/04/01] [JW]

                      CERTIFICATE of Service [EOD 04/04/01] [JW]

04/02/01     6093     APPLICATION for Compensation and for Reimbursement of Expenses  (KPMG
                          LLP)(  (Filed by Scott Moresco, Partner/TAX CONSULTANTS/DEBTORS.)
                          FIFTEENTH INTERIM 2/1/01 thru 2/28/01 [EOD 04/04/01] [JW]
                          NOTICE of Application  (Hearing only if objections filed by 4/22/01 @
                          4:00PM) [EOD 04/04/01] [JW]

                      CERTIFICATE of Service [EOD 04/04/01] [JW]

03/27/01     6094     STIPULATION AND ORDER  Settling Seventh Omnibus Objection to Claims
                          w/Respect to Hartford Specialty Co  (Filed by William P. Bowden,
                          Atty./HARTFORD SPECIALTY CO. & Michael G. Busenkell, Atty./DEBTORS.)
                          Re:  Item # 4579.[EOD 04/04/01] [JW]

                      CERTIFICATION of Michael G. Busenkell, Esq. [EOD 04/04/01] [JW]

04/03/01     6095     SUPPLEMENTAL Response to Motion to Temporary Allowance of Claim & In
                          Support of Ninth Omnibus Objection to Claim  (Filed by Michael G.
                          Busenkell, Atty./DEBTORS.)  Re:  Item # 5793.  [Disposed] [EOD
                          04/04/01] [JW]

                      &  Re:  Item # 5705. [EOD 04/04/01] [JW]

                      &  Re:  Item # 4994. [EOD 04/04/01] [JW]

                      CERTIFICATE of Service [EOD 04/04/01] [JW]

04/03/01     6096     AFFIDAVIT Under 11 U.S.C. (S) 327(e)  (Filed by Ralph J. Ehlinger,
                          Esq.) [EOD 04/04/01] [JW]

04/03/01     6097     AFFIDAVIT Under 11 U.S.C. (S) 327(e)  (Filed by James C. Palmer, Esq.)
                          [EOD 04/04/01] [JW]

03/30/01     6098     HEARING Adjourned  (See:  Item # 6069)  on 04/12/01 at 02:00 P.M. at
                          824 Market Street, 6/th/ Floor, Courtroom #1, Wilmington, DE 19801 Re:
                          Item # 5551. [EOD 04/09/01] [JW]

04/03/01     6099     MONTHLY Reporting Requirements  (Dec./00) [EOD 04/09/01] [JW]

                      CERTIFICATE of Service [EOD 04/09/01] [JW]

Filing Date  No.       Entry
-------------------------------------------------------------------------------------------------
04/03/01     6100      MONTHLY Reporting Requirements  (Jan./01) [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/03/01     6101      ORDER Signed and Located in Original Document Re:  Item # 6070. [EOD
                           04/09/01] [JW]

04/04/01     6102      RESPONSE to Tenth Omnibus Objection to Claim #'s 5932 & 5934  (Filed by
                           Karen C. Bifferato, Atty./HEALTH CARE REIT, INC.)  Re:  Item # 5974.
                           [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/04/01     6103      RESPONSE to Omnibus Objection to Claim # 2358  (Filed by Jack M. Telle,
                           Atty./DELBERT WATSON, d/b/a Watson Commercial Refrigeration.)  Re:
                           Item # 5974. [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/04/01     6104      NOTICE of Service Re:  Item # 6076. [EOD 04/09/01] [JW]

04/04/01     6105      RESPONSE to Tenth Omnibus Objection to Claims  (Filed by Gregory A.
                           Taylor, Atty./HEALTH CARE PROPERTY INVESTORS, INC.)  Re:  Item # 5974.
                           [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/04/01     6106      RESPONSE to Tenth Omnibus Objection to Claims  (Filed by Gregory A.
                           Taylor, Atty./OMNICRE PHARMACY OF MASSACHUSETTS LLC.)  Re:  Item #
                           5974. [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/05/01     6107      RESPONSE in OPPOSITION to Tenth Omnibus Objection to Claims  (Filed by
                           R. Karl Hill, Atty./MEISNER ELECTRIC, INC. OF FLORIDA.)  Re:  Item #
                           5974. [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/05/01     6108      RESPONSE in Protest to Disallowance of Portion of Claim  (Filed by
                           Robert P. Foster/FISHER & PHILLIPS LLP)  Re:  Item # 5974. [EOD
                           04/09/01] [JW]

04/05/01     6109      APPLICATION for Compensation and for Reimbursement of Expenses
                           (Cleary, Gottlieb, Steen & Hamilton)  (Filed by Lindsee P. Granfield,
                           Atty./DEBTORS.)  SIXTEENTH  1/1/01 thru 1/31/01 [EOD 04/09/01] [JW]

                       NOTICE of Application  (Hearing only if objections filed by 4/25/01 @
                           4:00PM) [EOD 04/09/01] [JW]

04/05/01     6110      AFFIDAVIT of Mailing w/Notice of Entry of Order Confirming Plan [EOD
                           04/09/01] [JW]

Filing Date  No.       Entry
-------------------------------------------------------------------------------------------------
04/05/01     6111      AFFIDAVIT Under 11 U.S.C. (S) 327(e)  (Filed by Elizabeth D. Tyrrell,
                           Esq.) [EOD 04/09/01] [JW]

04/05/01     6112      RESPONSE to Tenth Omnibus Objection to Claim  (Filed by Richard D.
                           Becker, Atty./PROGRESS LEASING COMPANY.)  Re: Item # 5974. [EOD
                           04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/05/01     6113      RESPONSE to Objection to Claim # 8352 (Filed by Joan E. Pilver,
                           Atty./STATE OF CONNECTICUT, DEPT./REVENUE.) [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/05/01     6114      OBJECTION to Motion for Relief from Stay  (Filed by Michael G.
                           Busenkell, Atty./DEBTORS.)  Re:  Item # 6049. [EOD 04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/05/01     6115      RESPONSE to Tenth Omnibus Objection to Claim # 5637  (Filed by Kevin J.
                           Mangan, Atty./CHARLES L. ABRAHAMS, ESQ.)  Re:  Item # 5974. [EOD
                           04/09/01] [JW]

                       CERTIFICATE of Service [EOD 04/09/01] [JW]

04/05/01     6116      THE FOLLOWING TRANSFERS OF CLAIM WERE Filed by Madison Creditor
                           Liquidity Investors 202, LLC (Transferee) [EOD 04/09/01] [JW]

04/05/01     6117      ACSYS [EOD 04/09/01] [JW]

04/05/01     6118      Accounting Solutions [EOD 04/09/01] [JW]

04/05/01     6119      American Medical Service Co. [EOD 04/09/01] [JW]

04/05/01     6120      Audio/Fireex Inc.) [EOD 04/09/01] [JW]

04/05/01     6121      AWT Environmental [EOD 04/09/01] [JW]

04/05/01     6122      Bethesda Mem Hosp [EOD 04/09/01] [JW]

04/05/01     6123      Coastal Supply [EOD 04/09/01] [JW]

04/05/01     6124      Corporate Search [EOD 04/09/01] [JW]

04/05/01     6125      D&B Tree [EOD 04/09/01] [JW]

04/05/01     6126      Ellen Beth Daroszewski [EOD 04/09/01] [JW]

04/05/01     6127      Delta Medical [EOD 04/09/01] [JW]

04/05/01     6128      Greenwood Landscape [EOD 04/09/01] [JW]

04/05/01     6129      Haiges Machinery [EOD 04/09/01] [JW]

04/05/01     6130      Henderson Fruit & Produce Co. Inc. [EOD 04/09/01] [JW]

Filing Date  No.       Entry
-------------------------------------------------------------------------------------------------
04/05/01     6131      HISEC, Inc. [EOD 04/09/01] [JW]

04/05/01     6132      Immucor [EOD 04/09/01] [JW]

04/05/01     6133      Dr. Markus Koster DDS [EOD 04/09/01] [JW]

04/05/01     6134      W.B. Mason, Co. [EOD 04/09/01] [JW]

04/05/01     6135      Portable XRAY [EOD 04/09/01] [JW]

04/05/01     6136      Printing & Promotion Plus [EOD 04/09/01] [JW]

04/05/01     6137      Reardon Heating Air Condition Refrigeration [EOD 04/09/01] [JW]

04/05/01     6138      Rentokil [EOD 04/09/01] [JW]

04/05/01     6139      River City Elevator Co Inc [EOD 04/09/01] [JW]

04/05/01     6140      Some Things Fishy [EOD 04/09/01] [JW]

04/05/01     6141      The Elkhart Truth [EOD 04/09/01] [JW]

04/05/01     6142      The Republic [EOD 04/09/01] [JW]

04/05/01     6143      Training Resources 2000 Inc [EOD 04/09/01] [JW]0

04/05/01     6144      Vision Medical Imaging LLC [EOD 04/09/01] [JW]

04/05/01     6145      Yarnall Warehouse Inc [EOD 04/09/01] [JW]

04/06/01     6146      WITHDRAWAL of Claim for WIT filed 2/2/01  ($544.00)  (Filed by Donald
                           W. Petersen, ILLINOIS DEPT./REVENUE.) [EOD 04/09/01] [JW]

04/06/01     6147      AFFIDAVIT of Mailing w/NOTICE of Fifth Amendment to Schedules & Bar
                           Date for Filing Proofs of Claim [EOD 04/09/01] [JW]

04/06/01     6148      NOTICE of Service  Re:  Item # 6073. [EOD 04/09/01] [JW]

04/06/01     6149      OBJECTION to Reduce Claim  (Filed by Karen Fortin/CARMAN BROOK FARM.)
                           [EOD 04/09/01] [JW]

04/06/01     6150      RESPONSE to Objection to Claim  (Filed by John F. Cappiello, Managing
                           Member/PARTY FIXINS, LLC.)  Re:  Item # 6073. [EOD 04/09/01] [JW]

03/30/01     6151      CHANGE of Address  (Filed by Steve Powell, Atty./ESTATE/JEFFREY H.
                           TITTLE.) [EOD 04/10/01] [JW]

04/06/01     6152      RESPONSE to Tenth Omnibus Objection to Claims  (Filed by Linda Crane
                           Nelsen, Revenue Officer II/KING COUNTY TREASURY DIVISION.)  Re:  Item #
                           5974. [EOD 04/11/01] [JW]

04/06/01     6153      DECLARATION of Linda Crane Nelsen, Revenue Officer II  Re:  Item #
                           6152. [EOD 04/11/01] [JW]

Filing Date  No.       Entry
-------------------------------------------------------------------------------------------------
04/06/01     6154      RESPONSE to Tenth Omnibus Objection to Claims  (Filed by David G.
                           Aelvoet, Atty./TAX AUTHORITIES)  Re:  Item # 5974. [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/06/01     6155      RESPONSE to Tenth Omnibus Objection to Claims  (Filed by Marsha L.
                           Johnson, Bankruptcy Mgr./LEASE CORPORATION OF AMERICA.)  Re:  Item #
                           5974. [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/09/01     6156      APPLICATION for Compensation and for Reimbursement of Expenses  (Reed
                           Smith LLP)  (Filed by Jan A.T. van Amerongen, Jr., Atty./DEBTORS.)
                           SEVENTEENTH INTERIM 2/1/01 thru 2/28/01 [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/09/01     6157      RESPONSE to Eleventh Omnibus Objection to Claims  (Filed by John M.
                           Sheppard, Pres./CATHCART ALLIED STORAGE CO., INC.)  Re:  Item # 6073.
                           [EOD 04/11/01] [JW]

04/09/01     6158      RESPONSE to Eleventh Omnibus Objection to Claims  (Filed by Carl
                           Thompson, Claimant.)  Re:  Item # 6073. [EOD 04/11/01] [JW]

04/09/01     6159      OBJECTION to Motion for Relief from Stay  (Filed by Michael G.
                           Busenkell, Atty./DEBTORS.)  Re:  Item # 5526. [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/10/01     6160      COUNSEL'S Agenda with Matters Scheduled on 04/12/01 at 02:00 P.M. at
                           824 Market Street, 6/th/ Floor, Courtroom #1, Wilmington, DE 19801 [EOD
                           04/11/01] [JW]

04/10/01     6161      AFFIDAVIT Under 11 U.S.C. (S) 327(e)  (Filed by Gary W. Lonergan, Esq.)
                           [EOD 04/11/01] [JW]

04/10/01     6162      APPLICATION for Compensation and for Reimbursement of Expenses
                           (Pricewaterhousecoopers LLP)  (Filed by Elliot Fuhr, Accounting
                           Advisors, Auditors & Consultants/DEBTORS.)  FIFTEENTH INTERIM 12/1/00
                           thru 12/31/00 [EOD 04/11/01] [JW]

                       NOTICE of Application  (Hearing only if objections filed by 4/30/01 @
                           4:00PM) [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

Filing Date  No.       Entry
-------------------------------------------------------------------------------------------------
04/10/01     6163      APPLICATION for Compensation and for Reimbursement of Expenses
                           (Pricewaterhousecoopers LLP)  (Filed by Elliot Fuhr, Accounting
                           Advisor, Auditors & Consultants/DEBTORS.)  SIXTEENTH INTERIM 1/1/01
                           thru 1/31/01 [EOD 04/11/01] [JW]

                       NOTICE of Application  (Hearing only if objections filed by 4/30/01 @
                           4:00PM) [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/10/01     6164      THE FOLLOWING TRANSFERS OF CLAIM WERE Filed by Madison Creditor
                           Liquidity Investors 202, LLC [EOD 04/11/01] [JW]

04/10/01     6165          Affordable Medical Transport [EOD 04/11/01] [JW]

04/10/01     6166          Coastal Training Tech [EOD 04/11/01] [JW]

04/10/01     6167          Enable Industries [EOD 04/11/01] [JW]

04/10/01     6168          Future Tech [EOD 04/11/01] [JW]

04/10/01     6169          Jennifer L. Kulla [EOD 04/11/01] [JW]

04/10/01     6170          Midcity Supply Co Inc. [EOD 04/11/01] [JW]

04/10/01     6171          Printing Inc. [EOD 04/11/01] [JW]

04/10/01     6172          The Binding Site [EOD 04/11/01] [JW]

04/10/01     6173          The Unisource Corp [EOD 04/11/01] [JW]

04/10/01     6174      RESPONSE to Objection to Claim  (Filed by Bob Franklin, Claimant.) [EOD
                           04/11/01] [JW]

04/10/01     6175      MOTION to Amend Proofs of Claim for Creditors, American Exchange Life
                           Insurance Company, et al  (Filed by Neal J. Levitsky, Atty./AMERICAN
                           EXCHANGE LIFE INSURANCE COMPANY, ET AL.) [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/10/01     6176      STIPULATION AND ORDER  Settling Fifth Omnibus Objection to Claims
                           w/Respect to Pima County, Arizona  (Filed by Alison K. North,
                           Atty./PIMA COUNTY, ARIZONA & Michael G. Busenkell, Atty./DEBTORS.)  Re:
                           Item # 3094.  [Disposed] [EOD 04/11/01] [JW]

                       CERTIFICATION of Michael G. Busenkell, Esq. [EOD 04/11/01] [JW]

                       CERTIFICATE of Service [EOD 04/11/01] [JW]

04/10/01     6177      RESPONSE to Eleventh Omnibus Objection to Claims  (Filed by Jim
                           Polkowski, Revenue Agent/STATE OF WISCONSIN, DEPT./REVENUE.)  Re:  Item
                           # 6073. [EOD 04/11/01] [JW]

Filing Date  No.      Entry
------------------------------------------------------------------------------------------------
04/10/01     6178     CERTIFICATE of Service  Re:  Item # 6109. [EOD 04/11/01] [JW]

04/09/01     6179     RESPONSE to Omnibus Objection to Claims  (Filed by Judith M. Skinner
                          (Judy Long, Entertainer).) [EOD 04/11/01] [JW]

04/06/01     6180     OBJECTION to Objection to Priority Claims  (Filed by Christine Cameron,
                          Claimant.) [EOD 04/13/01] [JW]

04/09/01     6181     RESPONSE to Eleventh Omnibus Objection to Claims  (Filed by Gary L.
                          Barnhart, Atty./MISSOURI DEPT./REVENUE.)  Re:  Item # 6073. [EOD
                          04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/09/01     6182     MOTION for Admission Pro Hac Vice  (Filed by Gary L. Barnhart,
                          Atty./MISSOURI DEPT./REVENUE.)  [Disposed] [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/09/01     6183     REQUEST for Telephone Hearing  (Filed by Gary L. Barnhart,
                          Atty./MISSOURI DEPT./REVENUE.) [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/11/01     6184     MONTHLY Reporting Requirements  (Feb./01) [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/11/01     6185     APPLICATION for Compensation and for Reimbursement of Expenses
                          (Manatt, Phelps & Phillips, LLP)  (Filed by Carl Grumer,
                          Atty./DEBTORS.)  FIFTH INTERIM 1/1/01 thru 1/31/01 [EOD 04/13/01] [JW]

04/11/01     6186     SUMMARY  Sheet-Part 1  Re:  Item # 6185. [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/11/01     6187     RESPONSE to Objection to Claim #3521  (Filed by Louise M. Anderson,
                          Claimant.) [EOD 04/13/01] [JW]

04/11/01     6188     NOTICE of Application  (Hearing only if objections filed by 5/2/01 @
                          4:00 PM)  Re:  Item # 6156. [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/11/01     6189     CERTIFICATION of Counsel Regarding Omnibus Hearing Dates  (Filed by
                          Michael G. Busenkell, Atty./DEBTORS.)  [Disposed] [EOD 04/13/01] [JW]

04/12/01     6190     RESPONSE to Objection to Claim #3401  (Filed by George A. Hess,
                          Atty./ELIZABETH HARTLEY HERRICK.) [EOD 04/13/01] [JW]

04/12/01     6191     LETTER Requesting Removal from Mailing List  (Filed by Carol Wilkins,
                          Office Mgr./MILLER'S MERRY MANOR.) [EOD 04/13/01] [JW]

Filing Date  No.      Entry
------------------------------------------------------------------------------------------------
04/12/01     6192     MOTION for Relief from Stay  (Filed by John X. Denney, Jr., Atty./MARY
                          ANN FLETCHER.) [EOD 04/13/01] [JW]

04/12/01     6193     CERTIFICATION of No Objection  (Filed by Jan A.T. van Amerongen, Jr.,
                          Atty./DEBTORS.)  Re:  Item # 6038. [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 4/13/01] [JW]

04/12/01     6194     RESPONSE to Eleventh Omnibus Objection to Claims (Filed by Steven B.
                          Flancher, Atty./STATE OF MICHIGAN.)  Re: Item # 6073. [EOD 4/13/01] [JW]
                          PROOF of Service [EOD 04/13/01] [JW]

04/12/01     6195     MEMORANDUM in OPPOSITION to Eleventh Omnibus Objection to Claims (Filed
                          by Michelle T. Sutter, Atty./OHIO DEPT./JOB & FAMILY SERVICES.)  Re:
                          Item # 6073. [EOD 04/13/01] [JW]

                      CERTIFICATION of Counsel [EOD 04/13/01] [JW]

                      CERTIFICATE OF SERVICE [EOD 04/13/01] [JW]

04/12/01     6196     RESPONSE to Objection to Claim #4302 (Filed by Edward W. Gardner,
                          Atty./LEXINGTON-FAYETTE URBAN COUNTY GOVERNMENT.) [EOD 04/13/01] [JW]

                      CERTIFICATE of Service [EOD 04/13/01] [JW]

04/11/01     6197     ORDER signed and Located in Original Document  Re:  Item # 6176. [EOD
                          04/16/01] [JW]

04/13/01     6198     OBJECTION to Objection to Proof of Claim & Request for Hearing (Filed
                          by David A. Siegel, Atty./FREDA S. MORTON.)  [EOD 04/16/01] [[JW]

                      CERTIFICATE of Service [EOD 04/16/01] [JW]

04/13/01     6199     OPPOSITION to Eleventh Omnibus Objection to Claim # 2972 w/Request for
                          Production of Documents & Interrogatories (Filed by Theodore J. Kurtz,
                          Atty./MEDIC COACH SERVICES.)  Re: Item  # 6073. [EOD 04/16/01] [JW]

                      CERTIFICATE of Mailing [EOD 04/16/01] [JW]

04/12/01     6200     HEARING held 4/12/01 (See: Item # 6160) [EOD 04/04/17/01/01] [JW]

04/12/01     6201     STIPULATION AND ORDER Modifying Stay (Bench Filed by Kevin J. Mangan,
                          Atty./COMMONWEALTH EDISON COMPANY & Michael G. Busenkell,
                          Atty./DEBTORS.)  Re:  Item # 5526.  [Disposed] [EOD 04/17/01] [JW]

                      ORDER Signed In Court  Re:  Item # 6201. [EOD 04/17/01] [JW]

Filing Date  No.      Entry
------------------------------------------------------------------------------------------------
04/12/01     6202     ORDER Signed In Court and Located In Original Document  (SUPPLEMENTAL)
                          Disallowing Certain Claim & Designating Surviving Claim & Denying
                          Motion for Temporary Allowance  Re:  Item # 6095. [EOD 04/17/01] [JW]

04/13/01     6203     RESPONSE to Eleventh Omnibus Objection to Claims (Filed by David G.
                          Aelvoet, Atty./TAX AUTHORITIES.)  Re:  Item # 6073. [EOD 04/17/01] [JW]

04/13/01     6204     NOTICE of Withdrawal of Transfer of Claim (Pentax Precision Instrument)
                          (Filed by James Bingaman/MADISON CREDITOR LIQUIDITY INVESTORS 202, LLC)
                          Re:  Item # 4919. [EOD 04/17/01] [JW]

04/13/01     6205     OBJECTION to Omnibus Objection to Claim (Filed by William & Kathleen
                          Rossano, Claimants.)  [EOD 04/17/01] [JW]

04/13/01     6206     RESPONSE to Eleventh Omnibus Objection to Claim (Filed by John Waters,
                          Atty./IOWA DEPT./REVENUE & FINANCE.)  Re:  Item # 6073. [EOD 04/17/01]
                          [JW]

                      CERTIFICATE of Service [EOD 04/17/01] [JW]

04/16/01     6207     OBJECTION to Objection to Priority Claim #5222 (Filed by Dennis E.
                          Goguen, Claimant.) [EOD 04/17/01] [JW]

04/16/01     6208     RESPONSE to Eleventh Omnibus Objection to Claims (Filed by John E.
                          West, Atty./VINSON & ELKINS L.L.P.)  Re: Item # 6073. [EOD 04/17/01]
                          [JW]

                      CERTIFICATE of Service [EOD 04/17/01] [JW]

04/16/01     6209     RESPONSE to Eleventh Omnibus Objection to Claims (Filed by John B.
                          Ballard, Jr. & Shereen M. Walls, Atty./STATE OF GEORGIA,
                          DEPT./COMMUNITY HEALTH)  Re:  Item # 6073. [EOD 04/17/01] [JW]

                      CERTIFICATE of Service [EOD 04/17/01] [JW]

04/16/01     6210     RESPONSE to Eleventh Omnibus Objection to Claim # 6909.  (Filed by
                          Margery E. Lieber, Atty./NATIONAL LABOR RELATIONS BOARD.)  Re:  Item #
                          6073. [EOD 04/17/01] [JW]

                      CERTIFICATE of Service [EOD 04/17/01] [JW]

04/16/01     6211     NOTICE of Withdrawal of Transfer of Claim (Prairie Farms Dairy Inc.)
                          (Filed by James Bingaman/MADISON CREDITOR LIQUIDITY INVESTORS 202,
                          LLC.)  Re:  Item # 3768. [EOD 04/17/01] [JW]

04/16/01     6212     WITHDRAWAL of Transfer of Claim (Dairy King Milk Farms)  (Filed by S.
                          Roman, Mgr./NEXT FACTORS, INC.)  Re:  Item # 4546. [EOD 04/17/01] [JW]

Filing Date         No.        Entry
---------------------------------------------------------------------------------------------------------
04/16/01            6213       RESPONSE to Objection to Claim # 17  (Filed by Carl Grumer,
                                   Atty./MANATT, PHELP & PHILLIPS, LLP) [EOD 04/17/01] [JW]

                               CERTIFICATE of Service [EOD 04/17/01] [JW]

04/16/01            6214       OBJECTION to Reduced Claim Amount  (Filed by Timothy A. Muir,
                                   Pres./BURLINGTON BUILDERS & CO.) [EOD 04/17/01] [JW]

04/16/01            6215       RESPONSE to Eleventh Omnibus Objection to Claim #4540 (Filed by John
                                   Brookie Matthews, Jr., Power/Atty./WILLIE L. MATTHEWS.)  Re:  Item #
                                   6073. [EOD 04/17/01] [JW]

04/16/01            6216       NOTICE of Service Regarding Request for Production of Documents
                                   Directed to Debtors.  [EOD 04/17/01] [JW]

04/17/01            6217       APPLICATION for Compensation and for Reimbursement of Expenses  (Mintz,
                                   Levin, Cohn, Ferris, Glovsky & Popeo, P.C.)  (Filed by Bradley J.
                                   Kelly, Atty./DEBTORS.) FOURTEENTH 2/1/01 thru 2/28/01 [EOD 04/17/01]
                                   [JW]

                               NOTICE of Application (Hearing only if objections filed by 5/7/01 @
                                   4:00PM) [EOD 04/17/01] [JW]

04/17/01            6218       AFFIDAVIT Under 11 U.S.C. (S) 327(e)  (Filed by Isaac M. Gregorie, Jr.,
                                   Esq.)  [EOD 04/17/01] [JW]

04/17/01            6219       ORDER Signed and Located in Original Document  Re:  Item # 6182. [EOD
                                   4/20/01] [JW]

04/17/01            6220       ORDER Signed and Located in Original Document Scheduling Omnibus
                                   Hearing Dates  Re:  Item # 6189 [EOD 04/20/01] [JW]

04/17/01            6331       RESPONSE to Eleventh Omnibus Objection to Claims (Filed by John P.
                                   Dillman, Atty./CYPRESS-FAIRBANKS INDEPENDENT SCHOOL DISTRICT.)  Re:
                                   Item # 6073. [EOD 04/20/01] [JW]

                               CERTIFICATE of Service [EOD 04/20/01] [JW]

04/17/01            6222       RESPONSE to Eleventh Omnibus Objection to Claims (Filed by John P.
                                   Dillman, Atty./FORT BEND COUNTY.)  Re: Item # 6073. [EOD 04/20/01] [JW]

                               CERTIFICATE of Service [EOD 04/20/01] [JW]

04/17/01            6223       RESPONSE to Eleventh Omnibus Objection to Claims (Filed by John P.
                                   Dillman, Atty./FORT BEND INDEPENDENT SCHOOL DISTRICT.)  Re: Item #
                                   6073. [EOD 04/20/01] [JW]

                               CERTIFICATE of Service [EOD 04/20/01] [JW]

04/17/01            6224       RESPONSE to Eleventh Omnibus Objection to Claims (Filed by John P.
                                   Dillman, Atty./HARRIS COUNTY/CITY OF HOUSTON.)  Re: Item # 6073. [EOD
                                   04/20/01] [JW]

                               CERTIFICATE of Service [EOD 04/20/01] [JW]

Filing Date  No.      Entry
------------------------------------------------------------------------------------------------
04/17/01     6225     CERTIFICATION of No Objection  (Filed by Michael G. Busenkell,
                          Atty./DEBTORS.)  Re:  Item # 6039. [EOD 04/20/01] [JW]

04/17/01     6226     CERTIFICATION of No Objection  (Filed by Michael G. Busenkell,
                          Atty./DEBTORS.)  Re:  Item # 6040. [EOD 04/20/01] [JW]

04/17/01     6227     STIPULATION AND ORDER (AMENDED) Modifying Stay as of 5/8/01 (Filed by
                          Ian Connor Bifferato, Atty./ANNIE AU & Michael G. Busenkell,
                          Atty./DEBTORS.)  Re:  Item # 3367. [EOD 04/20/01] [JW]

                      CERTIFICATION of Michael G. Busenkell, Esq. [EOD 04/20/01] [JW]

                      CERTIFICATE of Service [EOD 04/20/01] [JW]

04/17/01     6228     STIPULATION AND ORDER Settling Second Omnibus Objection to Claims
                          w/Respect to IMBS, INC.  (Filed by Stephen Doughty, Atty./IMBS, Inc. &
                          Michael G. Busenkell, Atty./DEBTORS.)  Re:  Item #1503. [EOD 04/20/01]
                          [JW]

                      CERTIFICATION of Michael G. Busenkell, Esq. [EOD 04/20/01] [JW]

                      CERTIFICATE of Service [EOD 04/20/01] [JW]

04/18/01     6229     OBJECTION to Transfer of Claim (Filed by Nancy H. Schiltz,
                          Pres./Owner/BELTONE.)  Re:  Item # 48650. [EOD 04/20/01] [JW]

04/19/01     6230     AFFIDAVIT Under 11 U.S.C. (S) 327(e)  (Filed by Pamela A. McCallum,
                          Esq.)  [EOD 04/20/01] [JW]

                      CERTIFICATE of Service [EOD 04/20/01] [JW]

04/17/01     6231     RESPONSE to Objection to Claim #966 w/Correct Name & Address  (Filed by
                          Rex Story/STORY ELECTRICAL SERVICE, INC.)  [EOD 04/20/01] [JW]

01/29/01     6232     OBJECTION to Transfer of Claim (Jefferson Farmers Co-op)  (Filed by
                          Mark Pettit, Mgr./JEFFERSON FARMERS COOPERATIVE.)  Re:  Item # 3761.
                          [EOD 04/23/01] [JW]

04/20/01     6233     RESPONSE to Eleventh Omnibus Objection to Claims (Filed by Emily W.
                          Toler, Atty./SECRETARY DEPT./REVENUE, STATE OF LOUSIANA.)  Re: Item #
                          6073. [EOD 04/23/01] [JW]

                      CERTIFICATE of Service [EOD 04/23/01] [JW]

04/20/01     6234     RESPONSE  2 Objection to Eleventh Omnibus Objection to Claims (Filed by
                          Quentillai D. Burk, Credit Mgr./THE HARLOFF COMPANY, INC.)  Re:  Item #
                          6073. [EOD 04/23/01] [JW]

04/20/01     6235     NOTICE of Hearing on Motion to Amend Claims on 06/06/01 at 02:30 P.M.
                          at 824 Market Street, 6th Floor, Courtroom #1, Wilmington, DE  19801
                          Re:  Item # 6175 [EOD 04/23/01] [JW]

                      CERTIFICATE of Service [EOD 04/23/01] [JW]

Filing Date  No.   Entry
---------------------------------------------------------------------------------------------
04/20/01     6236  COUNSEL'S Agenda with Matters Scheduled on 04/25/01 at 02:00 P.M. at
                       824 Market Street, 6th Floor, Courtroom #1, Wilmington, DE  19801 [EOD
                       04/23/01] [JW]

                                   ----------
                                   DOCKET END
                                   ----------

                                                                       EXHIBIT I

                         [Letterhead of Local Counsel]




                                           April 20, 2001




Morgan Guaranty Trust Company
 of New York, as Collateral Agent
60 Wall Street
New York, NY 10260




Ladies and Gentlemen:

     We have acted as special [State] counsel to Vencor, Inc.("Vencor") and Vencor Operating, Inc. ("Vencor Operating"; together with Vencor, the "Vencor Companies" and each, a "Vencor Company") in connection with the delivery of the mortgage[s], deed[s] of trust or deed[s] to secure debt described on Exhibit A
                                                                     ---------
hereto (the "Mortgage[s]"). Unless otherwise defined herein, terms are used herein as defined in the Mortgage[s].

     In connection with this opinion, we have examined, with respect to each of the properties listed on Exhibit A hereto (each, a "Property"), drafts of the
                         ---------
Amended and Restated Memorand[um][a] of Lease listed on Exhibit A hereto (each,
                                                        ---------
a "Memorandum of Lease"), if any, the Mortgage[s], the financing statements listed on Exhibit A hereto (the "Financing Statements") and such other
          ---------
documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for purposes of this opinion.

     In rendering this opinion, we have assumed that:

               (i) Each Vencor Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has been duly qualified as a foreign corporation for the transaction of business and has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own and operate the Mortgaged [Trust] Property.

               (ii) The execution, delivery and performance by each Vencor Company of the Mortgage[s] and the execution, delivery and performance by such Vencor Company of each of the other Financing Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any authorization, approval or consent of, or filings or registrations with, any governmental or regulatory authority or agency outside of the State of __________, except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect,
     (iv) do not contravene any provision of its certificate of incorporation or by-laws, and (v) do not contravene or constitute a breach of or default under any applicable provision of the laws of any jurisdiction other than the State of ___________ or any applicable regulation thereunder or under any agreement, judgment, injunction, order, decree or other instrument binding upon it.

               (iii) The Mortgage[s] have been duly executed and delivered by each Vencor Company.

               (iv) The Financing Documents other than the Mortgage[s] constitute legal, valid and binding obligations of each Vencor Company under the laws of the State of New York.

               (v) Each Vencor Company owns the Mortgaged [Trust] Property covered by the Mortgage[s] to which such Vencor Company is a party.

          Upon the basis of the foregoing, we are of the opinion that, under applicable law in effect on the date of this opinion:

          Based upon the foregoing, it is our opinion that:

          1. The forms of the Memorandum of Lease and Mortgage[s] are in proper form for recordation with the [Recorder's Office] of each county in which a Property is located in the State of [State]. The Memorand[um][a] of Lease include all of the information required to be included under the law of the [State] [Commonwealth] of [State] necessary to publish notice of the leasehold interest in the relevant property created by the applicable Master Lease Agreement. The recording of each Memorand[um][a] of Lease in the office designated in Exhibit A hereto is the only filing, recording or registration
              ---------
necessary to publish notice of the leasehold interest in the relevant Property created by the applicable Master Lease Agreement.

          2. The Mortgage[s] constitute legal, valid and binding obligations of each Vencor Company that is a party thereto, enforceable in accordance with their respective terms.

          3. No authorizations, approvals or consents of, or filings or registrations with, any governmental or regulatory authority or agency of or in the State of [State] are necessary for the execution, delivery or performance by each Vencor Company of either the Memorand[um][a] of Lease or the Mortgage[s], to which such Vencor Company is a party except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect or the recordings and/or filings described on Exhibit
                                                                        -------
A.
-

          4. Each Mortgage creates a valid mortgage or deed of trust or deed to secure debt lien on the relevant Vencor Company's interest in and to the Mortgaged [Trust] Property described therein as constitutes real property under the law of the State of [State] and a valid security interest in such of the other Mortgaged [Trust] Property described therein (the "UCC Property") as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of _______________ (the "UCC"), in each case in favor of the Agent for the ratable benefit of the Secured Parties and securing the Secured Obligations. The recording of the Mortgage[s] in the office designated on Exhibit A hereto and the filing of the Financing Statements in the offices designated in Exhibit A hereto are the only filings, recordings and registrations necessary to perfect, publish notice of and preserve the lien of and security interest in the Mortgaged [Trust] Property created by the Mortgage[s] and the UCC Property created by the Mortgage[s] and the Financing Statements, except that (i) continuation statements relating to the Financing Statements must be filed within _____________ [state time period], and (ii) additional filings may be necessary with respect to the UCC Property if the Company changes its name, identity or corporate structure or the jurisdiction in which its places of business in the State of ___________ or the UCC Property are located.

          The foregoing opinion is subject to the following qualifications:

          (vi) The enforceability of the Mortgage[s] may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general equitable principles.

          (vii) We note the possible unenforceability in whole or in part of certain remedial provisions of the Mortgage[s], although the inclusion of such provisions does not render any Liens purported to be granted or created thereby invalid, and the Mortgage[s] contain, in our judgment, adequate remedial provisions for the practical realization of the principal rights and benefits intended to be afforded thereby.

          (viii) The provisions of the Mortgage[s] that permit the secured party thereunder to take actions or make determinations may be subject to requirements that such actions or determinations be reasonable and taken in good faith.

          (ix) We express no opinion as to any regulatory scheme applicable to, or any license or permit required in connection with, the business conducted by any Vencor Company.

          (x) We express no opinion as the right, title or interest of any Vencor Company in or to any collateral or the value given therefor, and assume that value is given.

          We are admitted to practice in the State of [State]. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of [State].

          This opinion may be relied upon by each of you, by your respective successors and assigns, by the holders from time to time of the indebtedness secured by the Mortgage[s].

                                       Very truly yours,

                                                                      EXHIBIT J

                                                                    ATTACHMENT I

                                    FORM OF
                           SUBORDINATION PROVISIONS


     Description of [promissory note][Guarantee] to which this Attachment I is affixed:

     _______________________________________________________________________

     _______________________________________________________________________

     Reference is made to the [promissory note][Guarantee] described above (the "Subordinated [Note][Guarantee]") to which this Attachment I is affixed made by Vencor, Inc. (to be renamed Kindred Healthcare, Inc.) (the"[Issuer][Guarantor]") in favor of [ ] (the "Subordinated Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement dated as of April 20, 2001 ("the Credit Agreement") and entered into by and among Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating, Inc.) (the "Borrower"), the [Issuer][Guarantor], the Lenders, Swingline Bank and LC Issuing Banks party thereto, Morgan Guaranty Trust Company of New York as Collateral Agent and Administrative Agent, and General Electric Capital Corporation, as Documentation Agent and Collateral Monitoring Agent. References herein to the "Lenders" includes Lenders under the Credit Agreement (the "Senior Lenders") and lenders under the Senior Secured Credit Agreement (the "Second Priority Lenders"). References herein to "Senior Debt" means all Debt or obligations (whether in existence on the Closing Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to Debt or amounts owing under the Credit Agreement, the Designated Interest Rate Agreements and the Senior Secured Credit Agreement, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

References to the "Controlling Agent" means, so long as any Senior Debt arising under the Credit Agreement remains outstanding, the Administrative Agent and, at any time thereafter, the administrative agent under the Senior Secured Credit Agreement (the "Second Priority Administrative Agent"). References to the "Subordinated Lender" shall include each subsequent holder of the Subordinated [Note][Guarantee], each of whom agrees to the provisions hereof by its acceptance of the Subordinated [Note][Guarantee].

     Pursuant to the requirements of the Credit Agreement and the Senior Secured Credit Agreement, the [Issuer][Guarantor] has unconditionally guaranteed all Senior Debt arising under the Credit Agreement, the Designated Interest Rate Agreements and the Senior Secured Credit Agreement pursuant to the Senior Guarantees referred to below. The Senior Lenders have agreed to make loans to the Borrower and the LC Issuing Banks referred to in the Credit Agreement have agreed to issue letters of credit for the account of, among others, the Borrower, upon the terms and subject to the conditions specified in the Credit Agreement, and the Second Priority Lenders have agreed to accept notes under the Senior Secured Credit Agreement in partial satisfaction of their Senior Debt Claims (as defined therein), which in each case include the requirement that the [Issuer's][Guarantor's] obligations under the Subordinated [Note][Guarantee] be subordinated to its obligations under such Senior Guarantees as provided herein. The Subordinated Lender has extended credit to [the Issuer pursuant to, and upon the terms specified in, the Subordinated Note][a Vencor Unrestricted Subsidiary, which extension of credit is Guaranteed by the Guarantor pursuant to, and upon the terms specified in, the Subordinated Guarantee] (all obligations of the [Issuer][Guarantor] in respect of the Subordinated [Note][Guarantee], the "Subordinated Obligations"). The Subordinated Lender by its execution of this Attachment I agrees (for itself and its successors and assigns) to subordinate its rights under the Subordinated Obligations to the rights of the Lenders under the Senior Guarantees.

     Therefore, in consideration of these premises, the [Issuer][Guarantor] and the Subordinated Lender agree that the terms of the Subordinated
[Note][Guarantee] are hereby amended to incorporate the subordination provisions that follow:

     1. Agreement to Subordinate. The Subordinated Lender hereby agrees that [the Debt evidenced by the Subordinated Notes][the obligations of the Guarantor evidenced by the Subordinated Guarantee] shall be subordinated and junior in right of payment, to the extent and in the manner provided in this Attachment I, to the prior payment by the Guarantor of its obligations (the "Senior Guarantee Obligations") under the Vencor Guaranty Agreement and the Vencor Guaranty Agreement (as defined in the Senior Secured Credit Agreement)

(together, the "Senior Guarantees"). The subordination provisions in this Attachment I are for the benefit of and enforceable by holders of Senior Debt or their representatives.

      2. (a) The [Issuer][Guarantor] shall not make any payment of any Subordinated Obligations or any claim for rescission or damages in respect thereof and shall not repay, repurchase, redeem or otherwise retire any Subordinated Obligations (collectively, "pay the Subordinated Obligations") if at any time any Senior Debt has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

         (b) During the continuance of any default (other than a default of the type described in clause (a)) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the [Issuer][Guarantor] may not make any payment of any Subordinated Obligations for a period (a "Payment Blockage Period"):

               (i) commencing upon the receipt by the [Issuer][Guarantor] of written notice of default from any representative of holders of Senior Debt specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and

               (ii) ending 360 days thereafter (or earlier if the Payment Blockage Period is terminated (A) by written notice to the [Issuer][Guarantor] from such representative, (B) by repayment in full of such Senior Debt or (C) because the default giving rise to the Blockage Notice is no longer continuing).

     Subject to clause (a) and the preceding paragraph, unless the holders of such Senior Debt have accelerated the maturity of such Senior Debt, the [Issuer][Guarantor] may resume payments on the Subordinated Obligations after the Payment Blockage Period.

          (c) Not more than one Blockage Notice may be given in any consecutive 545-day period, irrespective of the number of defaults with respect to Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Debt whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Senior Debt, whether or not within a period of 545 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

          (d) The Subordinated Lender shall promptly notify the Administrative Agent and the Second Priority Administrative Agent of any default under the Subordinated [Note][Guarantee].

      3. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the [Issuer][Guarantor] to creditors upon a total or partial liquidation or a total or partial dissolution of the [Issuer][Guarantor] or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the [Issuer][Guarantor] or its property:

          (a) holders of Senior Debt are entitled to receive payment in full in cash of all amounts then due in respect of Senior Guarantee Obligations, including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding in respect of the Borrower or the [Issuer][Guarantor] at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "payment in full") before the Subordinated Lender will be entitled to receive any payment on account of the Subordinated Obligations; and

          (b) until the Senior Debt is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to holders of Senior Debt or their representatives as their interests may appear.

      4. Forbearance. (a) The Subordinated Lender agrees not to ask, demand, sue for or take or receive from the [Issuer][Guarantor] in cash or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations and agrees that in connection with any proceeding involving the Borrower or the [Issuer][Guarantor] under any Federal or state bankruptcy, insolvency, receivership or similar law (i) the Controlling Agent is irrevocably authorized and empowered (in its own name or in the name of the Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim after the Subordinated Lender has failed to make claims or proofs of claims in form and substance reasonably satisfactory to the Controlling Agent prior to the date which is 30 days before the relevant bar date, as the Controlling Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lenders and (ii) the Subordinated Lender shall duly and promptly take such action as the Controlling Agent may request to (A) collect amounts in respect of the Subordinated Obligations for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) execute and deliver to the Controlling Agent such irrevocable powers of attorney, assignments or other instruments as the Controlling Agent may request in order to enable the Controlling Agent to enforce any and all claims with respect to, and any security and other Liens securing payment of, the Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations. A copy of these subordination provisions may be filed with any court as evidence of the Controlling Agent's power and authority hereunder.

          (b) Without the prior written consent of the Controlling Agent, the [Issuer][Guarantor] will not give, or permit to be given, and the Subordinated Lender will not receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of the [Issuer][Guarantor] or any Affiliate of the [Issuer][Guarantor] (other than a Vencor Unrestricted Subsidiary) or (ii) any Guarantee (other than the Subordinated Guarantee), of any nature whatsoever, by the [Issuer][Guarantor] or any Affiliate of the [Issuer][Guarantor] (other than by a Vencor Unrestricted Subsidiary), of any Subordinated Obligations.

          (c) The Subordinated Lender waives the right to compel that the Collateral or any other property of the [Issuer][Guarantor] or the property of any Guarantor or any other Person be applied in any particular order to discharge the Senior Debt. The Subordinated Lender expressly waives the right to require the Lenders to proceed against the [Issuer][Guarantor], the Collateral or any Guarantor or any other Person, or to pursue any other remedy in any Lender's power which the Subordinated Lender cannot pursue and which would lighten the Subordinated Lender's burden, notwithstanding that the failure of any Lender to do so may thereby prejudice the Subordinated Lender. The Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Lenders reduced by any Lender's delay in proceeding against or enforcing any remedy against the [Issuer][Guarantor], the Collateral or any Guarantor or any other Person; by any Lender releasing the [Issuer][Guarantor], the Collateral or any Guarantor or any other Person from all or any part of the Senior Debt; or by the discharge of the [Issuer][Guarantor], the Collateral or any Guarantor or any other Person by operation of law or otherwise, with or without the intervention or omission of a Lender. Any Lender's vote to accept or reject any plan of reorganization relating to the [Issuer][Guarantor], the Collateral, or any Guarantor or any other Person, or any Lender's receipt on account of all or part of the Senior Debt of any cash, property, or securities distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of the Subordinated Lender hereunder to the Lenders.

          (d) The Subordinated Lender waives all rights and defenses arising out of an election of remedies by any Lenders, even though that election of remedies, including without limitation any nonjudicial foreclosure with respect to security for the Senior Debt, has impaired the value of the Subordinated Lender's rights of subrogation, reimbursement, or contribution against the [Issuer][Guarantor] or any Guarantor or any other Person. The Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to the [Issuer][Guarantor] or any Guarantor or any other Person with respect to the Senior Debt pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor's indebtedness upon judicial or nonjudicial foreclosure of real property or personal property Collateral for the Senior Debt.

          (e) The Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Debt made by a Lender may be rescinded in whole or in part by the Lender, and any Senior Debt may be continued, and the Senior Debt, or the liability of the Borrower, the [Issuer][Guarantor] or any other Guarantor or any other party upon or for any part thereof, or any Collateral or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, by the Lenders, in each case without notice to or further assent by the Subordinated Lender, which will remain bound under these subordination provisions and without impairing, abridging, releasing or affecting the subordination provided for herein.

      5. When distribution must be paid over. If a payment or other distribution is made on account of the Subordinated Obligations to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for holders of Senior Debt or their representatives and pay it over to them as their interests may appear.

      6. Subrogation. A distribution made under these subordination provisions to holders of Senior Debt which otherwise would have been made to the Subordinated Lender is not, as between the [Issuer][Guarantor] and the Subordinated Lender, a payment by the [Issuer][Guarantor] on its Senior Guarantee Obligations. After all Senior Guarantee Obligations are paid in full the Subordinated Lender will be subrogated to the rights of holders of Senior Debt to receive payments in respect of Senior Guarantee Obligations, which, to the extent received by the Subordinated Lender, do not constitute, as between the [Issuer][Guarantor] and the Subordinated Lender, payments by the [Issuer][Guarantor] on any Subordinated Obligation.

      7. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of the Subordinated Lender and holders of Senior Debt and do not impair, as between the [Issuer][Guarantor] and the Subordinated Lender, the obligation of [Issuer][Guarantor], which is absolute and unconditional, to pay to the Subordinated Lender the Subordinated Obligations in accordance with their terms. The failure to make a payment pursuant to the Subordinated Obligations does not prevent the occurrence of a default, nor do these subordination provisions have any effect on the right of the Subordinated Lender to exercise its remedies upon a default, subject to the rights of holders of Senior Debt, if any, to receive distributions otherwise payable to the Subordinated Lender under this Attachment I.

      8. Subordination May Not Be Impaired by the [Issuer][Guarantor]. No right of any holder of Senior Debt to enforce the subordination as provided herein will be impaired by any act or failure to act by the [Issuer][Guarantor] or by its failure to comply with these provisions.

      9. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to the Controlling Agent, with a copy of any such notice to the Administrative Agent or the Second Priority Administrative Agent if it is not the same person as the Controlling Agent. Notices or consents under this Agreement from holders of Senior Debt under the Credit Agreement may be given only by the Administrative Agent and from holders of Senior Debt under the Senior Secured Credit Agreement may be given only by the Second Priority Administrative Agent. If conflicting notices, instructions, requests, consents or other communications are received from the Administrative Agent and the Second Priority Administrative Agent, the notice, instruction, request or consent or other communication from the Administrative Agent shall prevail.

     10. Reliance by Holders of Senior Debt on Subordination Provisions; No Waiver. (a) Each Subordinated Lender by accepting the Subordinated [Note][Guarantee] acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether created or acquired before or after the issuance of the Subordinated [Note][Guarantee], to acquire or to hold such Senior Debt, and each holder of Senior Debt will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

          (b) The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of holders of Senior Debt under these subordination provisions, do any of the following:

               (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or the Senior Guarantee Obligations or any instrument evidencing the same or any agreement under which Senior Debt or the Senior Guarantee Obligations is outstanding or secured;

               (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt or the Senior Guarantee Obligations;

               (iii) release any Person liable in any manner for the payment of Senior Debt or the Senior Guarantee Obligations; or

               (iv) exercise or refrain from exercising any rights against the [Issuer][Guarantor] and any other Person.

     11. Waiver of Claims. (a) To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against any Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Lender or its directors, officers, employees or agents (including, without limitation, the Collateral Agent, the Administrative Agent, the Senior Secured Administrative Agent and the Senior Secured Collateral Agent) with respect to any exercise of rights or remedies under the loan documents relating to the Senior Debt or any transaction relating to the Collateral. Neither the Lenders nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, the [Issuer][Guarantor], or any of the Subsidiaries or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof or any Guarantee.

          (b) The Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Lenders to marshal assets for the benefit of the Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of Collateral or enforcement of loan documents relating to the Senior Debt or the Senior Guarantee Obligations. The Lenders are under no duty or obligation, and the Subordinated Lender hereby waives any right it may have to compel the Lenders, to pursue any Guarantor or other Person who may be liable for the Senior Debt, or to enforce any Lien or Security Interest in any Collateral.

          (c) The Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Debt could exercise.

          (d) The Subordinated Lender hereby waives any duty on the part of the Lenders to disclose to the Subordinated Lender any fact known or hereafter known by the Lenders relating to the operation or financial condition of the Borrower, the [Issuer][Guarantor] or any Guarantor, or their respective businesses. The Subordinated Lender accepts the Subordinated [Note][Guarantee] based solely upon its independent knowledge of the Borrower's, the [Issuer's][Guarantor's] and the Subsidiaries' financial condition and business and the Subordinated Lender assumes responsibility for obtaining any further or future information with respect to the Borrower, the [Issuer][Guarantor] and the Subsidiaries or their financial condition or business.

     12. Further Assurances. The Subordinated Lender and the [Issuer][Guarantor] at their own expense and at any time from time to time, upon the written request of the Controlling Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Controlling Agent may reasonably request for the purposes of obtaining or preserving the full benefits of these subordination provisions and of the rights and powers herein granted.

     13. Powers Coupled with an Interest. All powers, authorizations and agencies contained in these subordination provisions are coupled with an interest and are irrevocable until the Senior Debt is paid in full.

     14. Notices. All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 11.01 of the Credit Agreement or Section 12.01 of the Senior Secured Credit Agreement. The notice information address for the Subordinated Lender is:

     _____________________________________

     _____________________________________

     _____________________________________


     ; and the notice information address for the [Issuer][Guarantor] is:

     _____________________________________

     _____________________________________

     _____________________________________.

     15. Severability. Any provision of this Attachment I which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of these subordination provisions may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Controlling Agent, the [Issuer][Guarantor] and the Subordinated Lender; provided that any provision of these subordination provisions may be waived by the Lenders in a letter or agreement executed by each Lender or by facsimile transmission from each Lender.

          (b) No failure to exercise, nor any delay in exercising, on the part of the Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     17. Section Headings. The section headings used in these subordination provisions are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE SUBORDINATED [NOTE][GUARANTEE] OR THIS ATTACHMENT I. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT UNDERSTANDS AND HAS SPECIFICALLY AGREED TO THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

     19. Jurisdiction; Consent to Service of Process. THE SUBORDINATED [NOTE][GUARANTEE] AND THIS ATTACHMENT I AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER AND HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE JURISDICTION OF THE COURT, EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS ATTACHMENT I. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the undersigned have executed this Attachment I as of this ______ day of ______, 200__.

                               BY: [SUBORDINATED LENDER]


                                   By:______________________________________
                                   Name:
                                   Title:


                               By: VENCOR, INC.
                                   (to be renamed Kindred Healthcare, Inc.)


                                   By:______________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT K

                             ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

     IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Assignment and Assumption.
                -------------------------

     (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Financing Documents with respect to Assignor's outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Financing Documents with respect to any outstanding Loans (the "Assigned Share").

     (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

     (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Loans and the Percentage of Assignee after giving effect to the assignment and assumption described above.

     (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Financing Documents, and shall be deemed to have made all of the covenants and agreements contained in the Financing Documents, arising out of or otherwise related to the Assigned Share and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of the Issuer, Vencor, the Administrative Agent, the Assignor and the Lenders and their respective successors and permitted assigns.

     (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the outstanding Loans shall have no effect on the Loans and the Percentage of Assignee set forth in
Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by the Administrative Agent under the Financing Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

     SECTION 2. Certain Representations, Warranties and Agreements.
                --------------------------------------------------

     (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

     (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of the

Issuer or any of the Guarantors to Assignor or Assignee in connection with the Financing Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Issuer or any other Person liable for the payments of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreement contained in any of the Financing Documents or as to the existence or possible existence of any Event of Default or Default.

     (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account and not with any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

     (d) Assignee represents and warrants that it has received from Assignor such financial information regarding the Issuer and the Guarantors as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of the Issuer and the Guarantors in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of the Issuer and the Guarantors. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

     (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

     SECTION 3. Miscellaneous.
                -------------

     (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

     (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

     (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of Section 12.01 of the Credit Agreement.

     (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     (e) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

     (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of such when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 12.06(c) of the Credit Agreement, (iii) in the event Assignee is organized under the laws of a jurisdiction outside the United States, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 12.06(c), (iv) if required, the execution of a counterpart hereof by Administrative Agent as evidence of its consent to and acceptance hereof, (v) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and
(vi) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 12.06(c) of the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.


               [Remainder of page intentionally left blank]

                               SCHEDULE OF TERMS

1.   Issuer: Vencor Operating, Inc. (to be renamed Kindred Healthcare Operating,
     ------
     Inc.) (the "Issuer").

2.   Name and Date of Credit Agreement: Credit Agreement Providing for the
     ---------------------------------
     Issuance of $300,000,000 Senior Secured Notes due 2008 dated as of April 20, 2001 by and among the Issuer, Vencor, Inc. (to be renamed Kindred Healthcare, Inc.) ("Vencor"), the Lenders party thereto, and Morgan Guaranty Trust Company of New York, as Collateral Agent and Administrative Agent.

3.   Amounts:
     -------
                                                               Loans
                                                               -----

     (a)  Aggregate Loans of all Lenders:                      $_____
     (b)  Assigned Share/Percentage:                            _____%
     (c)  Amount of Assigned Share of Loans                    $_____

4.   Settlement Date: __________, ____
     ---------------

5.   Payment Instructions:
     --------------------

     ASSIGNOR:                            ASSIGNEE:

     _______________________________      _______________________________

     _______________________________      _______________________________

     _______________________________      _______________________________

     Attention:_____________________      Attention:_____________________
     Reference:_____________________      Reference:_____________________

6.   Notice Addresses:
     ----------------

     ASSIGNOR:                            ASSIGNEE:

     _______________________________      _______________________________

     _______________________________      _______________________________

     _______________________________      _______________________________

     _______________________________      _______________________________

7.   Signatures:
     ----------

 [NAME OF ASSIGNOR],                       [NAME OF ASSIGNEE],
 as Assignor                               as Assignee

 By:______________________                 By:______________________
 Title:______________________              Title:______________________



[Consented to and accepted in accordance with subsection 12.06(c) of the Credit Agreement

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK,
as Administrative Agent

By:_______________________
Title:______________________]